UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

RENOVARO BIOSCIENCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required

☒ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

RENOVARO BIOSCIENCES INC.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2024

Dear Stockholder:

You are invited to attend a special meeting of the stockholders of Renovaro Biosciences Inc., a Delaware corporation (“Renovaro”), which will be held on Thursday, January 25, 2024, at 12:00 p.m., Eastern Standard Time (the “Special Meeting”), at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131, unless postponed or adjourned to a later date. The Special Meeting is an important meeting that will impact your investment in Renovaro.

On September 28, 2023, Renovaro entered into a Stock Purchase Agreement, dated September 28, 2023, as amended on December 20, 2023 (the “Stock Purchase Agreement”), with GEDi Cube Intl Ltd., a private company formed under the laws of England and Wales (“GEDi Cube”), the other sellers party thereto (together with the other shareholders of GEDi Cube who deliver to Renovaro a joinder to the Stock Purchase Agreement, the “Sellers” and each, a “Seller”), and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta, in its capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Renovaro will acquire all of the issued and outstanding shares and other equity interests of GEDi Cube from the Sellers after which GEDi Cube will become a wholly-owned subsidiary of Renovaro (the “Transaction”).

Under the terms of the Stock Purchase Agreement, at the effective time of the Transaction (the “Effective Time”), the Sellers will sell and transfer to Renovaro all of the equity interests of GEDi Cube (each, a “GEDi Cube Share”) owned by Sellers that are issued and outstanding as of immediately prior to the Effective Time in exchange for (i) an aggregate number of shares of common stock, par value $0.0001 per share, of Renovaro (“Common Stock”) equal to a specified percentage of the shares of Common Stock issued and outstanding as of the Effective Time (minus (a) 1 million shares of Common Stock issued to a consultant assisting with the Transaction and (b) 1 million shares of Common Stock issued to Avram Miller prior to the Closing pursuant to his Advisory Agreement, dated October 11, 2023, by and between Mr. Miller and Renovaro (the “Miller Consulting Agreement”)), which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time (the “Closing Consideration”), and (ii) the right to receive earn-out shares of Common Stock to be issued pro rata to the Sellers upon the exercise or conversion of any of Renovaro’s derivative securities (subject to certain exceptions) which are outstanding at the Effective Time (the “Earnout Shares”). For a complete description of how the Closing Consideration and Earnout Shares will be determined, see “The Stock Purchase Agreement—Exchange Consideration” in the accompanying proxy statement. Based on the number of shares of Common Stock outstanding as of December 29, 2023 and the terms of the Stock Purchase Agreement governing the determination of the Closing Consideration, Renovaro estimates that, immediately following the closing of the Transaction, the Sellers will own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares). In addition, following the closing of the Transaction, Renovaro will change its name to “Renovaro AI,” or such other name as mutually agreed by Renovaro and GEDi Cube.

At the Effective Time of the Transaction, the Board of Directors of Renovaro (the “Renovaro Board”) is expected to include Mark R. Dybul, as Chief Executive Officer of Renovaro, four of the other existing directors of Renovaro, three of whom must qualify as independent directors under the rules of The Nasdaq Stock Market (“Nasdaq”), and four persons designated by GEDi Cube, two of whom shall qualify as independent directors under the Nasdaq rules.

2

The Common Stock is currently listed on Nasdaq under the symbol “RENB.” After the closing of the Transaction, Renovaro expects that its Common Stock will continue trading on Nasdaq under the symbol “RENB.”

At the Special Meeting, the stockholders of Renovaro will be asked to consider and vote on the following matters, as more fully described in the accompanying proxy statement:

●	To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock pursuant to the Stock Purchase Agreement (the “Share Issuance Proposal”), which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement;

●	To approve an amendment to Renovaro’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the total number of authorized shares of capital stock of Renovaro from one hundred ten million (110,000,000) to three hundred sixty million (360,000,000) and to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000) (the “Authorized Share Proposal”), which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement;

●	To approve a decrease in the exercise price of the outstanding stock options held by Renovaro’s employees and consultants granted pursuant to the Enochian BioSciences Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan (the “2023 Plan” and, together with the 2019 Plan, the “Plans”) with current exercise prices above the closing price of the Common Stock as reported on Nasdaq on the date of the closing of the Transaction to such reported closing price, as required by Nasdaq Listing Rule 5635 and the terms of the Plans (the “Repricing Proposal”);

●	To approve an amendment to the 2023 Plan to increase the number of shares of Common Stock available for awards under the 2023 Plan by five million (5,000,000) shares (the “2023 Plan Amendment Proposal”);and

●	To adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to approve any one or more of the matters identified above for consideration at the Special Meeting (the “Adjournment Proposal”).

After careful consideration, the Renovaro Board unanimously approved the Stock Purchase Agreement, the Transaction and each of the proposals referred to above, and has determined that they are advisable, fair and in the best interests of Renovaro’s stockholders. Accordingly, the Renovaro Board unanimously recommends that Renovaro’s stockholders vote “FOR” the Share Issuance Proposal, “FOR” the Authorized Share Proposal, “FOR” the Repricing Proposal, “FOR” the 2023 Plan Amendment Proposal and “FOR” the Adjournment Proposal.

More information about Renovaro, GEDi Cube, the Stock Purchase Agreement, the Transaction and the proposals referred to above is contained in the accompanying proxy statement. Renovaro urges you to read the accompanying proxy statement carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 22.

3

The Renovaro Board fixed December 29, 2023, as the record date (the “Record Date”) for the Special Meeting. Only holders of record of shares of Common Stock and shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of Renovaro (“Series A Preferred Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, Renovaro had 67,224,089 shares of Common Stock outstanding and entitled to vote at the Special Meeting and 561,010 shares of Series A Preferred Stock outstanding and entitled to vote at the Special Meeting. Each holder of record of shares of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. Each holder of record of shares of Series A Preferred Stock on the Record Date will be entitled to ten (10) votes for each share held on all matters to be voted upon at the Special Meeting.

Whether or not you plan to attend the Special Meeting, Renovaro encourages you to vote as soon as possible to ensure that your shares are represented at the Special Meeting. The accompanying proxy statement explains more about proxy voting, so please read it carefully. Please complete, date, sign and return the accompanying proxy card in the enclosed envelope or vote online or by telephone using the instructions included on the proxy card, to ensure the presence of a quorum at the Special Meeting. Even if you have voted by proxy, and you attend the Special Meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you will not be permitted to vote in person at the Special Meeting unless you first obtain a legal proxy issued in your name from the record holder.

The proxy statement is dated January 3, 2024 and is expected to be first mailed to stockholders of Renovaro on or about January 4, 2024. The proxy statement is available at http://www.viewproxy.com/Renovaro/2024.

Renovaro is excited about the opportunities that the Transaction brings to Renovaro’s stockholders and thanks you for your consideration and continued support.

Sincerely,

/s/ Mark R. Dybul
Mark R. Dybul
Chief Executive Officer and Director

January 3, 2024

4

5

THE STOCK PURCHASE AGREEMENT	64
The Transaction and Effective Time of the Transaction	64
Exchange Consideration	64
Board of Directors and Officers of the Combined Company	65
Representations and Warranties	66
Covenants; Conduct of Business Pending the Transaction	67
Additional Agreements	69
Exclusivity	70
Renovaro Special Meeting and Proxy Statement	71
Indemnification and Insurance of Directors and Officers	71
Conditions to Completion of the Transaction	71
Indemnification	73
Termination	74
Fees and Expenses	75

AGREEMENTS RELATED TO THE TRANSACTION	76

MATTERS BEING SUBMITTED TO A VOTE OF RENOVARO’S STOCKHOLDERS	77
PROPOSAL 1: Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635	77
PROPOSAL 2: Approval of Amendment to Renovaro’s Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro	78
PROPOSAL 3: Approval of the Repricing of Outstanding Stock Options Granted under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan	79
PROPOSAL 4: Approval of Amendment to the Renovaro Biosciences Inc. 2023 Equity Incentive Plan to Authorize 5,000,000 Additional Shares	83
PROPOSAL 5: Approval of Possible Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies	90

RENOVARO’S BUSINESS	91

GEDI CUBE’S BUSINESS	106

RENOVARO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	116

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	117

GEDI CUBE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	118

6

7

RENOVARO BIOSCIENCES INC.

PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2024

Renovaro Biosciences Inc. (“we,” “us,” “our,” “Renovaro,” or the “Company”) is providing these proxy materials in connection with the special meeting of Renovaro stockholders to be held on Thursday, January 25, 2024, at 12:00 p.m., Eastern Standard Time (the “Special Meeting”), at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131, unless postponed or adjourned to a later date. This proxy statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Special Meeting. The following section provides answers to frequently asked questions about the Special Meeting and the Transaction (as defined below). This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections. Renovaro urges its stockholders to read this document in its entirety prior to making any decision.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE TRANSACTION

Q:	What is the Transaction?

A:

On September 28, 2023, Renovaro entered into a Stock Purchase Agreement, dated September 28, 2023 (the “Stock Purchase Agreement”), with GEDi Cube Intl Ltd., a private company formed under the laws of England and Wales (“GEDi Cube”), the other sellers party thereto (together with the other shareholders of GEDi Cube who deliver to Renovaro a joinder to the Stock Purchase Agreement, the “Sellers” and each, a “Seller”), and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta, in its capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Renovaro will acquire all of the issued and outstanding shares and other equity interests of GEDi Cube from the Sellers after which GEDi Cube will become a wholly-owned subsidiary of Renovaro (the “Transaction”).

Under the terms of the Stock Purchase Agreement, at the effective time of the Transaction (the “Effective Time”), the Sellers will sell and transfer to Renovaro all of the equity interests of GEDi Cube (each, a “GEDi Cube Share”) owned by Sellers that are issued and outstanding as of immediately prior to the Effective Time in exchange for (i) an aggregate number of shares of common stock, par value $0.0001 per share, of Renovaro (“Common Stock”) equal to a specified percentage of the shares of Common Stock issued and outstanding as of the Effective Time (minus (a) 1 million shares of Common Stock issued to a consultant assisting with the Transaction and (b) 1 million shares of Common Stock issued to Avram Miller prior to the Closing pursuant to his Advisory Agreement, dated October 11, 2023, by and between Mr. Miller and Renovaro (the “Miller Consulting Agreement”)), which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time (the “Closing Consideration”), and (ii) the right to receive earn-out shares of Common Stock to be issued pro rata to the Sellers upon the exercise or conversion of any of Renovaro’s derivative securities (subject to certain exceptions) which are outstanding at the Effective Time (the “Earnout Shares” and, together with the Closing Consideration, the “Exchange Consideration”). For a complete description of how the Closing Consideration and Earnout Shares will be determined, see “The Stock Purchase Agreement—Exchange Consideration” in the accompanying proxy statement. Based on the number of shares of Common Stock outstanding as of December 29, 2023 and the terms of the Stock Purchase Agreement governing the determination of the Closing Consideration, Renovaro estimates that, immediately following the closing of the Transaction (the “Closing”), the Sellers will own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares).

Following the consummation of the Transaction, Renovaro will change its name to “Renovaro AI,” or such other name as mutually agreed by Renovaro and GEDi Cube. Renovaro expects that, following consummation of the Transaction, the Common Stock will continue trading on The Nasdaq Stock Market (“Nasdaq”) under the symbol “RENB.”

References to the “combined company” in this proxy statement are references to Renovaro following the Closing. For a more complete description of the Transaction and the Exchange Consideration, please see the section titled “The Stock Purchase Agreement” in this proxy statement.

8

Q:	Why is Renovaro proposing to acquire GEDi Cube?

A:

GEDi Cube is an artificial intelligence (“AI”) medical technology company. If completed, the Transaction will result in a combined company that will offer advanced early diagnosis and early identification of recurring cancer as well as potential therapies for several critical diseases such as pancreatic cancer and other solid tumors with poor life expectancy. It is expected that the combined company will have a unique advantage: Renovaro’s pre-clinical and clinical trial data could be utilized to accelerate GEDi Cube’s AI capabilities that, in turn, could potentially help to accelerate Renovaro’s development of potential new therapies. AI will be used to advance the fields of diagnosis and treatment with the aim of redefining the future of medicine.

For a more complete description of the reasons for the Transaction, please see the sections titled “The Transaction—Reasons for the Transaction” beginning on page 57 of this proxy statement.

Q:	What is required to consummate the Transaction?

A:

The consummation of the Transaction is subject to a number of closing conditions, including the conditions that the Renovaro stockholders approve the issuance of shares of Common Stock in the Transaction under Nasdaq Listing Rule 5635 and the amendment of the Certificate of Incorporation of Renovaro, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock to allow for the issuance of shares of Common Stock under the Stock Purchase Agreement.

For a more complete description of the closing conditions under the Stock Purchase Agreement, please see the section titled “The Stock Purchase Agreement—Conditions to Completion of the Transaction” beginning on page 71 of the proxy statement.

Q:	Are there any federal or state regulatory requirements that must be complied with or federal or state regulatory approvals or clearances that must be obtained in connection with the Transaction?

A:	Neither Renovaro nor GEDi Cube is required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Transaction. In the United States, Renovaro must comply with applicable federal and state securities laws and the Nasdaq rules in connection with the issuance of shares of Common Stock in the Transaction, including the filing with the U.S. Securities and Exchange Commission (the “SEC”) of this proxy statement and the required Renovaro stockholder approval for the issuance of shares of Common Stock under the Stock Purchase Agreement under Nasdaq Listing Rule 5635 and the repricing of outstanding stock options under the Enochian BioSciences Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan (the “2023 Plan” and, together with the 2019 Plan, the “Plans”) under Nasdaq Listing Rule 5635.

Q:	Why am I receiving these proxy materials?

A:

You are receiving this proxy statement because you have been identified as a stockholder of Renovaro as of December 29, 2023, the record date for the Special Meeting, and you are entitled to vote to approve the matters set forth herein. The Board of Directors of Renovaro (the “Renovaro Board”) is soliciting your proxy to vote at the Special Meeting, which is to be held on Thursday, January 25, 2024, at 12:00 p.m., Eastern Standard Time, at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131 or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. This proxy statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.

In addition, you are receiving copies of our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as filed with the SEC on October 2, 2023 (the “Renovaro 2023 Form 10-K”), and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, as filed with the SEC on November 14, 2023 (the “Renovaro First Quarter 2024 Form 10-Q”), along with this proxy statement. Such reports include Renovaro’s audited consolidated financial statements for the fiscal years ended June 30, 2023 and June 30, 2022 and Renovaro’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2023 and certain other financial information, which are incorporated by reference herein. See “Information Incorporated by Reference” for further information.

If you are a stockholder of Renovaro as of the record date and have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or over the telephone, as described below.

9

Q:	What is a proxy?

A:	The Renovaro Board is asking for your proxy. This means you authorize persons selected by us to vote your shares at the Special Meeting in the way that you instruct. All shares represented by valid proxies received before the Special Meeting will be voted in accordance with the stockholder’s specific voting instructions.

Q:	What proposals will be voted on at the Special Meeting?

A:

Pursuant to the terms of the Stock Purchase Agreement, the following proposals must be approved by the Renovaro stockholders at the Special Meeting to consummate the Transaction:

●     Proposal 1: To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock pursuant to the Stock Purchase Agreement (the “Share Issuance Proposal”); and

●     Proposal 2: To approve an amendment to the Certificate of Incorporation to increase the total number of authorized shares of capital stock of Renovaro from one hundred ten million (110,000,000) to three hundred sixty million (360,000,000) and to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000) (the “Authorized Share Proposal”).

The Transaction and the issuance of the shares of Common Stock in the Transaction will not be consummated unless the Share Issuance Proposal and the Authorized Share Proposal are approved by the Renovaro stockholders.

In addition to the proposals listed above, the Renovaro stockholders will be asked to approve the following proposals at the Special Meeting:

●     Proposal 3: To approve a decrease in the exercise price of the outstanding stock options held by Renovaro’s employees and consultants granted pursuant to the Plans with current exercise prices above the closing price of the Common Stock as reported on Nasdaq on the date of the Closing to such reported closing price, as required by Nasdaq Listing Rule 5635 and the terms of the Plans (the “Repricing Proposal”);

●     Proposal 4: To approve an amendment to the 2023 Plan to increase the number of shares of Common Stock available for awards under the 2023 Plan by five million (5,000,000) shares (the “2023 Plan Amendment Proposal”); and

●     Proposal 5: To adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to approve any one or more of the matters identified above for consideration at the Special Meeting (the “Adjournment Proposal”).

The Renovaro Board is not aware of any other matters to be brought before the Special Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

10

Q:	When and where will the Special Meeting take place?

A:	The Special Meeting will be held on Thursday, January 25, 2024, at 12:00 p.m, Eastern Standard Time. The Special Meeting will be held at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131. Subject to space availability, all Renovaro stockholders as of the Record Date (as defined below), or their duly appointed proxies, may attend the Special Meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Renovaro’s Board of Directors fixed December 29, 2023 as the record date (the “Record Date”) for the Special Meeting. Only holders of record of shares of Common Stock or shares of Series A Convertible Preferred Stock, par value $0.0001 per share, of Renovaro (“Series A Preferred Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. The notice of the Special Meeting, proxy statement and form of proxy are first expected to be mailed to stockholders on or about January 4, 2024.

A stockholder of record as of the Record Date will be able to attend the Special Meeting and vote during the Special Meeting in person. Even if you plan to attend the Special Meeting in person, Renovaro requests that you sign and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

Beneficial owners of Common Stock or Series A Preferred Stock who are not stockholders of record are also invited to attend the Special Meeting. However, beneficial owners may not vote during the Special Meeting unless they have obtained a legal proxy from the bank, broker or other nominee that holds their shares, giving them the right to vote at the Special Meeting.

At the close of business on the Record Date, Renovaro had 67,224,089 shares of Common Stock outstanding and entitled to vote at the Special Meeting and 561,010 shares of Series A Preferred Stock outstanding and entitled to vote at the Special Meeting. Each holder of record of shares of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting. Each holder of record of shares of Series A Preferred Stock on the Record Date will be entitled to ten (10) votes for each share held on all matters to be voted upon at the Special Meeting.

Q:	What is a stockholder of record?

A:	A stockholder of record is a stockholder whose ownership of our Common Stock or Series A Preferred Stock is reflected directly on the books and records of our transfer agent, Securities Transfer Corporation. If you hold stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record is your bank, broker or similar organization. We only have access to stock ownership information for stockholders of record. As described below, if you are not a stockholder of record, you will not be able to vote your shares unless you have a proxy from the stockholder of record authorizing you to vote your shares.

Q:	What are the quorum requirements for the Special Meeting?

A:	The presence in person or by proxy of at least one-third (1/3) of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting constitutes a quorum. Your shares will be counted as present at the Special Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote at the Special Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

11

Q:	How can I find out the results of the voting at the Special Meeting?

A:	Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four (4) business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four (4) business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What vote is required to approve the proposals to be presented at the Special Meeting?

A:

Provided a quorum is present at the Special Meeting:

●     each of Proposal 1 and Proposal 3 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by Nasdaq Listing Rule 5635;

●     each of Proposal 2 and Proposal 4 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by the General Corporation Law of the State of Delaware; and

●      Proposal 5 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by the By-laws of Renovaro, as amended (the “By-laws”).

The approval of Proposals 1 and 2 is a condition to the consummation of the Transaction pursuant to the Stock Purchase Agreement.

Pursuant to the terms of the Series A Preferred Stock, the holders of Series A Preferred Stock will vote together with the holders of Common Stock, as a single class, on all matters to be presented to the Renovaro stockholders at the Special Meeting.

For each of the Proposals 1, 2, 3, 4 and 5, broker non-votes, if any, and a properly marked “ABSTAIN” with respect to any such matter will not be voted “for” or “against,” and will not be counted as a vote cast for purposes of determining the number of votes cast with respect to such proposals. Accordingly, broker non-votes and abstentions will not be considered as a vote cast with respect to such matters.

Q:	What are the Renovaro Board’s voting recommendations?

A:	The Renovaro Board recommends that you vote your shares:

●	“FOR” the Share Issuance Proposal;

●	“FOR” the Authorized Share Proposal;

●	“FOR” the Repricing Proposal;

12

●	“FOR” the 2023 Plan Amendment Proposal; and

●	“FOR” the Adjournment Proposal.

Q:	How do I vote?

A:	You may vote by any of the following methods:

If you are a registered holder:

●	By Internet or telephone. You may vote over the Internet at www.AALvote.com/RENBSM or vote by telephone at 1-866-804-9616. Please see your proxy card for voting instructions.

●	By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.

●	During the Special Meeting. You may vote by attending the Special Meeting and voting in person.

If you are a beneficial owner of shares held in “street name”:

●	You may vote by following the voting instructions provided to you by your bank or broker.

Q:	How can I change or revoke my vote?

●	Stockholders of record. You may change or revoke your vote as follows:

●	by submitting a written notice of revocation to our Secretary at our principal executive office, Attention: Luisa Puche, Chief Financial Officer and Corporate Secretary;

●	by timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or Internet voting system; or

●	by attending the Special Meeting and voting in person. For all methods of voting, the last vote cast will supersede all previous votes.

●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Renovaro Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Special Meeting.

13

Beneficial owners of shares held in street name. If you are a beneficial owner of shares held in street name and do not provide the broker or other nominee that holds your shares with specific voting instructions, the nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters under applicable stock exchange rules. If the nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:	All proposals to be presented at the Special Meeting are considered to be non-routine matters under applicable stock exchange rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on each of the proposals to be presented at the Special Meeting.

Q:	How are proxies solicited and what is the cost?

A:	We will bear all expenses incurred in connection with the solicitation of proxies for the Special Meeting. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, email or in person without compensation. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:	What should I do if I have questions regarding the Special Meeting?

A:	If you have any questions about the Special Meeting or would like additional copies of any of the documents referred to in this proxy statement, you should email our Investor Relations department at ir@renovarobio.com.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of election for the Special Meeting, who will separately count votes “For”, “Withhold”, “Against”, abstentions, and if applicable, broker non-votes applicable for each proposal.

14

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Transaction and the other proposals being considered at the Special Meeting, you should read this entire proxy statement carefully, including the materials attached as annexes, as well as other documents referred to or incorporated by reference herein. This proxy statement also incorporates by reference certain information from the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q, copies of which have been delivered together with this proxy statement. You can obtain additional copies of these report and the other documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement titled “Where You Can Find More Information”.

The Companies

Renovaro Biosciences Inc.

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(305) 918-1980

Renovaro is a biotechnology company committed to developing advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, and potentially to treat or cure serious infectious diseases such as Human Immunodeficiency Virus (HIV) and Hepatitis B virus (HBV) infection. Renovaro has developed advanced cell, gene and immunotherapy platforms designed to renew the body’s natural tumor-fighting capabilities against cancer and infectious diseases. Renovaro expects to begin human Phase 1/2 clinical trials of its leading candidate for pancreatic cancer and other solid tumors with poor life expectancy by the second half of 2024.

GEDi Cube, Intl Ltd.

71-75 Shelton Street

Covent Garden

London

WC2H 9JQ

GEDi Cube is pioneering a multi-modal approach for the early detection of cancer and its recurrence involving blood biopsies, imaging and multi-omic analysis. GEDi Cube has a strategic partnership with Nvidia Corporation (NASDAQ: NVDA), the leader in semiconductors for AI. GEDi Cube has been developing its innovative technologies over the last decade and has already validated early diagnosis of lung cancer in humans at a leading university hospital. GEDi Cube has also validated technology to target 12 additional cancers, including pancreatic and breast cancer.

The Transaction (see page 54)

Under the Stock Purchase Agreement, Renovaro will acquire all of the issued and outstanding shares and other equity interests of GEDi Cube from the Sellers after which GEDi Cube will become a wholly-owned subsidiary of Renovaro. Subject to the terms and conditions of the Stock Purchase Agreement, at the Effective Time, the Sellers will sell and transfer to Renovaro all of GEDi Cube Shares owned by Sellers that are issued and outstanding as of immediately prior to the Effective Time in exchange for (i) the Closing Consideration and (ii) the right to receive Earnout Shares. Following the Closing, Renovaro will change its name to “Renovaro AI,” or such other name as mutually agreed by Renovaro and GEDi Cube. Based on the number of shares of Common Stock outstanding as of December 29, 2023 and the terms of the Stock Purchase Agreement governing the determination of the Closing Consideration, Renovaro estimates that, immediately following the Closing, the Sellers will own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares). References to the “combined company” in this proxy statement are references to Renovaro following the consummation of the Transaction.

15

Renovaro expects the Transaction to close during the first half of calendar year 2024, subject to satisfying certain closing conditions.

Reasons for the Transaction (see page 57)

Renovaro anticipates that the Transaction will result in a combined company that will offer advanced early diagnosis and early identification of recurring cancer as well as potential therapies for several critical diseases such as pancreatic cancer and other solid tumors with poor life expectancy. The combined company is also expected to have a unique advantage of the potential utilization of Renovaro’s pre-clinical and clinical trial data to accelerate GEDi Cube’s AI capabilities that, in turn, could potentially help to accelerate Renovaro’s development of potential new therapies. AI will be used by the combined company to advance the fields of diagnosis and treatment with the aim of redefining the future of medicine.

For a more complete description of the factors on which the Renovaro Board based its decision to approve the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, please see the section titled “The Transaction -- Reasons for the Transaction” in this proxy statement.

The Stock Purchase Agreement (see page 64)

Exchange Consideration

If the Transaction is consummated, Renovaro will acquire from the Sellers all of the issued and outstanding GEDi Cube Shares. In exchange therefor and subject to the terms and conditions of the Stock Purchase Agreement, at the Effective Time, the Sellers shall become entitled to receive from Renovaro (i) an aggregate number of shares of Common Stock equal to a specified percentage of the shares of Common Stock issued and outstanding as of the Effective Time (minus (a) 1 million shares of Common Stock issued to a consultant assisting with the Transaction and (b) 1 million shares of Common Stock issued to Avram Miller prior to the Closing pursuant to the Miller Consulting Agreement), which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time (which is referred to herein as the “Closing Consideration”), and (ii) earn-out shares of Common Stock to be issued pro rata to the Sellers upon the exercise or conversion of any of Renovaro’s derivative securities (subject to certain exceptions) which are outstanding at the Effective Time (which is referred to herein as the “Earnout Shares” and, together with the Closing Consideration, the “Exchange Consideration”). The aggregate number of Earnout Shares to be issued to the Sellers will be equal to a percentage of the shares of Common Stock issued upon exercise or conversion of Renovaro’s derivative securities, which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time.

Each Seller will receive its pro rata portion of the Exchange Consideration based on such Seller’s pro rata ownership of the GEDi Cube Shares transferred to Renovaro. No fractional shares of Common Stock will be issued in connection with the Transaction, and no cash will be paid for fractional shares. Any fractional shares of Common Stock that a Seller would otherwise be entitled to receive will be rounded down to the nearest whole share.

Immediately following the Closing, the Sellers are expected to own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares).

Conditions to Completion of the Transaction

The obligation of Renovaro, on the one hand, and the Sellers and GEDi Cube, on the other hand, to consummate the Transaction is subject to certain customary conditions, unless otherwise waived, including the following:

16

●	approval of Proposals 1 and 2 by the Renovaro stockholders;

●	amendment of the Certificate of Incorporation to reflect the amendment contemplated by Proposal 2;

●	accuracy of the respective representations and warranties of Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, as of the Closing, except that, in the case of representations and warranties other than those deemed to be fundamental representations, except where such inaccuracy would not have a material adverse effect on the business of Renovaro or GEDi Cube, as applicable, or the ability of Renovaro, or the Sellers or GEDi Cube, as applicable, to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement;

●	the Renovaro Board being composed of those individuals designated by the Stock Purchase Agreement and otherwise specified by Renovaro or GEDi Cube, where required, as of the Effective Time;

●	all of the holders of GEDi Cube Shares immediately prior to the Closing having delivered a joinder to become a party to the Stock Purchase Agreement as a Seller; and

●	compliance in all material respects by Renovaro, on the one hand, and the Sellers and GEDi Cube, on the other hand, with their respective covenants and obligations in the Stock Purchase Agreement.

The conditions that must be satisfied or waived prior to the consummation of the Transaction are set forth in the section titled “The Stock Purchase Agreement—Conditions to Completion of the Transaction.”

Exclusivity

Each of Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, agreed to not, and to cause their respective representatives to not, subject to certain exceptions under the Stock Purchase Agreement, from the date of the Stock Purchase Agreement until the earlier of the consummation of the Transaction or the termination of the Stock Purchase Agreement in accordance with its terms:

●	solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal (as defined under “The Stock Purchase Agreement—Exclusivity”);

●	furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or group of persons (other than the other parties to the Stock Purchase Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal, other than as required by applicable law;

●	engage or participate in discussions or negotiations with any person or group of persons with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal;

●	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

●	negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; or

●	release any third person from, or waive any provision of, any confidentiality agreement to which such party is a party.

Termination

The Stock Purchase Agreement may be terminated by Renovaro or by GEDi Cube or the Sellers’ Representative under certain circumstances, including, among others (and as further described under “The Stock Purchase Agreement—Termination”):

●	by mutual written consent of Renovaro and GEDi Cube;

17

●	by Renovaro or the Sellers’ Representative if any of the conditions to the Closing under the Stock Purchase Agreement have not been satisfied or waived by February 28, 2024, so long as no breach or violation by the terminating party or any of its representations, warranties, covenants or obligations under the Stock Purchase Agreement was the cause of, or otherwise resulted in, the failure of the Closing to occur before such date;

●	by Renovaro or GEDi Cube if a governmental entity of competent jurisdiction has issued an order or taken any other action that permanently restricts, restrains, enjoins or otherwise prohibits the Transaction and such order or other action has become final and non-appealable, so long as no failure of the terminating party or any of its affiliates to comply with any provision of the Stock Purchase Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental entity;

●	by Renovaro or GEDi Cube, as applicable, upon a breach of any representation, warranty, covenant or agreement on the part of GEDi Cube or any Seller, or on the part of Renovaro, respectively, set forth in the Stock Purchase Agreement, or if any representation or warranty of such other parties or party shall have become inaccurate, in either case, such that the closing conditions concerning accuracy of such other parties’ or party’s representations and warranties and compliance with covenants would not be satisfied as of the later of the date of the Stock Purchase Agreement or the time of such breach or inaccuracy, if such breach or inaccuracy is incapable of being cured or is not cured within the earlier of 20 days after prior written notice of such breach or inaccuracy provided by the terminating party or February 28, 2024;

●	by Renovaro upon a material adverse effect occurring with respect to the business of GEDi Cube or the ability of the Sellers or GEDi Cube to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement;

●	by Renovaro or GEDi Cube, if the Special Meeting is held and has concluded, and the Renovaro stockholders have voted on Proposals 1 and 2 and any of such proposals have not been approved or adopted at the Special Meeting;

●	by Renovaro, if there has been a material adverse change, in Renovaro’s reasonable determination, to GEDi Cub’s AI technologies, intellectual property rights or capital structure, except as contemplated by the Stock Purchase Agreement on or prior to the date that is five business days following the date of the delivery of GEDi Cube’s disclosure schedules to the Stock Purchase Agreement; provided that Renovaro is not in material uncured breach of the Stock Purchase Agreement; or

●	by the Sellers’ Representative, if there has been a material adverse change, in the Sellers’ Representative’s reasonable determination, to Renovaro’s intellectual property rights or capital structure, except as contemplated by the Stock Purchase Agreement on or prior to the date that is five business days following the date of the delivery of Renovaro’s disclosure schedules to the Stock Purchase Agreement; provided that none of GEDi Cube or the Sellers are in material uncured breach of the Stock Purchase Agreement.

In the event of termination, the Stock Purchase Agreement (other than certain provisions as set forth in the Stock Purchase Agreement) will become void and of no effect with no liability or obligation on the part of any party to the Stock Purchase Agreement or any of its officers or directors, except that no party will be relieved of any liability or damages arising from fraud or willful breach by such party of its representations, warranties or covenants in the Stock Purchase Agreement.

Registration Rights Agreement (see page 76)

Upon the consummation of the Transaction, Renovaro and each Seller will enter into a Registration Rights Agreement, pursuant to which Renovaro will undertake certain resale shelf registration obligations and each Seller will be granted customary demand and piggyback registration rights with respect to its shares of Common Stock acquired in the Transaction.

18

Management of the Combined Company Following the Closing (see page 61)

Following the Closing, the combined company’s executive officers are expected to remain the same as Renovaro’s current executive officers, including the following individuals:

Name	Position with the Combined Company	Current Position
Mark R. Dybul, M.D.	Chief Executive Officer	Chief Executive Officer
Luisa Puche	Chief Financial Officer & Corporate Secretary	Chief Financial Officer & Corporate Secretary
François Binette, PhD	Chief Operating Officer & Executive Vice President for Research & Development	Chief Operating Officer & Executive Vice President for Research & Development

Directors of the Combined Company Following the Closing (see page 62)

The Stock Purchase Agreement obligates the parties to take all necessary action so that, effective as of the consummation of the Transaction, the combined company will have a board of directors consisting of nine individuals, including the Chief Executive Officer of Renovaro, four persons designated by Renovaro (at least three of whom must qualify as an “independent director” under Nasdaq Listing Rules), and four person designated by GEDi Cube (at least two of whom must qualify as an “independent director” under Nasdaq Listing Rules), subject to diversity and other requirements under applicable law and Nasdaq Listing Rules.

Interests of the Renovaro Directors and Executive Officers in the Transaction (see page 60)

In considering the recommendation of Renovaro’s board of directors to approve the Share Issuance Proposal and the Authorized Share Proposal, Renovaro’s stockholders should be aware that members of the Renovaro Board and executive officers of Renovaro have interests in the Transaction that may be different from, or in addition to, your interests.

Each of Renovaro’s executive officers is expected to continue, immediately following the consummation of the Transaction, as officers of the combined company. In addition, certain current directors of Renovaro are expected to continue after the consummation of the Transaction as directors of the combined company.

As of December 29, 2023, all directors and executive officers of Renovaro, together with their affiliates, beneficially owned approximately 20.18% of the outstanding shares of Common Stock (which excludes any shares of Common Stock issuable upon exercise or settlement of outstanding stock options or restricted stock units under the Plans and outstanding warrants held by such individuals).

See “Proposal 3: Approval of the Repricing of Outstanding Stock Options Granted under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan—Eligible Option Holders” for additional information regarding the Eligible Options (as defined below) held by Renovaro’s executive officers that may be subject to the Option Repricing (as defined below).

Federal Securities Law Consequences (see page 62)

The issuance of Common Stock in the Transaction to Renovaro stockholders will be effected by means of a private placement, which is exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D or Regulation S promulgated thereunder and such shares will be “restricted securities.” The shares issued in connection with the Transaction will not be registered under the Securities Act upon issuance and will not be freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act. Upon the consummation of the Transaction, Renovaro will enter into a registration rights agreement with each Seller granting to each such Seller certain customary registration rights with respect to such Seller’s shares of Common Stock acquired in the Transaction, as further described under “Agreements Related to the Transaction—Registration Rights Agreement”.

19

Material U.S. Federal Income Tax Consequences of the Transaction (see page 63)

The Transaction has been structured to qualify as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Renovaro stockholders will not sell, exchange or dispose of any shares of Common Stock as a result of the Transaction. Thus, there will be no material U.S. federal income tax consequences to Renovaro or its stockholders as a result of the Transaction.

For a more complete description of the material U.S. federal income tax consequences of the Transaction, see “The Transaction— Material U.S. Federal Income Tax Consequences of the Transaction” beginning on page 63 of this proxy statement.

Regulatory Approvals (see page 63)

Neither Renovaro nor GEDi Cube is required to make any filings or to obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the Transaction. In the United States, Renovaro must comply with applicable federal and state securities laws and the Nasdaq rules in connection with the issuance of shares of Common Stock in the Transaction, including the filing with the SEC of this proxy statement.

Anticipated Accounting Treatment (see page 63)

In accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), Renovaro intends to account for the Transaction using the acquisition method of accounting for business combinations. See “The Transaction—Anticipated Accounting Treatment” elsewhere in this proxy statement for additional information.

Appraisal Rights (see page 63)

Renovaro stockholders are not entitled to appraisal rights in connection with the Transaction.

Risk Factors (see page 22)

Both Renovaro and GEDi Cube are subject to various risks associated with their businesses and industries. In addition, the Transaction, and the possibility that the Transaction may not be completed, poses a number of risks to each Renovaro and GEDi Cube and its respective securityholders, including those risks discussed under the section titled “Risk Factors” in this proxy statement. Renovaro encourages you to read and consider all of these risks carefully.

20

MARKET PRICE AND DIVIDEND INFORMATION

The Common Stock trades on Nasdaq under the symbol “RENB”. GEDi Cube is a private company and its GEDi Cube Shares are not publicly traded.

As of September 27, 2023, the last full trading day immediately preceding the public announcement of the signing of the Stock Purchase Agreement, the closing price of the Common Stock as reported on Nasdaq was $3.80 per share. Because the market price of the Common Stock is subject to fluctuation, the market value of the shares of the Common Stock that the Sellers will be entitled to receive in the Transaction may increase or decrease after the Effective Time.

As of December 29, 2023, the Record Date for the Special Meeting, there were approximately 189 holders of record of the Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of our Common Stock whose shares are held in the names of various banks, brokers or other nominees.

Assuming approval of the Share Issuance Proposal, the Authorized Share Proposal and the Repricing Proposal and following the consummation of the Transaction, the Common Stock is expected to continue trading on Nasdaq under the symbol “RENB.”

Dividends

Renovaro has not declared or paid any cash dividends on the Common Stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Renovaro Board and will depend on Renovaro’s earnings, if any, its capital requirements and financial condition and such other factors as the Renovaro Board may consider.

21

RISK FACTORS

In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Common Stock. You should also read and consider the risks associated with the business of Renovaro because these risks may also affect the combined company—these risks can be found in the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q, copies of which were delivered with this proxy statement, and are incorporated by reference herein. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. Please see the section titled “Where You Can Find More Information” on page 178 of this proxy statement.

Summary of Risk Factors

Risks Related to the Transaction

●	If the proposed Transaction with GEDi Cube is not consummated, Renovaro’s business could suffer materially and the price of the Common Stock could decline.
●	The Transaction may be completed even though material adverse changes may occur prior to the Closing.
●	Renovaro’s stockholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, Renovaro following the Closing and may not realize a benefit from the Transaction commensurate with the ownership dilution resulting from the Transaction.
●	Certain provisions of the Stock Purchase Agreement may discourage third parties from submitting competing proposals, and, during the pendency of the Transaction, Renovaro may not be able to pursue alternatives to the Transaction or enter into a business combination or acquisition transaction with another party on more favorable terms because of restrictions in the Stock Purchase Agreement.
●	Due to the lack of a public market for the GEDi Cube Shares, the Sellers may receive consideration in the Transaction that is greater than or less than the fair market value of the GEDi Cube Shares.
●	Renovaro and GEDi Cube may become involved in securities litigation or stockholder derivative litigation in connection with the Transaction.
●	If the conditions to the Transaction are not met or waived, the Transaction will not occur.
●	The unaudited pro forma financial information included in this proxy statement may not be representative of the combined company’s results following the Closing.
●	Following the Closing, the combined company may be unable to integrate successfully the businesses of Renovaro and GEDi Cube and realize the anticipated benefits of the Transaction.

Risks Related to Renovaro

Please refer to the section titled “Item 1A. Risk Factors” set forth in the Renovaro 2023 Form 10-K and the section titled “Item 1A. Risk Factors” set forth in the Renovaro First Quarter 2024 Form 10-Q.

22

Risks Related to GEDi Cube

●	GEDi Cube operates in a rapidly evolving field and has a limited operating history, which makes it difficult to evaluate its current business and to predict its future performance.
●	GEDi Cube has a history of net losses and has never generated revenue related to its AI platform, and anticipates that it may continue to incur net losses for the foreseeable future.
●	If GEDi Cube fails to obtain the substantial financing needed for its current and future operations, it may be unable to successfully commercialize its AI platform or commercialize or develop additional products.
●	GEDi Cube’s AI platform and future products may not perform as expected.
●	Following any future commercialization of GEDi Cube’s AI platform and other products, the commercial success of such platform and products is uncertain and market acceptance may be less than anticipated.
●	GEDi Cube’s success is heavily dependent on the successful development, regulatory approval, insurance coverage and commercialization of its AI platform and future products.
●	Any harm or injury to patients from GEDi Cube’s products or competitors’ products, whether directly or indirectly, may subject GEDi Cube to significant reputation and liability risks.
●	GEDi Cube’s AI platform and products will face significant competition.
●	GEDi Cube will rely on third parties to conduct certain portions of its business operations, and such third parties may not successfully carry out their contractual duties or meet expected deadlines.
●	GEDi Cube’s business is subject to risks associated with operating internationally.
●	GEDi Cube may not be able to attract and keep key personnel and members of management.
●	GEDi Cube may fail to scale its operations, including the establishment of sales and marketing capabilities, or adequately manage the growth of its business.
●	Changes in laws and regulations, or their application, including new developments related to AI technology, may adversely affect GEDi Cube’s business, financial condition and results of operations.
●	GEDi Cube may be subject to financial and reputational risks due to product and professional liability claims, and could face substantial liabilities resulting from defending such claims that exceed its resources.
●	GEDi Cube conducts business in a heavily regulated industry, and may expend significant resources in complying with the numerous statutes and regulations pertaining to its business.
●	GEDi Cube relies significantly on information technology, including machine learning and cloud-based computing technology, and any failures or breaches of GEDi Cube’s information technology systems or those of its third-party service providers may result in liability to GEDi Cube or harm to its reputation, or cause delays in the development and commercialization of its products.
●	GEDi Cube primarily relies on trade secret protection and confidentiality agreements to protect proprietary information, which may not be effective.
●	GEDi Cube’s trademarks and trade names are not adequately protected, leaving them open to challenge, infringement or other impairment (including third-party infringement claims).
●	Litigation or other proceedings or third-party claims of intellectual property infringement or misappropriation could require GEDi Cube to spend significant time and money.

23

Risks Related to the Transaction

If the proposed Transaction with GEDi Cube is not consummated, Renovaro’s business could suffer materially and the price of the Common Stock could decline.

The consummation of the Transaction with GEDi Cube is subject to the satisfaction of a number of closing conditions, including the receipt of Renovaro stockholder approval on Proposals 1 and 2; the occurrence of the Special Meeting; all of the holders of GEDi Cube Shares becoming a party to the Stock Purchase Agreement; and other closing conditions. For a more detailed discussion of these and other closing conditions, see the section titled “The Stock Purchase Agreement—Conditions to Completion of the Transaction.” Renovaro expects the Transaction to close during the first half of 2024, subject to satisfying certain closing conditions.

If the Transaction is not consummated, Renovaro may be subject to a number of material risks, and its business and stock price could be adversely affected, as follows:

●	Renovaro has incurred and expects to continue to incur significant expenses related to the Transaction with GEDi Cube, even if the Transaction is not consummated.
●	The Stock Purchase Agreement contains covenants restricting Renovaro’s solicitation of competing acquisition proposals and the conduct of Renovaro’s business between the date of signing the Stock Purchase Agreement and the Closing. As a result, significant business decisions and transactions before the Closing require the consent of GEDi Cube and the Sellers. Accordingly, Renovaro may be unable to pursue business opportunities that would otherwise be in its best interest as a standalone company.
●	Renovaro’s collaborators and other business partners and investors in general may view the failure to consummate the Transaction as a poor reflection on its business or prospects.
●	As a result of the proposed Transaction, current and prospective employees could experience uncertainty about their future roles within the combined company. This uncertainty may adversely affect Renovaro’s ability to retain its key employees, who may seek other employment opportunities.
●	Renovaro’s management team may be distracted from day-to-day operations as a result of the proposed Transaction.
●	The market price of the Common Stock may decline to the extent that the current market price reflects a market assumption that the proposed Transaction will be completed.

The market price of the Common Stock may decline as a result of the Transaction.

The market price of the Common Stock may decline as a result of the Transaction for a number of reasons including if:

●	the combined company does not achieve the perceived benefits of the Transaction as rapidly or to the extent anticipated by financial or industry analysts;
●	the effect of the Transaction on the combined company’s business and prospects is not consistent with the expectations of financial or industry analysts; or
●	investors react negatively to the effect on the combined company’s business and prospects from the Transaction.

24

The Transaction may be completed even though material adverse changes may occur prior to the Closing.

In general, either party can refuse to complete the Transaction if there is a material adverse change affecting the other party between the date of the Stock Purchase Agreement and the Closing. However, some types of changes do not permit either party to refuse to complete the Transaction, even if such changes would have a material adverse effect on Renovaro or GEDi Cube, to the extent they resulted from the following:

●	changes generally affecting the economy, financial or securities markets, or political conditions;
●	the execution and delivery of the Stock Purchase Agreement or consummation of the Transaction, except with respect to any representation or warranty intended to address the consequences of the execution and delivery or consummation of the Stock Purchase Agreement);
●	any change in applicable law, U.S. GAAP or other applicable accounting standards;
●	acts of war or terrorism or the escalation thereof;
●	natural disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies, or other force majeure events;
●	general conditions in Renovaro’s or GEDi Cube’s industry, as applicable;
●	the failure of Renovaro or GEDi Cube to meet internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period; or
●	the taking of any action required or specifically permitted to be taken by the Stock Purchase Agreement or any actions or omissions taken with the other party’s consent, except in each case with respect to the first, third, fourth, fifth and sixth items listed above, to the extent disproportionately affecting either company and its subsidiaries, taken as a whole, relative to other participants in the industries in which either company conducts its business, as applicable.

If adverse changes occur but Renovaro and GEDi Cube must still complete the Transaction, the combined company’s stock price may suffer.

Renovaro’s stockholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, Renovaro following the Closing as compared to their current ownership and voting interest in Renovaro.

After the completion of the Transaction, the stockholders of Renovaro before the Effective Time of the Transaction will own a smaller percentage of the combined company than their ownership in Renovaro prior to the Transaction. Consequently, the stockholders of Renovaro will not be able to exercise the same degree of influence over the management and policies of the combined company following the Closing.

Renovaro’s stockholders may not realize a benefit from the Transaction commensurate with the ownership dilution they will experience in connection with the Transaction.

If the combined company is unable to realize the strategic and financial benefits currently anticipated from the Transaction, Renovaro’s stockholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit. Significant management attention and resources will be required to integrate the two companies. Delays in this process could adversely affect the combined company’s business, financial results, financial condition and stock price following the Closing. Even if the combined company is able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

Certain provisions of the Stock Purchase Agreement may discourage third parties from submitting competing proposals, including proposals that may be superior to the transactions contemplated by the Stock Purchase Agreement. During the pendency of the Transaction, Renovaro may not be able to pursue alternatives to the Transaction or enter into a business combination or acquisition transaction with another party on more favorable terms because of restrictions in the Stock Purchase Agreement, which could adversely affect its business prospects.

25

The terms of the Stock Purchase Agreement generally prohibit each of Renovaro and GEDi Cube from soliciting competing acquisition proposals or discussing or negotiating with, or furnishing information to, persons making unsolicited acquisition proposals, except in limited circumstances. Covenants in the Stock Purchase Agreement impede the ability of each of Renovaro and GEDi Cube to engage in certain transactions involving the acquisition of each company’s business during the pendency of the Transaction, subject to specified exceptions. As a result, if the Transaction is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Stock Purchase Agreement is in effect, each party is generally prohibited from soliciting, assisting, initiating, or facilitating the making, submission or announcement of, or intentionally encouraging any acquisition proposal or inquiry or engaging or participating in discussions or negotiations with respect to or that could reasonably be expected to lead to any acquisition proposal or inquiry, including a merger, sale of assets or other business combination, subject to specified exceptions. Any such transactions could be favorable to such party’s securityholders, but the parties may be unable to pursue them. For more information, see the section titled “The Stock Purchase Agreement—Exclusivity” beginning on page 70 of this proxy statement.

Because the lack of a public market for the GEDi Cube Shares makes it difficult to evaluate the fairness of the Transaction, the Sellers may receive consideration in the Transaction that is greater than or less than the fair market value of the GEDi Cube Shares.

The outstanding shares and other equity interests in GEDi Cube are privately held and are not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of GEDi Cube. Since the percentage of Renovaro’s Common Stock to be issued to the Sellers was determined based on negotiations between the parties, it is possible that the value of the Common Stock to be issued in connection with the Transaction will be greater than the fair market value of GEDi Cube. Alternatively, it is possible that the value of the shares of Common Stock to be issued in connection with the Transaction will be less than the fair market value of GEDi Cube.

The combined company will incur significant transaction costs as a result of the Transaction, including investment banking, legal and accounting fees. In addition, the combined company will incur significant consolidation and integration expenses which cannot be accurately estimated at this time. Actual transaction costs may substantially exceed estimates and may have an adverse effect on the combined company’s financial condition and operating results.

Renovaro and GEDi Cube may become involved in securities litigation or stockholder derivative litigation in connection with the Transaction in the future, and this could divert the attention of Renovaro and GEDi Cube management and harm the combined company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or stockholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or the announcement of a business combination transaction. Renovaro and GEDi Cube may become involved in this type of litigation in connection with the Transaction, and the combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Renovaro, GEDi Cube and the combined company, and insurance coverage may not be sufficient to cover all related costs and damages.

If the conditions of the Transaction are not met or waived, the Transaction will not occur.

Even if the Share Issuance Proposal and the Authorized Share Proposal, as described in this proxy statement, are approved by the Renovaro stockholders, specified conditions set forth in the Stock Purchase Agreement must be satisfied or waived to complete the Transaction. These conditions are described in the section titled “The Stock Purchase Agreement—Conditions to Completion of the Transaction” beginning on page 71 of this proxy statement. Renovaro cannot assure you that all of the conditions to the consummation of the Transaction will be satisfied or waived. If the conditions are not satisfied or waived, the Transaction may not occur or the Closing may be delayed, and Renovaro and GEDi Cube each may lose some or all of the intended benefits of the Transaction.

26

The unaudited pro forma financial information included in this proxy statement may not be representative of the combined company’s results following the Closing.

The unaudited pro forma financial information included in this proxy statement has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Transaction been completed as of the date indicated, nor is it indicative of the combined company’s future operating results or financial position. The pro forma financial statements have been derived from the historical financial statements of Renovaro and GEDi Cube and adjustments and assumptions have been made regarding the combined company after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Transaction. As a result, the actual financial condition of the combined company following the Closing may not be consistent with, or evident from, these pro forma financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition following the Closing.

Following the Closing, the combined company may be unable to integrate successfully the businesses of Renovaro and GEDi Cube and realize the anticipated benefits of the Transaction.

The Transaction involves the combination of two companies which currently operate as independent companies. Following the Closing, the combined company will be required to devote significant management attention and resources to integrating its business practices and operations. The combined company may fail to realize some or all of the anticipated benefits of the Transaction if the integration process takes longer than expected or is more costly than expected. Some of the potential difficulties the combined company may encounter in the integration process include the following:

●	the inability to successfully combine the businesses of Renovaro and GEDi Cube in a manner that permits the combined company to achieve the anticipated benefits from the Transaction, which would result in those benefits of the Transaction not being realized partly or wholly in the time frame currently anticipated or at all;
●	creation of uniform standards, controls, procedures, policies and information systems; and
●	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Transaction.

In addition, Renovaro and GEDi Cube have operated and, until the completion of the Transaction will continue to operate, independently. It is possible that the integration process also could result in the diversion of each company’s management’s attention, the disruption or interruption of, or the loss of momentum in, each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect the combined company’s ability to maintain its business relationships or the ability to achieve the anticipated benefits of the Transaction, or could otherwise adversely affect the business and financial results of the combined company.

27

Risks Related to Renovaro

For risks related to the business of Renovaro, please refer to the section titled “Item 1A. Risk Factors” set forth in the Renovaro 2023 Form 10-K and the section titled “Item 1A. Risk Factors” set forth in the Renovaro First Quarter 2024 Form 10-Q, each of which is incorporated by reference herein.

Risks Related to GEDi Cube

Risks Related to GEDi Cube’s Limited Operating History, Financial Position and Capital Requirements

GEDi Cube is an artificial intelligence (“AI”)-driven healthcare technology company operating in a rapidly evolving field and has a limited operating history, which makes it difficult to evaluate GEDi Cube’s current business and predict GEDi Cube’s future performance.

GEDi Cube is an AI-driven healthcare technology company operating in a rapidly evolving field and, having commenced operations in 2013, has a limited operating history. GEDi Cube shifted its business from the financial technology (or FinTech) industry to cancer diagnostics only in 2018. GEDi Cube does not currently have a commercial product for sale. GEDi Cube has never generated any revenue relating to its cancer diagnostics AI platform. GEDi Cube’s short operating history as a company makes any assessment of its current business or future success and viability subject to significant uncertainty. GEDi Cube expects to encounter risks and difficulties, including those frequently experienced by early-stage companies in rapidly evolving fields. If GEDi Cube does not address these risks and difficulties successfully, its business will suffer.

28

GEDi Cube has a history of net losses and anticipates that it may continue to incur net losses for the foreseeable future.

Grace Systems (GEDi Cube’s predecessor) has primarily incurred net losses since its inception in 2013 and has never generated any revenue relating to its cancer diagnostics AI platform. GEDi Cube anticipates that it may continue to incur primarily net losses in the foreseeable future. GEDi Cube has invested significant financial resources in research and development activities, including to develop its technology and investigational products and plan for commercial launch of its AI platform. The amount of GEDi Cube’s future net losses will depend, in part, on the level of GEDi Cube’s future expenditures and its ability to generate revenue following the commercialization of its AI platform. Moreover, GEDi Cube’s net losses may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of GEDi Cube’s results of operations may not be a good indication of GEDi Cube’s future performance.

GEDi Cube expects to continue to incur significant expenses and operating losses for the foreseeable future if, and as, it:

●	attracts, hires, and retains qualified personnel;
●	continues its research and development activities;
●	initiates and conducts additional clinical validation to support the development and commercialization of its products;
●	expands its technological and operating capabilities and introduces laboratory capacity as GEDi Cube prepares for commercial scale;
●	seeks regulatory approvals and any other marketing authorizations or clearances that may be necessary or desired for its products;
●	establishes sales, marketing and distribution infrastructure to commercialize its products;
●	acquires or in-licenses additional intellectual property and technologies;
●	makes milestone, royalty, or other payments due under any license or collaboration agreements;
●	obtains, maintains, protects and enforces its intellectual property portfolio, including intellectual property obtained through license agreements;
●	provides additional infrastructure to support its continued research and development operations and any planned commercialization efforts in the future;
●	as part of the combined company following the Closing, meets the requirements and demands of being a public company; and
●	defends against any product liability claims or other lawsuits related to its products.

GEDi Cube has never generated revenue from its cancer diagnostics AI platform, and does not expect any near-term revenue to offset GEDi Cube’s ongoing operating expenses, and may never be able to maintain profitability.

GEDi Cube’s ability to generate revenue from product sales and maintain profitability in the future depends on its ability to commercialize its products. While GEDi Cube plans to commercially launch its AI platform in the European Union and United Kingdom in 2024, GEDi Cube cannot assure you that it will successfully be able to do so as planned, if at all, and GEDi Cube’s failure to do so would prevent GEDi Cube from generating revenue. Furthermore, even if GEDi Cube is able to launch its AI platform or other products in a timely manner, GEDi Cube may not be able to generate sufficient revenue to offset its costs and maintain profitability. GEDi Cube’s ability to generate future revenue from product sales depends heavily on its success in:

29

●	completing clinical development and additional validation of GEDi Cube’s products and continuing to improve product performance and expand product features over time;
●	seeking, obtaining and maintaining marketing approvals, clearances, licenses, or exemptions that may be necessary or desired for any future products that GEDi Cube develops;
●	establishing a sales force, marketing, medical affairs and distribution infrastructure or, alternatively, collaborating with a commercialization partner sufficient to launch and commercialize its products;
●	obtaining market acceptance by consumers, including self-insured employers, integrated health systems, healthcare providers, patients and third-party payors;
●	establishing and maintaining supply and manufacturing relationships with third parties that can timely and consistently provide adequate, in both amount and quality, products and services to support clinical development and the market demand for GEDi Cube’s future products;
●	achieving adequate coverage or reimbursement recognition from governments, health insurance organizations and other third-party payors for products that GEDi Cube launches;
●	addressing any technological and market developments, including competing products;
●	negotiating favorable terms in any collaboration, licensing, or other arrangements into which GEDi Cube may enter, and maintaining such existing or future arrangements;
●	achieving general adoption and acceptance of GEDi Cube’s products by the medical community;
●	maintaining, protecting and expanding GEDi Cube’s portfolio of intellectual property rights, including patents, trade secrets, know-how and trademarks;
●	defending against third-party interference or infringement claims, if any; and
●	attracting, hiring and retaining qualified personnel.

GEDi Cube anticipates incurring substantial costs to commercialize GEDi Cube’s products. GEDi Cube’s expenses could increase beyond expectations if it is required by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”), the Medicines and Healthcare products Regulatory Agency (“MHRA”) or other regulatory agencies to delay its launch, narrow or change its intended use or product claims, modify or expand its clinical validation, perform future additional clinical validation, either pre- or post-approval, or conduct clinical trials. Even if GEDi Cube is able to generate revenue from the sale of any products, GEDi Cube may not become profitable and may need to obtain additional funding to continue its operations.

GEDi Cube will require additional financing in order to start its commercialization efforts and develop additional products.

To date, GEDi Cube has financed its operations primarily through the sale of its equity securities and cash flow from consulting services previously provided by GEDi Cube. GEDi Cube’s product development and clinical validation activities are expensive, and GEDi Cube expects to start to spend substantial amounts as it prepares for the launch and commercialization of its AI platform, continues to enhance its AI platform, broadens the applications of its AI platform and develops new products. In addition, obtaining any necessary or desirable regulatory approvals and clearances from the FDA, the MHRA, or the EMA for GEDi Cube’s products will require substantial additional funding.

GEDi Cube will require additional capital for the development of its AI platform and future products. GEDi Cube’s future capital requirements depend on many additional factors, including:

30

●	the cost of development and commercialization activities for GEDi Cube’s products, including marketing, sales and distribution costs;
●	the timing of, and the costs involved in, obtaining any required or desired regulatory approvals and clearances for GEDi Cube’s products;
●	the timing, scope, progress, results and costs of developing additional products, and of conducting additional clinical validation or future clinical studies, if required;
●	the costs involved in preparing, filing, prosecuting, maintaining, expanding, defending and enforcing patent and other intellectual property rights and claims, including litigation costs and the outcome of such litigation;
●	the timing and amount of sales of GEDi Cube’s products, if any, and collection of related receivables;
●	the extent to which GEDi Cube’s products are eligible for coverage and/or reimbursement from third-party payors;
●	the emergence of new technologies or any competing tests, products, or services and other adverse market developments; and
●	other potential adverse developments.

Risks Related to GEDi Cube’s Business Operations, Products and Industry

GEDi Cube’s products may not perform as expected, which could materially and adversely affect GEDi Cube’s business, financial condition, results of operations and growth prospects.

GEDi Cube does not currently have a commercial product. GEDi Cube’s success depends on the market’s confidence that it can provide reliable, high-quality products. Assuming successful launch, GEDi Cube’s products may not perform as expected. If this were to occur, GEDi Cube’s business, financial condition, results of operations and growth prospects would suffer.

GEDi Cube’s AI platform requires a number of complex and sophisticated biochemical and bioinformatics processes, many of which are highly sensitive to external factors. An operational or technological failure in one of these complex processes or fluctuations in external variables may result in sensitivity and specificity rates that are lower than GEDi Cube anticipates or that vary between test runs or in a higher than anticipated number of tests that fail to produce consistent results. In addition, GEDi Cube regularly evaluates and refines its algorithms and other processes under development. These refinements may inadvertently result in unanticipated issues that may reduce GEDi Cube’s sensitivity and specificity rates or otherwise adversely affect the performance of the tests supported by GEDi Cube’s AI platform and the results of such tests.

Further, GEDi Cube plans to iterate and improve, enhancing product performance, offerings, scalability and/or cost of goods. However, GEDi Cube may not be successful in transitioning its AI platform to a new or enhanced version or iteration. Product development involves a lengthy and complex process and GEDi Cube may be unable to commercialize, validate, or improve performance of any of its AI platform or products on a timely basis, or at all. GEDi Cube’s failure to successfully develop new and/or improved products (including new versions of its existing platform and other products) on a timely basis could have a material adverse effect on GEDi Cube’s results of operations and business.

Even if GEDi Cube commercially launches its AI platform and other products, they may fail to achieve the degree of market acceptance necessary for commercial success.

The commercial success of GEDi Cube’s AI platform and other future products will depend upon the degree of market acceptance by consumers, including self-insured employers, integrated health systems, healthcare providers, patients and, over the long-term, third-party payors. The degree of market acceptance of GEDi Cube’s products will depend on a number of factors, including:

31

●	the performance and clinical utility of its products as demonstrated in clinical validation and published in peer-reviewed journals;
●	GEDi Cube’s ability to demonstrate the clinical utility of its products and their potential advantages to the medical community;
●	the ability of GEDi Cube’s products to demonstrate the same performance in real-world intended use populations as in clinical validation;
●	the willingness of consumers, including self-insured employers, integrated health systems, healthcare providers, patients and others in the medical community to utilize GEDi Cube’s products;
●	the willingness of commercial third-party payors and government payors to cover and reimburse for GEDi Cube’s products, the scope and amount of which will likely affect an individual’s willingness or ability to pay for GEDi Cube’s products and likely heavily influence healthcare providers’ decisions to recommend GEDi Cube’s products;
●	with respect to products under development that GEDi Cube intends to launch for use in a broad asymptomatic population, the concern that such products could lead to over-diagnosis or a high false-positive rate and unnecessary medical procedures and costs;
●	the introduction of competing products, including the expansion of the capabilities of existing products;
●	the market acceptance of existing competitive products, including tests that are currently reimbursed;
●	publicity concerning GEDi Cube’s products or competing products; and
●	the strength of GEDi Cube’s marketing and distribution support.

The failure of GEDi Cube’s AI platform, once introduced, to be listed in physician guidelines or of any future clinical validation to produce favorable results or to be published in peer-reviewed journals could limit the adoption of its AI platform. In addition, healthcare providers and third-party payors, including Medicare, may rely on physician guidelines issued by industry groups, medical societies and other key organizations, such as the U.S. Preventive Services Task Force, before utilizing or reimbursing the cost of any diagnostic or screening test. Although GEDi Cube has conducted prior clinical validation of its AI platform, this platform is not yet, and may never be, listed in any such guidelines.

Further, if GEDi Cube’s products and the technology underlying them do not receive sufficient favorable exposure in peer-reviewed publications, the rate of physician and market acceptance of GEDi Cube’s products and positive reimbursement or coverage decisions for GEDi Cube’s products could be negatively affected. The publication of clinical data in peer-reviewed journals is a crucial step in commercializing and obtaining reimbursement or coverage for GEDi Cube’s products, and GEDi Cube’s inability to control when, if ever, results are published may delay or limit GEDi Cube’s ability to derive sufficient revenues from any of its products that is developed using data from a clinical study.

Failure to achieve broad market acceptance of GEDi Cube’s products, once launched, would materially harm GEDi Cube’s business, financial condition and results of operations.

GEDi Cube may be unable to develop and commercialize new products.

GEDi Cube continues to expand its research and development efforts to use its proprietary AI platform to develop new products, including in disease areas beyond cancer. The commercialization of any new products will require the completion of certain clinical development activities, regulatory activities and the expenditure of additional cash resources. GEDi Cube cannot assure you that it can successfully complete the clinical development of any such products.

32

GEDi Cube also cannot assure you that it will be able to reduce its expenditures sufficiently, generate sufficient revenue from products that it successfully commercializes or otherwise mitigate the risks associated with its business to raise enough capital to develop and commercialize new products. In addition, once GEDi Cube’s development efforts for a product are completed, commercialization efforts, including allocation of resources necessary to comply with applicable laws and regulations, will require significant expenditures. Any failure by GEDi Cube to develop and commercialize new products could have a material adverse effect on GEDi Cube’s ability to implement its strategy and grow its business.

One of the key elements of GEDi Cube’s strategy is to expand access to its tests by pursuing reimbursement and/or coverage from third-party payors. If GEDi Cube’s products do not receive adequate coverage or reimbursement from third-party payors, its ability to expand access to its tests beyond its initial sales channels and its overall commercial success will be limited.

GEDi Cube anticipates that it will not have broad-based coverage or reimbursement at the initial commercial launch. However, a key element to GEDi Cube’s strategy is to expand access to its tests by pursuing coverage and/or reimbursement by third-party payors, including government payors. Coverage and reimbursement by third-party payors, including managed care organizations, private health insurers and government healthcare programs, such as Medicare and Medicaid in the United States and similar programs in other countries, for the types of early detection and post-diagnosis service tests that GEDi Cube provides can be limited and uncertain. Healthcare providers may not order GEDi Cube’s products unless third-party payors cover or provide adequate reimbursement for a substantial portion of the price of GEDi Cube’s products. If GEDi Cube is not able to obtain adequate coverage or an acceptable level of reimbursement for its products from third-party payors, there could be a greater co-insurance or co-payment obligation for any individual for whom a test is ordered. The individual may be forced to pay the entire cost of a test out-of-pocket, which could dissuade physicians from ordering GEDi Cube’s products and, if ordered, could result in delay in, or decreased likelihood of, GEDi Cube’s collection of payment. GEDi Cube believes its revenue and revenue growth will depend on its success in achieving broad coverage and adequate reimbursement for its products from third-party payors.

Coverage and reimbursement by a third-party payor may depend on a number of factors, including a payor’s determination that a product is appropriate, medically necessary and cost-effective. Each payor will make its own decision as to whether to establish a policy or enter into a contract to cover GEDi Cube’s products and the amount it will reimburse for such products. Any determination by a payor to cover and the amount it will reimburse for GEDi Cube’s products would likely be made on an indication-by-indication basis. For example, because GEDi Cube intends to cover a broad asymptomatic population with its future products which could potentially generate a significant number of false-positive results on an absolute basis, GEDi Cube may face additional scrutiny in obtaining reimbursement from third-party payors given the additional costs of further diagnostic workup. As a result, obtaining approvals from third-party payors to cover GEDi Cube’s products and establishing adequate coding recognition and reimbursement levels is an unpredictable, challenging, time-consuming and costly process and GEDi Cube may never be successful. If third-party payors do not provide adequate coverage or reimbursement for GEDi Cube’s products, GEDi Cube’s ability to succeed commercially will be limited.

Even if GEDi Cube establishes relationships with payors to provide its products at negotiated rates, such agreements would not obligate any healthcare providers to order its products or guarantee that it would receive reimbursement for its products from these or any other payors at adequate levels. Thus, these payor relationships, or any similar relationships, may not result in acceptable levels of coverage or reimbursement for GEDi Cube’s products or meaningful increases in the number of billable tests it sells to healthcare providers. GEDi Cube believes it may take several years to achieve coverage or adequate reimbursement with a majority of third-party payors, including with those payors offering negotiated rates. In addition, GEDi Cube cannot predict whether, under what circumstances, or at what payment levels payors will cover or reimburse for its products. If GEDi Cube fails to establish and maintain broad-based coverage or reimbursement for its products, its ability to expand access to its products, generate increased revenue and grow its test volume and customer base will be limited and its overall commercial success will be limited.

33

If GEDi Cube’s products, or the products of its competitors, directly or indirectly result in harm or injury to patients, GEDi Cube could be subject to significant reputational and liability risks, and its operating results, reputation and business could suffer.

GEDi Cube’s success will depend on the market’s confidence that its developed products can provide reliable, high-quality results, once such products are launched. GEDi Cube believes that patients, physicians and regulators are likely to be particularly sensitive to errors in the use of its products or failure of its products to perform as described, and there can be no guarantee that its products will meet their expectations. GEDi Cube’s initial product is intended to be used to detect a cancer signal in patients, but its results are not diagnostic. If a cancer signal is detected, the product would be used to localize the origin of the cancer signal. A “cancer signal detected” test result would need to be followed up by appropriate diagnostic methods. Because this product cannot detect all cancer signals, and may not detect signals for all cancer types, a negative test would not rule out the presence of cancer. Additionally, a patient undergoing unnecessary diagnostic tests on the basis of a false-positive result or an erroneous location of cancer signal result could expose GEDi Cube to significant liability and reputational risks notwithstanding the emotional and mental health effects to which the patient may be exposed. Similarly, a patient who receives a cancer diagnosis shortly following a “no cancer signal detected” test result may create negative publicity about GEDi Cube’s product, which would discourage adoption. Performance failures could establish a negative perception of GEDi Cube’s products among physicians, patients and regulators, jeopardize GEDi Cube’s ability to successfully commercialize its products, impair GEDi Cube’s ability to obtain regulatory approvals or secure favorable coverage or reimbursement, or otherwise result in reputational harm. In addition, GEDi Cube may be subject to legal claims arising from any errors in the use, manufacture, design, labelling or performance of its products, including any false-positive or false-negative results.

In addition, other companies are developing competing cancer detection tests and technologies focused on improving cancer care with cancer detection tests and post-diagnostic products. If any tests marketed or being developed by GEDi Cube’s competitors that are similar to its products do not perform in accordance with expectations or cause harm or injury to patients, such failure to perform, harm or injury may result in lower confidence in early disease detection and post-diagnosis tests in general, which could potentially adversely affect confidence in GEDi Cube’s products and result in an adverse impact on its operating results and reputation.

If GEDi Cube’s facilities or those of its third-party collaborators become inoperable, GEDi Cube’s ability to provide its products will be significantly impaired and its business will be harmed.

GEDi Cube relies on its third-party collaborators, consultants, contractors, vendors, suppliers and service providers. The facilities of these partners could be subject to earthquakes, power shortages, telecommunications failures, water shortages, floods, tornadoes, hurricanes, fires, extreme weather conditions, medical epidemics, pandemics, global conflict, war and other natural or man-made disasters or business interruptions. In addition, they may be affected by government shutdowns, changes to applicable laws, regulations and policies, or withdrawn funding. The occurrence of any of these business disruptions could seriously harm their ability to complete their contracted services to GEDi Cube, which may adversely impact its operations and financial condition.

GEDi Cube’s business and results of operations will suffer if it fails to compete effectively.

The testing and diagnostic products industry is intensely competitive. GEDi Cube has competitors both in Europe and abroad, including Grail, Inc., Exact Sciences Corporation, Freenome, Inc. and Thrive Earlier Detection Corp., that have stated that they are developing tests designed to detect cancer. GEDi Cube’s competitors have, or may have, substantially greater financial, technical and other resources, such as larger research and development staff and well-established marketing and sales forces, and they may operate in jurisdictions where lower standards of evidence are required to bring products to market. GEDi Cube’s competitors may succeed in developing, acquiring, or licensing, on an exclusive basis or otherwise, tests or services that are more effective or less costly than GEDi Cube’s products. In addition, established medical technology, biotechnology, or pharmaceutical companies may invest heavily to accelerate the discovery and development of tests that could make GEDi Cube’s products less competitive than GEDi Cube anticipates.

GEDi Cube’s ability to compete successfully will depend largely on its ability to:

●	successfully commercialize its products;
●	demonstrate compelling advantages in the performance and convenience of its products, including on a cost-competitive basis;

34

●	achieve market acceptance of its products by consumers, including self-insured employers, integrated health systems, healthcare providers and patients;
●	achieve adequate coverage or reimbursement by third-party payors for its products;
●	differentiate its product from the other tests and products of current and potential competitors;
●	attract qualified scientific, data science, clinical development, product development and commercial personnel;
●	obtain, maintain, defend and enforce patents and other intellectual property rights and claims as necessary for its products;
●	obtain and maintain any necessary or desirable clearance or approval from regulators in Europe, the United Kingdom, the United States and other jurisdictions;
●	successfully collaborate with institutions in the discovery, development and commercialization of its products; and
●	successfully expand its operations and implement a successful sales and marketing strategy to support commercialization.

GEDi Cube may not be able to compete effectively if GEDi Cube is unable to accomplish one or more of these or similar objectives.

If GEDi Cube cannot enter new collaborations in a timely manner and on acceptable terms, its efforts to develop and commercialize its products could be delayed or adversely affected.

From time to time, GEDi Cube expects to engage in discussions with potential development and/or commercial collaborators that may or may not lead to collaborations. However, GEDi Cube cannot guarantee that any discussions will result in development or commercial collaborations. Further, once news of discussions regarding possible collaborations are known in the general public, regardless of whether the news is accurate, failure to announce a collaboration agreement, or the entity’s announcement of a collaboration with an entity other than GEDi Cube, could result in adverse speculation about GEDi Cube, its products or its technology, resulting in harm to its reputation and its business. In addition, establishing collaborations is difficult and time-consuming and may require GEDi Cube’s significant financial investment. Potential collaborators may elect not to work with GEDi Cube based on their assessment of its financial, regulatory, or intellectual property position. Even if GEDi Cube establishes new collaborations, they may not result in the successful development or commercialization of its products or technology.

If GEDi Cube is unable to establish sales and marketing capabilities, it may not be successful in commercializing GEDi Cube’s products.

GEDi Cube has only limited sales and marketing infrastructures and no experience as a company in the sale, marketing and distribution of screening or diagnostic tests. In preparation of a commercial launch, GEDi Cube is rapidly hiring additional personnel in GEDi Cube’s sales and marketing organization.

Factors that may inhibit GEDi Cube’s efforts to commercialize any of its products include:

●	its inability to recruit and retain adequate numbers of effective sales, marketing, reimbursement, customer service, medical affairs and other support personnel;
●	the inability of sales personnel to persuade adequate numbers of customers, including healthcare systems and healthcare providers, to use its products;
●	the inability to price its products at a sufficient price point to ensure an adequate and attractive level of profitability;

35

●	its inability to effectively market to, collaborate with, and secure coverage or reimbursement from third-party payors;
●	its failure to comply with applicable regulatory requirements governing the sale, marketing, reimbursement and commercialization of its products; and
●	unforeseen costs and expenses associated with creating an independent commercialization organization.

GEDi Cube’s business is subject to economic, political, regulatory and other risks associated with international operations.

GEDi Cube’s business is subject to risks associated with conducting business internationally. For example, some of GEDi Cube’s suppliers and parties with whom it has collaborative relationships are located outside of the Netherlands, including in the United Kingdom and Israel. Accordingly, GEDi Cube’s future results could be harmed by a variety of factors, including:

●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	challenges enforcing its contractual and intellectual property rights, especially in those foreign jurisdictions that do not respect and protect intellectual property rights to the same extent as the Netherlands;
●	changes in foreign laws, regulations and customs, tariffs and trade barriers;
●	changes in foreign currency exchanges rates;
●	changes in a specific country’s or region’s political or economic environment;
●	negative consequences from changes in tax laws;
●	trade protection measures, import or export licensing requirements or other restrictive actions by the Netherlands or foreign governments;
●	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;
●	workforce uncertainty in countries where labor unrest is more common than in the Netherlands;
●	difficulties associated with staffing and managing international operations, including differing labor relations; and
●	business interruptions resulting from geo-political actions, including war and terrorism, pandemics, or natural disasters, including earthquakes, typhoons, floods and fires.

Risks Related to GEDi Cube’s Employee Matters and Managing Growth

GEDi Cube is highly dependent on its key personnel. If GEDi Cube is not successful in attracting, motivating and retaining highly qualified personnel, it may not be able to successfully implement its business strategy.

GEDi Cube’s ability to compete in the highly competitive biotechnology industry depends upon its ability to attract, motivate and retain highly qualified personnel. GEDi Cube is highly dependent on its executive management team and its scientific, medical, technological and engineering personnel, all of whom have been working together as a group for only a limited period of time. The loss of the services provided by any of GEDi Cube’s executive officers, other key employees and other scientific and medical advisors, and GEDi Cube’s inability to find suitable replacements as needed, could result in delays in commercialization of its products and harm its business. GEDi Cube does not maintain “key person” insurance policies on the lives of these individuals or the lives of any of its other employees.

36

GEDi Cube is headquartered in Amsterdam, the Netherlands, a region in which many other healthcare companies, technology companies and academic and research institutions are headquartered. Competition for personnel is intense and the turnover rate can be high, which may limit GEDi Cube’s ability to hire and retain highly qualified personnel on acceptable terms or at all. GEDi Cube expects that it may need to recruit talent from outside of its region, and doing so may be costly and difficult. If GEDi Cube is unable to attract and retain highly qualified personnel, its ability to develop and commercialize its products may be limited.

If GEDi Cube is unable to scale its operations successfully to support demand for its products following the launch of its platform, its business could suffer.

As and to the extent demand increases beyond GEDi Cube’s expectations following the launch of GEDi Cube’s platform, GEDi Cube will likely need to start to ramp up operating capacity. GEDi Cube will need to implement new infrastructure, data processing capabilities, customer service, billing and systems processes, and expand GEDi Cube’s internal quality assurance program and technology to support operations on a larger scale. GEDi Cube will also need collaboration arrangements with third-party laboratories to process its physical tests or, if processing of such tests is not fully outsourced to support demand, will need to obtain equipment and certified and licensed laboratory personnel to process these physical tests internally. GEDi Cube may face difficulties increasing the scale of its operations, including implementing changes in infrastructure or programs or acquiring additional equipment or personnel. As GEDi Cube refines its products and develops additional products, GEDi Cube may need to introduce new equipment, implement new systems, technology, controls and procedures, and hire personnel with different qualifications, licenses or certifications.

The value of GEDi Cube’s products will depend, in part, on GEDi Cube’s ability to perform tests, whether through a licensed provider or internally, and return results to providers on a timely basis and at an appropriate quality standard, and on GEDi Cube’s reputation for such timeliness and quality. Failure to establish necessary arrangements with licensed providers, to implement necessary procedures, to transition to new equipment or processes, or to hire the appropriately qualified personnel could result in higher costs of processing, longer turnaround times or an inability to meet market demand. There can be no assurance that GEDi Cube or any such licensed provider will be able to perform tests on a timely basis at a level consistent with demand, that GEDi Cube will be able to maintain the quality of its test results as GEDi Cube scales its commercial operations, or that GEDi Cube will be successful in responding to the potential growing complexity of its operations, including the related data analysis requirements.

In addition, GEDi Cube’s growth may place a significant strain on its management, operating and financial systems, research and development, and its sales, marketing, and administrative resources. As a result of GEDi Cube’s growth, its operating costs may escalate even faster than planned, and some of its internal systems may need to be enhanced or replaced. If GEDi Cube cannot effectively manage its expanding operations and its costs, GEDi Cube may not be able to grow successfully or it may grow at a slower pace, and its business could be adversely affected.

GEDi Cube will need to grow the size and capabilities of its organization, and it may experience difficulties in managing this growth.

As of December 20, 2023, GEDi Cube had 11 full-time employees and four independent contractors, including two full-time. As GEDi Cube’s growth plan and strategies develop, it must add a significant number of additional managerial, operational, financial and other personnel. Future growth will impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, retaining and motivating additional employees;
●	managing its internal development efforts effectively, including creating compliant programs and processes, and managing the regulatory requirements for its products, while complying with its contractual obligations to contractors and other third parties;
●	expanding its operational, financial and management controls, reporting systems and procedures; and
●	managing the increasing complexity associated with a larger organization and expanded operations.

37

GEDi Cube’s future financial performance and its ability to commercialize its products will depend, in part, on its ability to effectively manage any future growth. GEDi Cube’s management may also have to divert a disproportionate amount of its attention away from day-to-day activities in order to manage these growth activities. GEDi Cube’s ability to successfully manage its expected growth is uncertain given the fact that GEDi Cube has been in full operation as an independent company focusing on cancer diagnostics AI only since 2018. GEDi Cube’s executive management team’s lack of long-term experience working together may adversely impact their ability to effectively manage its business and growth.

If GEDi Cube is not able to effectively expand its organization by hiring new employees, it may not be able to successfully implement the tasks necessary to commercialize its products, which would have a negative impact on GEDi Cube’s business and result of operations.

Risks Related to GEDi Cube’s Legal Compliance and Litigation

Changes in funding or disruptions at the EMA, the MRHA, and other government agencies caused by funding shortages or global health concerns could hinder GEDi Cube’s ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of GEDi Cube’s business may rely, which could negatively impact its business.

The ability of the EMA, the MRHA, and, in the future, the FDA and other government agencies to review and clear or approve new products or changes to existing products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, the agency’s ability to hire and retain key personnel and accept the payment of user fees, government shutdowns and other events that may otherwise affect the agency’s ability to perform routine functions. For example, average review times at the FDA have fluctuated in recent years as a result of such factors. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the EMA, the MRHA, and, in the future, the FDA and other agencies may also slow the time necessary for new medical devices or modifications to cleared or approved medical devices to be reviewed and/or approved by necessary government agencies, which would adversely affect GEDi Cube’s business.

If GEDi Cube is sued for product or professional liability, it could face substantial liabilities that exceed its resources.

GEDi Cube’s business depends upon its ability to obtain reliable and accurate test results that incorporate rapidly evolving understanding of how to interpret minute signals detected by GEDi Cube’s assays as indications of potential presence of disease. Actual or perceived errors resulting from laboratory or reporting errors, false positive or false negative test results, or the manufacture, design, or labelling of GEDi Cube’s products, could subject GEDi Cube to product liability or professional liability claims. A product liability or professional liability claim against GEDi Cube could result in substantial damages and be costly and time-consuming to defend. Any liability claim brought against GEDi Cube, with or without merit, could increase its insurance rates or prevent it from securing insurance coverage in the future. Additionally, any liability lawsuit could damage GEDi Cube’s reputation or force it to delay or suspend sales of its products. The occurrence of any of these events could have a material adverse effect on GEDi Cube’s business, results of operations, financial condition and prospects.

GEDi Cube’s employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

GEDi Cube is exposed to the risk of fraud, misconduct, or other illegal activity by its employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to comply with the rules and regulations of the Centers for Medicare & Medicaid Services (the “CMS”), the FDA, the EMA, the MRHA and other comparable regulatory authorities; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United Kingdom, Europe and, in the future, the United States and similar fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to GEDi Cube. When GEDi Cube begins commercializing its products in the United Kingdom and Europe and, in the future,

38

the United States, its potential exposure under such laws will increase significantly, and its costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of clinical validation, which could result in regulatory sanctions and cause serious harm to GEDi Cube’s reputation. GEDi Cube has adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions GEDi Cube takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting GEDi Cube from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against GEDi Cube, and GEDi Cube is not successful in defending itself or asserting its rights, those actions could have a significant impact on GEDi Cube’s business, including the imposition of significant fines or other sanctions. Even if it is later determined after an action is instituted against GEDi Cube that GEDi Cube was not in violation of these laws, GEDi Cube may be faced with negative publicity, incur significant expenses defending its actions and have to divert significant management resources from other matters.

GEDi Cube’s products, if used for the diagnosis of disease, could be subject to government regulation, and the regulatory approval and maintenance process for such products may be expensive, time-consuming, and uncertain both in timing and in outcome.

GEDi Cube’s products are not subject to FDA or other government regulatory clearance or approval if they are not intended to be used for the diagnosis, treatment or prevention of disease. However, as GEDi Cube expands its product line to encompass products that are intended to be used for the diagnosis of disease, certain of its products will become subject to regulation by the FDA, or comparable international agencies, including requirements for regulatory clearance or approval of such products before they can be marketed. Such regulatory approval processes or clearances may be expensive, time-consuming, and uncertain, and GEDi Cube’s failure to obtain or comply with such approvals and clearances could have an adverse effect on its business, financial condition, or operating results. In addition, changes to the current regulatory framework, including the imposition of additional or new regulations, could arise at any time during the development or marketing of GEDi Cube’s future products, which may negatively affect its ability to obtain or maintain FDA or comparable regulatory approval of its products, if required.

Diagnostic products are regulated as medical devices by the FDA and comparable international agencies and may require either clearance from the FDA or such other comparable agencies following the 510(k) pre-market notification process or pre-market approval from the FDA, in each case prior to marketing. Obtaining the requisite regulatory approvals can be expensive and may involve considerable delay. If GEDi Cube fails to obtain, or experiences significant delays in obtaining, regulatory approvals for diagnostic products that it develops in the future, GEDi Cube may not be able to launch or successfully commercialize such products in a timely manner, or at all.

In addition, if GEDi Cube’s products labelled as “For Research Use Only. Not for use in diagnostic procedures,” or RUO, are used, or could be used, for the diagnosis of disease, the regulatory requirements related to marketing, selling, and supporting such products could change or be uncertain, even if such use by GEDi Cube’s customers is without its consent. If the FDA or other regulatory agencies assert that any of GEDi Cube’s RUO products are subject to regulatory clearance or approval, GEDi Cube’s business, financial condition, or results of operations could be adversely affected.

Regulatory and legislative developments on the use of AI and machine learning could adversely affect GEDi Cube’s use of such technologies in its platform and other products.

As the regulatory framework for machine learning technology and AI evolves, GEDi Cube’s business, financial condition, and results of operations may be adversely affected. The regulatory framework for machine learning technology, AI and automated decision-making is evolving. It is possible that new laws and regulations will be adopted in the United Kingdom, the European Union, the United States and/or other foreign jurisdictions, or that existing laws and regulations may be interpreted in ways that would affect the operation of GEDi Cube’s AI platform and data analytics and the way in which GEDi Cube uses AI and machine learning technology. Further, the cost to comply with such laws or regulations could be significant and would increase GEDi Cube’s operating expenses, which could adversely affect its business, financial condition and results of operations.

39

For example, in Europe, on April 21, 2021, the European Commission proposed a regulation seeking to establish a comprehensive, risk-based governance framework for AI in the European Union market. The proposed legislation is intended to apply to companies that develop, use and/ or provide AI in the European Union and includes requirements around transparency, conformity assessments and monitoring, risk assessments, human oversight, security and accuracy, and proposes fines for breach of up to 6% of worldwide annual turnover. In addition, on September 28, 2022, the European Commission proposed the AI Liability Directive and the revised Product Liability Directive seeking to establish a harmonized civil liability regime for AI in the European Union in order to facilitate civil claims in respect of harm caused by AI and to include AI-enabled products within the scope of the European Union’s existing product liability regime. If enacted, this regulatory framework is expected to have a material impact on the way AI is regulated in the European Union, and together with developing guidance and/or decisions in this area, may affect GEDi Cube’s use of AI and its ability to provide and to improve its services, require additional compliance measures and changes to its operations and processes, result in increased compliance costs and potential increases in civil claims against GEDi Cube, and could adversely affect its business, operations and financial condition.

Risks Related to GEDi Cube’s Technology and Intellectual Property

Issues in the development and use of AI, including machine learning and computer vision, in GEDi Cube’s AI platform may result in reputational harm or liability.

AI is integrated into GEDi Cube’s platform and is a significant element of its business offerings going forward. As with many developing technologies, AI presents risks, challenges and unintended consequences that could affect its further development, adoption, and use, and therefore GEDi Cube’s business. AI algorithms and training methodologies may be flawed. Data sets may be insufficient, of poor quality, or contain biased information. Inappropriate or controversial data practices by data scientists, engineers, and end-users of GEDi Cube’s systems could impair the acceptance of AI solutions. If the analyses that AI applications assist in producing are deficient or inaccurate, GEDi Cube could be subjected to competitive harm, potential legal liability, and brand or reputational harm. Some uses of AI present ethical issues, and GEDi Cube’s judgment as to the ethical concerns may not be perceived as accurate. While GEDi Cube aims to develop and use AI responsibly and attempts to identify and mitigate ethical and legal issues presented by its use, GEDi Cube may be unsuccessful in identifying or resolving issues before they arise. If GEDi Cube uses AI as part of its platform in a manner that is controversial or perceived as unethical, this may lead to adverse results for GEDi Cube’s financial condition and operations or the financial condition and operations of its collaborators or vendors, which may further lead to GEDi Cube experiencing competitive harm, legal liability and brand or reputational harm. In addition, AI-related issues, deficiencies and/or failures could give rise to legal and/or regulatory action, including with respect to proposed legislation regulating AI in jurisdictions such as the European Union and others, and as a result of new applications of existing data protection, privacy, intellectual property, and other laws.

Failure of, or defects in, GEDi Cube’s machine learning and cloud-based computing infrastructure, or increased regulation in the machine learning space, could impair GEDi Cube’s ability to process its data, develop products, or provide test results, and harm its business and results of operations.

The design, development, maintenance and operation of GEDi Cube’s technology over time is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects or errors. Overcoming technical obstacles and correcting defects or errors could prove to be impossible or impracticable, and the costs incurred may be substantial and adversely affect GEDi Cube’s results of operations. Additionally, regulation in the machine learning space is constantly evolving and may make it difficult for GEDi Cube to continue using its machine learning approach. If GEDi Cube’s technology does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation, GEDi Cube may be unable to provide, or its customers may stop using, its products.

40

GEDi Cube currently hosts all of its data on, and conducts its data analysis through, local hosting facilities. Any technical problems or outages that may arise in connection with these hosting facilities could result in the loss of GEDi Cube’s data or delayed or ineffective data processing. A variety of factors, including infrastructure changes, human or software errors, viruses, malware, security attacks, fraud, spikes in customer usage, or denial of service issues could cause interruptions in GEDi Cube’s service. Such service interruptions may reduce or inhibit GEDi Cube’s ability to provide its products, delay any further clinical validation and any future clinical studies, and damage its relationships with its customers. GEDi Cube could also be exposed to potential lawsuits, liability claims or regulatory actions, if, for example, GEDi Cube’s local servers experienced a data privacy breach. If GEDi Cube was required to transfer its data to an alternative hosting provider, the transfer and acclimation to the new provider could result in significant business delays and require additional resources.

Real or perceived errors, failures, or bugs in GEDi Cube’s platform and future products could adversely affect its business, results of operations, financial condition, and growth prospects.

GEDi Cube’s platform is, and its future products will be, complex, and therefore, undetected errors, failures, bugs, or defects may be present in such platform or products or occur in the future in its platform or products, its technology or software or the technology or software GEDi Cube licenses from third parties, including open source software, especially when updates or new products are released. Such software and technology is used in information technology (“IT”) environments with different operating systems, system management software, devices, databases, servers, storage, middleware, custom and third-party applications, and equipment and networking configurations, which may cause errors, failures, bugs, or defects in the IT environment into which such software and technology is deployed. This diversity increases the likelihood of errors, failures, bugs, or defects in those IT environments. Some of the features in GEDi Cube’s platform are powered by machine learning and AI, which depend on datasets and algorithms that could be flawed, including through inaccurate, insufficient, outdated, or biased data. Despite testing by GEDi Cube, real or perceived errors, failures, bugs, or defects may not be found until GEDi Cube’s customers use its products. Real or perceived errors, failures, bugs, or defects in GEDi Cube’s products could result in negative publicity, loss of or delay in market acceptance of its platform or future products and harm to its brand, loss of investor confidence, weakening of its competitive position, claims by customers for losses sustained by them, or failure to meet the stated service level commitments in its customer agreements. In such an event, GEDi Cube may be required, or may choose, for customer relations or other reasons, to expend significant additional resources in order to help correct the problem. Any real or perceived errors, failures, bugs, or defects in GEDi Cube’s products could also impair its ability to attract new customers, retain existing customers, or expand their use of its products, which would adversely affect GEDi Cube’s business, results of operations and financial condition.

GEDi Cube may also be subject to liability claims for damages related to real or perceived errors, failures, bugs, or defects in its platform or future products. A material liability claim or other occurrence that harms GEDi Cube’s reputation or decreases market acceptance of its platform or future products may harm its business and results of operations. Finally, since some of GEDi Cube’s customers use its products for compliance reasons, any errors, failures, bugs, defects, disruptions in service or other performance problems with GEDi Cube’s products may damage its customers’ businesses and could hurt its reputation.

GEDi Cube’s internal computer systems, or those expected to be used by its third-party research institution collaborators or other contractors or consultants, may fail or suffer security breaches.

Despite the implementation of security and back-up measures, GEDi Cube’s internal computer, server and other information technology systems as well as those of its third-party collaborators, consultants, contractors, suppliers and service providers, may be vulnerable to damage from physical or electronic break-ins, computer viruses, malware, ransomware, denial of service and other cyber-attacks or disruptive incidents that could result in unauthorized access to, use or disclosure of, corruption of, or loss of sensitive and/or proprietary data, including personal and health information, and could subject GEDi Cube to significant liabilities, regulatory and enforcement actions and reputational damage. For example, the loss of clinical study data from future clinical studies could result in delays in any regulatory clearance or approval efforts and significantly increase GEDi Cube’s costs to recover or reproduce the data, and subsequently commercialize its future products. If GEDi Cube or its third-party collaborators, consultants,

41

contractors, suppliers or service providers were to suffer an attack or breach, for example, that resulted in the unauthorized access to or use or disclosure of personal or health information, GEDi Cube may have to notify physicians, patients, partners, collaborators, government authorities and the media, and may be subject to investigations, civil penalties, administrative and enforcement actions and litigation, any of which could harm GEDi Cube’s business and reputation. Likewise, GEDi Cube relies on its third-party research institution collaborators and other third parties to conduct clinical validation, and similar events relating to their computer systems could also have a material adverse effect on GEDi Cube’s business. To the extent that any disruption or security breach were to result in a loss of, or damage to, GEDi Cube’s data or systems, or inappropriate or unauthorized access to or disclosure or use of confidential, proprietary, or other sensitive, personal, or health information, GEDi Cube could incur liability and suffer reputational harm, and the development and commercialization of its products could be delayed.

GEDi Cube’s insurance policies may not be adequate to compensate it for the potential losses arising from such disruptions, failure, or security breach. In addition, such insurance may not be available to GEDi Cube in the future on economically reasonable terms, or at all. Further, GEDi Cube’s insurance may not cover all claims made against it and defending a suit, regardless of its merit, could be costly, divert management attention and harm GEDi Cube’s reputation.

If GEDi Cube is unable to protect the confidentiality of its trade secrets, GEDi Cube’s business and competitive position would be harmed.

GEDi Cube relies on trade secrets and confidentiality agreements to protect its know-how, technology, data and other proprietary information and to maintain its competitive position. Trade secrets and know-how can be difficult to protect. GEDi Cube expects its trade secrets and know-how to, over time, be disseminated within the industry through independent development, the publication of journal articles describing the methodology and the movement of personnel from academic to industry scientific positions.

GEDi Cube seeks to protect these trade secrets and other proprietary technology, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as GEDi Cube’s employees, directors, corporate collaborators, outside scientific collaborators, contract research organizations (“CROs”), contract manufacturers, suppliers, service providers, consultants, advisors and other third parties. GEDi Cube also enters into confidentiality and invention or patent assignment agreements with its employees and consultants, and reminds departing employees when they leave their employment of their continuing confidentiality obligations. GEDi Cube cannot guarantee that it has entered into such agreements with each party that may have, or have had, access to GEDi Cube’s trade secrets or proprietary technology and processes. Despite GEDi Cube’s efforts, any of these parties may breach the agreements and disclose GEDi Cube’s proprietary information, including GEDi Cube’s trade secrets, and GEDi Cube may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. Some courts outside The Netherlands are less willing or unwilling to protect trade secrets. For example, in China, claims regarding infringement or misappropriation of trade secrets are difficult to prove, and consequently plaintiffs are rarely successful in bringing these claims. If any of GEDi Cube’s trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, GEDi Cube would have no right to prevent them from using that technology or information to compete with GEDi Cube. If any of GEDi Cube’s trade secrets were to be misappropriated by, disclosed to, or independently developed by a competitor or other third party, GEDi Cube’s competitive position could be materially and adversely harmed.

GEDi Cube has and may enter into collaboration, license, contract research and/or manufacturing relationships with contract organizations that operate in certain countries that are at heightened risk of theft of technology, data and intellectual property through direct intrusion by private parties or foreign actors, including those affiliated with or controlled by state actors. Accordingly, GEDi Cube’s efforts to protect and enforce GEDi Cube’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that GEDi Cube develops or licenses, and GEDi Cube may be at heightened risk of losing its proprietary intellectual property rights around the world, including outside of such countries, to the extent such theft or intrusion destroys the proprietary nature of its intellectual property.

42

GEDi Cube depends on its information technology and telecommunications systems and those of third parties, the failure or disruption of which could harm its business.

GEDi Cube depends on information technology and telecommunications systems, including those provided by third parties and their vendors, for significant elements of its operations, such as its information management systems, research and development, scientific and medical data analysis and general administrative activities. In addition, GEDi Cube’s third-party service providers depend upon technology and telecommunications systems provided by outside vendors. Following the Closing, GEDi Cube expects that the combined company will expand and strengthen a number of enterprise software systems that affect a broad range of business processes and functions, including, for example, systems handling human resources, financial controls and reporting, customer relationship management, regulatory compliance, security controls and other infrastructure operations. These expansions may prove more difficult than GEDi Cube expects and could cause disruptions in its operations or additional expense.

Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of GEDi Cube’s servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive events. Despite the precautionary measures GEDi Cube has taken to detect and prevent or solve problems that could affect its information technology and telecommunications systems, failures or significant downtime of these systems or those used by its third-party service providers and their vendors could prevent GEDi Cube from conducting tests, preparing and providing reports to future customers, billing payors, conducting research and development activities, maintaining its financial controls and other reporting functions, and managing the administrative aspects of its business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of GEDi Cube’s operations depend could have an adverse effect on its business.

If GEDi Cube’s trademarks and trade names are not adequately protected, GEDi Cube may not be able to build name recognition in its markets of interest and its business may be adversely affected.

GEDi Cube uses certain unregistered trademarks and trade names in its business. These trademarks or trade names may be challenged, infringed or declared generic or determined to be infringing on other marks. GEDi Cube may not be able to protect its rights to these trademarks and trade names in the future, which GEDi Cube views as valuable to building name recognition among potential partners and customers in its markets of interest. At times, competitors or other third parties have adopted or may adopt trade names or trademarks similar to GEDi Cube’s trade names and/or trademarks, thereby impeding its ability to build brand identity and possibly leading to market confusion and/or litigation. In addition, there could be potential trade name or trademark infringement claims brought by owners of registered trademarks or trademarks that incorporate variations of GEDi Cube’s unregistered trademarks or trade names. Over the long term, if GEDi Cube is unable to establish name recognition based on its trademarks and trade names, then GEDi Cube may not be able to compete effectively and GEDi Cube’s business may be adversely affected. GEDi Cube’s efforts to enforce, protect or defend its proprietary rights related to trademarks and trade names may be ineffective and could result in substantial costs and diversion of resources and could adversely affect GEDi Cube’s business, financial condition, results of operations and prospects.

Intellectual property litigation may lead to unfavorable publicity that harms GEDi Cube’s reputation.

During the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions and other interim proceedings in the litigation. Such announcements could harm GEDi Cube’s reputation, the perceived value of GEDi Cube’s intellectual property or the potential market for its products, which could have a material adverse effect on its business.

GEDi Cube’s success depends on its ability to develop and commercialize its technology without infringing, misappropriating, or otherwise violating the intellectual property of third parties. Third parties may initiate legal proceedings alleging that GEDi Cube is infringing their intellectual property rights, and if they prevail, could block sales of GEDi Cube’s products and force GEDi Cube to make large damages and/or royalty payments, which could have a material adverse effect on the success of its business.

GEDi Cube’s commercial success in part depends upon its ability, and the ability of its collaborators, to market, sell and distribute GEDi Cube’s products and use GEDi Cube’s proprietary technologies without infringing, misappropriating or otherwise violating the proprietary rights of third parties. There is considerable intellectual property litigation in the medical technology, biotechnology, diagnostic and pharmaceutical industries. GEDi Cube may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to its products, including interference proceedings before the United Kingdom Intellectual Property Office, the European Patent Office, the United States Patent and Trademark Office and similar bodies in other jurisdictions. Third parties may assert infringement claims against GEDi Cube based on existing patents or patents that may be issued in the future.

43

If GEDi Cube is found to infringe, misappropriate, or otherwise violate a third party’s intellectual property rights, it could be required to obtain a license from such third party to continue developing, marketing, selling and distributing GEDi Cube’s products, or to cease using the infringing technology. However, GEDi Cube may not be able to obtain any required license on commercially reasonable terms or at all. Even if GEDi Cube were able to obtain a license, it could be non-exclusive, thereby giving GEDi Cube’s competitors access to the same technologies licensed to GEDi Cube. In addition, GEDi Cube could be found liable for monetary damages, including treble damages if it is found to have willfully infringed a patent and attorneys’ fees if the court finds the case to be exceptional. A finding of infringement, misappropriation, or other violation could prevent GEDi Cube from commercializing its products or force GEDi Cube to cease some of its operations, which could materially harm its business. Claims that GEDi Cube has misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on GEDi Cube’s business.

Even if resolved in GEDi Cube’s favor, litigation or other legal proceedings relating to intellectual property claims may cause GEDi Cube to incur significant expenses and could distract GEDi Cube’s personnel from their normal responsibilities. Such litigation or proceedings could substantially increase GEDi Cube’s operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. GEDi Cube may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of GEDi Cube’s competitors may be able to sustain the costs of such litigation or proceedings more effectively than GEDi Cube can because of their greater financial resources and more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on GEDi Cube’s ability to compete in the market place.

GEDi Cube’s use of open-source software could subject GEDi Cube’s proprietary technology to unwanted open-source license conditions that could negatively impact its business.

A portion of GEDi Cube’s technology capabilities incorporates open-source software, and GEDi Cube may incorporate open-source software into other offerings or products in the future. If an author or other third party that distributed such open-source software to GEDi Cube were to allege that GEDi Cube had not complied with the conditions of one or more of these licenses, GEDi Cube could be required to incur significant legal expenses defending against such allegations. Further, the outcome of such litigation may be particularly uncertain in some cases, because there is little legal precedent governing the interpretation of certain terms of common open source licenses. In addition, if GEDi Cube combines its proprietary software with open-source software in a certain manner and makes it available to others, under some open-source licenses, it could be required to license or make available the source code of its proprietary software, which could substantially help its competitors develop products that are similar to or better than GEDi Cube’s and harm its business.

The success and growth of GEDi Cube’s business depends upon its ability to continuously innovate and develop new products and technologies.

GEDi Cube’s solution is a technology-driven platform that relies on innovation to remain competitive. The process of developing new technologies and products is complex, and GEDi Cube has built and seeks to further develop its own technology using the latest in AI and machine learning, cloud-based technologies and other tools to differentiate GEDi Cube’s products and technologies. In addition, GEDi Cube’s dedication to incorporating technological advancements into its AI platform requires significant financial and personnel resources and talent. GEDi Cube’s development efforts with respect to these initiatives could distract management from current operations and could divert capital and other resources from other growth initiatives important to GEDi Cube’s business. GEDi Cube operates in an industry experiencing rapid technological change and frequent product introductions. GEDi Cube may not be able to make technological improvements as quickly as demanded by its customers, or GEDi Cube may not be able to accurately predict the demand or growth of its technological investments, which could harm its ability to attract customers and have a material and adverse effect on its business, results of operations, financial condition and future prospects. In addition, GEDi Cube may not be able to effectively implement new technology-driven products and services as quickly as its competitors or be successful in marketing these products and services to potential customers. If GEDi Cube is unable to successfully and timely innovate, GEDi Cube could experience reputational damage and decreased demand for its AI platform and other products and technologies and its growth, business, results of operations, financial condition and future prospects could be materially and adversely affected.

44

GEDi Cube’s AI platform and other related products may become obsolete due to fast growing technological innovations or the entry of competitors with more financial and brand power.

AI is a fast growing industry and GEDi Cube must successfully adapt and manage technological advancements in AI and AI-related markets, as well as effectively compete with the emergence of additional competitors in the AI industry in order to maintain and grow GEDi Cube’s AI business and products. Thus, the success of GEDi Cube’s AI platform, other products and business depends in large part on its ability to keep pace with rapid technological changes in the development and implementation of AI products. For example, the development of groundbreaking technological innovations in AI, or innovations that would render AI obsolete, would harm GEDi Cube’s business and make its platform or other products less durable. Further, the entry of competitors into the AI market that have more financial and brand power could cause GEDi Cube’s share of the market to be significantly reduced thereby negatively affecting its business, operating results and financial condition.

Risks Related to the Combined Company

The combined company does not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of its Common Stock.

The current expectation is that the combined company will retain its future earnings to fund the development and growth of its business and, as such, that it will not pay cash dividends on the Common Stock in the foreseeable future. The payment of dividends on the Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the combined company’s board of directors may consider relevant. As a result, capital appreciation, if any, of the shares of the combined company’s Common Stock will be your sole source of gain, if any, for the foreseeable future.

The financial and operational projections that GEDi Cube or the combined company has made or may make from time to time are subject to inherent risks.

The projections of GEDi Cube provided herein or that, following the Closing, the management of the combined company may provide from time to time (including, but not limited to, those relating to potential clinical and regulatory timelines, production and supply matters, commercial launch dates, potential sales amounts and other financial or operational matters) reflect numerous assumptions made by GEDi Cube’s or the combined company’s management, as applicable, including assumptions with respect to its specific as well as general business, regulatory, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond GEDi Cube’s or the combined company’s control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from those contained in the projections.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about the combined company’s business, the stock price and trading volume of the combined company’s Common Stock could decline.

The trading market for the Common Stock of the combined company following the Closing will depend in part on the research and reports that securities or industry analysts publish about the combined company and its business. Securities and industry analysts do not currently, and may never, publish research on the combined company. If no or only very few securities analysts commence coverage, or if industry analysts cease coverage, of the combined company, the trading price for the combined company’s Common Stock would be negatively affected. If one or more of the analysts who cover the combined company downgrade the Common Stock or publish inaccurate or unfavorable research about the combined company’s business, the Common Stock price would likely decline. If one or more of these analysts cease coverage of the combined company or fail to publish reports on the combined company regularly, demand for the Common Stock could decrease, which might cause the price and trading volume of the Common Stock to decline.

45

The combined company’s quarterly results of operations may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the combined company’s stock price to fluctuate or decline.

Following the Closing, it is expected that the combined company’s results of operations will be subject to quarterly fluctuations. The combined company’s net loss and other operating results will be affected by numerous factors, including:

●	the combined company’s ability to successfully develop, market and sell its products;
●	the prices at which the combined company is able to sell its products;
●	the impact of competitive developments or the combined company’s response thereto;
●	disruptions in the combined company’s business due to manufacturing, supply, security breaches, outages, or other issues;
●	the cost of performing next-generation sequencing and other general information and communications technology costs, such as cloud services;
●	the extent to which the combined company’s products are deemed eligible or ineligible for coverage or reimbursement from third-party payors;
●	changes in coverage or reimbursement or in reimbursement-related laws directly affecting the combined company’s business;
●	regulatory developments affecting the combined company’s products or competing products;
●	timing of expenditures in connection with the combined company’s additional clinical validation or any future clinical studies; and
●	non-routine cash and non-cash expenses and write-offs, whether associated with acquisitions, restructuring activities, litigation, investigations, or otherwise.

If, following the Closing, the combined company’s quarterly results of operations fall below the expectations of investors or securities analysts, the value of the Common Stock could decline substantially. Furthermore, any quarterly fluctuations in the combined company’s results of operations may, in turn, cause the value of the Common Stock to fluctuate substantially. Accordingly, quarterly comparisons of the combined company’s financial results are not necessarily meaningful and should not be relied upon as an indication of its future performance.

Acquisitions or other strategic transactions may increase the combined company’s capital requirements, dilute its stockholders, cause it to incur debt or assume contingent liabilities, and subject it to other risks.

Following the Closing, the combined company may engage in various additional acquisitions and strategic partnerships in the future, including licensing or acquiring complementary intellectual property rights, technologies, or businesses. Any acquisition or strategic partnership may entail numerous risks, including:

●	increased operating expenses and cash requirements;
●	the assumption of indebtedness or contingent liabilities;

46

●	the issuance of the combined company’s equity securities that would result in dilution to its stockholders;
●	assimilation of operations, intellectual property and products of an acquired company;
●	difficulties associated with integrating new personnel;
●	retention of key employees, the loss of key personnel and uncertainties in the combined company’s ability to maintain key business relationships;
●	the diversion of the its management’s attention from its existing product programs and initiatives in pursuing such an acquisition or strategic partnership;
●	risks and uncertainties associated with the other party to such a transaction, including the prospects of that party and their existing products or product candidates and regulatory approvals, and the validity and enforceability of their intellectual property;
●	inability to consummate acquisitions on which the combined company spends a significant amount of time and resources;
●	possible write-offs or impairment charges relating to acquired businesses; and
●	the combined company’s inability to generate revenue from acquired intellectual property, technology, or tests sufficient to meet its objectives or offset the associated transaction costs.

In addition, as GEDi Cube and Renovaro integrate and the combined company’s strategy evolves, the combined company may opt to discontinue, deprioritize, or dispose of assets, technologies, or acquired businesses.

The combined company’s business activities are subject to the Foreign Corrupt Practices Act (the “FCPA”) and similar anti-bribery and anti-corruption laws.

Following the Closing, the combined company’s business activities will be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations, or rules of other countries in which the combined company will operate, including the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. GEDi Cube’s and Renovaro’s respective businesses are, and the combined company’s business will be, heavily regulated and, therefore, do and will involve significant interaction with public officials, including officials of foreign governments. Additionally, in many other countries, the healthcare providers who administer diagnostic tests are employed by their government, and the purchasers of diagnostics tests are government entities. Therefore, the combined company’s dealings with these providers and purchasers will be subject to regulation under the FCPA. The SEC and United States Department of Justice (the “DOJ”) have increased their FCPA enforcement activities with respect to biotechnology and pharmaceutical companies. There is no certainty that all of the combined company’s employees, agents, contractors, or collaborators, or those of its affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against the combined company and its officers and employees, the closing down of the combined company’s facility, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of the combined company’s business. Any such violations could include prohibitions on the combined company’s ability to offer its products in one or more countries and could materially damage the combined company’s reputation, brand, international expansion efforts, ability to attract and retain employees, business, prospects, operating results and financial condition.

47

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act), relating to Renovaro, GEDi Cube, the Transaction and the other proposed transactions contemplated by the Stock Purchase Agreement. These forward-looking statements include express or implied statements relating to Renovaro’s or GEDi Cube’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the future business and results of operations of the combined company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Renovaro or GEDi Cube, as well as assumptions made by, and information currently available to, management. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “approximate,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Renovaro, GEDi Cube, the combined company after the Transaction, or the proposed Transaction will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Renovaro’s and GEDi Cube’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Factors that might cause these differences include, but are not limited to, those described in this proxy statement under the heading “Risk Factors,” and the following factors:

●	the risk that the conditions to the Closing are not satisfied, including the failure to obtain stockholder approval of the Share Issuance Proposal and the Authorized Share Proposal as described in this proxy statement;

●	uncertainties as to the timing of the consummation of the Transaction and the ability of each of Renovaro and GEDi Cube to consummate the Transaction;

●	the combined company may not be able to obtain the equity or debt financing necessary to support the research, development, licensing, manufacture, and marketing of product candidates, products and platforms, and its anticipated level of operations;

●	uncertainties regarding the impact that any delay in the Closing, or other future liabilities or expenses, would have on the anticipated cash resources of Renovaro or the combined company’s cash resources;

●	the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Stock Purchase Agreement;

●	the effect of the announcement or pendency of the Transaction on Renovaro’s or GEDi Cube’s business relationships, operating results and business generally;

●	the initiation or outcome of any legal proceedings that may be instituted against Renovaro, GEDi Cube or any of their respective directors or officers related to the Stock Purchase Agreement or the transactions contemplated thereby;

●	competitive responses to the Transaction;

●	unexpected costs, charges or expenses resulting from the Transaction;

●	the combined company’s ability to continue as a going concern and ability to raise additional capital, if needed;

48

●	the combined company’s dependence on the services of experts, including third parties to research and develop product candidates in cooperation with the combined company’s employees and officers;

●	the difficulty or impossibility of predicting future clinical trial results and regulatory outcomes of the combined company’s product candidates based upon pre-clinical or earlier clinical trial performance;

●	the application of heightened regulatory and commercial scrutiny to the combined company’s gene, cell, and immunotherapy products given their novel nature and concomitant potential for actual or perceived safety issues;

●	the combined company’s ability to compete in a rapidly developing field, and the potential impact to its financial condition, product marketability, and operational capacities of a competitor receiving regulatory approval before the combined company, or a competitor developing a more advanced or efficacious therapy than the combined company’s product;

●	potential delays or total failures of third parties, such as universities, non-profits, and clinical research centers, to perform obligations on which the combined company’s product research and development rely;

●	the impact on the combined company’s competitive position, business operations and financial condition of implementation of amended healthcare laws and regulations related to healthcare pricing and reimbursement;

●	the dependence of certain of the combined company’s pipelines on intellectual property licensed from licensors, and the severe adverse impact to its business operations of a disruption of one of its licensing relationships;

●	the potential monetary costs of defending the combined company’s intellectual property rights in a dispute, and the possibility that an intellectual property dispute will not be settled in our favor;

●	the possibility that the combined company’s patents and patent applications, even if unchallenged, will not sufficiently protect or provide exclusive use of the combined company’s intellectual property, which could jeopardize its ability to commercialize its products and dissuade companies from subsequently collaborating with the combined company;

●	the negative impact to the combined company’s competitive position and the value of its technology of its failure to protect trade secrets through the use of non-disclosure and confidentiality agreements, or the unavailability of adequate recourse for breach of such agreements;

●	the fluctuation and volatility of the market price of the Common Stock due to its limited public market, and the possibility that these issues will compound and strain the Renovaro stockholders’ ability to resell their Common Stock;

●	the combined company’s significant dependence on sophisticated management with highly technical expertise to oversee business operations, and its ability to attract and retain qualified personnel to sustain growth;

●	the combined company’s ability to adapt to future growth by training an expanding employee base and shifting away from reliance on third-party contractors;

●	the risk of liability arising from claims of environmental damage, personal injury, and property damages in connection with the combined company’s research and development activities, including those that involve the use of hazardous materials;

●	the possibility that enforcement actions to suspend or severely restrict the combined company’s business operations will be brought against the combined company for its failure to comply with laws or regulations and the potential costs of defending against such actions;

49

●	the combined company’s reliance on adequate maintenance of the security and integrity of its information technology systems to effectively operate its business; and

●	other risks and uncertainties detailed from time to time in Renovaro’s SEC filings.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere in this proxy statement. Many of the important factors that will determine these results are beyond Renovaro’s and GEDi Cube’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any of Renovaro’s assumptions prove incorrect, actual results of Renovaro, GEDi Cube or the combined company could differ materially from the forward-looking statements. There may be additional risks that Renovaro considers immaterial or that are unknown. It is not possible to predict or identify all such risks. Forward-looking statements only speak as of the date they are made, and neither Renovaro nor GEDi Cube undertake any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws.

For a discussion of the factors that may cause Renovaro’s, GEDi Cube’s or the combined company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risks associated with the ability of Renovaro and GEDi Cube to complete the Transaction and the effect of the Transaction on the business of Renovaro, GEDi Cube and the combined company, please see the section titled “Risk Factors” beginning on page 22 of this proxy statement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are also discussed in reports filed with the SEC by Renovaro.

50

THE SPECIAL MEETING OF RENOVARO STOCKHOLDERS

General

The special meeting of the Renovaro stockholders, or the Special Meeting, will be held on Thursday, January 25, 2024, at 12:00 p.m., Eastern Standard Time, at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131, unless postponed or adjourned to a later date.

This proxy statement, together with copies of the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q, is expected to be first mailed to stockholders of Renovaro on or about January 4, 2024.

Record Date and Shares Outstanding

Stockholders of record at the close of business on December 29, 2023, the Record Date, are entitled to notice of the Special Meeting. At the Record Date, 67,224,089 shares of Common Stock and 561,010 shares of Series A Preferred Stock were outstanding and entitled to vote at the Special Meeting.

Voting Rights

Only holders of Common Stock and Series A Preferred Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted on at the Special Meeting, and each share of Series A Preferred Stock is entitled to ten (10) votes on all matters to be voted on at the Special Meeting. The presence in person or by proxy of at least one-third (1/3) of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting constitutes a quorum.

Broker Non-Votes

If you do not give instructions to your broker or other nominee on how to vote, your nominee may vote your shares on matters that are considered to be “routine” under applicable stock exchange rules, but will not be permitted to vote your shares with respect to “non-routine” items. We believe that, under the applicable stock exchange rules, the Share Issuance Proposal, the Authorized Share Proposal, the Repricing Proposal, the 2023 Plan Amendment Proposal and the Adjournment Proposal are non-routine matters. A “broker non-vote” occurs when a broker, bank or other nominee that is a holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item. Broker non-votes will not be counted as votes “FOR” or “AGAINST” any proposal to be considered at the Special Meeting but will be counted in determining whether there is a quorum for the Special Meeting. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Purposes of the Special Meeting

The purposes of the Special Meeting are:

●	Share Issuance Proposal: To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of shares of Common Stock pursuant to the Stock Purchase Agreement, which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement;

●	Authorized Share Proposal: To approve an amendment to the Certificate of Amendment to increase the total number of authorized shares of capital stock of Renovaro from one hundred ten million (110,000,000) to three hundred sixty million (360,000,000) and to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000), which approval is necessary to consummate the transactions contemplated by the Stock Purchase Agreement;

51

●	Repricing Proposal: To approve a decrease in the exercise price of the outstanding stock options held by Renovaro’s employees and consultants granted pursuant to the Enochian BioSciences Inc. 2019 Equity Incentive Plan, or the 2019 Plan, and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan, or the 2023 Plan, with current exercise prices above the closing price of the Common Stock as reported on Nasdaq on the date of the Closing to such reported closing price, as required by Nasdaq Listing Rule 5635 and the terms of the Plans;

●	2023 Plan Amendment Proposal: To approve an amendment to the 2023 Plan to increase the number of shares of Common Stock available for awards under the 2023 Plan by five million (5,000,000) shares; and

●	Adjournment Proposal: To adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to approve any one or more of the matters identified above for consideration at the Special Meeting.

If Renovaro is to complete the Transaction with GEDi Cube, stockholders must approve Proposals 1 and 2. The approval of Proposals 3, 4 and/or 5 is not a condition to the completion of the Transaction.

As of the date of this proxy statement, the Renovaro Board does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Recommendation of the Renovaro Board

After careful consideration, the Renovaro Board has unanimously approved the Stock Purchase Agreement, the Transaction and each of the proposals referred to above, and has determined that they are advisable, fair and in the best interests of Renovaro’s stockholders. Accordingly, the Renovaro Board unanimously recommends that Renovaro’s stockholders vote “FOR” the Share Issuance Proposal, “FOR” the Authorized Share Proposal, “FOR” the Repricing Proposal, “FOR” the 2023 Plan Amendment Proposal and “FOR” the Adjournment Proposal.

Voting and Revocation of Proxies

The proxy accompanying this proxy statement is solicited on behalf of the Renovaro Board for use at the Special Meeting and any adjournments or postponements of the Special Meeting.

If you are a stockholder of record of Renovaro as of the Record Date, you may vote:

●	over the Internet at www.AALvote.com/RENBSM;

●	by telephone at 1-866-804-9616;

●	if you elected to receive printed proxy materials by mail, by signing and returning the proxy card provided; and

●	by attending the Special Meeting and voting in person.

Whether or not you plan to attend the Special Meeting, Renovaro urges you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy. If you vote by proxy, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 24, 2024 to be counted.

52

If your shares are held in the name of a bank, broker, trustee or other nominee holder of record (i.e., in “street name”), you may vote by following the voting instructions provided to you by your bank or broker.

All properly executed proxies that are not revoked will be voted at the Special Meeting and at any adjournment or postponement of the Special Meeting in accordance with the voting instructions contained in the proxy. If a holder of Common Stock or Series A Preferred Stock executes and returns a proxy or otherwise votes without marking voting selections, the shares represented by that proxy will be voted “FOR” the Share Issuance Proposal, the Authorized Share Proposal, the Repricing Proposal, the 2023 Plan Amendment Proposal and the Adjournment Proposal.

A stockholder of record as of the Record Date who has submitted a proxy may change or revoke the proxy. You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Special Meeting as follows:

●	By submitting a written notice of revocation to our Secretary at our principal executive office, Attention: Luisa Puche, Chief Financial Officer and Corporate Secretary;

●	By timely delivering a properly executed, later-dated proxy or submitting a proxy with new voting instructions using the telephone or Internet voting system; or

●	By voting during the Special Meeting.

For all methods of voting, the last vote cast will supersede all previous votes. Attendance at the Special Meeting alone will not have the effect of revoking a proxy. The method by which you vote by proxy will in no way limit your right to vote at the Special Meeting if you decide to attend the Special Meeting.

If your shares are held in the name of a broker or other nominee, you may change or revoke your vote by following the specific directions provided to you by your broker or other nominee.

Required Vote

The presence at the Special Meeting, in person or by proxy, of the holders of one-third (1/3) of the issued and outstanding shares of Common Stock and Series A Preferred Stock entitled to vote at the Special Meeting will constitute a quorum. At the close of business on the Record Date, Renovaro had 67,224,089 shares of Common Stock outstanding and entitled to vote at the Special Meeting and 561,010 shares of Series A Preferred Stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting.

Each of Proposals 1 and 2 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by Nasdaq Listing Rule 5635.

Each of Proposal 3 and Proposal 4 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by the General Corporation Law of the State of Delaware.

Proposal 5 must be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting, as required by the By-laws.

For these proposals, broker non-votes, if any, and a properly marked “ABSTAIN” with respect to any such matter will not be voted for or against a proposal and will not be counted as a vote cast for or against a proposal for purposes of determining the number of votes cast with respect to such proposals.

Appraisal Rights

Renovaro’s stockholders are not entitled to appraisal rights in connection with the Transaction.

Solicitation of Proxies

In addition to solicitation by mail, the directors, officers, employees and agents of Renovaro may solicit proxies from Renovaro stockholders by telephone, letter, email or in person without compensation. Renovaro will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

53

THE TRANSACTION

This section and the section titled “The Stock Purchase Agreement” beginning on page 64 of this proxy statement describe the material aspects of the Transaction, including the Stock Purchase Agreement. While Renovaro believes that this description covers the material terms of the Transaction and the Stock Purchase Agreement, it may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Stock Purchase Agreement, which is attached as Annex A-I to this proxy statement, including the First Amendment to Stock Purchase Agreement attached as Annex A-II to this proxy statement, and the other documents to which Renovaro has referred or which have been incorporated by reference herein. For a more detailed description of where you can find those other documents, please see the section titled “Where You Can Find More Information” beginning on page 178 of this proxy statement.

Background of the Transaction

The following chronology summarizes the key meetings and events that led to the signing of the Stock Purchase Agreement. The following chronology does not purport to catalogue every conversation among the Renovaro Board, the Transaction Committee (as defined below), members of Renovaro management or Renovaro’s representatives and other parties.

During the second quarter of 2023, Renovaro’s management began actively exploring options to strengthen Renovaro’s ability to advance its existing product pipeline and enhance stockholder value. These options included licensing or acquiring rights to other product candidates, or acquisitions of, or mergers with, other companies with other products, product candidates or technologies. Management had regular conversations with various Renovaro Board members, including Rene Sindlev and Gregg Alton, about market competition and opportunities. In April 2023, Nina Storms, an advisor to GEDi Cube, spoke with René Sindlev, Chairman of Renovaro, regarding a potential business relationship. On May 17, 2023, Mr. Sindlev met with Ms. Storms regarding GEDi Cube and the possible benefits of a transaction. Mr. Sindlev conducted multiple calls and in-person meetings with Ms. Storms in the weeks that followed, including a meeting with Frank Van Asch, the inventor of the GEDi Cube technology.

On June 8, 2023, Renovaro announced it had received FDA comments on pre-Investigational New Drug Application (“IND”) for pancreatic cancer therapy, RENB-DC11: Genetically modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Product for Long-term Remission of Solid Tumors (“RENB-DC11”). Renovaro considered the comments to be thorough and highly informative setting a clear pathway for IND. Renovaro developed extensive pre-clinical and clinical plans to achieve IND and conduct Phase 1 and 2 clinical trials. Ongoing pre-clinical studies in animal models conducted through Dr. Anahid Jewett at UCLA continued to demonstrate promising results. Renovaro projected IND submission and commencement of human trials for the second half of 2024, with the potential for approval for human use by the end of 2025 or early 2026.

On June 9, 2023, the Renovaro Board held a special meeting at which members of Renovaro management and representatives of K&L Gates LLP (“K&L”), Renovaro’s outside legal counsel, were present. At this meeting, the Renovaro management discussed the strategic, financial and operational challenges of operating Renovaro’s business in the then-current environment, including the macro-economic, industry and market conditions negatively impacting pre-clinical-stage cell and gene therapy companies such as Renovaro. The Renovaro Board discussed the need for significant capital investment to complete Renovaro’s pre-clinical and clinical trials of RENB-DC11 and its other therapeutic platforms in development, support the filing of an IND application for RENB-DC11, fund its manufacturing network, fund its innovative research and development efforts, hire the appropriate personnel necessary to execute on those priorities, retain critical talent, and operate generally as a public company, as well as the risks and uncertainties associated with conducting pre-clinical and clinical trials for RENB-DC11, pursuing related regulatory approvals and, if successful, launching and commercializing RENB-DC11. The Renovaro Board also discussed the risks and uncertainties associated with Renovaro’s cash requirements, which had severely negatively impacted Renovaro’s stock price and its ability to raise sufficient capital through equity financings. The Renovaro Board further discussed Renovaro’s current cash position, its near-term priorities and related cash requirements, and the lack of attractive financing alternatives given then-current market conditions. The Renovaro Board further discussed changing the Company’s name to Renovaro, a variant of the Latin verb “to renew”.

Throughout June, Ms. Storms and Mr. Sindlev continued to have discussions regarding a possible transaction. On June 19, 2023, Ms. Storms sent an email to Mr. Sindlev with information regarding GEDi Cube.

54

On June 20, 2023, Mr. Sindlev forwarded the information provided by Ms. Storms concerning GEDi Cube to Dr. Mark Dybul, the Chief Executive Officer of Renovaro, and other representatives of Renovaro.

Additional, preliminary and high-level exploratory communications followed between representatives of Renovaro, including Dr. Dybul, Mr. Sindlev, Ms. Luisa Puche, Renovaro’s Chief Financial Officer and Francois Binette, Renovaro’s Chief Operating Officer, and representatives of GEDi Cube, including Ms. Storms, GEDi Cube representatives including incoming Chief Executive Officer, and Rhys Tombling, GEDi Cube’s Finance Director throughout late June 2023 and early July 2023.

During late June 2023 and early July 2023, Dr. Dybul had discussions with the senior management of a biotech company (“Party A”) with, among other assets, advanced pre-clinical potential mRNA vaccines for two infectious diseases with sizeable potential commercial markets. Party A was in the midst of a sale process and was looking to sell, license or otherwise partner these products to Renovaro. Because of the market size and complementarity to Renovaro’s pipeline, on July 6, 2023, management began working on strategies to secure funding of Renovaro’s acquisition of Party A and discussions were held with potential investor relations consultants regarding such strategies.

During early July 2023, there were many discussions among Renovaro management, Mr. Sindlev, Gregg Alton, a member of the Renovaro Board and K&L regarding Party A and the ability to finance the acquisition of the specified pipelines.

On July 10, 2023, Dr. Dybul wrote to representatives of GEDi Cube to request certain additional information regarding GEDi Cube. Ms. Storms provided a response to that request via email on July 10, 2023, which included discussions of the preparation of a confidentiality agreement and a preliminary term sheet for a possible business combination.

On July 15, 2023, Mr. Sindlev had a further communication with Ms. Storms regarding the terms of the potential business combination.

On July 16, 2023, members of Renovaro’s management had communications with the K&L team to discuss matters related to the structure of the potential business combination and due diligence of GEDi Cube.

Renovaro and GEDi Cube entered into a mutual confidentiality disclosure agreement, effective as of July 17, 2023 (the “NDA”), to enable the parties to engage in confidential discussions in respect of a potential negotiated business arrangement between the parties. The NDA did not contain standstill obligations.

On July 20, 2023, Renovaro provided a draft of a non-binding letter of intent to representatives of GEDi Cube (the “LOI”). The LOI proposed to combine Renovaro and GEDi Cube in an all-stock transaction. Among other terms, the LOI offered consideration of Renovaro Common Stock for each outstanding ordinary share of GEDi Cube such that GEDi Cube shareholders immediately prior to consummation of the proposed transaction would own approximately 50% of the combined company immediately following closing of the proposed transaction. The LOI also proposed a 120-day exclusivity period and that GEDi Cube would receive board representation on the combined company’s board of directors.

On July 20, 2023, Dr, Dybul, Ms. Storms and Mr. Tombling had a call to discuss the LOI in which they requested the clarification that the 50% ownership was on a fully-diluted basis.

On July 21, 2023 Renovaro management sent the Renovaro Board the draft letter of intent, including the request for the 50% ownership on a fully diluted basis, and a presentation prepared by GEDi Cube about the company and called a meeting of the Renovaro Board on July 25, 2023 to discuss.

55

On July 25, 2023, the Renovaro Board had a telephonic board meeting at which members of Renovaro management and representatives of K&L were present. Dr. Dybul updated the Renovaro Board on the potential strategic opportunities for Renovaro. Dr. Dybul informed the Renovaro Board that Renovaro had been deemed ineligible for a grant Renovaro had been pursuing because of its limited cash reserves and other issues. Dr. Dybul advised the Renovaro Board on the discussions with Party A and that management had not yet been able to identify financing to proceed with the acquisition of Party A’s pipelines. Dr. Dybul also advised the Renovaro Board on the potential opportunity with GEDi Cube, including GEDi Cube’s technology, senior management, possible synergies, strategic rationale and considerations in evaluating a potential business combination transaction. The Renovaro Board and management also discussed the terms of the LOI. A representative of K&L provided the Renovaro Board with an overview of the terms of the LOI. Following discussion, the Renovaro Board directed management to continue negotiations on the July LOI with GEDi Cube on the terms previously reviewed by and discussed with the Renovaro Board at the meeting. In addition, the Renovaro Board approved the change in the Company’s name to Renovaro Biosciences Inc.

On July 26, 2023, there was a joint meeting of the senior scientific consultants and management of Renovaro and GEDi Cube to explore areas of synergy. The Renovaro team was impressed with the depth of experience and knowledge of the GEDi Cube team and identified clear areas to mutually reinforce each of Renovaro’s platforms as well as areas for collaboration to develop novel approaches across the companies. There were additional post-meeting interactions between senior members of each team to discuss further.

On July 28, 2023, the Renovaro Board had a telephonic meeting at which Dr. Dybul informed of the additional diligence conversations that had taken place with GEDi Cube management and that GEDi Cube had expressed an interest in executing the LOI previously presented to the Renovaro Board. The Renovaro Board authorized Dr. Dybul to execute the LOI.

On August 1st, Dr. Dybul and Karen Brink, a director of GEDi Cube, executed the LOI.

Between August 1, 2023 and August 6, 2023, representatives of Renovaro and GEDi Cube, along with input from a third-party publication relations firm, discussed the contents of the public announcement of the entry into the LOI.

On August 8, 2023 and August 9, 2023, Dr. Dybul, Mr. Sindlev, representatives from K&L, Ms. Storms, Mr. Rhodes and Mr. Tombling met in person in Cannes, France where the parties discussed the status of the parties’ confirmatory diligence, negotiation of the definitive agreement, and the expected communications regarding announcement of the execution of the LOI and the proposed transaction as well as the short-term working capital needs of GEDi Cube and the possibility of Renovaro lending funds to GEDi Cube to meet those needs. On August 9, 2023, Renovaro issued a press release announcing the entry into the LOI.

On August 10, 2023, Dr. Dybul circulated to the Renovaro Board a written consent for the approval of a loan of up to $1.1 million to GEDi Cube for its short-term working capital needs. On August 10th, the Renovaro Board approved a loan of up to $1.1 million to GEDi Cube. On August 11th, Renovaro loaned GEDi Cube $550,000, as evidenced by a six-month promissory note, and on August 18th, Renovaro loaned GEDi Cube $500,000, evidenced by a second six-month promissory note.

Between August 11, 2023 and August 20, 2023, Dr. Dybul, Mr. Sindlev and representatives from K&L had various discussions on the confirmatory due diligence process and the expected timeline for the execution of a definitive agreement. On August 22, 2023, the Renovaro Board held a telephonic board meeting at which they discussed the Transaction and formed a transaction committee of Mr. Alton, Jayne McNicol, a Renovaro Board member, and Mr. Sindlev (the “Transaction Committee”).

On August 29, 2023, K&L sent Greenberg Traurig, P.A. (“Greenberg”), counsel to GEDi Cube, an initial draft of a definitive agreement. Among other things, the draft Stock Purchase Agreement provided for (i) representations and warranties and interim operating covenants customary for transactions of this type, (ii) largely reciprocal non-solicitation restrictions prohibiting either party from soliciting or engaging in discussions with competing bidders, and (iii) a termination right, exercisable by either party, if the Transaction had not closed by February 28, 2024. K&L also provided a draft of the Stock Purchase Agreement to the Transaction Committee and received comments from the Transaction Committee thereon.

56

During the period from August 30, 2023 through September 28, 2023, representatives and advisors of Renovaro and GEDi Cube reviewed due diligence materials provided by the other party and engaged in business, financial and legal due diligence discussions with representatives and advisors of the other party and submitted a number of requests for supplemental due diligence information. The mutual diligence was focused on assessing potential synergies and risks for the combined company, legal and compliance matters, intellectual property matters and accounting matters.

On September 10, 2023, Renovaro management received a due diligence report it had independently contracted for from an AI expert on the GEDi Cube technology (the “Due Diligence Report”).

On September 11, 2023, Greenberg sent a revised draft of the Stock Purchase Agreement to K&L, which, among other things, (i) provided for reciprocal representations and warranties, interim operating covenants, closing conditions and indemnification obligations of Renovaro, and (ii) added an expense reimbursement obligation of Renovaro for the cost of the completion of the GEDi Cube audit of its 2022 financial statements.

From September 11, 2023, through September 28, 2023, representatives of K&L, with input from the Renovaro Transaction Committee and Renovaro management, and GEDi Cube’s representatives and representatives of Greenberg exchanged drafts and participated in discussions regarding the terms of the definitive agreement, the registration rights agreement and related documents.

On September 27, 2023, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the status of due diligence and the status of the negotiations on the definitive agreement, including the probability that less than 100% of the shareholders of GEDi Cube would sign the definitive agreement, but that the Stock Purchase Agreement would contain a condition to closing that 100% of the stockholders sign joinders prior to closing. The Renovaro Board asked questions and provided feedback and direction to Renovaro management on these matters. Dr. Dybul provided a summary to the Renovaro Board of the information contained in a valuation report which GEDi Cube obtained on the valuation of itself as well as a summary of the conclusions of the Due Diligence Report. The Renovaro Board asked questions of Dr. Dybul regarding these diligence matters. Representatives of K&L then discussed, in response to questions from the Renovaro Board, certain financial terms of the Stock Purchase Agreement (including the 50%/50% split of the ownership of the post-closing combined entity and the possible change in the Renovaro stock price between signing of the LOI and closing). After discussion, the Renovaro Board directed management to continue negotiation of the Stock Purchase Agreement and that the Renovaro Board would reconvene to consider the revised definitive agreement.

On September 28, 2023, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the status of the negotiations on the definitive agreement. After discussion and consideration of the definitive agreement, the members of the Renovaro Board present at the meeting unanimously approved the terms of the Stock Purchase Agreement and the other transactions contemplated by the Stock Purchase Agreement and directed Renovaro management to execute the Stock Purchase Agreement.

In the evening of September 28, 2023, Renovaro, GEDi Cube and GEDi Cube shareholders holding 77.5% of the outstanding GEDi Cube Shares executed the Stock Purchase Agreement.

On September 29, 2023, Renovaro and GEDi Cube issued a joint press release announcing the parties’ entry into the Stock Purchase Agreement.

On November 17, 2023, Renovaro received an executed joinder by a GEDi Cube shareholder who owns 16.7% of the outstanding GEDi Cube Shares.

On December 20, 2023, Renovaro, GEDi Cube and the shareholders party to the Stock Purchase Agreement executed a First Amendment to Stock Purchase Agreement, which is attached as Annex A-II to this proxy statement, pursuant to which the parties agreed that the 1 million shares of Common Stock issued to Avram Miller pursuant to the Miller Consulting Agreement would not be counted for the calculation of the Closing Consideration as well as to correct the definition of “Shareholder Approval”.

Reasons for the Transaction

At a meeting held on September 28, 2023, among other things, the Renovaro Board unanimously (i) determined that the Transaction and the other transactions contemplated by the Stock Purchase Agreement are fair to, advisable and in the best interests of Renovaro and its stockholders, (ii) approved and declared advisable the Stock Purchase Agreement and the transactions contemplated thereby, including the issuance of shares of Common Stock to the Sellers, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, that the stockholders approve the Share Issuance Proposal and the Authorized Share Proposal, each of which is required to consummate the Transaction.

57

In reaching its decision to approve the Stock Purchase Agreement and the transactions contemplated thereby, including the Transaction, the Renovaro Board considered a number of factors that it viewed as supporting this decision, including:

●	the financial condition and prospects of Renovaro and the risks associated with continuing to operate Renovaro on a standalone basis, particularly in light of the then-current environment, including the macro-economic, industry and market conditions negatively impacting pre-clinical-stage cell and gene therapy companies such as Renovaro;

●	the Renovaro Board has undertaken a comprehensive and thorough process of reviewing and analyzing potential strategic acquisitions as well as reaching out to partnering candidates for a variety of strategic transactions to identify the opportunity that would, in the Renovaro Board’s opinion, create the most value for Renovaro’s stockholders;

●	the results of the due diligence review of GEDi Cube’s business and operations by Renovaro’s management;

●	the volatility of the market price of the Common Stock;

●	the consequences of current market conditions, the depressed stock price of Renovaro, continuing net operating losses and the likelihood that the resulting consequences for Renovaro, on a standalone basis, would not change for the benefit of the Renovaro stockholders in the foreseeable future;

●	the highly complementary product candidates and technologies of Renovaro and GEDi Cube and the expectation that, following the Closing, the combined company would be in a better position to accelerate product development and to pursue the new therapeutic approaches for cancer and other diseases;

●	the expectation that GEDi Cube’s AI platform could aid Renovaro in its planned clinical trial for RENB-DC11;

●	the Renovaro Board believes that, as a result of arm’s length negotiations with GEDi Cube, Renovaro and its representatives negotiated the most favorable value and form for the consideration to be paid by Renovaro in the Transaction to which GEDi Cube and the Sellers were willing to agree, and that the terms of the Stock Purchase Agreement include the most favorable terms to Renovaro in the aggregate to which GEDi Cube and the Sellers were willing to agree;

●	the Renovaro Board believes that the Transaction would provide the existing Renovaro stockholders opportunities as a result of the Transaction to participate in the prospective growth of the combined company given Renovaro’s potential to commercialize its pipeline and GEDi Cube’s potential to enhance its AI capabilities;

●	the likelihood that the combined company would possess sufficient financial resources to allow the management team to focus on plans for developing and commercializing Renovaro’s product candidates and the potential achievement of important clinical milestones in the near future;

●	the possibility that the combined company would be able to raise capital in the future from a broader array of sources as a result of the combination of Renovaro’s public company structure with Renovaro and GEDi Cube’s combined businesses;

●	the fact that the combined company will continue to be led by an experienced industry chief executive officer and a team many of whom have extensive expertise in cancer treatment, research and development, business, and healthcare regulation, and a board of directors with representation from the current Renovaro and GEDi Cube boards; and

●	the expectation that the Transaction would result in meaningful synergies by combining key assets, personnel, capabilities and intellectual property, as well as ongoing access to world-leading scientific and clinical collaborators, which is expected to deliver long-term value for stockholders of the combined company.

58

The Renovaro Board also reviewed the terms and conditions of the Stock Purchase Agreement and concluded that such terms and conditions were reasonable under the circumstances:

●	the estimated number of shares of Common Stock to be issued in the Transaction, the resulting ownership of Renovaro by the Sellers and the impact of changes in the number of outstanding shares of Common Stock between the date of the Stock Purchase Agreement and the Closing and the fact that the number of shares of Common Stock to be issued would not be adjusted based on the market price of Renovaro’s Common Stock;

●	the number and nature of the conditions of Renovaro’s and GEDi Cube’s respective obligations to complete the Transaction and the likelihood that the Transaction will be completed on a timely basis, as more fully described below under “The Stock Purchase Agreement—Conditions to Completion of the Transaction” beginning on page 71 of this proxy statement;

●	the condition to Renovaro’s obligation to consummate the Transaction that all holders of GEDi Cube Shares immediately prior to the Closing have joined the Stock Purchase Agreement as Sellers, so that, following the Closing, Renovaro shall be the sole holder of GEDi Cube Shares;

●	the composition of the Renovaro Board following closing with respect to the representatives to be appointed by each party and the continued leadership of Renovaro under its current executive management team;

●	the belief that the terms of the Stock Purchase Agreement, including the parties’ representations, warranties, covenants and the conditions to their respective obligations, are reasonable under the circumstances;

●	the length of the survival of, and reasonableness of the limitations for, the post-closing indemnification by the Sellers to Renovaro for breaches of representations, warranties, covenants and agreements in the Stock Purchase Agreement, claims by current or former holders of GEDi Cube’s securities and pre-closing taxes;

●	the respective rights of, and limitations on, Renovaro and GEDi Cube under the Stock Purchase Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances, as more fully described below under “The Stock Purchase Agreement—Exclusivity” beginning on page 70 of this proxy statement;

●	the fact that the Stock Purchase Agreement contains restrictions on GEDi Cube’s conduct of business prior to the completion of the Transaction; and

●	the fact that the Exchange Consideration was the result of extensive arm’s-length negotiations between the parties.

In the course of its deliberations and in addition to the analyses and recommendation of the Renovaro Board, the Renovaro Board also considered a variety of risks and other countervailing factors related to entering into the Transaction, including:

●	the prohibition on Renovaro to solicit alternative acquisition proposals during the pendency of the Transaction, subject to certain exceptions;

●	the substantial expenses to be incurred by Renovaro in connection with the Transaction;

●	the possibility of disruptive stockholder litigation following announcement of the Transaction;

●	the obligation of Renovaro to obtain stockholder approval of the Share Issuance Proposal and the Authorized Share Proposal to consummate the Transaction;

●	the fact that Renovaro’s stockholders would experience dilution by virtue of the issuance of Common Stock as Exchange Consideration in the Transaction;

●	the risk that, because the Exchange Consideration will not be adjusted based on the market price of Renovaro’s Common Stock, the then-current trading price of the Common Stock to be issued to GEDi Cube shareholders upon the consummation of the Transaction could be significantly higher than the trading price prevailing at the time the Stock Purchase Agreement was executed;

●	the risk that GEDi Cube’s financial performance may not meet Renovaro’s expectations;

●	the risk that the technologies of the combined company may not be as complementary as expected and that perceived technology advantages cannot be realized;

59

●	the risk to Renovaro’s business, operations and financial results in the event that the Transaction is not consummated;

●	the risk of diverting Renovaro management’s focus and resources from other strategic opportunities and from operational matters, and potential disruption of Renovaro management associated with the Transaction and integrating the two companies;

●	the technical, regulatory and other risks and uncertainties associated with the integration of Renovaro’s and GEDi Cube’s business and the continued development of their product candidates and technologies;

●	the risk that the combined company will not be successful in commercializing Renovaro’s product candidates or GEDi Cube’s platform or future products and that the combined company will not be able to secure funding for such commercialization on commercially reasonable terms or at all, and the risk that the revenues from the combined company’s future products and technology will be less than expected;

●	the risks, challenges and costs inherent in combining the operations of the two companies and the expenses to be incurred in connection with the Transaction;

●	the strategic direction of the combined company following the completion of the Transaction, which will be determined by a board of directors initially comprised of a majority of the directors designated by Renovaro; and

●	the various other risks associated with the combined company and the Transaction, including those described in the sections entitled “Risk Factors” and “Forward-Looking Statements” in this proxy statement.

After evaluating the proposed Transaction and taking into account all of the factors previously discussed and considered by the Renovaro Board, the Renovaro Board unanimously approved the Transaction and authorized management to negotiate and enter into definitive agreements on terms consistent in material respects with the terms presented to the Renovaro Board. In making its determination, the Renovaro Board considered the range of percentages of the combined company that would be held by Renovaro stockholders, the existing business and future business prospects of GEDi Cube, the overall structure of the Transaction, the terms of the Stock Purchase Agreement and the factors and considerations described above.

The foregoing information and factors considered by the Renovaro Board are not intended to be exhaustive but are believed to include the material factors considered by the Renovaro Board in its decision to approve the Stock Purchase Agreement and the transactions contemplated thereby. The Renovaro Board viewed its recommendation to approve the Transaction as being based upon its business judgment in light of Renovaro’s financial position and the totality of the information presented and considered, and the overall effect of the Transaction on the stockholders of Renovaro compared to other alternatives. In view of the wide variety of factors considered in connection with its evaluation of the Transaction and the complexity of these matters, the Renovaro Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Renovaro Board may have given different weight to different factors. The Renovaro Board conducted an overall consideration of the factors described above, including discussions with, and questioning of, Renovaro’s management and Renovaro’s legal advisors, and considered the factors overall to be favorable to, and to support, its determination.

Interests of the Renovaro Directors and Executive Officers in the Transaction

In considering the recommendation of the Renovaro Board with respect to the Share Issuance Proposal and the other matters to be acted upon by the Renovaro stockholders at the Special Meeting, the Renovaro stockholders should be aware that certain members of the Renovaro Board, and certain executive officers of Renovaro, have interests in the Transaction that may be different from, or in addition to, the interests of the Renovaro stockholders. Members of the Renovaro Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Stock Purchase Agreement and the Transaction, and in recommending to Renovaro’s stockholders to vote in favor of the proposals outlined herein.

60

These interests relate to or arise from, among other things:

●	the current executive officers of Renovaro, including Mark R. Dybul, M.D., Luisa Puche and François Binette, PhD, are expected to continue as executive officers of the combined company after the consummation of the Transaction and will be eligible to receive cash and equity compensation as officers of the combined company;

●	certain of Renovaro’s non-employee directors are expected to remain directors of the combined company immediately following the consummation of the Transaction and will continue to be eligible to receive cash and equity compensation as non-employee directors;

●	the Stock Purchase Agreement provides that, at or prior to the Closing, Renovaro will enter into with each new director of the Renovaro Board a customary director indemnification agreement, in form and substance acceptable to such director to be effective upon the later of the Closing or the date of the director’s appointment;

●	the Stock Purchase Agreement provides that, for a period of six years following the Effective Time, Renovaro and GEDi Cube shall cause the Certificate of Incorporation and the By-laws of Renovaro and the organizational documents of GEDi Cube to contain provisions no less favorable with respect to exculpation, indemnification and advancement of expenses to any current or former directors and officers of Renovaro and GEDi Cube and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Renovaro or GEDi Cube than as set forth in such Certificate of Incorporation, By-laws or organizational documents, as applicable, to the extent permitted by applicable law; and

●	the Stock Purchase Agreement requires Renovaro to amend its directors’ and officers’ insurance policies in order to provide for the new directors of the Renovaro Board and any new officers of Renovaro appointed after the date of the Stock Purchase Agreement with at least as favorable terms and scope of coverage as those of such policy covering Renovaro’s existing officers and directors.

See “Proposal 3: Approval of the Repricing of Outstanding Stock Options Granted under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan—Eligible Option Holders” for additional information regarding the Eligible Options (as defined below) held by Renovaro’s executive officers that may be subject to the Option Repricing.

Ownership Interests

As of December 29, 2023, Renovaro’s current directors and executive officers held, in the aggregate, approximately 21.00% of the outstanding shares of Renovaro’s capital stock and 20.18% of the outstanding shares of Common Stock (in each case, which excludes any shares of Common Stock issuable upon exercise or settlement of outstanding stock options or restricted stock units under the Plans and outstanding warrants held by such individuals).

Executive Officers Following the Closing

The current executive officers of Renovaro are expected to continue as executive officers of the combined company following the Closing, which includes the following individuals:

61

Name	Position with the Combined Company	Current Position
Mark R. Dybul, M.D.	Chief Executive Officer	Chief Executive Officer
Luisa Puche	Chief Financial Officer & Corporate Secretary	Chief Financial Officer & Corporate Secretary
François Binette, PhD	Chief Operating Officer & Executive Vice President for Research & Development	Chief Operating Officer & Executive Vice President for Research & Development

Director Positions Following the Closing

Mark R. Dybul, M.D., currently the Chief Executive Officer of Renovaro and a member of the Renovaro Board, will continue as the Chief Executive Officer and a director of the combined company after the Closing. In addition, pursuant to the Stock Purchase Agreement, the board of directors of the combined company effective as of the Closing will include, of the nine total directors serving thereon, four persons designated by Renovaro (at least three of whom must qualify as an “independent director” under Nasdaq Listing Rules). Accordingly, it is expected that certain of Renovaro’s current directors will continue to serve on the board of directors of the combined company following the Closing.

Indemnification and Insurance

Under the terms of the Stock Purchase Agreement, at or prior to the Closing, Renovaro must provide to each director appointed to service on the board of directors of the combined company following the Closing a customary director indemnification agreement, in form and substance reasonably acceptable to such director, to be effective upon the later of the Closing or the date of such director’s appointment.

For a discussion of the indemnification and insurance provisions related to the Renovaro directors and officers under the Stock Purchase Agreement, please see the section titled “The Stock Purchase Agreement—Indemnification” beginning on page 73 below.

Federal Securities Law Consequences

The issuance of Common Stock in the Transaction to Renovaro stockholders will be effected by means of a private placement, which is exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D or Regulation S promulgated thereunder, and such shares will be “restricted securities.” The shares issued in connection with the Transaction will not be registered under the Securities Act upon issuance and will not be freely transferable. Holders of such shares may not sell their respective shares unless the shares are registered under the Securities Act or an exemption is available under the Securities Act. Upon the consummation of the Transaction, Renovaro will enter into a registration rights agreement with each Seller granting to each such Seller certain customary registration rights with respect to such Seller’s shares of Common Stock acquired in the Transaction, as described in further detail under “Agreements Related to the Transaction—Registration Rights Agreement” beginning on page 76 of this proxy statement.

62

Material U.S. Federal Income Tax Consequences of the Transaction

Regardless of whether the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, the Transaction will not result in any taxable gain or loss for U.S. federal income tax purposes to Renovaro, GEDi Cube or any Renovaro stockholder in his, her or its capacity as a Renovaro stockholder.

The foregoing discussion is for general information purposes only and is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Transaction. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, the discussion does not address any non-income tax or any non-U.S., state or local tax consequences of the Transaction. Accordingly, you are strongly encouraged to consult with your own tax advisor as to the tax consequences of the Transaction in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or non-U.S. and other tax laws and of changes in those laws.

Regulatory Approvals

Renovaro must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of the Common Stock in the Transaction and the filing of this proxy statement with the SEC. Renovaro does not intend to seek any regulatory approval from antitrust authorities to consummate the Transaction.

Anticipated Accounting Treatment

Renovaro will apply the acquisition method of accounting for business combinations in accordance with U.S. GAAP to the Transaction. Under the acquisition method of accounting, Renovaro will record the acquisition based on the fair value of the consideration given, which includes the market value of its shares of Common Stock issued in connection with the Transaction (based on the closing price of the Common Stock as reported on Nasdaq on the effective date of the Closing). Renovaro will allocate the purchase price to the identifiable assets acquired and liabilities assumed based on their respective fair values at the date of the Closing. Any excess of the value of consideration paid over the aggregate fair value of those net assets will be recorded as goodwill.

Appraisal Rights

Under the General Corporation Law of the State of Delaware, Renovaro stockholders are not entitled to appraisal rights in connection with the Transaction.

63

THE STOCK PURCHASE AGREEMENT

The following is a summary of selected provisions of the Stock Purchase Agreement. While Renovaro believes that this description covers the material terms of the Stock Purchase Agreement, it may not contain all of the information that is important to you. The Stock Purchase Agreement and the First Amendment to Stock Purchase Agreement have been attached as Annexes A-I and A-II to this proxy statement to provide you with information regarding the terms of the Stock Purchase Agreement. They are not intended to provide any other factual information about Renovaro, GEDi Cube or the Sellers. The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, including the First Amendment to Stock Purchase Agreement. You should refer to the full text of the Stock Purchase Agreement, including the First Amendment to Stock Purchase Agreement, for details of the Transaction and the terms and conditions thereof.

The Stock Purchase Agreement contains representations and warranties that Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Stock Purchase Agreement and may be intended not as statements of fact but rather as a way of allocating certain risks to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Stock Purchase Agreement. While Renovaro does not believe that these disclosure schedules contain information required to be publicly disclosed under applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stock Purchase Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Renovaro, GEDi Cube or the Sellers, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, and are modified by the disclosure schedules.

The Transaction and Effective Time of the Transaction

The Stock Purchase Agreement provides that, at the Effective Time, the Sellers will sell and transfer to Renovaro, and Renovaro will purchase and acquire from the Sellers, all of the GEDi Cube Shares owned by the Sellers that are issued and outstanding as of immediately prior to the Effective Time in exchange for the Exchange Consideration, as described below. The Closing will occur as soon as practicable but no later than three (3) business days after the satisfaction or waiver of the last to be fulfilled of the closing conditions set forth in the Stock Purchase Agreement, or at such other date and place as Renovaro, GEDi Cube and the Sellers may agree to in writing. The Transaction will be deemed effective as of the closing of business on the Closing Date (which is referred to herein as the “Effective Time”). Renovaro expects that the Closing will take place during the first half of 2024, subject to satisfying the closing conditions set forth in the Stock Purchase Agreement, including the approval by Renovaro’s stockholders of the Share Issuance Proposal and the Authorized Share Proposal. Because the Closing is subject to such conditions, Renovaro cannot predict if or exactly when the Closing will occur.

Exchange Consideration

If the Transaction is consummated, in exchange for the sale and transfer of the issued and outstanding GEDi Cube Shares to Renovaro, the Sellers shall become entitled to receive from Renovaro (i) an aggregate number of shares of Common Stock equal to a specified percentage of the shares of Common Stock issued and outstanding as of the Effective Time (minus (a) 1 million shares of Common Stock issued to a consultant assisting with the Transaction and (b) 1 million shares of Common Stock issued to Avram Miller prior to the Closing pursuant to the Miller Consulting Agreement), which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time (which is referred to herein as the “Closing Consideration”), and (ii) earn-out shares of Common Stock to be issued pro rata to the Sellers upon the exercise or conversion of any of Renovaro’s derivative securities (subject to certain exceptions) which are outstanding at the Effective Time (which is referred to herein as the “Earnout Shares” and, together with the Closing Consideration, the “Exchange Consideration”). The aggregate number of Earnout Shares to be issued to the Sellers will be equal to a percentage of the shares of Common Stock issued upon exercise or conversion of Renovaro’s derivative securities, which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time. Each Seller will receive its pro rata portion of the Exchange Consideration based on such Seller’s pro rata ownership of the GEDi Cube Shares transferred to Renovaro.

64

Immediately following the Closing, the Sellers are expected to own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares).

Fractional Shares

No fractional shares of Common Stock will be issued in connection with the Transaction, and no cash will be paid for fractional shares. Any fractional shares of Common Stock that a Seller would otherwise be entitled to receive will be rounded down to the nearest whole share.

Renovaro Stock Approval; Increase in Authorized Shares

The Stock Purchase Agreement provides that it is a condition to the parties’ obligation to consummate the Transaction that the Renovaro stockholders have approved, at the Special Meeting, the Share Issuance Proposal and the Authorized Share Proposal, as described in this proxy statement. Upon approval by the Renovaro stockholders of the amendment to the Certificate of Incorporation effecting the increase in the number of authorized shares of Common Stock, Renovaro will file such amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to be effective upon the Effective Time. Pursuant to the terms of the Stock Purchase Agreement, Renovaro will also amend its Certificate of Incorporation, effective as of the Effective Time, to change its name to “Renovaro AI” and to provide for the changes to the size and structure of the post-Closing board of directors of Renovaro as contemplated by the Stock Purchase Agreement (discussed in further detail below under “—Board of Directors and Officers of the Combined Company”).

Surrender of GEDi Cube Shares

At the Closing, each Seller will deliver to Renovaro an executed share transfer form in respect of the GEDi Cube Shares to be transferred to Renovaro and the certificate(s) representing such shares. In the event that any such certificate is lost, stolen or destroyed, in lieu of delivery thereof to Renovaro, the Seller may instead deliver to Renovaro a statutory declaration of lost certificate and an indemnity of loss in form and substance reasonably acceptable to Renovaro and GEDi Cube, which may, in the reasonable discretion of Renovaro, include a requirement that such Seller deliver a bond in such sum as Renovaro may reasonably direct as indemnity against a claim that may be made against Renovaro or GEDi Cube with respect to the GEDi Cube Shares represented by the lost, stolen or destroyed certificate.

Board of Directors and Officers of the Combined Company

The Stock Purchase Agreement obligates the parties to take all necessary action so that, effective as of the Closing, the combined company’s board of directors will consist of nine (9) individuals, including the Chief Executive Officer of Renovaro, four (4) additional persons designated by Renovaro (at least three (3) of whom must qualify as an “independent director” under Nasdaq Listing Rules) and four (4) additional persons designated by GEDi Cube (at least two (2) of whom must qualify as an “independent director” under Nasdaq Listing Rules); provided that the combined company’s board of directors as so composed must meet all diversity and other requirements under applicable law and Nasdaq Listing Rules. The board of directors of GEDi Cube immediately after the Closing shall be composed of the same individuals as the combined company’s board of directors as of the Closing.

The Stock Purchase Agreement does not address the composition of the combined company’s executive officers following the Closing. Renovaro expects that the current executive officers of Renovaro will continue, immediately following the Closing, as the executive officers of the combined company, including Mark R. Dybul, M.D. as Chief Executive Officer, Luisa Puche as Chief Financial Officer and Corporate Secretary and François Binette as Chief Operating Officer and Executive Vice President for Research & Development.

65

Representations and Warranties

The Stock Purchase Agreement contains generally similar representations and warranties of Renovaro with respect to Renovaro and of GEDi Cube and the Sellers with respect to GEDi Cube regarding:

●	corporate organization, standing and power;

●	corporate records;

●	capitalization and related matters;

●	corporate authority;

●	no conflict, required consents, notices and approvals of any governmental entity or third party required to complete the Transaction, except as contemplated by the Stock Purchase Agreement;

●	availability, accuracy and compliance with generally accepted accounting principles of financial statements and financial records;

●	no pending legal proceedings;

●	absence of undisclosed liabilities;

●	compliance with applicable law and validity of permits;

●	ethical practices in Renovaro’s or GEDi Cube’s operations, as applicable;

●	employment matters;

●	employee benefit plans;

●	no owned real property and validity and compliance with leases for leased real property;

●	environmental matters;

●	material contracts;

●	tax matters;

●	intellectual property rights and, with respect to GEDi Cube only, ownership and use of AI technologies by GEDi Cube;

●	privacy and information security;

●	no investment bank, broker, finder, or other intermediary retained, except as disclosed;

●	insurance;

●	affiliate transactions;

●	absence of certain changes;

●	completeness of representations;

●	independent investigation by Renovaro or GEDi Cube, as applicable; and

●	information supplied by Renovaro or GEDi Cube, as applicable.

66

In addition, the Stock Purchase Agreement contains further representations and warranties of Renovaro as to, among other things:

●	valid issuance of the Exchange Consideration;

●	filing and material accuracy of SEC filings and related matters;

●	listing of Common Stock on Nasdaq and compliance with Nasdaq rules;

●	effectiveness, availability and coverage of directors’ and officers’ insurance policies; and

●	compliance with Regulation S in connection with the Transaction.

In addition, each Seller represents and warrants as to the following matters with respect to such Seller:

●	organization and standing of any Seller that is not an individual;

●	authority of such Seller;

●	such Seller’s ownership of GEDi Cube Shares;

●	no pending legal proceedings;

●	status as an “accredited investor” or that such Seller is not a “U.S. Person”; and

●	investment intent with respect to shares of Common Stock acquired in the Transaction and other related matters.

The representations and warranties have been made solely for the benefit of the parties in connection with the Stock Purchase Agreement and are not intended to be relied upon by any other person, including the stockholders of Renovaro. In addition, the representations and warranties are qualified by specific disclosures made to the other parties in connection with the Stock Purchase Agreement and should not be relied upon by any other person as current characterizations of factual information about Renovaro, GEDi Cube or the Sellers. Moreover, many of the representations and warranties are subject to materiality and knowledge qualifications contained in the Stock Purchase Agreement and are made only as of the date of the Stock Purchase Agreement or such other date as is specified in the Stock Purchase Agreement.

Covenants; Conduct of Business Pending the Transaction

Under the Stock Purchase Agreement, each of Renovaro and GEDi Cube has agreed, during the period from the date of the Stock Purchase Agreement and continuing until the earlier of the termination of the Stock Purchase Agreement or the Closing (the “Interim Period”), except as set forth in the Stock Purchase Agreement or unless the other party consents in advance in writing, to carry on its business in the ordinary course consistent with past practice, continue to observe its obligations to comply with applicable legal and regulatory requirements, and use commercially reasonable efforts to, subject to certain exceptions:

●	preserve intact its present business organization and assets;

●	keep available the services of its officers, consultants and employees;

●	maintain goodwill and relationships with manufacturers, customers, suppliers, contractors, distributors, and other business relationships; and

●	maintain its books, records and financials in accordance with generally accepted accounting principles.

67

In addition, each of Renovaro and GEDi Cube has agreed, during the Interim Period, except as set forth in the Stock Purchase Agreement or unless the other party consents in advance in writing, not to take any of the following actions, among others:

●	increase any compensation or benefits of any current or former directors, officers, employees or consultants, as applicable, establish or amend any benefit plans, terminate any employee other than for cause and grant any severance or termination pay to any employee;

●	assign, transfer, dispose of, or license ownership of any intellectual property rights or other assets;

●	abandon or permit to lapse any of its intellectual property rights;

●	disclose any of its trade secrets to any third party, other than pursuant to confidentiality agreements;

●	declare, set aside or pay any distribution with respect to any equity interests of such party or purchase, redeem or acquire outstanding equity interests of such party or other ownership interests in such party or otherwise change the capitalization of such party;

●	amend its organizational documents or comparable charter or governance documents;

●	incur, create, assume, prepay or otherwise become liable for indebtedness, make a loan or advance to or investment in any third party, or guarantee or endorse a third party’s indebtedness, liability or organization;

●	commence a lawsuit or settle, compromise or otherwise terminate any litigation, claim, investigation or settlement negotiation;

●	make any payment to any third party in excess of $100,000;

●	extend an employment offer for compensation exceeding $300,000;

●	enter into any joint venture, partnership, limited liability company, or operating agreement with any third party;

●	enter into any contract that would require disclosure as a “Company Material Contract” or a “Buyer Material Contract” (as each is defined the Stock Purchase Agreement), as applicable, under the Stock Purchase Agreement, or breach, modify, amend, or terminate any Company Material Contract or Buyer Material Contract, as applicable, or waive, release, or assign any rights or claims under any such contracts;

●	voluntarily incur any liability or obligation in excess of $300,000 individually or $600,000 in the aggregate other than pursuant to existing contractual terms;

●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

●	acquire or dispose of capital stock of any third party or merge or consolidate with any third party;

●	establish any subsidiary or enter into any new line of business;

●	fail to use commercially reasonable efforts to keep in force insurance policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

●	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber, or otherwise dispose of any material portion of its properties, assets or rights; or

●	knowingly take any action that would or is reasonably likely to make any representation or warranty of such party contained in the Stock Purchase Agreement inaccurate, result in any of the closing conditions not being satisfied or otherwise impair the ability of such party to consummate the Transaction.

68

In addition, GEDi Cube has further agreed, during the Interim Period, except as set forth in the Stock Purchase Agreement or unless Renovaro consents in advance in writing, not to issue, grant, sell, dispose of or propose to do any of the foregoing with respect to any equity interests, other securities or rights to acquire or sell any equity interests or other securities of GEDi Cube or engage in any hedging transactions with respect to such securities.

In addition, each Seller has agreed that, during the Interim Period, such Seller will not sell, transfer or dispose of any GEDi Cube Shares owned by such Seller unless the transferee thereof becomes a party to the Stock Purchase Agreement as a Seller and executes and delivers each document required to be delivered by such transferee as a Seller under the Stock Purchase Agreement.

Renovaro and GEDi Cube also agreed to (i) confer with the other party (and, in the case of GEDi Cube, the Sellers) and its representatives about operations and integration matters to the extent permitted by law, (ii) notify the other party in writing promptly after becoming aware of any event that would cause or constitute a material breach of any of the representations and warranties of such party and use commercially reasonable efforts to remedy such breach; (iii) promptly notify the other party if it fails to comply with or satisfy any of its covenants in the Stock Purchase Agreement in any material respect; (iv) promptly notify the other party of any change in the normal course of any business, operations or financial condition of such party or its respective assets or properties or any emergency related to the same; and (v) afford the other party (and, in the case of GEDi Cube, the Sellers) and its representatives reasonable access during normal business hours during the Interim Period to all information concerning the business, properties and personnel of such party, as may be requested by the other party to complete the Transaction and prepare for post-closing transition of GEDi Cube’s business.

Additional Agreements

Each of Renovaro and GEDi Cube has agreed to use its commercially reasonable efforts to (i) apply for or otherwise seek, or obtain the consents (if any) of, or provide notice to, a third party or governmental entity required to be obtained or provided in connection with the Transaction (including, with respect to Renovaro, the approval by the Renovaro stockholders of the Share Issuance Proposal and the Authorized Share Proposal); (ii) make any filings required with respect to the consummation of the Transaction; (iii) effect the Transaction and fulfill or cause to be fulfilled the conditions to Closing under the Stock Purchase Agreement; and (iv) defend against any proceedings challenging the Stock Purchase Agreement and the consummation of the Transaction, seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other governmental entity that is not yet final and nonappealable, vacated or reversed.

GEDi Cube and the Sellers further agreed that:

●	each of them shall not, while in possession of material nonpublic information, purchase or sell any securities of Renovaro (other than to engage in the Transaction), communicate such information to any third party, take any other action with respect to Renovaro in violation of the restrictions imposed by U.S. federal securities laws and other applicable foreign and domestic laws on a person possessing material nonpublic information about a publicly traded company, or cause or encourage any third party to do any of the foregoing;

●	GEDi Cube shall, immediately prior to the Closing, issue to a consultant assisting the parties on the Transaction a number of GEDi Cube Shares that would result in such consultant receiving 1 million shares of Common Stock as a part of the Closing Consideration to be issued by Renovaro at Closing and use commercially reasonable efforts to cause such consultant to become a party to the Stock Purchase Agreement as a Seller;

●	GEDi Cube shall, pursuant to its contractual obligation, immediately prior to the Closing, issue to an employee a number of GEDi Cube Shares required pursuant to such contractual obligation and use commercially reasonable efforts to cause such employee to become a party to the Stock Purchase Agreement as a Seller; and

●	GEDi Cube and the Sellers will use commercially reasonable efforts to cause all holders of GEDi Cube Shares to become parties to the Stock Purchase Agreement as a Seller.

69

Exclusivity

Each of Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, agreed to not, and to cause their respective representatives to not, subject to certain exceptions under the Stock Purchase Agreement, during the Interim Period:

●	solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal;

●	furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, assets, liabilities, financial condition, prospects or employees to any person or group of persons (other than the other parties to the Stock Purchase Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal, other than as required by applicable law;

●	engage or participate in discussions or negotiations with any person or group of persons with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal;

●	approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

●	negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; or

●	release any third person from, or waive any provision of, any confidentiality agreement to which such party is a party.

Each of Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, agreed to notify the other parties or party as promptly as practicable (but in any event within three (3) business days) in writing of the receipt of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal and (ii) any request for non-public information relating to Renovaro or GEDi Cube, as applicable, or its affiliates in connection with any Acquisition Proposal.

For purposes of the Stock Purchase Agreement, an “Acquisition Proposal” means any inquiry, proposal or offer or any indication of interest in making an offer or proposal from any person or group at any time relating to any of the following, as applicable:

●	with respect to GEDi Cube, the Sellers and their respective affiliates, a transaction (other than the Transaction) concerning the sale of (i) all or any material part of the business or assets of GEDi Cube and its direct and indirect subsidiaries (other than in the ordinary course of business consistent with past practice) or (ii) any of the shares or other equity interests or profits of GEDi Cube and its direct and indirect subsidiaries, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management contract, joint venture or partnership, or otherwise; and

70

●	with respect to Renovaro and its affiliates, a transaction (other than the Transaction) concerning a merger, consolidation or other business combination involving Renovaro, the issuance of equity interests in Renovaro resulting in a change of control of Renovaro, or the sale of all or a substantial portion of the assets of Renovaro or its subsidiaries.

Renovaro Special Meeting and Proxy Statement

Renovaro is obligated under the Stock Purchase Agreement to use its reasonable best efforts to obtain approval of its stockholders at the Special Meeting, and to take all action necessary or advisable to secure the required vote or consent of its stockholders to approve the Share Issuance Proposal and the Authorized Share Proposal. For such purpose, Renovaro was required to prepare and file with the SEC a notice of meeting and this proxy statement relating to the Special Meeting. If the Authorized Share Proposal is approved, Renovaro is further obligated to amend its Certificate of Incorporation promptly after the Special Meeting and prior to the Closing to reflect the amendment so approved by its stockholders.

Indemnification and Insurance of Directors and Officers

The Stock Purchase Agreement provides that all rights to exculpation, indemnification and advancement of expenses existing in favor of any current or former directors and officers of Renovaro or GEDi Cube and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Renovaro or GEDi Cube (collectively, the “D&O Indemnified Persons”) as provided in their respective organizational documents or under any indemnification, employment or similar agreements between any such D&O Indemnified Person and Renovaro or GEDi Cube, as applicable, in each case as in effect on the date of the Stock Purchase Agreement, shall survive the Closing and continue in full force and effect in accordance with their terms to the extent permitted by applicable law. Each of Renovaro and GEDi Cube agree to cause their respective organizational documents to contain, for a period of six (6) years following the Closing, provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth in their respective organizational documents as of the date of the Stock Purchase Agreement to the extent permitted by applicable law. The Stock Purchase Agreement further provides that Renovaro will amend its directors’ and officers’ insurance policy in form reasonably satisfactory to GEDi Cube to provide to the members of the combined company’s board of directors and any new officers of Renovaro appointed after the date of the Stock Purchase Agreement with at least as favorable terms and scope of coverage as its directors’ and officers’ insurance policy in existence as of the date of the Stock Purchase Agreement.

Conditions to Completion of the Transaction

The obligation of Renovaro, on the one hand, and the Sellers and GEDi Cube, on the other hand, to consummate the Transaction is subject to certain customary conditions, unless otherwise waived, including the following:

●	approval of Proposals 1 and 2 by the Renovaro stockholders;

●	receipt of the consents required to be obtained in connection with the Transaction, except for those consents as Renovaro and GEDi Cube have agreed not to obtain or except whether the failure to obtain such consent would not have a material adverse effect on the business of Renovaro or GEDi Cube, as applicable, or the ability of Renovaro, or the Sellers or GEDi Cube, as applicable, to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement;

●	no governmental entity of a competent jurisdiction having enacted, issued, promulgated, enforced, or entered any order in effect as of the Closing that has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction (which illegality or prohibition have a material adverse effect on the business of Renovaro or GEDi Cube, as applicable, or the ability of Renovaro, or the Sellers or GEDi Cube, as applicable, to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement);

71

●	Renovaro having received evidence reasonably satisfactory to Renovaro, the Seller’s Representative and GEDi Cube that immediately after the Closing and after giving effect to the issuance of the Exchange Shares and the Transaction, the shares of Common Stock will remain listed on Nasdaq;

●	accuracy of the respective representations and warranties of Renovaro, on the one hand, and GEDi Cube and the Sellers, on the other hand, as of the Closing, except that, in the case of representations and warranties other than those deemed to be fundamental representations, except where such inaccuracy would not have a material adverse effect on the business of Renovaro or GEDi Cube, as applicable, or the ability of Renovaro, or the Sellers or GEDi Cube, as applicable, to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement;

●	compliance in all material respects by Renovaro, on the one hand, and the Sellers and GEDi Cube, on the other hand, with their respective covenants and obligations in the Stock Purchase Agreement;

●	no material adverse effect occurring with respect to the business of Renovaro or GEDi Cube, as applicable, or the ability of Renovaro, or the Sellers or GEDi Cube, as applicable, to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement; and

●	Renovaro, on the one hand, and the Sellers and GEDi Cube, on the other hand, executing and delivering all documents and instruments required to be delivered by such party or parties at the Closing under the Stock Purchase Agreement.

In addition, the obligation of Renovaro to consummate the Transaction is subject to the following additional conditions, unless waived by Renovaro:

●	each Seller, as mutually agreed upon by Renovaro and GEDi Cube, executing and delivering a non-competition agreement to Renovaro;

●	no legal proceeding pending or being threatened that (i) challenges or seeks to retain or prohibit the consummation of the Transaction, or seeks to obtain any material damages or any award of attorney fees in connection with the Transaction or (ii) seeks to prohibit or impose any material limitation on Renovaro’s ownership or operation of all or any portion of GEDi Cube’s business or to compel Renovaro to dispose of or hold separate all or any material portion of the assets of GEDi Cube as a result of the Transaction;

●	termination of certain designated contracts of GEDi Cube;

●	all of the holders of GEDi Cube Shares immediately prior to the Closing having delivered a joinder to become a party to the Stock Purchase Agreement as a Seller;

●	receipt by Renovaro of the consolidated financial statements of GEDi Cube required to be included in this proxy statement in the form prepared in accordance with the applicable filing requirements with the SEC in respect to the Transaction; and

●	repayment to GEDi Cube of all distributions by GEDi Cube to any affiliate since August 1, 2023.

72

In addition, the obligation of GEDi Cube and the Sellers to consummate the Transaction is subject to the following additional conditions, unless waived by GEDi Cube:

●	the combined company’s board of directors being composed of those individuals designated by the Stock Purchase Agreement and otherwise specified by Renovaro or GEDi Cube, where required, as of the Effective Time; and

●	amendment of Renovaro’s organizational documents to reflect the amendment proposed by the Authorized Share Proposal.

Indemnification

The Stock Purchase Agreement provides that each Seller will indemnify Renovaro and its respective officers, directors, agents, consultants, advisors, representatives and equity holders (each, a “Buyer Indemnified Person” and, collectively, “Buyer Indemnified Persons”) from all documented and out-of-pocket costs, expenses, losses or damages incurred by Buyer Indemnified Persons arising out of, relating to or resulting from:

●	any inaccuracy in or breach of any representation or warranty of GEDi Cube or such Seller contained in the Stock Purchase Agreement;

●	any breach or non-fulfillment of any covenant, agreement or obligation of GEDi Cube or such Seller under the Stock Purchase Agreement (other than as a direct result of the failure of Renovaro to perform its obligations under the Stock Purchase Agreement);

●	any claims by any then current or former holder or alleged then current or former holder of any GEDi Cube Shares, arising out of, resulting from or in connection the Transaction or the Stock Purchase Agreement or such person’s status or alleged status as a holder of GEDi Cube Shares at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise or any person to the effect that such Person is entitled to any GEDi Cube Shares or any payment in connection with the Transaction by virtue of such GEDi Cube Shares; and

●	any pre-Closing taxes.

Each Seller shall only be liable to Buyer Indemnified Persons for indemnification with respect to breaches of representations and warranties or claims under the third matter identified above with respect to claims by third parties in proportion to such Seller’s pro rata portion such losses based on such Seller’s pro rata ownership of the GEDi Cube Shares to be transferred to Renovaro. No Seller shall have any liability to a Buyer Indemnified Person with respect to a breach of representation, warranty or covenant under the Stock Purchase Agreement to the extent that Renovaro knew of such breach as of the Closing.

The Stock Purchase Agreement provides that Renovaro will indemnify each Seller and its respective officers, directors, agents, consultants, advisors, representatives and equity holders, and successors and assigns (each, a “Seller Indemnified Person” and, collectively, “Seller Indemnified Persons”) from all documented and out-of-pocket costs, expenses, losses or damages incurred by Seller Indemnified Persons arising out of, relating to or resulting from:

●	any inaccuracy in or breach of any representation or warranty of Renovaro contained in the Stock Purchase Agreement;

●	any breach or non-fulfillment of any covenant, agreement or obligation of Renovaro under the Stock Purchase Agreement (other than as a direct result of the failure of GEDi Cube or any Seller to perform its obligations under the Stock Purchase Agreement);

●	any claims by any then current or former holder or alleged then current or former holder of any equity interests of Renovaro or securities convertible or exchangeable into equity interests of Renovaro, arising out of, resulting from or in connection the Transaction or the Stock Purchase Agreement or any person to the effect that such person is entitled to any equity interests of Renovaro or securities convertible or exchangeable into equity interests of Renovaro or any payment in connection with the Transaction by virtue of such equity interests or convertible or exchangeable securities;

73

●	any action, claim or proceeding arising out of or relating to Serhat Gumrukcu, William Anderson Wittekind, their affiliates, or their relationship with Renovaro as current or former stockholders; or

●	any legal proceeding relating to any inaccuracy, breach, claim or expense of the type referred to above.

Renovaro shall have no liability to a Seller Indemnified Person with respect to a breach of representation, warranty or covenant under the Stock Purchase Agreement to the extent that the Sellers knew of such breach as of the Closing.

The Stock Purchase Agreement provides for customary survival periods and limitations on the parties’ respective indemnification obligations, including the following (subject, in all cases, to fraud by the indemnifying party and the other exceptions described below):

●	the representations and warranties of each party deemed to be fundamental representations under the Stock Purchase Agreement will survive for six (6) years following the Closing;

●	the representations and warranties of each party pertaining to tax matters shall survive until ninety (90) days after the expiration of the applicable statute of limitations;

●	all other representations and warranties of such party shall survive until the date that is twenty-four (24) months after the Closing;

●	the Sellers and Renovaro are not liable for indemnification for breaches of representations and warranties until the individual amount of each claim equals or exceeds $250,000, except for indemnification for any representations and warranties deemed to be fundamental representations under the Stock Purchase Agreement;

●	except for indemnification for any representations and warranties deemed to be fundamental representations under the Stock Purchase Agreement, the maximum amount of losses which may be recovered from the Sellers, on the one hand, or Renovaro, on the other hand, under such parties’ or party’s indemnification obligations in the Stock Purchase Agreement shall be limited to (i) with respect to breaches of representations and warranties by Renovaro (except with respect to taxes), an amount equal to fifteen percent (15%) or the Exchange Consideration received by the Sellers at Closing, and with respect to breaches of representations and warranties by GEDi Cube or the Sellers (except with respect to taxes), an amount equal to such Seller’s pro rata share of fifteen percent (15%) or the Exchange Consideration received by the Sellers at Closing; and (ii) with respect to breaches of representations and warranties by Renovaro pertaining to taxes, an amount equal to fifty percent (50%) or the Exchange Consideration received by the Sellers at Closing, and with respect to breaches of representations and warranties by GEDi Cube or the Sellers pertaining to taxes, an amount equal to such Seller’s pro rata share of fifty percent (50%) or the Exchange Consideration received by the Sellers at Closing;

●	no Seller shall have any liability for indemnification under the Stock Purchase Agreement in excess of such Seller’s pro rata share of the Exchange Consideration received at the Closing; and

●	Renovaro shall have no liability for indemnification under the Stock Purchase Agreement in excess of an amount equal to the Exchange Consideration received at the Closing.

Termination

The Stock Purchase Agreement may be terminated by Renovaro or by GEDi Cube or the Sellers’ Representative upon written notice by such party under certain circumstances, including, among others:

●	By mutual written consent of Renovaro and GEDi Cube;

●	By Renovaro or the Sellers’ Representative if any of the conditions to the Closing under the Stock Purchase Agreement have not been satisfied or waived by February 28, 2024, so long as no breach or violation by the terminating party or any of its representations, warranties, covenants or obligations under the Stock Purchase Agreement was the cause of, or otherwise resulted in, the failure of the Closing to occur before such date;

74

●	By Renovaro or GEDi Cube if a governmental entity of competent jurisdiction has issued an order or taken any other action that permanently restricts, restrains, enjoins or otherwise prohibits the Transaction and such order or other action has become final and non-appealable, so long as no failure of the terminating party or any of its affiliates to comply with any provision of the Stock Purchase Agreement has been a substantial cause of, or substantially resulted in, such action by such governmental entity;

●	By Renovaro or GEDi Cube, as applicable, upon a breach of any representation, warranty, covenant or agreement on the part of GEDi Cube or any Seller, or on the part of Renovaro, respectively, set forth in the Stock Purchase Agreement, or if any representation or warranty of such other parties or party shall have become inaccurate, in either case, such that the closing conditions concerning accuracy of such other parties’ or party’s representations and warranties and compliance with covenants would not be satisfied as of the later of the date of the Stock Purchase Agreement or the time of such breach or inaccuracy, if such breach or inaccuracy is incapable of being cured or is not cured within the earlier of twenty (20) days after prior written notice of such breach or inaccuracy provided by the terminating party or February 28, 2024;

●	By Renovaro upon a material adverse effect occurring with respect to the business of GEDi Cube or the ability of the Sellers or GEDi Cube to consummate the Transaction or perform their respective obligations under the Stock Purchase Agreement;

●	By Renovaro or GEDi Cube, if the Special Meeting is held and has concluded, and the Renovaro stockholders have voted on Proposals 1 and 2 and any of such proposals have not been approved or adopted at the Special Meeting;

●	By Renovaro, if there has been a material adverse change, in Renovaro’s reasonable determination, to GEDi Cub’s AI technologies, intellectual property rights or capital structure, except as contemplated by the Stock Purchase Agreement on or prior to the date that is five (5) business days following the date of the delivery of GEDi Cube’s disclosure schedules to the Stock Purchase Agreement; provided that Renovaro is not in material uncured breach of the Stock Purchase Agreement; or

●	By the Sellers’ Representative, if there has been a material adverse change, in the Sellers’ Representative’s reasonable determination, to Renovaro’s intellectual property rights or capital structure, except as contemplated by the Stock Purchase Agreement on or prior to the date that is five (5) business days following the date of the delivery of Renovaro’s disclosure schedules to the Stock Purchase Agreement; provided that none of GEDi Cube or the Sellers are in material uncured breach of the Stock Purchase Agreement.

In the event of termination, the Stock Purchase Agreement (other than certain provisions as set forth in the Stock Purchase Agreement) will become void and of no effect with no liability or obligation on the part of any party to the Stock Purchase Agreement or any of its officers or directors, except that no party will be relieved of any liability or damages arising from fraud or willful breach by such party of its representations, warranties or covenants in the Stock Purchase Agreement.

Fees and Expenses

Generally, each party will pay its own fees and expenses incurred in connection with the Stock Purchase Agreement, whether or not the Transaction is completed. However, the Stock Purchase Agreement provides that Renovaro will pay for all costs of GEDi Cube in connection with the preparation and audit of the consolidated financial statements of GEDi Cube included in this proxy statement.

75

AGREEMENTS RELATED TO THE TRANSACTION

Registration Rights Agreement

The Stock Purchase Agreement contemplates that, at the Closing, Renovaro and each of the Sellers will enter into a Registration Rights Agreement, pursuant to which, among other matters, Renovaro will agree to undertake certain shelf registration obligations in accordance with the Securities Act and each Seller will be granted customary demand and piggyback registration rights with respect to its shares of Common Stock acquired in the Transaction. The Registration Rights Agreement also provides that Renovaro will pay certain expenses related to such registrations and will indemnify the Sellers against certain liabilities arising from such registrations.

Under the Registration Rights Agreement, Renovaro further agrees to take such action as the Sellers may reasonably request, and to the extent required from time to time, to (i) enable such Sellers to sell their shares of Common Stock acquired in the Transaction without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act and, (ii) within two (2) business days of receipt of written notice from any Seller wishing to transfer or sell any of such Seller’s shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144, provide, execute or deliver, as applicable, all notifications, certifications, legal opinions, instruction letters, and any other documents or instruments reasonably requested by such Seller or Renovaro’s transfer agent for such Seller to be able to sell or transfer such shares within the limitation of the exemption provided by Rule 144.

Promissory Notes

On August 11, 2023, and August 18, 2023, Renovaro entered into two Promissory Notes (the “Notes”) in the amounts $550,000 and $500,000, respectively, to lend a total of $1.05 million to GEDi Cube to further develop GEDi Cube’s intellectual property and technology, which will become part of the combined company following the Closing. Pursuant to the Notes, GEDi Cube promised to pay Renovaro the outstanding principal and related accrued interest at a rate of 6% per annum on the applicable maturity date, February 11 and February 18, 2024, respectively. The outstanding aggregate balance of the Notes at September 30, 2023, was $1,057,875.

76

MATTERS BEING SUBMITTED TO A VOTE OF RENOVARO’S STOCKHOLDERS

PROPOSAL 1:

Approval of the Issuance of Common Stock in the Transaction Nasdaq Listing Rule 5635

At the Special Meeting, Renovaro stockholders will be asked to approve the issuance of shares of Common Stock as the Exchange Consideration to the Sellers pursuant to the Stock Purchase Agreement. Based on the number of shares of Common Stock outstanding as of December 29, 2023 and the terms of the Stock Purchase Agreement governing the determination of the Closing Consideration, Renovaro estimates that, immediately following the Closing, the Sellers will own approximately 49% of the issued and outstanding shares of Common Stock (before giving effect to the issuance of the Earnout Shares). This percentage is subject to certain assumptions and may change prior to the Closing, including as a result of future changes in the number of shares of Common Stock outstanding prior to the Closing, the securityholders of GEDi Cube who become a party to the Stock Purchase Agreement and the Effective Time of the Transaction, see “The Stock Purchase Agreement—Exchange Consideration.” As a result, the stockholders of Renovaro and the securityholders of GEDi Cube immediately before the Effective Time of the Transaction could own a greater, or lesser, percentage amount of the outstanding shares of the combined company immediately after the Effective Time of the Transaction.

The terms of, reasons for, and other aspects of the Stock Purchase Agreement, the Transaction, and the issuance of the Exchange Consideration to the Sellers pursuant to the Stock Purchase Agreement, are described in detail in other sections of this proxy statement.

Reasons for Stockholder Approval

The Common Stock is listed on Nasdaq, and, as such, Renovaro is subject to the applicable Nasdaq Listing Rules, including Nasdaq Listing Rule 5635. In order to comply with the Nasdaq Listing Rules and to satisfy conditions under the Stock Purchase Agreement, Renovaro is seeking stockholder approval of this Proposal 1. Nasdaq Listing Rule 5635 requires stockholder approval in connection with the acquisition of the stock or assets of another company if, due to the present or potential issuance of common stock, the common stock of the issuer has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock of the issuer.

Renovaro is seeking stockholder approval of the Share Issuance Proposal in order to satisfy the requirements of Nasdaq Listing Rule 5635 with respect to the issuance of the Common Stock in the Transaction in excess of the 20% of the voting power outstanding before the issuance.

The Stock Purchase Agreement requires Renovaro to submit this Proposal 1 to its stockholders at the Special Meeting. Approval of this Proposal 1 will constitute approval pursuant to the Nasdaq Listing Rules.

Dilution

If this Proposal 1 is approved, existing Renovaro stockholders will suffer significant dilution in ownership interests and voting rights as a result of the issuance of shares of Common Stock in the Transaction. In the case of the Transaction, the number of shares of Common Stock to be issued will be based on the number of issued and outstanding shares of Common Stock as of the Effective Time and the number of securityholders of GEDi Cube who join as Sellers under the Stock Purchase Agreement. This number would not give effect to any other future issuances of Common Stock. The sale into the public market of these shares could also materially and adversely affect the market price of the Common Stock.

Vote Required; Recommendation of the Renovaro Board

The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of Proposal 1. A failure to submit a proxy card or vote at the Special Meeting, or an abstention for Proposal 1 will have no effect on the outcome of Proposal 1.

THE RENOVARO BOARD UNANIMOUSLY RECOMMENDS THAT RENOVARO’S STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO APPROVE THE ISSUANCE OF THE COMMON STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT UNDER THE NASDAQ LISTING RULES. THE APPROVAL OF EACH OF PROPOSALS 1 AND 2 IS REQUIRED TO CONSUMMATE THE TRANSACTION.

77

PROPOSAL 2:

Approval of Amendment to Renovaro’s Certificate of Incorporation to Increase the Number of Authorized Common Shares of Renovaro

On December 21, 2023, the Renovaro Board approved and declared advisable, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the total number of authorized shares of capital stock of Renovaro from one hundred ten million (110,000,000) to three hundred sixty million (360,000,000) and to increase the total number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000). The Certificate of Incorporation currently authorizes one hundred ten million (110,000,000) shares of capital stock of Renovaro, including one hundred million (100,000,000) shares of Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of December 29, 2023, out of the authorized shares of Common Stock, 9,696,664 remained available for future issuance and 90,303,336 shares were issued or issuable, as follows:

●	67,224,089 shares of Common Stock are issued and outstanding;

●	5,130,110 shares of Common Stock are issuable upon the exercise of outstanding stock options pursuant to the Plans;

●	5,913,616 shares of Common Stock are reserved for future issuance under the 2023 Plan;

●	5,827,407 shares of Common Stock are issuable upon the exercise of outstanding warrants;

●	5,610,100 shares of Common Stock are reserved for the future conversion of Series A Preferred Stock; and

●	598,014 shares of Common Stock are issuable for the future conversion of the Convertible Notes and the additional convertible promissory notes issued by Renovaro since September 30, 2023, in each case, as described below.

For a description of the Convertible Notes, see Note 7 to Renovaro’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2023, which are included in the First Quarter 2024 Form 10-Q.

As described in greater detail in the Share Issuance Proposal, Renovaro will be required to reserve approximately 82,389,720 shares of Common Stock for issuance as Exchange Consideration in connection with the Transaction pursuant to the terms of the Stock Purchase Agreement. As a result, even if Renovaro’s stockholders approve the Share Issuance Proposal, Renovaro will not have sufficient authorized shares of Common Stock for issuance of the Exchange Consideration, and the Transaction may not be completed unless this Proposal 2 is approved. In addition, approval of this Proposal 2 by the Renovaro stockholders is required to consummate the Transaction, unless waived by GEDi Cube. The proposed amendment to the Certificate of Incorporation would not increase or otherwise affect Renovaro’s authorized Preferred Stock. As of September 30, 2023, there were 561,010 shares of Series A Preferred Stock issued and outstanding.

The Common Stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional Common Stock to be authorized by adoption of the proposed amendment to the Certificate of Incorporation would have rights identical to Renovaro’s currently outstanding Common Stock. A copy of the amendment to the Certificate of Incorporation is attached as Annex B to this proxy statement. If Renovaro’s stockholders approve this Proposal 2, subject to the discretion of the Renovaro Board, Renovaro intends to file the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware immediately prior to the Effective Time of the Transaction.

78

Purpose

After consideration and consultation with its senior management and its financial and legal advisors, the Renovaro Board determined that the Stock Purchase Agreement and the Transaction are advisable and in the best interests of Renovaro and its stockholders. The Renovaro Board considered various reasons to reach its determination, as discussed elsewhere in this proxy statement. The amendment to the Certificate of Incorporation as described in this Proposal 2 is necessary for Renovaro to have sufficient authorized shares of Common Stock to issue the Exchange Consideration to the Sellers under the Stock Purchase Agreement and stockholder approval of this Proposal 2 is a condition to the Sellers’ and GEDi Cube’s obligation to consummate the Transaction. At this time, Renovaro does not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of Common Stock following the increase of its authorized shares, except as described in this Proposal 2.

Possible Effects of the Amendment

If the amendment to the Certificate of Incorporation to effect the increase in number of authorized shares of Common Stock is adopted and filed with the Secretary of State of the State of Delaware, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Renovaro Board and without further stockholder approval, except as may be required by law or the rules of Nasdaq on which the Common Stock is listed. The additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. Holders of Common Stock have no preemptive rights. The issuance of additional shares of Common Stock is likely to, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of Common Stock, or the perception that these sales might occur, could adversely affect the prevailing market price of the Common Stock or limit Renovaro’s ability to raise additional capital.

Vote Required; Recommendation of the Renovaro Board

The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of Proposal 2. A failure to submit a proxy card or vote at the Special Meeting, or an abstention for Proposal 2 will have no effect on the outcome of Proposal 2.

THE RENOVARO BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF RENOVARO TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE APPROVAL OF EACH OF PROPOSALS 1 AND 2 IS REQUIRED TO CONSUMMATE THE TRANSACTION.

PROPOSAL 3:

Approval of the Repricing of Outstanding Stock Options Granted under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan

Renovaro is seeking stockholder approval of a decrease in the exercise price (the “Option Repricing”) of outstanding stock options held by employees and consultants of Renovaro (“Eligible Participants”) covering up to an aggregate of 3,931,430 shares of Common Stock granted under the Plans, which currently have exercise prices above the closing price of the Common Stock as reported on Nasdaq (the “Reported Price”) on the date of the Closing (the “Repricing Date”). To qualify for the Option Repricing,

79

Eligible Participants must hold as of the Repricing Date options that: (i) were issued pursuant to the 2019 Plan or 2023 Plan, (ii) have a per share exercise price that is in excess of the Reported Price, and (iii) are outstanding and unexercised (the “Eligible Options”). Options held by Eligible Participants that have a per share exercise price that is in excess of the Reported Price will not be considered Eligible Options and will not be impacted by the Option Repricing in any manner.

On December 21, 2023, the Renovaro Board approved, upon the recommendation of the Compensation Committee of Renovaro, subject to the approval of the stockholders at the Special Meeting, the repricing of the Eligible Options, as of the Repricing Date to the Reported Price (the “Repriced Exercise Price”). In approving the Option Repricing, the Renovaro Board considered the impact of the current exercise prices of the stock options on the incentives provided to Renovaro’s employees and consultants, the lack of retention value provided by the current stock options, and the impact of such options on the capital structure of Renovaro. On December 21, 2023, the date on which the Renovaro Board approved the Option Repricing, the closing price of the Common Stock on Nasdaq was $3.34 per share.

There will be no other changes to the stock options outstanding under the Plans. The Renovaro Board has determined that the Option Repricing is in the best interest of Renovaro and its stockholders.

Specifics of the Option Repricing

Under the Option Repricing, on the Repricing Date, the Eligible Options held by Eligible Participants as of the Repricing Date will automatically be repriced to the Repriced Exercise Price without any action on the part of the Eligible Participants. If any holder of an Eligible Option ceases to be an employee or consultant, as applicable, with Renovaro before the Repricing Date, the holder’s Eligible Options will not be repriced on the Repricing Date. The following table provides information, as of December 29, 2023, regarding the Eligible Options eligible for the Option Repricing:

Exercise Price of Eligible			Number of	Weighted	Weighted Average Remaining Term of
Options			Shares	Average	Eligible Option (Years)
Position	From:	To:	Underlying	Price of
			Eligible	Eligible
			Options	Options
Named Executive Officers	$2.15	$8.58	3,557,790	$4.98	7.35
Executive Officers	$2.15	$8.58	166,500	$5.08	8.30
Non- Executive Employees and Consultant	$1.12	$8.05	207,141	$2.60	8.76

Option Repricing

The Renovaro Board has determined that adverse changes in the market price of the Common Stock since the Eligible Options were granted could materially interfere with Renovaro’s efforts to retain the service of employees and consultants. Therefore, the Renovaro Board recommends the Option Repricing to encourage an increasing alignment of employees’ and consultants’ interests with those of Renovaro’s stockholders and increased stake of Renovaro’s employees and consultants in the long-term performance and success of Renovaro. When the market price for the Common Stock is significantly below the applicable exercise price of a stock option (often referred to as “underwater” or “out-of-the-money” option), for example, the Renovaro Board believes that the option holder is not likely to exercise that stock option and will not have the desired incentive that the stock option was intended to provide.

80

Alternatives Considered

The Renovaro Board considered several alternatives in arriving at this Proposal 3, namely:

●	Allowing outstanding stock options to remain “underwater” or “out-of-the-money.” The Renovaro Board is concerned that if Renovaro does not improve the Eligible Option holders’ prospects of receiving long-term value from their stock options, Renovaro will undermine their long-term commitment to Renovaro, which in turn could limit Renovaro’s ability to successfully implement its business plan and the business plan of the combined company if the Transaction is consummated. Renovaro will also forgo an opportunity to better align their interests with those of Renovaro’s stockholders.

●	Issuing additional stock options or other types of equity awards. However, this alternative would result in increasing Renovaro’s overhang of outstanding equity awards and lowering its shares available for future grant under the 2023 Plan, and Renovaro believes that adjusting already outstanding stock options would better serve the interests of Renovaro’s stockholders.

●	Exchanging options on a basis of less than one for one as a means of offsetting the increase in value resulting from repricing options. Any exchange proposal would have required compliance with tender offer rules and resulted in added costs, complexities and burdens on Renovaro’s resources in addition to the costs already being incurred in connection with the Transaction.

Eligible Option Holders

The Option Repricing, if approved, would benefit 62% of Renovaro’s employees, including Renovaro’s executive officers and one consultant. The following table lists, for each of our named executive officers, all of our current executive officers as a group, and all of our employees (other than our executive officers) as a group, the following information as of December 29, 2023: (i) the number of shares of Common Stock subject to Eligible Options and (ii) the per share weighted average exercise prices of the Eligible Options. Each holder of an Eligible Option must continue to be an employee or consultant of Renovaro, as applicable, through the Repricing Date in order to participate in the Option Repricing, and any such holder that terminates service with Renovaro before the Repricing Date will not have the holder’s Eligible Options repriced under the Option Repricing.

Name of Individual or Group	Number of Shares Subject to Eligible Options	Weighted Average Exercise Price Eligible Option
Mark Dybul, Chief Executive Officer	3,112,790	$5.04
Luisa Puche, Chief Financial Officer	275,000	$4.49
Francois Binette, Chief Operating Officer	170,000	$4.63
Executive Group	166,500	$5.08
Non-Executive Employee Group and Consultant	207,141	$2.60

Accounting Treatment of the Option Repricing

Under Financial Accounting Standards Codification Topic 718, Renovaro will recognize any incremental compensation cost of the Eligible Options subject to the Option Repricing. Renovaro believes that the incremental compensation cost will be measured on the Repricing Date, if any, of the fair value of the repriced Eligible Options immediately following the Option Repricing over the fair value of the Eligible Options immediately prior to the Option Repricing.

81

Certain U.S. Federal Income Tax Consequences

Under U.S. federal tax laws, the repricing of an Eligible Option is treated as a new option granted as of the Repricing Date, including with respect to the incentive stock option rules. The rules concerning the federal income tax consequences with respect to options granted pursuant to the Plans are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a non-U.S. country.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the optionee to the alternative minimum tax or may affect the determination of the optionee’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the optionee exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the optionee exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the optionee’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonqualified Stock Options

No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to an optionee. Upon exercise, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding by Renovaro. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the optionee.

Tax Effect for Renovaro

Renovaro generally will be entitled to a tax deduction in connection with the repriced Eligible Options in an amount equal to the ordinary income realized by the holder at the time the holder recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Renovaro’s Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Vote Required; Recommendation of the Renovaro Board

The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of Proposal 3. A failure to submit a proxy card or vote at the Special Meeting, or an abstention for Proposal 3 will have no effect on the outcome of Proposal 3.

THE RENOVARO BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE Repricing of Outstanding Stock Options Granted under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro Biosciences Inc. 2023 Equity Incentive Plan.

82

PROPOSAL 4:

Approval of Amendment to the Renovaro Biosciences Inc. 2023 Equity Incentive Plan to Authorize 5,000,000 Additional Shares

At the 2023 annual meeting of stockholders of Renovaro held on July 21, 2023 (the “2023 Annual Meeting”), the stockholders approved the 2023 Plan, including approval of a reserve of 4,000,000 shares of Common Stock available for the grant of awards under the 2023 Plan. Following the consummation of the Transaction, it is expected that the officers, employees and certain consultants and advisors of GEDi Cube will be eligible to receive awards under the 2023 Plan. With the expansion of the potential recipients under the 2023 Plan, Renovaro is requesting that its stockholders approve an amendment to increase the reserve of shares of Common Stock available for the grant of awards under the 2023 Plan to enable the Renovaro Board to continue to make grants to eligible officers, employees, consultants, advisors and non-employee directors of the combined company and its affiliates following the consummation of the Transaction. If Renovaro’s stockholders approve the amendment proposed under this Proposal 4 at the Special Meeting, it will become effective on the date of the Special Meeting. The effectiveness of this amendment is not subject to approval of any other proposals at the Special Meeting or consummation of the Transaction.

On December 21, 2023, upon the recommendation of the Compensation Committee of the Renovaro Board, the Renovaro Board unanimously adopted, subject to approval by Renovaro’s stockholders, an amendment to the 2023 Plan authorizing five million (5,000,000) additional shares of Common Stock for delivery in connection with awards under the 2023 Plan, increasing the total number of shares of Common Stock available for the grant of awards under the 2023 Plan to nine million (9,000,000) (subject to adjustment under the terms of the 2023 Plan), plus the number of shares of Common Stock available for the grant of awards under the 2019 Plan as of July 21, 2023. A copy of the 2023 Plan, as proposed to be amended, is attached as Annex C to this proxy statement. With 2,205,489 shares of Common Stock remaining available for the grant of awards under the 2019 Plan as of July 21, 2023 (the date of the 2023 Annual Meeting at which the 2023 Plan was approved) and 291,873 shares of Common Stock already subject to outstanding awards, or having already been issued in connection with awards, under the 2023 Plan as of December 29, 2023, the total number of shares of Common Stock available for the grant of awards under the 2023 Plan would be 10,913,616 shares of Common Stock if the amendment proposed under this Proposal 4 is approved at the Special Meeting. No additional changes to the 2023 Plan are proposed for consideration by the Renovaro stockholders at the Special Meeting.

The purposes of the 2023 Plan are to enhance Renovaro’s ability to attract and retain highly qualified officers, non-employee directors, key employees and consultants, and to motivate those service providers to serve Renovaro and to expend maximum effort to improve Renovaro’s business results and earnings, by providing to those service providers an opportunity to acquire or increase a direct proprietary interest in Renovaro’s operations and future success of Renovaro. Renovaro believes that, following the consummation of the Transaction, the increase in the number of shares of Common Stock available for future grants to eligible individuals under the 2023 Plan is vital to the combined company’s ability to continue offering competitive equity-based compensation to further the purposes of the 2023 Plan.

The following is a summary of the material terms of the 2023 Plan. The only change proposed under the 2023 Plan Amendment Proposal is to increase the number of shares available for the grant of awards under the 2023 Plan by five million (5,000,000) shares. The summary is not intended to be a complete description of the 2023 Plan and is qualified in its entirety by the actual text of the 2023 Plan, as proposed to be amended, which is attached as Annex C to this proxy statement.

Description of the 2023 Plan

Eligibility and Participation. Awards may be granted under the 2023 Plan to officers, employees, consultants, advisors and non-employee directors of Renovaro and its affiliates. Incentive stock options may be granted only to employees of Renovaro or its subsidiaries. As of December 29, 2023, approximately 24 individuals were eligible to receive awards under the 2023 Plan, including three named executive officers, ten other employees, nine non-employee directors and two non-employee scientific advisors.

83

Plan Administration. The Renovaro Board has the power and authority to administer the 2023 Plan as is consistent with the Certificate of Incorporation and the By-laws, and applicable law. Pursuant to the 2023 Plan, the Renovaro Board has the authority to delegate such power and authority to administer the 2023 Plan to a committee of two or more non-employee directors.

Type of Awards. The following types of awards are available for grant under the 2023 Plan: stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units (“RSUs”), other stock-based awards and cash awards.

Number of Authorized Shares. Under the 2023 Plan, as proposed to be amended, and subject to adjustment as provided by the terms of the 2023 Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the 2023 Plan is 9,000,000 shares, plus the number of shares of Common Stock available for the grant of awards under the 2019 Plan as of July 21, 2023. Of this maximum amount, as of December 29, 2023, approximately 291,873 shares of Common Stock are already subject to outstanding awards, or have already been issued in connection with awards, under the 2023 Plan. All such shares may be granted as Incentive Stock Options (“ISOs”). In addition, any shares subject to outstanding awards under the 2019 Plan or the 2023 Plan that subsequently expire, terminate, or are surrendered or forfeited for any reason without issuance of shares will automatically become available for issuance under the 2023 Plan. The shares of Common Stock issuable under the 2023 Plan will consist of authorized and unissued shares, treasury shares, or shares purchased on the open market or otherwise.

Share Counting

Each share granted in connection with an award is counted as one share against the number of shares available.

Share Recycling. If any award is surrendered, terminates, expires or lapses for any reason prior to the issuance of shares, or if shares are issued under the 2023 Plan and thereafter are forfeited to Renovaro, the shares subject to such awards and the forfeited shares will again be available for grant under the 2023 Plan. In addition, any issued shares that are repurchased by Renovaro at no more than cost will again be available for grant under the 2023 Plan.

The following items will not count against the aggregate number of shares of Common Stock available for grant under the 2023 Plan: (i) any award that is settled in cash rather than by issuance of shares of Common Stock, or (ii) awards granted in assumption of or in substitution for awards previously granted. Shares tendered or withheld to pay the exercise price for an option or tax withholding for any type of award will continue to count against the aggregate number of shares of Common Stock available for grant under the 2023 Plan. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise.

Stand-Alone, Additional, Tandem, and Substitute Awards

The Renovaro Board may grant awards either alone, in addition to, in tandem with, or in substitution or exchange for (i) any other award, (ii) any award granted under another plan or (iii) any other right to receive payment from Renovaro.

Stock Options

Option Price. The Renovaro Board may grant either ISOs, which must comply with Section 422 of the Code, or nonstatutory stock options (“NSOs”) (together “options”). Options confer on the grantee a right to purchase a specified number of shares of Common Stock at a specified price (the “option price”) subject to the terms and conditions of the award agreement. The option price per share will be at least 100% of the fair market value of a share of Common Stock on the grant date. In the case of a grant of an option intended to qualify as an ISO to a grantee that owns more than 10% of the total combined voting power of Renovaro (a “10% Stockholder”), the option price will not be less than 110% of the fair market value of a share of Common Stock on the grant date.

84

Vesting and Exercise. The Renovaro Board will determine the terms and conditions under which an option will become exercisable. No option may be exercised for a fraction of a share. The Renovaro Board will establish the terms, conditions, and method of exercise. An option may be exercised by delivery of a notice of exercise to Renovaro, setting forth the number of shares with respect to which the option is to be exercised, accompanied by full payment for the shares.

Special Limitations on ISOs. An option will constitute an ISO only (i) if the grantee is an employee of Renovaro or a subsidiary of Renovaro, (ii) to the extent the option is specifically designated as an ISO in the related award agreement, and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which all ISOs held by the grantee become exercisable for the first time during any calendar year (under the 2023 Plan, the 2019 Plan and all other plans of the grantee’s employer and its affiliates) does not exceed $100,000.

Expiration. Options will expire no more than 10 years from its grant date, or in the case of an ISO held by a 10% Stockholder, not more than five years from its grant date.

Stock Appreciation Rights

SAR Exercise Price. A SAR will confer on the grantee a right to receive, upon exercise, a payment of the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the SAR exercise price, which will be determined by the Renovaro Board (the “SAR exercise price”). The SAR exercise price will be fixed at no less than the fair market value of a share of Common Stock on the grant date and will be specified in the award agreement. SARs granted in tandem with an outstanding option following the grant date of such option will have a SAR exercise price that is equal to the option price, except that the SAR’s exercise price may not be less than the fair market value of a share of Common Stock on the grant date of the SAR.

Vesting and Exercise. The Renovaro Board will determine the terms and conditions under which a SAR will become exercisable.

Expiration. SARs will expire no more than 10 years from their grant date.

Restricted Shares and RSUs

Restricted Shares. At the time a grant of restricted shares is made, the Renovaro Board may establish an applicable “restricted period” during which all or any portion of the shares will be forfeited if the grantee terminates service during the period and prescribes other restrictions, including the satisfaction of corporate or individual performance objectives, which will be specified in the award agreement. Unless the Renovaro Board otherwise provides in an award agreement, holders of restricted shares will have the right to vote and the right to receive any dividends declared or paid with respect to the stock subject to the awards. All distributions, if any, received by a grantee with respect to restricted stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction will be subject to the restrictions applicable to the original grant.

RSUs. An RSU is a bookkeeping entry representing the right to receive cash or shares of Common Stock in the future. At the time a grant of RSUs is made, the Renovaro Board will establish the events upon which the RSUs will become vested and payable, including either service-based vesting conditions or performance-based vesting conditions based on the satisfaction of corporate or individual performance objectives, which will be specified in the award agreement. RSUs will not confer stockholder rights to grantees. A grantee of RSUs shall have no rights other than those of a general creditor of Renovaro.

Neither restricted shares nor RSUs can be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the restricted period, prior to vesting and settlement, or before satisfaction of any other applicable restrictions.

85

Other Stock-Based Awards

The Renovaro Board may, in its discretion, grant other stock-based awards, valued in whole or in part by reference to, or otherwise based upon, Common Stock. The terms of other stock-based awards will be set forth in the applicable award agreements.

Performance Awards

The Renovaro Board may condition the grant, exercise, vesting, or settlement of any award on performance conditions as it may specify. The Renovaro Board may select corporate or individual performance objectives as it deems appropriate.

Effect of Certain Transactions

Adjustments for Changes in Capitalization. If changes in Renovaro’s Common Stock occur by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in stock, or other increase or decrease without receipt of consideration by Renovaro, or if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by Renovaro, the number and kind of securities for which grants of awards may be made or settled under the 2023 Plan will be equitably adjusted by Renovaro. In addition, if there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by Renovaro, the number and kind of securities subject to any outstanding awards and the exercise price of any outstanding options or SARs will be equitably adjusted by Renovaro.

Adjustments for Certain Transactions. Except as otherwise provided in an award agreement, in the event of a recapitalization, reorganization, merger, consolidation, combination, exchange, consolidation, sale of all or substantially all of Renovaro’s assets, or the acquisition of assets or stock of another entity by Renovaro, or other corporate transaction involving Renovaro (a “transaction”), the 2023 Plan and the awards issued pursuant to the 2023 Plan will continue in effect in accordance with their respective terms, except that following a transaction either (i) each outstanding award will be treated as provided for in the agreement entered into in connection with the transaction or (ii) if not so provided in the agreement, each grantee will be entitled to receive in respect of each share of our Common Stock subject to any outstanding awards, upon exercise or payment or transfer in respect of any award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the transaction in respect of a share of Common Stock, except that, unless otherwise determined by the Renovaro Board, such stock, securities, cash, property or other consideration will remain subject to all of the terms and conditions (including performance criteria) which were applicable to the awards prior to the transaction. The treatment of outstanding options and SARs in connection with a transaction in which the consideration paid or distributed to our stockholders is not entirely shares of Common Stock of the acquiring or resulting corporation may include the cancellation of outstanding options and SARs upon consummation of the transaction as long as, at the election of the Renovaro Board, (i) the holders of affected options and SARs have been given a period of at least 15 days prior to the date of the consummation of the transaction to exercise the options or SARs (to the extent otherwise exercisable) or (ii) the holders of the affected options and SARs are paid (in cash or cash equivalents) in respect of each share covered by the option or SAR being canceled an amount equal to the excess, if any, of the per share price paid or distributed to Renovaro’s stockholders in the transaction (the value of any non-cash consideration to be determined by the Renovaro Board in its sole discretion) over the option or SAR exercise price, as applicable.

Change in Control. Under the 2023 Plan, the Renovaro Board will determine how outstanding shares will be treated in the event of a change in control. The Renovaro Board may provide that:

(i)	Upon a grantee’s separation from service prior to, upon, or immediately following a change in control for any reason other than cause, the award will immediately accelerate;

(ii)	In the event of a change in control, awards will (a) be assumed, (b) substituted for an equivalent award of the replacing entity’s stock, or (c) continue to be an obligation of Renovaro; or

(iii)	In the event of a change in control, each or any award shall be cancelled in exchange for a payment with respect to each vested share in cash, stock of a company that is a party to the change in control, or other property.

86

Term of 2023 Plan. Unless terminated earlier by the Renovaro Board, the authority to make grants under the 2023 Plan will terminate on July 21, 2033.

Amendment and Termination. The Renovaro Board may, at any time and from time to time, amend, suspend, or terminate the 2023 Plan as to any shares of Common Stock as to which awards have not been made. An amendment will be contingent on approval of Renovaro’s stockholders to the extent stated by the Renovaro Board, required by applicable law or required by applicable stock exchange listing requirements. No awards will be made after termination of the 2023 Plan. No amendment, suspension, or termination of the 2023 Plan will, without the consent of the grantee, materially impair rights or obligations under any award theretofore awarded under the 2023 Plan.

No Repricing. Stockholder approval will be required if any modification to an award would result in repricing of the award.

Clawback Policy. All awards received or outstanding under the 2023 Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy or any applicable law related to such actions. In addition, a grantee may be required to repay Renovaro previously paid compensation, whether provided pursuant to the 2023 Plan or an award agreement in accordance with Renovaro’s clawback policy. A grantee’s acceptance of an award constitutes the grantee’s acknowledgement of and consent to Renovaro’s clawback or similar policy or any applicable law related to such actions and the grantee’s agreement that Renovaro may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

Separation from Service for Cause. Renovaro may annul an award if the grantee is terminated from Renovaro’s employment for cause.

Deferral Arrangement. The Renovaro Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to rules and procedures as Renovaro may establish and in accordance with Code Section 409A.

Transferability. Awards are not transferable other than by will or the laws of descent, except that in certain instances transfers may be made to or for the benefit of designated family members of the grantee for no value.

New Plan Benefits. The participants to be granted awards and the amount and nature of awards to be granted to a particular participant under the 2023 Plan are within the discretion of the Renovaro Board and, therefore, cannot be determined at this time.

Aggregate Past Grants. The following table provides information, as of June 30, 2023, regarding the number of shares of Common Stock that may be issued under Renovaro’s 2014 Equity Incentive Plan (the “2014 Plan”) and the 2019 Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,751,211	4. 62	2,292,515	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	4,751,211	4. 62	2,292,515	(1)

87

(1) On February 6, 2014, the Renovaro Board adopted the 2014 Plan, and Renovaro had reserved 1,206,000 shares of Common Stock for issuance in accordance with the terms of the 2014 Plan. On October 30, 2019, the Renovaro Board approved, and on October 31, 2019, Renovaro’s stockholders adopted the 2019 Plan, which became effective on December 12, 2019 (the “Plan Effective Date”) and replaced the 2014 Plan. The 2019 Plan included a reserve of (i) 6,000,000 new shares of Common Stock, (ii) the number of shares of Common Stock available under the 2014 Plan for the grant of awards as of the Plan Effective Date, and (iii) shares of Common Stock underlying outstanding awards granted under the 2014 Plan that, after the Plan Effective Date, expire or are terminated, surrendered, or forfeited for any reason without the issuance of shares. The remaining shares of Common Stock available for grant related to the 2014 Plan was 655,769. As of the Plan Effective Date, this amount, along with the new 6,000,000 shares of Common Stock, totaled 6,655,769 shares of Common Stock available for grant immediately after the Plan Effective Date. After June 30, 2023, the Renovaro Board and Renovaro’s stockholders approved the 2023 Plan.

Federal Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the 2023 Plan generally applicable to Renovaro and to grantees in the 2023 Plan who are subject to U.S. federal taxes. The summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect.

THE FOLLOWING INFORMATION IS ONLY A SUMMARY OF THE TAX CONSEQUENCES OF THE AWARDS AND IS NOT INTENDED TO COVER ALL TAX CONSEQUENCES NOR IS IT INTENDED TO BE USED BY ANY TAXPAYER TO AVOID PENALTIES WHICH MAY BE IMPOSED. WE ENCOURAGE GRANTEES TO CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES INHERENT IN THE OWNERSHIP, EXERCISE, VESTING OR SETTLEMENT OF THEIR AWARDS, AND THE OWNERSHIP AND DISPOSITION OF ANY UNDERLYING SECURITIES. TAX CONSEQUENCES FOR ANY PARTICULAR INDIVIDUAL OR UNDER STATE OR NON-U.S. TAX LAWS MAY BE DIFFERENT.

Nonqualified Stock Options. A grantee generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price that is at least equal to the fair market value of Common Stock on the date of grant and that does not otherwise provide for the deferral of compensation. Upon the exercise of a nonqualified stock option, a grantee generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a grantee sells the shares, the grantee will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the grantee received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.

Incentive Stock Options. A grantee generally will not recognize taxable income upon the grant of an incentive stock option. If a grantee exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the grantee will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the grantee generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a grantee sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (i) one year from the date the grantee exercised the option and (ii) two years from the grant date of the stock option, the grantee generally will recognize long-term capital gain or loss equal to the difference between the amount the grantee received in the disposition and the exercise price of the stock option. If a grantee sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the grantee generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the grantee’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

88

With respect to both nonqualified stock options and incentive stock options, special rules apply if a grantee uses shares of Common Stock already held by the grantee to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the grantee.

Stock Appreciation Rights. A grantee generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our Common Stock on the date of grant and that does not otherwise provide for the deferral of compensation. Upon the exercise of a SAR, a grantee generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted Share Awards, RSUs, and Performance Awards. A grantee generally will not have taxable income upon the grant of restricted shares, restricted stock units or performance awards. Instead, the grantee will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted shares only, a grantee may instead elect to be taxed at the time of grant.

Other Stock-Based Awards. The U.S. federal income tax consequences of other stock or cash-based awards will depend on the specific terms of each award.

Tax Consequences to Renovaro. In the foregoing cases, Renovaro generally will be entitled to a deduction at the same time, and in the same amount, as a grantee recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A. Renovaro intends that awards granted under the 2023 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Tax Withholding. Renovaro is authorized to deduct or withhold from any award granted or payment due under the 2023 Plan, or require a grantee to remit, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. Renovaro is not required to issue any shares of Common Stock or otherwise settle an award under the 2023 Plan until all tax withholding obligations are satisfied.

Vote Required; Recommendation of the Renovaro Board

The affirmative vote of a majority of the votes cast virtually or by proxy at the virtual Special Meeting is required for approval of Proposal 4. A failure to submit a proxy card or vote at the Special Meeting, or an abstention for Proposal 4 will have no effect on the outcome of Proposal 4.

THE RENOVARO BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE proposed amendment to the 2023 plan to Increase the number of shares of Common Stock available for awards BY FIVE MILLION (5,000,000) SHARES.

89

PROPOSAL 5:

Approval of Possible Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies

General

The Renovaro Board believes that if there are insufficient votes to constitute a quorum, or if Renovaro fails to receive a sufficient number of votes to approve Proposals 1, 2, 3 and/or 4, it is in the best interests of the stockholders to enable the Renovaro Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve such proposals, and as a result our proxy holders may move to adjourn the Special Meeting, for a period of not more than sixty (60) days, for the purpose of soliciting additional proxies to approve such proposals. Renovaro currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposals 1, 2, 3 and 4. If a quorum is present, the affirmative vote of a majority of votes cast in person or in person on the proposal (not counting “abstentions” or “broker non-votes” as votes cast) at the Special Meeting is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies to approve Proposals 1, 2, 3 and/or 4.

In this Proposal 5, Renovaro is asking its stockholders to authorize the holder of any proxy solicited by the Renovaro Board to vote in favor of adjourning the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposals 1, 2, 3 and/or 4. If the Renovaro stockholders approve this Proposal 5, Renovaro could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from the Renovaro stockholders that have previously voted. Among other things, approval of this Proposal 5 could mean that, even if Renovaro had received proxies representing a sufficient number of votes to defeat Proposal 1, 2, 3 or 4, we could adjourn the Special Meeting without a vote on such proposal to solicit additional proxies and votes in favor of such proposal.

If it is necessary to adjourn the Special Meeting, except as may be required by applicable law or SEC regulations, no notice of the adjourned meeting is required to be given to Renovaro’s stockholders, other than an announcement at the Special Meeting of the date, time and place to which the Special Meeting is adjourned, and the means of remote communication, if any, by which stockholders may participate in the meeting, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, Renovaro may transact any business which might have been transacted at the original meeting.

Vote Required; Recommendation of the Renovaro Board

The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of Proposal 5. A failure to submit a proxy card or vote at the Special Meeting, or an abstention for Proposal 5 will have no effect on the outcome of Proposal 5.

THE RENOVARO BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSALS 1, 2, 3 and/or 4.

90

RENOVARO’S BUSINESS

In addition to the information set forth below, please refer to the Renovaro 2023 Form 10-K, the Renovaro First Quarter 2024 Form 10-Q, and the other documents filed with the SEC and incorporated by reference into this proxy statement for additional information regarding Renovaro’s business.

Unless otherwise indicated or the context otherwise requires, all references in this section to “we,” “us,” “our,” or “Renovaro” are to Renovaro Biosciences Inc., a Delaware corporation together with its wholly owned subsidiaries, Renovaro Biopharma, Inc., a Delaware corporation (“Renovaro Biopharma”), Renovaro BioSciences Denmark ApS, a Danish limited company, organized under the Danish Act on Limited Companies of the Kingdom of Denmark, and Renovaro Technologies, Inc., a Nevada corporation (“Renovaro Technologies”).

Our Business

We are a biotechnology company committed to developing advanced allogeneic cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, and potentially to treat or cure serious infectious diseases such as Human Immunodeficiency Virus (HIV) and Hepatitis B virus (HBV) infection.

Our Product Development strategy is anchored in the use of “non-self” or allogeneic cells that enhance the immune response that we seek to elicit.

Over the past several years, Renovaro has evolved from a company with a single product candidate as a potential cure for HIV, adding two additional pipeline candidates for HIV, a pipeline for HBV, and with a significant expansion into cancer immune therapies to address high unmet needs from difficult-to-treat solid tumors.

The oncology platform is now at the forefront of our development activities, beginning with pancreatic cancer.

Many operational aspects of our platforms can be quickly adapted to multiple disease states from a single therapeutic approach, potentially streamlining and accelerating development and regulatory process, as well as manufacturing operations. Moreover, because our product candidates do not require specialized delivery devices and surgical procedures, our potentially groundbreaking interventions could have worldwide applicability.

Renovaro responds quickly to new data and perceived development opportunities and risk assessments. Based on the maturation of our pipelines, Renovaro makes business decisions to prioritize the programs that could move more rapidly through development and commercial processes.

Therapeutic Areas of focus

Solid Tumors

Cancer is caused by an uncontrolled proliferation of abnormal cells. The immune system plays a key role in identifying and destroying those abnormal cells. In the past 10 years, there has been significant investment in research and development to retrain the immune system in people with cancer to restore the effectiveness of that immune response – so called “immune-therapy”. Immune-therapies have made substantial advances to treat various types of blood cell-derived cancers. However, solid tumors still represent a key challenge for long-term remission or cure. Certain solid tumors have evolved mechanisms that can either hide from normal immune control and immune-therapies or release certain signaling factors that can block attempts by the immune system to recognize and destroy cancer cells.

Renovaro is developing innovative, proprietary approaches that involve gene- and/or cell-therapy to promote cancer fighting cells that are designed to potentially overcome those mechanisms and enhance the ability of a person living with a solid tumor to more easily recognize cancer cells and mount a much more robust and effective immune reaction to destroy them.

91

Pancreatic cancer remains a very deadly disease with only 5-10 percent of patients surviving 5 years. Initial preclinical in vitro and proof of concept in vivo studies of our immune-therapeutic approach for pancreatic cancer have demonstrated promising results.

The flexibility provided by the platform technology for quick adaptations during research and development and manufacturing processes could accelerate the development of potential products for other solid tumors beyond pancreatic cancer. For example, triple-negative breast cancer, glioblastoma and renal cell carcinoma are all solid tumors with poor survival rates and limited treatment options. The platform might also allow for non-specific immune enhancement that could have impact against a broad array of solid tumors. As currently conceived, our approach could potentially allow for outpatient therapy without significant impairment of the patient’s immune system, as many current approaches require.

Because many types of solid tumors do not have adequate therapies, are difficult to treat and have relatively low survival rates, there is a large market potential.

Infectious Diseases

Infectious diseases such as HIV and HBV cause disease and death in hundreds of millions of people every year. In a similar way to solid tumors, those viruses escape from natural immune response by hiding inside of human cells, creating sanctuaries or reservoirs of infection that can evade the immune system. Advances in anti-viral drugs have made a huge impact on the ability to extend and improve the quality of life for many, but are often associated with side effects and can be very expensive.

Through its advanced cell- and gene- therapy platforms, Renovaro is developing unique tools potentially to enhance a person’s ability to both recognize and fight infections. Because those mechanisms aim to eliminate the cells that serve as a reservoir for viral replication, our therapy could potentially either cure or at least provide long term remission to people living with chronic infections.

HIV

HIV attacks the human immune system, specifically killing off CD4+ T-cells, a central part of a person’s ability to control other infections and certain cancers. Left untreated, over time, the number of CD4+ T-cells drops to such low levels that people die from those infections and cancers.

Thanks to scientific advances, there are over 30 antiretroviral drugs, or ARVs, approved by the FDA to treat HIV that allow many people to live almost as long as people without HIV. But, as mentioned, the drugs are expensive, require taking pills every day, and can have significant side effects over time.

According to the World Health Organization, more than 30 million people are living with HIV. In addition, as many as 1 million people, including people in high-income countries, continue to die each year from HIV due to the ability of the virus to evolve to evade the effects of the drugs, in particular in people who have been taking various drugs for many years. To date, there are no treatments that can eliminate the reservoir of immune cells that are infected with HIV from the body. Consequently, treatment for HIV is life-long.

HBV

Despite the availability of an effective vaccine and treatment that can control infection if it is taken daily for life, HBV is the world’s most common serious liver infection. According to the Hepatitis B Foundation, two billion people have been infected with HBV, approximately 300 million have chronic HBV infection, and nearly one million people die every year around the world. HBV remains the leading cause of liver cancer and the second leading cause of cancer deaths in the world.

92

While vaccines are increasingly required for children, many adults have not been vaccinated. Life-long treatment access can be limited and also can be difficult for certain people to follow due to its side effects.

Current efforts to develop novel treatments or cure largely focus on approaches to deplete the pool of the covalently closed circular DNA (cccDNA), a type of HBV DNA that is the root cause of HBV chronicity. Renovaro is exploring the development of an innovative gene therapy approach to co-opt HBV polymerase, a key factor that the virus needs to reproduce itself and to induce the death of liver cells infected with the virus.

Therapeutic Platforms

Renovaro’s general approach with gene- and/or cell-therapy is to enhance the immune system to allow a person to better fight diseases. Our vision is for a world free from toxic chemotherapy and healthy longevity for those with cancer and other diseases. Renovaro is leveraging general principles and advances in the knowledge of the immune response to engineer cells with enhanced attributes to promote the recognition and elimination of diseased cells.

Advanced Allogeneic Cell Therapy

The strategic benefit of cell therapy platforms is to potentially allow for manufacture of large, “off-the-shelf” banks of therapeutic cells that could be accessed on demand by health care professionals to potentially decrease the time between diagnosis and treatment.

In addition, because we focus on cells from donors, the strategy could potentially enhance the ability of the therapeutic candidates to induce a more robust response once injected into patients. The human immune system is designed to recognize and distinguish “self” from “non-self” and destroy “otherness” such as bacteria, viruses, and damaged or diseased cells such as cancer cells. Alloreactivity (reacting against another person’s cells) is the most powerful response the immune system generates. Several of our technologies take advantage of the alloreactivity to hyper stimulate a person’s immune response to better attack a chronic infection (e.g., HIV) or solid tumor.

In certain treatments (e.g., HIV and cancer), cells taken from healthy donors are sometimes genetically modified to introduce signaling molecules that are designed to enhance the ability of specific immune cells to recognize diseased cells, and to help recruit other cells that will destroy cancer or virus infected cells.

Renovaro believes that the combination of off-the-shelf allogeneic cells, combined with genetic modifications designed to enhance immune signaling, could potentially generate therapeutic candidates that have unique attributes that will increase the likelihood of success.

Cell Therapy enabling technology

In addition to the platform described above, Renovaro has an innovative gene therapy approach to enhance the selection and engraftment (uptake) of cells carrying therapeutic attributes. Enhanced uptake or engraftment could play a critical role in some cases to increase the likelihood of therapeutic benefit. This technology was initially developed for autologous cell therapy from a person living with HIV, and genetically modifying those cells so they cannot be infected with most variants of HIV, plus a gene modification to enhance uptake. We have sublicensed under a profit-sharing agreement our technology to potentially increase engraftment for potential use in CAR-T therapy as a potential cure for HIV.

HBV Gene Therapy

Renovaro is exploring various approaches for gene therapy design elements to potentially eliminate virus-infected cells with an innovative molecular mechanism that co-opts the virus’ machinery to induce the death of infected cells rather than reproducing and causing more infection and exacerbate disease.

93

Our Product Candidates

OUR DEVELOPMENT PIPELINE

Program	Indication	Proof of Concept	Pre-IND	IND-Enabling	IND-SUB	Phase 1/2A
RENB-DC11*	Dendritic Cell Therapeutic Vaccine for Pancreatic Cancer				H1-2024	H2-2024/H1 2025
RENB-DC12-XX	Dendritic Cell Therapeutic Vaccine for Other Solid Tumors (TBD)					
RENB-HV12*	HIV Therapeutic Vaccine		H1-2024		H2-2025	
RENB-HV21	HIV Natural Killer & Gamma Delta T-Cell Treatment or Cure					
RENB-HV01**	HIV Autologous Transplant					
RENB-HB01	HBV Gene Therapy					

CANCER HIV HBV

**Tier 1 Programs*

*** Renovaro has entered into a profit-sharing sub-license with Caring Cross for a key component of this technology*

***Legend**: H1- First Half; H2-Second Half*

1

Oncology:

RENB-DC11: Genetically modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Product for Long-term Remission of Solid Tumors – Starting with Pancreatic Cancer

Allogeneic Cell Therapy Platform – Advanced Pre-Clinical

Based on learning from peer-reviewed publications of Phase I/IIa trials, we have designed an innovative therapeutic vaccination platform that could potentially be used to induce life-long remission from some of the deadliest solid tumors. The survival rate in pancreatic cancer is currently only 5 to 10 percent at 5 years.

Initial preclinical in vitro and proof of concept in vivo studies have been compelling. The platform might also allow for non-specific immune enhancement that could have impact against a broad array of solid tumors. We initially plan to target pancreatic cancer. Other potential targets for later development could include triple-negative breast cancer, liver or mesothelioma. As with HIV, our approach would potentially allow for outpatient therapy without wiping out or significantly impairing the patient’s immune system, as many current approaches require.

Renovaro has initiated a collaboration with Dr. Anahid Jewett, a leading cancer immunology researcher recently identified by Stanford University as being among the top 3% of researchers in the world, from UCLA to study further the in vitro and in vivo effectiveness of the approach in pancreatic cancer. Dr. Jewett created an innovative pancreatic cancer mouse model that comprises the human immune system repertoire in combination with implanted human cancer cells. Reproducible results from four independently conducted studies show promising substantial tumor size reduction, significant infiltration of the tumor sack by effector immune cells, indicating ongoing killing of cancer cells, markers of significant immune activation and, in a recent study with our most refined technology, no metastases. Multiple experiments in different humanized mouse models are consistently showing with only one cycle of therapy – in humans five to ten are likely - what Dr. Jewett calls “the Holy Grail of cancer research”:

1.	80-90% substantial tumor size reduction (volume and weight)

2.	Remnant of tumor sack significantly infiltrated with effector immune cells indicating ongoing killing of cancer.

3.	Significant correlation with expected immune response important to fight cancer detected in blood, and

4.	No metastases

Recently, a leading research and product development company conducted a study of the effects of the therapeutic vaccine in more advanced pancreatic cancer. In the treated group, there were no metastases, and there was a significant reduction in tumor size – perhaps even elimination – despite using approximately half as many gene-modified immune cells and using a general tumor lysate rather than matching it to the specific cancer compared with previous studies. In addition, Dr. Jewett conducted a study in liver cancer with promising results, including no metastases in mice treated with the vaccine compared to metastases in all the animals that received no treatment.

Finally, we have finalized the design of the clinical protocol and have identified the principal investigator from the Department of Oncology at UCLA to conduct the first in-human studies, which is projected to be at the end of 2024. Because our Senior Vice President for Clinical Operations has 35 years of experience at Pfizer, including creating and leading teams that managed human trials of cancer cell and gene therapies, we will retain complete control of the study with subcontractors who have already been identified rather than outsourcing to a clinical research organization, which we expect will support the combined Phase 1 and 2 trial’s quality and speed and reduce the estimated cost by 50% or greater.

The confirming reproducibility and robustness of the therapeutic response in an aggressive form of human pancreatic cancer in several models is promising. We received FDA input from pre-IND interactions, which helped solidify our IND-enabling plan as well as our investigational plan. We are now fully committed to process development/improvements and IND-enabling activities. We believe that we can complete IND-enabling activities in the second half of 2024, which, if successful, would enable the start of clinical trials in humans during the second half of 2024. The investigational plan discussed with the FDA includes phase 1 safety testing broadly in all solid tumor types, followed by a phase 2a focusing on a few solid tumor types that are difficult to treat and have poor life expectancy, for example triple negative breast, second-line liver, head and neck cancers. Phase 2b would expand cohorts in cancers with the strongest response in phase 2a.

RENB-DC-12--XX: Genetically modified Allogeneic Dendritic Cell Therapeutic Vaccine as Potential Product for Long-term Remission of Additional Indications

The technology is a platform that could potentially be adapted to other solid tumors first line and/or salvage therapy, by itself or, potentially, in combination with other cancer treatments. Additional cancer vaccine designs are being evaluated strategically to balance risk and opportunity to advance therapeutic development quickly in cancer indications with few treatment options.

94

Infectious Diseases:

HIV:

RENB-HV 12: HIV Therapeutic Vaccines for Potential Long-term Remission/Cure

Allogeneic Cell Therapy Platform - Advanced Pre-Clinical Stage; Non-Human Primate Studies Ongoing.

In persons living with HIV who are controlling the spread of virus with anti-retroviral (ARV) treatment, boosting the immune system in a different way than the virus already has through infection, could allow for control of HIV after stopping ARVs.

Renovaro is developing RENB-HV12 that utilizes a novel cellular and immunotherapy approach that could potentially provide therapeutic vaccines for HIV. A non-human primate study of the therapeutic vaccine in primates at the Fred Hutchinson Cancer Research Center is ongoing. Animals began receiving the first injections of the potential therapeutic vaccine in August, 2022. Preliminary results assessment may potentially be available in the second half of 2023. A Pre-IND request could be submitted in the second half of 2024, with IND submission and the beginning of Phase I clinical trials by mid- to end-2025.

RENB-HV-01: Autologous Transplant with Genetically Modified Cells

FDA INTERACT Meeting Held February 2020 - Advanced Pre-Clinical Stage

We have pioneered a novel enabling technology (ALDH gene modification) that we believe will allow sufficient engraftment of the CCR5 gene-modified Hematopoietic Stem Cell (HSC) to eliminate the need for Antiretroviral Treatment (ART.)

Management conducted a successful FDA INTERACT Meeting in alignment with Renovaro’s experimental plan. Although in vitro and in vivo studies have demonstrated promising results, further development of RENB-HV01 at this time was deemed costly and a long-term undertaking. While Renovaro plans to return to full development of the approach when resources are available, it has become less attractive and been deprioritized for business reasons, while pipelines that could move more quickly have been prioritized (e.g., RENB-DC11). Therefore, a business decision was made to sub-license the ALDH gene modification.

RENB-HV01 was sub-licensed to Caring Cross with a profit share arrangement. Caring Cross is developing a CAR-T approach that they believe, when combined with Renovaro ALDH gene modification, could enhance engraftment of their CAR-T cell therapy and enhance their likelihood of success.

RENB-HV-21: Immunotherapy with Allogeneic NK/GDT Cells

Allogeneic Cell Therapy Platform -Pre-IND conducted - Advanced Pre-Clinical with Human Data through a Collaboration

We are also exploring RENB-HV21, an innovative treatment for HIV with allogeneic Natural Killer (NK) and Gamma Delta T-Cells (GDT). It is believed that the GDT cells, a small subset of immune cells that can be infected with HIV, could both be infected by, and be a key factor in controlling, the virus. The initial scientific findings were presented during the American Society of Gene & Cell Therapy (ASCGT) Annual Meeting in 2021. Renovaro has an exclusive license to use the underlying patent to develop RENB-HV21 for potential treatment or cure of HIV. A successful investigator-initiated Pre-IND was completed in October 2021. However, due to a shift in priorities to the Oncology pipeline, Renovaro does not plan to pursue the IND and potential clinical trial in the medium- to long-term.

95

HBV:

RENB-HB-01: Potential Cure for HBV

HBV Gene Therapy - Pre-Clinical

RENB-HB01 is in an early pre-clinical phase as we explore various approaches for gene therapy design elements. If those explorations are successful, it is possible we could begin the regulatory process at the earliest in the second half of 2024. However, our highest priority is currently the oncology platform, beginning with pancreatic cancer and other solid tumors with poor life expectancy.

Collaborations

We have established strategic partnerships with leading scientists and research centers, such as the University of California, Los Angeles, Fred Hutchinson Cancer Research Center, and Caring Cross for some of our programs. We will continue to pursue partnerships and collaborations when appropriate with selected philanthropic, pharmaceutical and biotechnology companies to fund internal research and development activities, and to assist in product development and commercialization. We are applying our technology platform to several potential commercial applications in which our products provide us and our strategic partners and collaborators with potential technical, competitive and economic advantages.

Our Intellectual Property

Patents and licenses are key to our business. Our strategy is to file for patent applications to protect technology, inventions and improvements to inventions that we consider important for the development of our business. We rely on a combination of patent, copyright, trademark and trade secret laws, as well as continuing technological innovations, proprietary knowledge and various third-party agreements, including, without limitation, confidentiality agreements, materials transfer agreements, research agreements and licensing agreements to establish and protect our proprietary rights. We aim to take advantage of all of the intellectual property rights that are available to us and seek the protection of those rights so that we can fully exploit our innovations.

We also protect our proprietary information by requiring our employees, consultants, contractors and other advisors to execute nondisclosure and assignment of invention agreements upon commencement of their respective employment or engagement. Our patent filings are discussed briefly below.

Internally Developed Intellectual Property

Protocol for generating dendritic cells (2005 DK, 2008 PCT)

This patent family is directed to the generation of dendritic cells based on a blood sample by culturing monocytes at reduced temperatures. Dendritic cells exposed to tumor antigens followed by treatment with T(h) 1-polarizing differentiation signals have paved the way for the development of dendritic cell-based cancer vaccines. Issued claims are directed to a method of generating immature dendritic cells under certain temperature settings, which by further activation has been shown to give a high yield of homogeneous and fully matured dendritic cells. The patent expiration date is December 2026 subject to any applicable patent term extension, patent term adjustment, or supplementary protection certificates that may be available in a country or jurisdiction. This patent has been issued in the USA, Canada, China, Eurasia, Russia, Europe, Israel, Mexico, Malaysia and New Zealand. This patent is owned by Renovaro and was not licensed from third parties.

Assigned Intellectual Property

On August 16, 2022, the USPTO issued U.S. Patent No. 11,413,338 B2, “Methods and Compositions Using Recombinant Dendritic Cells for Cancer Therapy,” pertaining to methods and compositions for treating cancer by eliciting an immune response by administering dendritic cells expressing heterologous proteins. This patent protects RENB-DC-11: Genetically modified Allogeneic Dendritic Cells as Potential Product for Long-term Remission of Solid Tumors – Starting with Pancreatic Cancer and potential future products RENB-DC-12-XX: Genetically modified Allogeneic Dendritic Cells as Potential Product for Long-term Remission of Additional Indications for twenty years. This patent is owned by Renovaro through assignment as of July 15, 2019.

96

On June 17, 2020, a patent application was filed entitled “Allogeneic T-Cell-Based HIV Vaccine to Induce Cellular and Humoral Immunity,” US 2021/0030795 A1, for the composition and method of use concepts for HV-12. This patent application is owned by Renovaro through assignment as of September 28, 2021.

In-Licensed Technology

On February 16, 2018, Renovaro Biopharma, Renovaro’s wholly owned subsidiary, entered into a License Agreement (the “HIV License Agreement”) with Weird Science, LLC (“Weird Science”). The License Agreement contains, among other things, the following terms: (a) a perpetual, fully paid-up, royalty-free, sublicensable, and exclusive (including to the exclusion of Weird Science) worldwide license from Weird Science to Renovaro Biopharma to use Weird Science’s intellectual property and technology for the prevention, treatment, and/or amelioration of and/or therapy for HIV in humans, and research and development exclusively relating to HIV in humans (the “Field”) worldwide; (b) a nonexclusive, royalty-free, sublicensable license from Renovaro Biopharma to Weird Science to use the Renovaro technology to commercialize products outside of the Field worldwide; (c) a nonexclusive, royalty-free license from Renovaro Biopharma to Weird Science to use the results of a study with syngeneic and humanized mice models outside the Field and, at Weird Science’s own expense, to prosecute patents relating to the results of the study, which Weird Science will own, and (d) a perpetual, fully paid-up, royalty-free, sublicensable, and sole and exclusive (including to the exclusion of Weird Science) worldwide license from Weird Science to Renovaro Biopharma (which will be part of the license described in (a) above) to use patent applications and patents related to the study results disclosed in (d) above solely in the Field, and to make, have made, use, sell, offer to sell and import inventions claimed in such patent applications and patents solely in the Field. Our current product candidates covered by this license include RENB-HV-01: Autologous Transplant with Genetically Modified Cells.

On January 31, 2020, Renovaro entered into a Statement of Work and License Agreement (the “HBV License Agreement”) by and among Renovaro, G Tech Bio, LLC (“G-Tech”), and Seraph Research Institute (“SRI”) (formerly G Health Research Foundation), and, a not for profit entity organized under the laws of California doing business as Seraph Research Institute (“SRI”), whereby Renovaro acquired a perpetual, sublicensable, exclusive license (the “HBV License”) for a treatment under development (aimed to treat HBV infections in accordance with its agreement in principle with G-Tech and SRI announced by Renovaro on November 25, 2019. The HBV License Agreement states that in consideration for the HBV License, Renovaro would provide cash funding for research costs and equipment and certain other in-kind funding related to the licensed treatment over a 24-month period. Renovaro paid an upfront payment of $1.2 million on February 6, 2020. Our current product candidate under this license is RENB-HB-01 HBV Gene Therapy (see Note 9 to the consolidated financial statements included in the Renovaro 2023 Form 10-K and to the condensed consolidated financial statements included in the Renovaro First Quarter 2024 Form 10-Q).

On August 25, 2021, Renovaro entered into an ALC Patent License and Research Funding Agreement in the HIV Field (the “ALC License Agreement”) with SRI whereby Renovaro was granted an exclusive, worldwide, perpetual, fully paid-up, royalty-free license (the “ALC License”), with the right to sublicense, the proprietary technology subject to a U.S. patent application, to make, use, offer to sell, sell or import products for use solely for the prevention, treatment, amelioration of or therapy exclusively for HIV in humans, and research and development exclusively relating to HIV in humans; provided the licensor retained the right to conduct HIV research in the HIV Field. Pursuant to the ALC License Agreement, Renovaro granted a non-exclusive license back to licensor, under any patents or other intellectual property owned or controlled by Renovaro, to the extent arising from the ALC License, to make, use, offer to sell, sell or import products for use in the diagnosis, prevention, treatment, amelioration or therapy of any (i) HIV comorbidities and (ii) any other diseases or conditions outside the HIV Field. Renovaro made an initial payment to SRI of $600,000 and agreed to fund future HIV research, as mutually agreed to by the parties. Our current product candidate under this license is RENB-HV-21: HIV Natural Killer and Gamma Delta T Cell Treatment or Cure (see Note 9 to the consolidated financial statements included in the Renovaro 2023 Form 10-K and to the condensed consolidated financial statements included in the Renovaro First Quarter 2024 Form 10-Q).

97

Trade Secrets and Proprietary Know-How

In addition to intellectual property protected by patents and copyrights, we have trade secrets and proprietary know-how relating to our products, production processes and future strategies.

Competition

The biotechnology and pharmaceutical industries, including in the field of gene therapy, are characterized by rapidly advancing technologies, intense competition and a strong emphasis on intellectual property. While we believe that our technology platforms, strong intellectual property portfolio and scientific expertise in the gene therapy field provide us with competitive advantages, we face potential competition from many different sources, including larger and better-funded pharmaceutical and biotechnology companies, new market entrants and new technologies.

 We are aware of several companies focused on other methods for editing genes and regulating their expression, and a limited number of commercial and academic groups pursuing the development of gene regulation and genome editing technology. The field of applied gene regulation and genome editing is highly competitive, and we expect competition to persist and intensify in the future from several different sources, including pharmaceutical and biotechnology companies, academic and research institutions and government agencies.

Accordingly, our competitors may succeed in obtaining patent protection, receiving FDA approval or commercializing competitive products before us. If we commence commercial product sales, we may be competing against companies with greater marketing and manufacturing capabilities, areas in which we have limited or no experience. In addition, any product candidate that we successfully develop may compete with existing products that have long histories of safe and effective use.

The competitive landscape that we are facing is as follows:

Gene therapy companies developing gene-based products in clinical trials. uniQure N.V.’s product for lipoprotein lipase deficiency and GlaxoSmithKline plc, or GSK’s, product for severe combined immunodeficiency due to adenosine deaminase deficiency are approved in Europe. No other gene therapy products have yet been approved. Our competitors in this category may include, but not be limited to, Sangamo Therapeutics, Inc., uniQure N.V., bluebird bio, Inc., Regenxbio Inc., Shire, Pfizer Pharmaceutical, and GSK.

Cell therapy companies developing cell-based products. Our competitors in this category may include Novartis AG, Adaptimmune Therapeutics PLC, Atara Biotherapeutics, Inc., bluebird bio, Inc., Cellectis S.A., Juno Therapeutics, Inc., Kite Pharma, and Iovance Biotechnologies, Inc.

For RENB-DC-11, the competitive landscape is more complex.

Immunotherapy is an active area of research and a number of immune-related products have been identified in recent years that are alleged to modulate the immune system. Many of these products utilize dendritic cells, a form of immune cell that presents cancer target peptides to T cells and that can in turn result in T cell activation. More recently, bi-specific antibodies and checkpoint inhibitors (for instance PD-1/PD-L1 antibodies) have been identified as having utility in the treatment of cancer. Bi-specific antibodies commonly target both the cancer peptide and the T cell receptors (“TCR”), thus bringing both cancer cells and T cells into close proximity to maximize the chance of TCR binding and hence an immune response to the cancer cells. Checkpoint inhibitors on the other hand work by targeting receptors that inhibit T cell effectiveness and proliferation and essentially activate T cells. Other immunotherapies that are being actively investigated include antibody-drug complexes, TCR-mimic antibodies, oncolytic viruses and cancer vaccines. A variety of cell-based autologous and allogeneic approaches are also being researched and developed.

CAR-T in solid tumors

In addition to hematological malignancies, a growing number of pharmaceutical, biotechnology, and academic institutions are researching and developing autologous and allogeneic chimeric antigen receptor T cell (“CAR-T”) therapies in the solid tumor setting. These CAR-T cell therapies are at a variety of stages of preclinical and clinical development, as well as directed towards a broad target spectrum. Four CAR-T therapies have been approved for treatment of leukemia.

98

TCR T cells

Competitors are developing TCR T cells (including affinity engineered T cells) that are directed towards a multitude of targets. Juno Therapeutics has developed an engineered TCR therapeutic candidate where the end TCR is purported to have enhanced affinity through stem-cell selection.

Other cell-based approaches

In addition to all the adoptive cell therapy approaches above, our competitors are also investigating the potential of Gamma Delta T cell, Chimeric Antigen Receptor - Natural Killer (CAR-NK) cell, Natural Killer (NK) cell, (NKT) cell and Cytotoxic T-cells (CTLs) either in a preclinical or clinical setting (both hematologic malignancies and solid tumors). In addition, Bristol Myers Squibb’s Abraxane is used for pancreatic cancer.

For RENB-HV-12, we are aware of a few biotech companies developing an HIV vaccine such as Geovax, Biosantech SA, and FIT Biotech, among a few others.

For RENB-HV-01, we are aware of two companies developing a gene therapy for HIV/AIDS: Sangamo and American Gene Technology.

For RENB-HB-01, there is an approved vaccine to prevent HBV infection. In addition, several approved combination antivirals can suppress replication, but do not cure HBV. Several companies are pursuing cures, mostly targeting the depletion of ccc-DNA.

Manufacturing

Our intent is to rely on contract manufacturing organizations (CMOs) and contract development and manufacturing organizations (CDMOs), to help develop processes and manufacture our product candidates in accordance with FDA and EMA mandated regulations, also known as current good manufacturing practices, (“cGMPs”). We employ a technical operations staff in the areas of process development, analytical development, quality control, quality assurance, project management and manufacturing, which will facilitate appropriate oversight of our CMOs, support of our regulatory filings and execution of clinical trials.

Government Regulation

FDA Review and Approval

Government authorities in the United States, at the federal, state, and local levels, and in other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing. Any products we develop will require regulatory review and allowance to proceed prior to conducting clinical trials and additional regulatory approvals prior to commercialization. In the United States, the FDA regulates drugs under the Federal Food, Drug and Cosmetic Act (FDCA) and the Public Health Service Act (PHSA) and their implementing regulations govern, among other things, biopharmaceutical testing, manufacturing, safety, efficacy, labeling, storage, recordkeeping, advertising, and other promotional practices.

Obtaining FDA approval is a costly and time-consuming process. Generally, FDA approval requires that preclinical studies be conducted in the laboratory and in animal model systems to gain preliminary information on efficacy and to identify any major safety concerns. The results of these studies are then submitted as a part of an IND, which the FDA must review and allow before human clinical trials can start. The IND includes a detailed description of the proposed clinical investigations. An independent Institutional Review Board (“IRB”) must also review and approve the clinical protocol and each clinical site.

99

A company must submit an IND for each investigational medical product and specific indication(s) and must conduct clinical studies to demonstrate the safety and efficacy of the product necessary to obtain FDA approval. The FDA receives reports on the progress of each phase of clinical testing and may require the modification, suspension or termination of clinical trials if an unwarranted risk is presented to participants including patients.

Obtaining FDA approval prior to marketing a biopharmaceutical product in the United States typically requires several phases of clinical trials to demonstrate the safety and efficacy of the product candidate. Clinical trials are the means by which experimental treatments are tested in humans and are conducted following preclinical testing. Clinical trials may be conducted within the United States or in foreign countries. If clinical trials are conducted in foreign countries, the products under development as well as the trials are subject to regulations of the FDA and/or its regulatory counterparts in the other countries. Upon successful completion of clinical trials, approval to market the treatment for a particular patient population may be requested from the FDA in the United States and/or its counterparts in other countries.

Clinical trials for therapeutic products are normally conducted in three phases. Phase 1 clinical trials are typically conducted with a small number of subjects/patients to evaluate the safety, determine a safe dosage range, identify side effects and, if possible, gain early evidence of effectiveness. Phase 2 clinical trials are conducted with a larger group of patients to evaluate the effectiveness of an investigational product for a defined patient population and to determine common short-term side effects and risks associated with the drug. Phase 3 clinical trials involve large scale, multi-center, comparative trials that are conducted to evaluate the overall benefit-risk relationship of the investigational product and to provide an adequate basis for product labeling. In some special cases where the efficacy testing of a product may present a special challenge to testing in humans, such as in the case of a vaccine to protect healthy humans from a life-threatening disease that is not a naturally occurring threat, effectiveness testing may be required in animals. For certain advanced therapies that meet eligibility criteria for expedited program designations, clinical development may be accelerated.

Clinical trials involve the administration of the treatment/drug product candidate to healthy volunteers or patients under the supervision of qualified investigators who generally are physicians not employed by, or under, the control of the trial sponsor. Clinical trials are conducted under written study protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject selection and exclusion criteria and the parameters to be used to monitor subject safety, including stopping rules that assure a clinical trial will be stopped if certain adverse events should occur. Each protocol and any amendments to the protocol must be submitted to the FDA as part of the IND. Clinical trials must be conducted and monitored in accordance with the FDA’s regulations comprising the Good Clinical Practice (“GCP”) requirements, and any additional requirements for the protection of human research subjects and their health information including the requirement that all research subjects provide informed consent.

Further, each clinical trial must be reviewed and approved by an IRB at or servicing each institution at which the clinical trial will be conducted. An IRB is charged with protecting the welfare and rights of trial participants and considers items such as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB also approves the form and content of the informed consent that must be signed by each clinical trial subject, or their legal representative, reviews and approves the study protocol, and must monitor the clinical trial until completed. Clinical trials involving recombinant DNA also must be reviewed by an institutional biosafety committee, or IBC, a local institutional committee that reviews and oversees basic and clinical research that utilizes recombinant DNA at that institution. The IBC assesses the safety of the research and identifies any potential risk to public health or the environment.

After completion of clinical trials of a new product, FDA marketing approval must be obtained. If the product is regulated as a biologic, a Biologics License Application, or BLA, is required. If the product is classified as a new drug, a New Drug Application, or NDA is required. The NDA or BLA must include results of product development activities, preclinical studies and clinical trials in addition to detailed chemistry, manufacturing and control information.

100

Applications submitted to the FDA are subject to an unpredictable and potentially prolonged approval process. Despite good-faith communication and collaboration between the applicant and the FDA during the development process, the FDA may ultimately decide, upon final review of the data, that the application does not satisfy its criteria for approval or requires additional product development or further preclinical or clinical studies. Even if FDA regulatory approval(s) are obtained, a marketed product is subject to continual review, and later discovery of previously unknown problems or failure to comply with the applicable regulatory requirements may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions.

Before marketing approval can be secured for a product, the facility in which the product is manufactured must be inspected by the FDA and must comply with the FDA’s cGMP regulations. In addition, after marketing approval is secured, the manufacturing facility must be inspected periodically for cGMP compliance by FDA inspectors, and, if the facility is located in California, by inspectors from the Food and Drug Branch of the California Department of Health Services. As of the date of this proxy statement, we have made substantial progress toward demonstrating cGMP compliance and Chemistry, Manufacturing and Controls Management (CMC) required for FDA regulatory approval.

Sponsors of clinical trials are required to register, and report results for, all controlled, clinical investigations, other than Phase 1 investigations, of a product subject to FDA regulation. Trial registration may require public disclosure of certain confidential commercial development data.

The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include, among other actions, refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The FDA offers several programs to expedite the development of products that treat serious or life-threatening illnesses and that provide meaningful therapeutic benefits to patients over existing treatments.

RMAT designation:

A drug is eligible for designation as an RMAT if: the drug is a regenerative medicine therapy, which is defined as a cell therapy, therapeutic tissue engineering product, human cell and tissue product or any combination product using such therapies or products, except for those regulated solely under certain other sections; the drug is intended to treat, modify, reverse or cure a serious or life-threatening disease or condition; and preliminary clinical evidence indicates that the drug has the potential to address unmet medical needs for such disease or condition. Some of our current and future products may be eligible for RMAT designation.

Orphan designation:

Under the Orphan Drug Act, the FDA may grant orphan designation to a product intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that the cost of developing and making a product available for this type of disease or condition will be recovered from sales of the product. Orphan designation must be requested before submitting an NDA or BLA. Orphan designation does not convey any advantage in or shorten the duration of the regulatory review and approval process. If a product that has orphan designation subsequently receives the first FDA approval for such product for the disease or condition for which it has such designation, the product is entitled to orphan product exclusivity, which means that the FDA may not approve any other applications to market a product containing the same active moiety for the same use or indication for seven years,

101

except in limited circumstances, such as a showing of clinical superiority to the product with orphan exclusivity. A product is clinically superior if it is safer, more effective or makes a major contribution to patient care. Any claims of clinical superiority could require a head-to-head clinical trial between such drugs. Competitors may receive approval of different products for the indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity. If a product designated as an orphan product receives marketing approval for an indication broader than what is designated, it may not be entitled to orphan product exclusivity.

Other Healthcare Laws and Compliance Regulations

Although we currently do not have any products on the market, we may also be subject to additional healthcare regulation and enforcement by the federal government and by authorities in the states and foreign jurisdictions in which we conduct our business. In the United States, among other things, the research, manufacturing, distribution, sale and promotion of pharmaceutical and biological products are potentially subject to regulation and enforcement by various federal, state and local authorities in addition to the FDA, including the CMS, other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the Drug Enforcement Administration, the Consumer Product Safety Commission, the Federal Trade Commission, the Occupational Safety and Health Administration, the Environmental Protection Agency, state Attorneys General and other state and local government agencies. Our current and future business activities, including for example, sales, marketing, and scientific/educational grant programs, must comply with health care regulatory laws, as applicable, including, without limitation:

●	the federal anti-kickback statute, which is a criminal statute that makes it a felony for individuals or entities to knowingly and willfully offer or pay, or to solicit or receive, direct or indirect remuneration, in order to induce the purchase, order, lease, or recommending of items or services, or the referral of patients for services, that are reimbursed under a federal health care program, including Medicare and Medicaid;

●	the federal False Claims Act, which prohibits, among other things, individuals and entities from knowingly submitting, or causing to be submitted, false or fraudulent claims for payment of government funds, with penalties that include three times the government’s damages plus civil penalties for each false claim; in addition, the False Claims Act permits a person with knowledge of fraud, referred to as a qui tam plaintiff, to file a lawsuit on behalf of the government against the person or business that committed the fraud, and, if the action is successful, the qui tam plaintiff is rewarded with a percentage of the recovery;

●	federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;

●	the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information;

●	the federal Physician Payments Sunshine Act, which requires certain manufacturers of drugs, devices, biologics and medical suppliers to report annually to CMS information related to payments and other transfers of value to physicians, other healthcare professionals and teaching hospitals, and ownership and investment interests held by physicians and other healthcare professionals and their immediate family members; and

●	state and foreign law equivalents of each of the above federal laws, such as state anti-kickback and false claims laws which may impose stricter requirements than federal law and may apply to items or services reimbursed by any payor (including commercial insurers and cash-paying patients); state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare professionals and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare professionals or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

102

If our operations are found to be in violation of any of such laws or any other governmental laws or regulations that apply, they may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of operations, exclusion from participation in federal and state healthcare programs, additional program integrity obligations, individual imprisonment, injunctions, recall or seizure of products, total or partial suspension of production, denial or withdrawal of product approvals, refusal to permit us to enter into supply contracts, including government contracts, contractual damages, reputational harm, administrative burdens, diminished profits, and future earnings, any of which could have a material adverse effect on our business, financial condition, result of operations and cash flows. These additional healthcare regulations could affect our current and future arrangements with healthcare professionals, principal investigators, consultants, customers and third-party payors.

Moreover, the introduction of legislation, implementation of new regulations, or enforcement of existing regulations that have a negative impact on the commercial prospects for the types of products we are developing could negatively impact our share price and our ability to raise capital.

Coverage and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidate that receives regulatory approval. In the United States and markets in other countries, sales of our product candidates, if approved, will depend, in part, on the extent to which third-party payors provide coverage and establish adequate reimbursement levels.

In the United States, third-party payors include federal and state healthcare programs, government authorities, private managed care providers, private health insurers and other organizations. Third-party payors are increasingly challenging the price, examining the medical necessity and reviewing the cost-effectiveness of medical drug products and medical services, in addition to questioning their safety and efficacy. Such payors may limit coverage to specific drug products on an approved list, also known as a formulary, which might not include all the FDA-approved drugs for a particular indication. Third-party payor coverage may be more limited than the purposes for which the product is approved by the FDA or foreign regulatory authorities. Further, one payor’s determination to provide coverage for a drug product does not assure that other payors will also provide coverage for the drug product.

Moreover, the process for determining whether a third-party payor will provide coverage for a drug product may be separate from the process for setting the price of a drug product or for establishing the reimbursement rate that such a payor will pay for the drug product. A payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved or that the product will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. There may be significant delays in obtaining reimbursement for approved products, and reimbursement rates may fluctuate over time or vary according to the use of the product or clinical setting in which a product is used. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the United States.

Further, third-party payers are increasingly challenging the price of medical products and services, and there is increasing pressure on biotechnology companies to reduce healthcare costs. If purchasers or users of our products are not able to obtain adequate reimbursement for the cost of using our products, they may forgo or reduce their use. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and whether adequate third-party coverage will be available. Our inability to promptly obtain coverage and profitable payment rates from both government funded and private payors for future products we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize potential products, and our overall financial condition.

103

Healthcare Reform

In March 2010, former President Obama signed into law The Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), which substantially changed the way healthcare is financed by both governmental and private insurers in the United States and significantly affected the pharmaceutical industry. The Affordable Care Act contains a number of provisions, including those governing enrollments in federal healthcare programs, reimbursement adjustments and fraud and abuse changes. Additionally, the Affordable Care Act increases the minimum level of Medicaid rebates payable by manufacturers of brand name drugs; requires collection of rebates for drugs paid by Medicaid managed care organizations; requires manufacturers to participate in a coverage gap discount program, under which they must agree to offer point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D; and imposes a non-deductible annual fee on pharmaceutical manufacturers or importers who sell “branded prescription drugs” to specified federal government programs.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the Affordable Care Act, and we expect there will be additional challenges and amendments to the Affordable Care Act in the future. Other legislative changes have been proposed and adopted since the Affordable Care Act was enacted, including aggregate reductions of Medicare payments to providers and reduced payments to several types of Medicare providers. Moreover, there has recently been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drug products. Individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, proposing to encourage importation from other countries and bulk purchasing. We cannot predict what healthcare reform initiatives may be adopted in the future.

We also are subject to various federal, state and local laws, regulations, and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances, including radioactive compounds and infectious disease agents, used in connection with our research. The extent of government regulation that might result from any future legislation or administrative action cannot be accurately predicted.

Foreign Corrupt Practices Act

Our business activities may be subject to the FCPA and similar anti-bribery or anti-corruption laws, regulations, or rules of other countries in which we operate. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many other countries, the health care providers who prescribe pharmaceuticals are employed by their government, and the purchasers of pharmaceuticals are government entities; therefore, our dealings with these prescribers and purchasers are subject to regulation under the FCPA. There is no certainty that all of our employees, agents, suppliers, manufacturers, contractors, or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers, or our employees, the closing down of facilities, including those of our suppliers and manufacturers, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries as well as difficulties in manufacturing or continuing to develop our products, and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, and our business, prospects, operating results, and financial condition.

104

Employees

As of November 30, 2023, we had 13 full-time employees. In July 2022, Renovaro began to streamline the organization to focus around two of its therapies (oncology and HIV therapeutic vaccine). Renovaro has tailored its workforce to focus on these therapies. We believe that we have good relations with our employees.

Corporate Information

On September 28, 2023, Renovaro entered into the Stock Purchase Agreement with GEDi Cube. Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, Renovaro will acquire 100% of the GEDi Cube Shares from the Sellers and GEDi Cube will become a wholly-owned subsidiary of Renovaro. On September 28, 2023, the Renovaro Board and the board of managers of GEDi Cube unanimously approved the Stock Purchase Agreement. The completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions. The Stock Purchase Agreement contains certain termination rights for both Renovaro and GEDi Cube described herein.

There can be no assurance that the Transaction will be fully realized or may take longer to realize than expected; the possibility that stockholders of Renovaro may not approve the issuance of new shares of Common Stock in the proposed Transaction; the risk that a condition to closing of the proposed Transaction may not be satisfied, that either party may terminate the Transaction Agreement or that the Closing of the proposed Transaction might be delayed or not occur at all.

We trade on Nasdaq under the ticker “RENB.”

Our website is http://www.renovarobio.com. We make available free of charge, on or through our website, our annual, quarterly, and current reports and any amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained in our website is not part of, nor incorporated by reference into, this proxy statement.

Legal Proceedings

For a description of material legal proceedings to which Renovaro is a party, please refer to the section titled “Item 3. Legal Proceedings” set forth in the Renovaro 2023 Form 10-K and the section titled “Item 1. Legal Proceedings” set forth in the Renovaro First Quarter 2024 Form 10-Q, each of which is incorporated by reference herein.

Property

For a description of Renovaro’s property, please refer to the section titled “Item 2. Properties” set forth in the Renovaro 2023 Form 10-K, which is incorporated by reference herein.

105

GEDI CUBE’S BUSINESS

Overview

GEDi Cube is an AI-driven healthcare technology company focusing on the earliest possible detection of cancer and its recurrence. GEDi Cube has developed a proprietary AI platform that analyzes genetics using Explainable AI (as defined below) to provide earlier and more accurate cancer diagnosis. This platform uses a multi-omics approach to search for individual biomarkers that are present even in asymptomatic patients. This approach is combined with differential molecular capabilities that are designed to identify, differentiate and pinpoint the exact source. GEDi Cube’s process also involves the mining of biomarker panels, which are integrated into a machine learning library referred to as “GEDiCube” to further enhance diagnosis.

GEDi Cube also aims to utilize its proprietary AI platform in the development of commercial products to support clinical, research and pharmaceutical organizations that are trying to improve patient care through precision diagnosis, prediction of success of therapy, new drug discovery, treatment protocols or clinical trials. Specifically, GEDi Cube specializes in developing products and services aimed at (i) early cancer characterization, (ii) personalized treatment selection, (iii) prediction and tracking response to therapies, (iv) recurrence detection and efficacy monitoring, and (v) ultimately, drug discovery.

GEDi Cube was initially incorporated as Grace Systems B.V. (“Grace Systems”) in 2013 under the laws of the Netherlands to develop unique data mining algorithms to enable banking, finance and government entities to extract business insights from data. Grace Systems began applying its algorithms to biological data in 2018 to uncover cancer-associated patterns. Beginning in 2018, Grace Systems pivoted its platform to focus only on healthcare. On August 22, 2023, GEDi Cube Intl. Ltd. (formerly known as GEDi Health Group Ltd.), initially incorporated in June 2023, acquired 100% of the shares of Grace Systems. Since this acquisition, GEDi Cube has focused on developing its AI technology for early cancer detection and its recurrence and has developed a pipeline of in silico validated biomarker panels for 13 types of cancer.

GEDi Cube has now focused on commercialization of its AI technology. GEDi Cube believes that it has developed a unique approach to the early detection and diagnosis of cancer and its recurrence and, in time, other rare diseases through the systematic analysis of data using AI technologies, data mining procedures and algorithms for health technology.

GEDi Cube’s technology has also been applied to complex heterogeneous cancer data and has been shown to find patterns associated with cancer in public and private data resources. With the help of GEDi Cube’s algorithms, discovered patterns may be translated into biomarkers that can be used in a clinical setting to target various aspects of cancer diagnosis and treatment.

Cancer is a complex set of diseases. The abnormalities that cause cancer and drive its progression can often be observed at multiple molecular layers, including genome, transcriptome, proteome, and even microbiome. The growing prominence of large multi-omics datasets resulting from research studies give GEDi Cube the opportunity to integrate wide-spread molecular alterations underlying cancer and gain actionable knowledge in a precision medicine framework. However, the heterogeneous nature of cancer makes data highly divergent from patient to patient, which makes it difficult to extract meaningful patterns that can be utilized in a clinical setting. GEDi Cube hopes to address the need for more powerful tools to extract information from big data and augment the ability of clinicians to identify cancer quickly and accurately.

GEDi Cube’s Strategy

GEDi Cube’s product development focuses on four core areas:

●	Early Detection. Multi-cancer early detection (“MCED”) blood tests are advanced diagnostic tools that analyze cell-derived molecules present in the bloodstream. These tests specifically look for abnormal genetic, epigenetic or proteomic patterns of these cell-derived molecules, which can indicate the presence of cancer cells. By examining the molecules shed from various cells, including cancer cells, MCED tests aim to detect cancer at an early stage. This approach holds promise for improving cancer detection and potentially saving lives.

106

●	Recurrence of cancer. A recurrence refers to the return of cancer after a period of remission. A cancer recurrence happens because, in spite of the efforts to kill the cancer, some cells may remain, which grow and eventually cause symptoms. In rare instances, a patient may develop a new cancer that’s completely unrelated to the originally diagnosed cancer, which is referred to as a second primary cancer. An early warning system could help to identify a recurrence as early as possible, thereby helping to accelerate any the treatment and diagnosis. The different types of recurrence include:

o	Local recurrence, meaning that the cancer has returned in the same place it first started;

o	Regional recurrence, meaning that the cancer has returned to the lymph nodes near the place it first started; and

o	Distant recurrence, meaning the cancer has returned in another part of the body.

●	Rare Disease. In the United States, the government defines a disease as rare if it impacts fewer than 200,000 individuals. The European Union defines a rare disease as a condition which affects less than 1 in 2,000 people. According to the National Institutes of Health, it is currently estimated that there are 7,000 known rare diseases, with new conditions continually being identified as research advances. Certain cancers are classified as rare disease. While rare diseases may have an identified genetic origin, they can also be caused by disordered immunity, infections, allergies, deterioration of body tissues and organs or disruption to development while in the womb. Although rare diseases are individually rare they can be collectively common, with 1 in 17 people in the United Kingdom being affected by a rare disease at some point in their lifetime according to the Genetic Alliance U.K. One of GEDi Cube’s goals is to support the diagnostic process of finding a rare disease, which can sometimes take years.

●	Clinical trials. Clinical trials involve a type of research that studies new tests and treatments and evaluates their effects on human health outcomes. People volunteer to take part in clinical trials to test medical interventions including drugs, cells and other biological products, surgical procedures, radiological procedures, devices, behavioral treatments and preventive care. Clinical trials are carefully designed, reviewed and completed, and need to be approved before they can start.

In response to these four core areas, the key components of GEDi Cube’s product development are to build a software and hardware platform that:

●	Uses data science to develop novel insights into the characterization of diseases such as cancer. GEDi Cube intends to apply its proprietary technology to biological data from multiple sources to enable the typification (or classification) of disease entities and sub-entities to provide insights about the nature and behavior of diseases to payers, providers, pharmaceutical companies and patients.

●	Enables more accurate diagnosis and earlier detection of cancer and other diseases with the goal of maximizing outcomes and minimizing the costs of treatment. GEDi Cube intends to develop a system to understand the smallest fragments of cancer in the blood of the patient. Presently, GEDi Cube is developing a product to analyze results from liquid biopsy run through an Oxford Nanopore Sequencer. The GEDi Cube product will subsequently identify, train and validate explainable biomarkers, panels and models on different molecular layers. Multiple models will be individually trained for optimal stratification through the entire health journey, ensuring the right accuracy for a therapeutic decision in every stage. GEDi Cube will integrate different modalities and molecular data sources into a differential diagnostic report. Diagnostics and prognosis will be explainable with quality control reports and biomarker insights for different disciplines ensuring maximum trust and insight in medical decision making.

107

●	Assists in clinical trials with patient cohort selection and response tracking, to be used by companies like Renovaro on their patient cohort selection for their clinical trials, by looking at which patients are reacting positively, negatively and have no reaction. This data becomes more important through the progression of the different phases of drug development, as more and more patients are added. GEDi Cube will provide multi-omic data analysis, looking for specific changes in the patients that might indicate a change in their molecular make-up. This can then be used for the next phase of a clinical trial to look for the specific molecular data that has showed a positive reaction in the previous phase. It also provides insights for more effective response tracking, which GEDi Cube believes is important to the providers of care as well as the development and evaluation of new pharmaceuticals and immune therapies in clinical trials. Patient response to treatment can be used to focus the target audience for drugs in development and in subsequent clinical practice. As GEDi Cube collects more data, longitudinal about treatment and response, it will have the ability to train prognostic models to give an insight in disease progression and treatment response, both critical for enrolling in clinical trials and eventually every treatment. Because GEDi Cube consists of many independently trained and validated models, it will have the ability to assist in virtually every therapeutic decision, for different subtypes and groups (stratifications). The multi-omics and multi-modal pipelines could allow the use of multiple combinations of tissue samples and diagnostic platforms. The detailed diagnostic reports will allow and support insights for multiple disciplines such as cancer biology, genomics and pathology to look at underpinning biomarkers, pathways and clinical annotations.

●	Provides insight into patients who have had cancer previously. These insights will provide for more effective recurrence monitoring, which GEDi Cube believes is important to the providers of care and patients during follow-up monitoring of remissions. GEDi Cube anticipates that payers want to detect and re-treat recurrences at the earliest possible stage to maximize patients’ outcomes in terms of time and cost and that, similarly, patients with a recurrence are keen to re-engage with effective treatment at the earliest opportunity. A key aspect of this will be taking blood from the patients, sequencing this blood and running it through the GEDi Cube platform which will identify if the patient has any indication of the recurrence of the same or a new cancer. For recurrence monitoring, GEDi Cube will focus on a highly sensitive combination of lab and information technology. Lab protocols, sequence post processing and machine learning are all designed, trained and validated to get the best signal with the highest sensitivity to catch early signals of recurrence. This will be done on a regular basis allowing surveillance analysis over time.

●	Create value through advancing more sophisticated typification of diseases in an effort to address some of the pressing problems faced by modern healthcare, including healthcare costs, an aging population and developments in medical technology that produce a stream of increasingly sophisticated treatments requiring more precise targeting.

One additional key focus of GEDi Cube is its multi-modal data analysis. Multi-modal data encompasses the whole aspect of data from a patient perspective, whether genomics, imaging, phenotypic or even wearable data, which can be cross-analyzed to produce data that could not be previously produced. GEDi Cube intends to use multi-modal data to bring new insights to the clinical and research teams trying to understand what to do next with the patient.

GEDi Cube’s Technology and Techniques

GEDi Cube is dedicated to the development of early cancer detection blood tests and expects to develop partnerships with third-party laboratories across the United Kingdom, the Netherlands, elsewhere in Europe and the United States and others, as needed. In particular, GEDi Cube is focused on developing tests and test kits that would analyze samples derived from non-invasive liquid biopsy samples and intends to engage third-party laboratories to perform these tests for end-users.

For this purpose, GEDi Cube has developed an AI platform that aims to leverage expertise in both biological and computational sciences and to go beyond traditional tumor signals by detecting the body’s early warning signs of cancer. GEDi Cube’s goal is to provide accurate and reliable tests that can aid in the early diagnosis and treatment of cancer. GEDi Cube’s AI technology is created to detect a wide range of biological signs to enhance the accuracy and sensitivity of early cancer detection and, thereby, enable earlier intervention and potentially improved patient outcomes.

GEDi Cube’s AI technology aims to address three critical facets of medical needs within the domain of cancer diagnosis (as illustrated in below):

108

●	type-specific cancer detection;

●	pan-cancer detection; and

●	patient stratification.

Moreover, the versatility of GEDi Cube’s AI technology extends to encompass the realm of rare cancers, including cases such as cancer of unknown primary.

Leveraging DNA methylation data, GEDi Cube has identified and validated biomarker panels tailored for the detection of a wide range of cancers, including bladder, breast, colon, prostate, thyroid, head and neck, liver, kidney and lung cancer.

The foundational architecture of GEDi Cube’s AI technology is engineered to facilitate comprehensive pan-cancer analysis through its extensive record of informative biomarkers discovered across a diverse array of cancer types. This comprehensive repository empowers GEDi Cube’s AI technology to swiftly cross-reference biomarkers and explore molecular commonalities and distinctions that span multiple tumor categories.

For example, the capabilities of GEDi Cube’s AI technology have unearthed biomarkers capable of pinpointing a specific subgroup of thyroid cancer patients characterized by a distinct genomic alteration, the neurotrophic tyrosine receptor kinase (“NTRK”) gene fusion. Identification of these NTRK-positive patients provides an actionable therapeutic target.

Uses of GEDi Cube’s AI Technology

GEDi Cube has developed its AI platform to support:

●	AI-assisted patient diagnostics;

●	multi-omic data analysis;

●	genome-wide or targeted analysis;

●	pan-cancer analysis;

●	different technology platforms (sequence or array);

●	tracking of each sample;

●	AI-guided biomarker discovery for single or multiple cancer types; and

●	logs of analysis steps and outcomes (data preparation, discovery, validation).

109

GEDi Cube’s AI platform is an enterprise software platform that is distinguished from its competitors’ technology by its core attributes encompassing AI-guided analysis and meticulous record-keeping of data handling procedures within audit trails, logs, and data discoveries. GEDi Cube designed this technology to support and validate every phase of the process, from the initial handling of raw data to the creation of essential biomarker panels. GEDi Cube’s AI platform also facilitates the integration of data originating from diverse sources, including public databases and collaborative partnership data.

Illustrated below is the three-phase workflow behind GEDi Cube’s AI platform for biomarker discovery using DNA methylation data. This workflow commences with the identification of pertinent single- and multi-omic data best suited to address the specific inquiries of GEDi Cube’s clients, and the subsequent stages involve the meticulous pre-processing and loading of this data into the platform. This process culminates in the availability of a dashboard offering the client insights into the data’s characteristics, such as data quality, the technology employed, and associated metadata.

●	Phase I of the workflow behind GEDi Cube’s AI platform primarily centers on the pivotal process of biomarker discovery. This intricate procedure unfolds through the application of data mining algorithms and statistical methodologies integrated into the AI platform. The paramount objective of Phase I is to reduce the plethora of genomic features displaying variations across samples, which is accomplished by systematically eliminating extraneous or inconsequential features while preserving those features that exhibit the greatest potential for accurately detecting cancer.

●	Phase II of the workflow builds upon the foundation of selected biomarkers by focusing on understanding the dynamic interplay among these chosen biomarkers, culminating in the creation of composite panels. The goal of Phase II is to pinpoint biomarker combinations that not only demonstrate robustness in detecting cancer but also maintain their efficacy across diverse contexts. GEDi Cube believes that its AI algorithms are adept at uncovering multiple combinations across a spectrum of panels, which is supported by GEDi Cube’s AI-guided panel mining, a proprietary combinatorial optimization technique used by GEDi Cube’s AI technology. This approach, coupled with the capacity to explore numerous panels, significantly enhances the likelihood of discovering panels that align with specific metric criteria, such as sensitivity, specificity, precision, and recall and allows for tailoring criteria to align with clients’ unique needs, such as the number of biomarkers included per panel or the inclusion of biomarkers associated with the expression of specific genes. The performance of the top-tier panels is further fine-tuned through the application of machine learning models. Subsequently, the efficacy of these biomarker panels in detecting cancer is validated through independent data sets.

110

●	Phase III of the workflow involves GEDi Cube’s collaboration with its clinical partners to validate the performance of the biomarker panels. Through this collaboration, GEDi Cube is able to confirm the utility and accuracy of its biomarker panels in real-world clinical contexts.

AI-Assisted Diagnostics

The process of biomarker discovery facilitated by GEDi Cube’s AI technology has yielded a set of data that enables scrutiny of the genomic distinctions and commonalities inherent in diverse cancer types. This data set can support the diagnosis of cancers when their type or origin remains unidentified.

In addition to this role in biomarker discovery and the development of diagnostic tests, GEDi Cube’s AI technology also integrates AI-guided molecular profiling of patient samples and furnishes diagnostic patient reports. These diagnostic reports reflect the outcomes of molecular profiling, coupled with interpretations provided by GEDi Cube’s team, to facilitate the process of cancer diagnostics by a qualified healthcare provider, who can consider these reports in the context of a patient’s medical history, clinical signs, and symptoms, among other factors.

Quality Control Process

GEDi Cube undertakes post-processing of data generated from sequence and arrays in an effort to ensure accurate and meaningful results. These post-processing steps for omic data include:

1.	Quality Control: Quality control is performed to assess the overall data quality and to identify any technical issues or anomalies.

2.	Normalization: arrays can introduce various sources of technical variation, such as batch effects, intensity variations, and probe-specific biases.

3.	Quality Filtering: After genotype calling, additional quality filtering may be performed to remove low-quality SNPs based on criteria like call rates, minor allele frequency, Hardy-Weinberg equilibrium p-values, and linkage disequilibrium.

Other post-processing steps may include genotype calling, population stratification and association analysis. Specific post-processing steps may vary depending on the type of array used, the study design, and the analytical goals.

Planning for Commercialization

Commercial Relationships

Existing Partnerships

NVIDIA Corporation (“NVIDIA”) pioneered accelerated computing to tackle challenges no one else can solve. NVIDIA’s work in AI and the industrial metaverse is aimed at transforming the world’s largest industries and profoundly impacting society. GEDi is a formal Inception Partner of Nvidia, having signed a contract with them. This partnership gives GEDi access to their resources for infrastructure and scaling, and specific advice and guidance from their Inception Team.

111

Partnerships in Development

To enhance multi-omic and multi-modal capacity, and to work to validate those capabilities with human samples including liquid-biopisy-based tests/test kits, GEDiCube is actively pursuing relationships with leading academic cancer centers, pathology and imagery centers in Europe, the USA and the Middle East. In certain cases, scopes of work are in process.

Resources

GEDi Cube intends to hire additional staff to increase the speed and velocity of its organization, including the development of the AI platform and the opportunities to deploy the AI platform for research perspective and ultimately for clinical practice and into clinical trials.

In addition, GEDi Cube intends to build out its infrastructure by leasing space for storage, networking and hosting facilities as well as a space to facilitate our build of a supercomputer cluster.

Market Segments

GEDi Cube’s intended customers will be hospitals, clinics, insurance companies, pharmaceutical companies, biotech companies, research centers, physicians and individual patients.

GEDi Cube aims to utilize its AI technology to commercialize products and test kits for healthcare providers, hospitals, clinics and doctors that will expedite diagnosis and the selection of appropriate treatment for various types of cancer. GEDi Cube intends to differentiate its products based on the following factors:

●	Proprietary and unique panel mining algorithms to create multiple biomarker stratifications per cancer;

●	Explainable AI, offering traceability between the prediction and the exact biomarkers, panels and genes;

●	Differential diagnosis, inclusion and exclusion of cancer types based on facts; and

●	Precision diagnosis, with a high accuracy percentage with machine-learning tuning.

The multi-omic design of GEDi Cube’s AI platform enables the use of different molecular layers, such as epigenomics, transcriptomics, and metabolomics, together with genomics and clinical data.

Panel Mining

The unique panel mining technique in GEDi Cube’s technology repeatedly investigates genes to identify relevant biomarkers. The proprietary technique in GEDi Cube’s technology not only searches for individual biomarkers, but also integrates validated panels for different cancer types into the “GEDiCube” machine learning library. This process enables precision diagnosis, by including one cancer and excluding others on the basis of statistically, scientifically and clinically validated machine-learning panels.

Panel mining is designed to combine biomarkers into panels in such a way that the final panel meets:

●	performance metric criteria;

●	technical criteria, such as a minimum or maximum amount of biomarkers for the selected assay;

●	biological criteria, non-annotated genes inclusion; and

●	stratification criteria.

112

Explainable AI

The term “Explainable AI” refers to the ability of an AI system or model to provide human-understandable explanations for its decision-making process or predictions. This feature aims to bridge the gap between the “black box” nature of many AI algorithms and the need for transparency, interpretability, and accountability in AI applications.

In traditional machine learning approaches, such as deep neural networks, the internal workings of the model can be complex and difficult to interpret. This lack of interpretability poses challenges in critical domains where decisions have significant implications, such as healthcare.

GEDi Cube believes that Explainable AI is crucial for ensuring transparency, fairness, and accountability in AI systems. GEDi Cube’s AI platform includes Explainable AI by design. All data points, calculations and results are traceable, and all calculations are verifiable and reproducible with the same result.

Disease prognosis is one of the diagnostic capabilities of the Explainable AI feature of GEDi Cube’s technology. Disease prognosis gives more insight for a specific patient that empowers healthcare providers, patients, and their families to make well-informed decisions about treatment, care, and future planning, thereby enhancing patient-centered care, optimizing resource utilization, and contributing to improved patient outcomes and quality of life.

Differential Diagnosis

GEDi Cube’s AI platform offers differential diagnosis by design due to its approach with a multitude of models for different diseases and the ability to include and exclude diseases.

Diseases like cancer are very homogenous, meaning that markers like TP53 or BRCA are expressed with multiple cancers. To address this homogeneity, differential diagnosis distinguishes between two or more conditions or diseases that share similar signs, symptoms or characteristics. The goal of differential diagnosis is to consider and evaluate all possible diagnoses for the patient’s symptoms to determine the most likely cause. Differential diagnosis therefore aims to identify the underlying condition accurately and guide appropriate treatment and management strategies.

Differential diagnosis is important for several reasons:

1.	Accurate Diagnosis: Differential diagnosis helps healthcare professionals arrive at the correct diagnosis by systematically considering all possible explanations for the patient’s symptoms. This ensures that the appropriate treatment and interventions are provided, leading to better patient outcomes.

2.	Avoiding Misdiagnosis: Many medical conditions have similar or overlapping symptoms, and misdiagnosis can have serious consequences. Differential diagnosis helps to avoid misdiagnosing one condition as another, preventing unnecessary treatments, delays in appropriate care or potential harm to the patient.

3.	Tailored Treatment: Different conditions require different treatments. Identifying the correct diagnosis through differential diagnosis allows healthcare professionals to develop a targeted treatment plan based on the specific condition, improving the chances of successful management and recovery.

4.	Avoiding Overtreatment or Undertreatment: Some conditions may require aggressive interventions, while others may resolve with minimal treatment or simply require symptomatic management. Differential diagnosis helps prevent overtreating or undertreating patients by ensuring that interventions are appropriate for the specific condition.

5.	Identifying Underlying Causes: In some cases, multiple conditions may present with similar symptoms, but the underlying causes may be distinct. Differential diagnosis helps identify the root cause of the symptoms, which is crucial for implementing effective long-term management strategies and preventing complications.

113

In summary, differential diagnosis is a critical process in healthcare that supports accurate identification of the underlying condition, tailored treatment plans, and improved patient outcomes.

Lung Cancer Validation

GEDi Cube has received both technical and bio-scientific independent validation of cohorts for lung cancer, which was carried out in June 2022 by the Antwerp University Hospital in Antwerp, Belgium (the “UZA”). The goal of this study was to validate the performance (specifically the sensitivity and specificity) of predicted lung-cancer diagnostic biomarkers identified by GEDi Cube’s AI platform on a newly generated, independent dataset provided by the UZA. The average sensitivity of the machine learning models tested on the samples was 95%, illustrating the capacity for the biomarkers to identify previously unseen cancer in concordance with the data provided by UZA.

Precision Diagnostics

Precision diagnostics and personalized care is about focusing on what is required for a specific patient, what are their individual needs, how can we understand more about them to be more precise when delivering care and identifying the right clinical pathway to move them through treatment. GEDi Cube technology will bring a high level of detail with multi-omic data, allowing individual genes to be identified and different possible cancers under suspicion. Due to the structure of the data produced, GEDi Cube can bring it into any format of user interface, documentation, or database. We will provide the flexibility to respond to the different requirements for delivering data to the right person at the right place at the right time. We will comply to user interface guidance and usability regulations (WC3C) to ensure that they meet the correct standards to enable the data to be displayed, read and understood. Personalized care is what we all in the healthcare system are striving for, we are one component that can make a huge difference.

Future Development

In driving towards future commercialization, GEDi Cube intends to undertake or continue the following activities to enable the development of its AI platform, bolster the credibility of this platform and open up revenue opportunities:

●	Increase in-kind contribution projects with hospitals, research centers and pharmaceutical companies, focusing on rare disease, cancer diagnosis and other opportunities for clinical trials;

●	Work to develop long-term strategic partnerships with clinical organizations, research centers and pharmaceutical companies to advance existing research in multi-modal analysis and open up potential revenue streams;

●	Develop GEDi Cube’s multi-modal platform architecture and first prototypes, with the goal of providing integrated multi-modal solutions that would be sold as a fully deployed and fully supported solution, subject to compliance with regulatory standards for hosting and support and for production of algorithms being deployed in a clinical environment;

●	Build GEDi Cube’s service and support models for its AI platform;

●	Build a “supercomputer” that will be utilized for processing genomic data, the training of algorithms and the development of GEDi Cube’s solutions;

●	Continue business development across key territories in the Europe, Middle East, and Africa (“EMEA”) region, starting in the United Kingdom, the Netherlands and Germany, under the management of in-country managers supported by centralized teams in Amsterdam and London and progress to rolling out in the US leveraging the Renovaro US based staff;

●	Deploy a sequencing lab in the EMEA region that will allow GEDi Cube to control the sample preparation and medical device, thereby enabling faster commercialization analysis and quality control; and

●	Expand its team to include biomedical scientists, data scientists, machine-learning engineers, specialized medical doctors (oncologist, geneticist), high-performance-computer engineers and software engineers.

114

Sales and Marketing

Given its current stage of development, GEDi Cube has initiated the process of establishing a commercial organization and infrastructure. In the first quarter of 2024, we anticipate welcoming a Chief Commercial Officer with medical expertise, who will recruit country managers and collaborate with strategic partners across various European locations. Additionally, we plan to onboard product managers to bolster all sales and marketing endeavors. The groundwork has already been laid with a high-quality branding and communications organization, and we will unveil this in the upcoming months.

Our first products for early cancer detection and recurrence monitoring, along with companion diagnostics tests under research use only restrictions will initially be marketed to hospitals, clinics, and doctors, and we intend to launch image campaigns directed at these professional organizations with the aim of raising awareness among patients of the potential of our early detection and monitoring process. Emphasizing the benefits of our AI platform, we intend to highlight its capacity to detect cancers through our comprehensive multi-omics approach.

Furthermore, we are preparing a project to delineate cohort stratification for Renovaro’s future pancreatic cancer clinical trials. We also intend to market certain of our products to biopharmaceutical companies, such as customized biomarker panels and then leverage those strategic relationships to develop other unique products.

It’s important to note that the rollout and implementation of our initiatives in different countries are contingent on securing additional funding, which we expect will materialize as needed.

Competition

Once GEDi Cube achieves commercialization, the products offered from its AI platform will compete in the testing and diagnostic products industry, which is a competitive arena. GEDi Cube has competitors both in the Europe and abroad, including Grail, Inc., Exact Sciences Corporation (Thrive Earlier Detection Corp.), Freenome, Inc. and Haystack Oncology, that have stated that they are developing tests designed to detect cancer. GEDi Cube’s competitors have, or may have, substantially greater financial, technical and other resources, such as larger research and development staff and well-established marketing and sales forces, and they may operate in jurisdictions where lower standards of evidence are required to bring products to market. Several factors may influence GEDi Cube’s ability to compete in this industry, including those discussed under “GEDi Cube’s business and results of operations will suffer if it fails to compete effectively” under the heading “Risk Factors” beginning on page 22 in this proxy statement. However, GEDi Cube intends to differentiate its products within the market using the factors discussed under “Planning of Commercialization” above.

Intellectual Property

Proprietary Biomarker Discovery

GEDi Cube’s AI technology contains a proprietary method of interactive and real-time biomarker discovery across omics and diseases. Biomarker discovery is the process of identifying and validating molecules or characteristics, known as biomarkers, that are associated with a particular disease, physiological condition, or biological process. Biomarkers can be various types of molecules, such as proteins, nucleic acids, metabolites, or even physical characteristics. Biomarkers can then be stored for client intellectual property protection. Searches for biomarkers or panels can be performed sequentially and in parallel, whereby in-silico cross-performance analysis can be performed.

Employees

As of December 20, 2023, GEDi Cube has 11 full-time employees and four independent contractors, including two full-time. From time to time, GEDi Cube may engage consultants or independent contractors in certain research and development activities. None of GEDi Cube’s employees is represented by a labor union or covered by a collective bargaining agreement. GEDi Cube believes that its relations with its employees are good.

115

RENOVARO’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For Renovaro’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 2023, and the quarterly period ended September 30, 2023, please refer respectively to the section titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Renovaro 2023 Form 10-K, and the section titled “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Renovaro First Quarter 2024 Form 10-Q, each of which is incorporated by reference herein. Such sections should be read together with the consolidated financial statements of Renovaro and accompanying notes appearing in the Renovaro 2023 Form 10-K and the condensed consolidated financial statements of Renovaro and accompanying notes appearing in the Renovaro First Quarter 2024 Form 10-Q.

116

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Renovaro

Renovaro is a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and is not required to provide this information.

GEDi Cube

GEDi Cube is not currently subject to the reporting requirements of either Section 13(a) or 15(d) of the Exchange Act. If GEDi Cube was subject to such reporting requirements, GEDi would likely qualify as a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and, as such, would not be required to provide this information.

117

GEDI CUBE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read together with GEDI Cube’s consolidated financial statements and the notes related thereto appearing at the end of this proxy statement. As a result of many factors, including those factors set forth in the section entitled “Risk Factors—Risks Related to GEDi Cube,” GEDi Cube’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors—Risks Related to GEDi Cube” to gain an understanding of the important factors that could cause actual results to differ materially from the forward- looking statements contained in the following discussion and analysis. Please also see the section entitled “Forward-Looking Statements.”

Unless otherwise indicated or the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “GEDi Cube” refer to Grace Systems B.V. and its subsidiary prior to the closing of the acquisition of Grace Systems B.V. by GEDi Cube on August 23, 2023 (the “Share Acquisition Closing”) described in Note 3 to the unaudited consolidated financial statements of GEDi Cube for the period ended September 30, 2023, included in this proxy statement and refer to GEDi Cube Intl Ltd. and its subsidiaries following the Share Acquisition Closing.

Overview

GEDi Cube is an AI-driven healthcare technology company focusing on the earliest possible detection of cancer and its recurrence. GEDi Cube specializes in data science and data mining and plans to be disruptive in the industry with a broad range of cutting edge software, services, methods and models to tackle big data challenges. GEDi Cube provides services in the field of software development and maintenance, data mining and data science and focuses on the high-end of advanced and predictive analytics, which contributes to its ability to combine big data stores, execute scientific algorithms and visualize analytics to business users. GEDi Cube aims to provide and accelerate precision, personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better targeted treatments and drug discovery.

GEDi Cube’s approach is distinguished by the fusion of proprietary AI technology with diverse biological data sources, including genomics, proteomics, transcriptomics and epigenomics. GEDi Cube uses a multi-omics approach to search for individual biomarkers that are present even in asymptomatic patients. Moreover, GEDi Cube incorporates critical imaging data and the potential integration of pertinent patient health records encompassing medical history, medication history and comorbidities.

Central to GEDi Cube’s mission is its multidisciplinary team and its proprietary AI platform referred to as “GEDiCube”. GEDi Cube believes that it has developed a unique approach to the early detection and diagnosis of cancer and other rare diseases through the systematic analysis of data using AI technologies, data mining procedures and algorithms for health technology.

GEDi Cube’s operations to date have been limited to business planning, raising capital, developing GEDi Cube’s AI technology, identifying potential products and other research and development. To date, GEDi Cube has financed operations primarily through private placements, debt and funds received from license and collaboration agreements. As of September 30, 2023, GEDI had cash and cash equivalents totaling €339,985.

GEDi Cube does not expect to generate revenue unless and until it successfully completes development of, obtains marketing approval for, and commercializes, its products, either alone or in collaboration with third parties. GEDi Cube expects these activities may take several years and its success in these efforts is subject to significant uncertainty. Accordingly, GEDi Cube expects it will need to raise additional capital prior to the commercialization of, and any future regulatory approval required for, its platform and any of its future products. Until such time, if ever, that GEDi Cube generates significant revenue, GEDi Cube’s viability will depend on its ability to raise additional capital to finance its operations. GEDi Cube’s failure to raise additional capital as needed will have a negative impact on its financial condition and its ability to continue to pursue its business strategies, including commercialization of its AI platform and future products.

118

On November 22, 2023, GEDi Cube entered into a loan agreement (the “DMZ Facility”) with DMZ Invest I APS (“DMZ”) pursuant to which DMZ agreed to loan GEDi Cube up to £500,000 (€572,775 as of November 22, 2023), which will be used to fund GEDi Cube’s operations through the Closing. GEDi Cube believes that, based on its current operating plan, its cash and cash equivalents as of September 30, 2023 and its anticipated funding from the DMZ Facility will enable GEDi Cube to fund its operating expenses and capital expenditure requirements into February 2024. Therefore, there is substantial doubt about GEDi Cube’s ability to continue as a going concern as GEDi Cube does not believe that its cash, cash equivalents and investments will be sufficient to fund operations for at least the next twelve months.

Acquisition of Grace Systems

In June 2023, Grace Systems B.V. (“Grace Systems”) and GEDi Cube (formerly GEDi Health Group Ltd.) entered into a Binding Head of Terms for the acquisition by GEDi Cube of 100% of the outstanding shares of Grace Systems. On August 23, 2023, Grace Systems and GEDi Cube entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with the shareholders of Grace Systems, pursuant to which GEDi Cube acquired 100% of the outstanding shares of Grace Systems from its existing shareholders in exchange for ordinary shares of GEDi Cube, representing a 49% ownership interest in GEDi Cube, and an additional cash investment in Grace Systems by GEDi Cube of €1 million. See Note 3 to the unaudited consolidated financial statements included in this proxy statement for a description of this transaction.

Stock Purchase Agreement

On September 28, 2023, GEDi Cube entered into a Stock Purchase Agreement, dated September 28, 2023 (the “Stock Purchase Agreement”), with Renovaro, the shareholders of GEDi Cube party thereto (together with the other shareholders of GEDi Cube who deliver to Renovaro a joinder to the Stock Purchase Agreement, the “Sellers” and each, a “Seller”), and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta, in its capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Renovaro will acquire all of the issued and outstanding shares and other equity interests of GEDi Cube from the Sellers after which GEDi Cube will become a wholly-owned subsidiary of Renovaro.

Key Components of GEDi Cube’s Results of Operations

Revenues

Historical revenues consisted of revenues recognized under GEDi Cube’s strategic collaboration agreements for consulting services provided to third parties to assist with their research and development activities. GEDi Cube’s strategic collaboration agreements generally outline overall development plans and include payments GEDi Cube receives for services provided. For these activities and payments, GEDi Cube utilizes judgment to assess the nature of the performance obligations to determine whether the performance obligations are satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. GEDi Cube has not recognized any royalty revenue or revenue related to the commercialisation of its AI technology to date. GEDi Cube does not expect to generate any revenue from any products that it develops unless and until GEDi Cube commercializes its products or enters into other collaborative agreements with third parties.

Operating Expenses

Operating expenses consist primarily of personnel costs, including wages and benefits, related to GEDi Cube’s executive, sales and marketing personnel, as well as management fees, marketing fees and professional fees, including legal and accounting fees.

GEDi Cube expects its general and administrative expenses to increase in the near term, both in absolute dollars and as a percentage of revenue, largely driven by hiring additional personnel to support the growth of its business. Following the Closing, there will also be significant additional expenses to GEDi Cube associated with operating as a public company as part of the combined company. Such increases may include increased insurance premiums, investor relations expenses, legal and accounting fees associated with the expansion of GEDi Cube’s business and corporate governance, financial reporting expenses and expenses related to the Sarbanes-Oxley Act and other regulatory compliance obligations.

119

Total Other Income (Expense)

Interest Expense

Interest expense consists primarily of interest and amortization of debt related to the Notes entered into with Renovaro under which GEDi Cube borrowed an aggregate of €1 million in August 2023. The Notes’ applicable interest rate is 6% per annum. GEDi Cube has made no payments of principal or interest on the Notes.

Net Loss

Net loss for the year ended December 31, 2022 was €623,982 and net income for the year ended December 31, 2021 was €131,416, representing a decrease in net income of €755,398. The decrease in net income was primarily due to the decrease of revenues of €1,041,660, which was primarily attributable to GEDi Cube’s strategic focus pivoting from providing consulting services to the development of its AI platform for early cancer detection and its recurrence. This decrease in revenues was partially offset by the €138,480 decrease in operating expenses.

Results of Operations

Comparison of Fiscal Years Ended December 31, 2022 and 2021

The following table sets forth certain statements of operations data for the periods indicated:

	Year Ended December 31,
	2022	2021	Change
Revenue	€—	€1,041,660	€(1,041,660)
Cost of Revenue	—	(147,782)	147,782
Gross (Loss) Profit	€—	€893,878	(893,878)
Operating expenses:
Selling, general and administrative	135,398	166,287	(30,889)
Depreciation expense	14,591	12,270	2,321
Management fees	378,000	372,275	5,725
Advisory Fees	13,455	4,481	8,974
Salaries and wages	82,538	207,149	(124,611)
Total operating expenses	€623,982	€762,462	(138,480)

Net Profit (Loss)	€(623,982)	€131,416	(755,398)

Revenues

Revenues for the years ended December 31, 2022 and 2021 were €Nil and €1,041,660, respectively, representing a decrease in revenue of €1,041,660 or 100%. The revenues earned in 2021 related to the consulting services provided to a third-party healthcare technology company. In 2021, GEDi Cube shifted its focus from providing consulting services to the development of its AI technology for early cancer detection and its recurrence, and, therefore, no revenue was generated in 2022. GEDi Cube is in the development stage of its lifecycle and has not yet commenced operations. GEDi Cube has never generated revenues relating to the utilisation of its AI technology. GEDi Cube anticipates that it will continue to incur primarily net losses for the foreseeable future.

120

Operating Expenses

GEDi Cube’s operating expenses for the years ended December 31, 2022 and 2021 were €623,982 and €762,462, respectively, representing a decrease of €138,480 or 18%. The largest contributors to the decrease in operating expenses for the year ended December 31, 2022, were the decrease in the selling, general and administrative expenses and the decrease in salaries and wage expenses of €30,889 and €124,611, respectively. After GEDi Cube pivoted its business model towards developing its AI technology, the personnel team was streamlined to focus on development, which allowed GEDi Cube to save money on its sales and marketing personnel. Housing costs were also reduced by €73,593 from 2021 to 2022 due to GEDi Cube adapting to a work-from-home model during the coronavirus (“COVID-19”) pandemic. These decreases were partially offset by GEDi Cube increasing its advisory costs in 2022 versus 2021 by €8,974, which related primarily to advisory costs associated with the clinical aspect of the development of the AI platform, and increasing management fees in 2022 versus 2021 by €5,725 related to an agreed inflationary increase.

Comparison of Nine Months Ended September 30, 2023 and 2022

The following table sets forth certain statements of operations data for the periods indicated:

	Successor & Predecessor Nine Months Ended September 30,
	2023	2022	Change

Operating expenses:
Selling, general and administrative	266,103	100,077	166,026
Depreciation expense	2,130	10,913	(8,783)
Management fees	283,816	290,104	(6,288)
In process research and development expense	464,335	—	464,335
Advisory Fees	139,909	1,975	137,935
Salaries and wages	267,119	65,359	201,760
Total operating expenses	1,423,412	468,427	954,985
Loss from operations	(1,423,412)	(468,427)	954,985
Other income (expense):
Gain from deconsolidation	176,266	—	(176,266)
Interest Expense	(7,346)	—	7,346
Gain on exchange	(27,468)	—	27,468
Net Loss	€(1,281,960)	€(468,427)	€813,533

Operating Expenses

GEDi Cube’s operating expenses for the nine months ended September 30, 2023 and 2022 were €1,423,412 and €468,427, respectively, representing an increase of €954,985. The largest contributors to the increase in operating expenses for the nine months ended September 30, 2023, were the increase in the selling, general and administrative expenses and the increase in salaries and wage expenses of €166,026 and €201,760,

121

respectively. Since the acquisition of Grace Systems in August 2023, GEDi Cube has increased its headcount significantly from a focus on research and development personnel to include technical developers and medical professionals. The increase in salaries and wage expenses for the first nine months of 2023 partly related to the loss of subsidy income recorded during the nine months ended September 30, 2022 as the result of a one-time Emergency Bridging Measure for Job Opportunities (NOW) wage subsidy implemented by the Dutch government as emergency funding for all companies as a result of the COVID-19 outbreak where qualifying expenses are reimbursed by the authorities.

GEDi Cube’s advisory fees for the nine months ended September 30, 2023 and 2022 were €139,909 and €1,975 respectively, representing an increase of €137,935. This increase was driven by the increase in legal and advisory fees related to the Transaction with Renovaro. There were no such costs in the nine months ended September 30, 2022 where advisory fees related to accountancy fees.

In process research and development expense

GEDi Cube’s in process research and development expense for the nine months ended September 30, 2023 and 2022 was €464,335 and €Nil, respectively, representing an increase of €464,335. GEDi Cube’s acquisition of Grace Systems encompasses the acquisition of the research-and-development project for Grace Systems’ AI platform. This project, known as In-Process Research and Development (“IPR&D”), includes not only the current research but also historical expertise, protocols, designs and procedures required to facilitate the future testing phase of the AI technology.

Total Other Income (Expense)

Gain from deconsolidation

The gain from deconsolidation for the nine months ended September 30, 2023 and 2022 was €176,266 and €Nil, respectively, representing an increase of €176,266. GEDi Cube recorded a gain of €176,266 on the deconsolidation of Grace Datascience B.V. in 2023 with no similar disposal for the nine months ended September 30, 2022. See Note 12 to the unaudited consolidated financial statements of GEDi Cube included in this proxy statement for further details regarding the deconsolidation of Grace Datascience B.V.

Interest Expenses

The interest expense for the nine months ended September 30, 2023 and 2022 was €7,346 and €Nil, respectively, representing an increase of €7,346. Interest expense consists primarily of interest and amortization of debt related to the Notes entered into with Renovaro under which GEDi Cube borrowed an aggregate of €1 million in August 2023. The Notes’ applicable interest rate is 6% per annum. GEDi Cube has made no payments of principal or interest on the Notes. There was no such similar expense for the nine months ended September 30, 2022.

Loss on Exchange

The loss on exchange for the nine months ended September 30, 2023 and 2022 was €27,468 and €Nil, respectively, representing an increase of €27,468. Loss on exchange consists primarily of exchange rate differences between GEDi Cube’s functional currency of euros and the U.S. dollar currency on the borrowings under the Notes. There was no such similar expense for the nine months ended September 30, 2022.

Liquidity and Capital Resources

Sources of Liquidity

Since inception, GEDi Cube has not generated any revenue from product sales or its current AI platform and has a history of primarily net losses and negative cash flows from its operations. GEDi Cube expects to continue to incur significant expenses and net losses for the foreseeable future as it advances the clinical development of its AI platform. GEDi Cube expects that its research and development and general and administrative costs will continue to increase significantly, including in connection with conducting clinical validation and technological development costs for its AI platform and future products to support commercialization and providing general and administrative support for its operations,

122

including the costs associated with operating as a public company as a part of the combined company following the Closing. As a result, GEDi Cube will need additional capital to fund its operations. GEDi Cube’s failure to raise additional capital as needed will have a negative impact on its financial condition and its ability to continue to pursue its business strategies, including commercialization of its AI platform and future products. See the section entitled “Risk Factors—Risks Related to GEDi Cube” for additional risks associated with GEDi Cube’s substantial capital requirements.

As of September 30, 2023, GEDi Cube had cash and cash equivalents of €339,985. Since the Share Acquisition Closing, GEDi Cube has funded its operations primarily through working capital and the net proceeds of €1 million under the Notes entered into with Renovaro in August 2023.

GEDi Cube expects to have access to €572,775 of funding through the DMZ Facility, which will be used to fund operations through the Closing. GEDi Cube believes that, based on its current operating plan, its cash and cash equivalents as of September 30, 2023 and its anticipated funding from the DMZ Facility will enable GEDi Cube to fund its operating expenses and capital expenditure requirements into February 2024. Therefore, there is substantial doubt about GEDi Cube’s ability to continue as a going concern as GEDi Cube does not believe that its cash, cash equivalents and investments will be sufficient to fund operations for at least the next twelve months.

Future Capital Requirements

Management expects GEDi Cube’s expenses to increase in connection with its ongoing activities as described in greater detail below. GEDi Cube is subject to the risks incident in the development of new biotechnological products, and it may encounter unforeseen expenses, difficulties, complications, delays, and other unknown factors that may harm GEDi Cube’s business. See the section entitled “Risk Factor—Risks Related to GEDi Cube” for risks related to the development of GEDi Cube’s products.

In order to complete the development of GEDi Cube’s AI platform and to build the sales, marketing and distribution infrastructure that management believes will be necessary to commercialize its platform and future products, GEDi Cube will require substantial additional capital. Accordingly, until such time that GEDI Cube can generate a sufficient amount of revenue from product sales or other sources, if ever, management expects to seek to raise any necessary additional capital through loans or other capital sources, which could include income from collaborations, partnerships or other marketing, distribution, licensing or other strategic arrangements with third parties, or from grants. If GEDi Cube raises capital through collaborations, partnerships and other similar arrangements with third parties, it may be required to grant rights to develop and market technological products that GEDi Cube would otherwise prefer to develop and market itself. GEDi Cube may be unable to raise additional capital from these sources on favorable terms, or at all. GEDi Cube’s ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the European Union and worldwide. The failure to obtain sufficient capital on acceptable terms when needed could have a material adverse effect on GEDi Cube’s business, results of operations or financial condition, including by requiring GEDi Cube to delay, reduce or curtail its research, technological or product development or future commercialization efforts. GEDi Cube may also be required to license the rights to its AI technology at an earlier stage of development or on less favorable terms than GEDi Cube would otherwise choose. Management cannot provide assurance that GEDi Cube will ever generate positive cash flow from its operating activities.

Cash Flows

The following table summarizes GEDi Cube’s cash flows for the periods indicated:

	Successor Nine Months Ended September 30,		Predecessor Year Ended December 31,
	2023	2022	2022	2021
Net cash used in operating activities	€(622,252)	€(246,843)	€(246,157)	€154,376
Net cash used in investing activities	(1,982)	(1,057)	(1,057)	(42,867)
Net cash received from financing activities	964,218	—	—	—
Net increase (decrease) in cash and cash equivalents	€339,985	€(247,900)	€(247,214)	€111,508

123

Cash Flows from Operating Activities

For the nine months ended September 30, 2023, GEDi Cube used €622,252 of net cash in operating activities. Net cash used in operating activities reflected GEDi Cube’s net loss of €1,152,388, which primarily resulted from the lack of revenue during the first nine months of 2023 and increased operating costs during the third quarter of 2023 associated with investments to increase GEDi Cube’s operating capacity. The primary use of cash was to fund GEDi Cube’s operations related to the development of its AI technology.

For the nine months ended September 30, 2022, GEDi Cube used €246,843 of net cash in operating activities. Net cash used in operating activities reflected GEDi Cube’s net loss of €468,427, which primarily resulted from the lack of revenue in 2022. This lack of revenue was partially offset via cost reductions as GEDi Cube pivoted its focus from providing consulting services to the development of its AI technology for early cancer detection and its recurrence, primarily related to the reduction in GEDi Cube’s headcount and housing costs. The primary use of cash was to fund GEDi Cube’s operations related to the development of its AI technology.

For the year ended December 31, 2022, GEDi Cube used €246,157 of net cash in operating activities. Net cash used in operating activities reflected GEDi Cube’s net loss of €623,982, which primarily resulted from the lack of revenue in 2022. This lack of revenue was partially offset via cost reductions as GEDi Cube began reducing its headcount and related housing costs as it pivoted to focus on the development of its AI technology. The primary use of cash was to fund GEDi Cube’s operations related to the development of its AI technology.

For the year ended December 31, 2021, net cash provided by operating activities of €154,376 reflected GEDi Cube’s net profit of €131,416, which primarily resulted from €1.04 million of consulting revenue earned in 2021. This revenue was offset primarily by salaries and wages of employees who were engaged to support GEDi Cube’s consulting activities. The primary use of cash was to fund GEDi Cube’s revenue-generating consulting operations until GEDi Cube shifted its focus to the development of its AI technology.

Cash Flows from Investing Activities

For the nine months ended September 30, 2023, net cash flows used in investing activities consisted of net proceeds from the purchase and sale of property and equipment of €1,982, which related primarily to laptops and information technology peripherals for employees.

For the nine months ended September 30, 2022, net cash flows used in investing activities consisted of purchases of property and equipment of €1,057, which related primarily to laptops and information technology peripherals for employees.

For the year ended December 31, 2022, net cash flows used in investing activities consisted of purchases of property and equipment of €1,057, which related primarily to laptops and information technology peripherals for employees.

For the year ended December 31, 2021, net cash flows used in investing activities consisted of purchases of property and equipment of €42,867 which related primarily to laptops and information technology peripherals for employees and office furnishings.

Cash Flows from Financing Activities

For the nine months ended September 30, 2023, net cash flows provided by financing activities consisted of proceeds of €964,218 from the borrowings from Renovaro under the Notes entered into in August 2023. See Note 13 to the unaudited consolidated financial statements of GEDi Cube included in this proxy statement for further information regarding the Notes.

For the nine months ended September 30, 2022, net cash flows used or provided by financing activities was €Nil.

124

For the year ended December 31, 2022, net cash flows used or provided by financing activities was €Nil.

For the year ended December 31, 2021, net cash flows used or provided by financing activities was €Nil.

Lease Obligations

GEDi Cube leases space under a 30-month operating lease agreement for administrative offices in Amsterdam, The Netherlands, which has a minimum cancellation notice period of three months which management has determined will likely continue and expire in February 2026. GEDi Cube also leases an additional space under a 23.4-month operating lease agreement for an apartment in Amsterdam, The Netherlands, which has a minimum cancellation notice period of one month. As at September 30, 2023, future minimum lease payments required under the two operating leases total €615,959.

Off-Balance Sheet Arrangements

As of December 31, 2022, and 2021, GEDi Cube had no off-balance sheet arrangements. GEDi Cube is not aware of any material transactions which are not disclosed in its consolidated financial statements.

Significant Accounting Policies and Critical Accounting Estimates

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Gedi Cube Intl Ltd and its subsidiaries. All material inter-company balances and transactions have been eliminated.

In the opinion of GEDi Cube, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results for the period from August 24, 2023 to September 30, 2023 are not necessarily indicative of the results for the full year ending December 31, 2023. These interim unaudited consolidated financial statements should be read in conjunction with the Grace Systems B.V. audited consolidated financial statements and notes for the years ended December 31, 2022 and 2021.

In June 2023 Grace Systems B.V. ("Grace"), ("Predecessor") and Gedi Cube Intl Ltd ("GEDiCube Int"), ("Successor") entered into a Binding Head of Terms for the acquisition of 100% of the share capital in Grace. On August 23, 2023, Grace and Gedi Cube Int executed a Share Purchase Agreement ("Agreement") for the acquisition of 100% of the share capital in Grace, involving a €1 million investment into Grace by GEDiCube Int. In exchange, existing shareholders of Grace were allocated 49% ownership in GEDiCube Int through a share-exchange transaction, ensuring their continued involvement in the development and commercialization of Grace's underlying Intellectual Property ("IP") and Trade Secrets.

The unaudited consolidated financial statements of Successor and Predecessor are not comparable due to the acquisition described above. Gedi Cube Int. was incorporated in June 2023 with no operational history and has no prior comparative period financial statements presented. Therefore, the reporting period has been separated by a black line in the consolidated financial statements with the Predecessor representing the pre-Closing Date period (January 1, 2023 through August 23, 2023) and the Successor representing the post-Closing Date period (August 24, 2023 through September 30, 2023). GEDi Cube noted that the Predecessor includes financial information related to the Grace Systems, while the Successor includes financial information related to the newly formed company after the asset acquisition.

Cash

As of September 30, 2023 and December 31, 2022 GEDi Cube's cash balances were €339,985 and €1,583, respectively. Cash is recorded at cost, which approximates fair value. As of September 30, 2023 and December 31, 2022, cash consisted of checking and savings deposits.

Property and Equipment

Property, plant and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives of the assets, all of which are 5 years.

125

Revenue Recognition

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which GEDi Cube expects to be entitled in exchange for those goods or services by following a five-step process: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as GEDi Cube satisfies a performance obligation. There was no revenue recognized during the 12 months ending December 31, 2022 and the nine months ending September 30, 2023.

Contract Acquisition Costs

Contract acquisition costs primarily consist of commissions that GEDi Cube incurs to obtain a contract with a customer. These costs are incremental and recoverable. However, as the amortization period of such amounts would not exceed one year, commission costs, as permitted by the practical expedient, are expensed as incurred.

Contract Assets and Liabilities

Contract assets consist of work performed by GEDi Cube in which revenue has been recognized but an invoice has not been generated. Contract liabilities consist of deferred revenue which represents milestones achieved, invoices issued, or consideration received prior to transferring control of goods or services to the customer.

Business Combinations

GEDi Cube accounts for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations” using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. All acquisition costs are expensed as incurred. Upon acquisition, the accounts and results of operations are included as of and subsequent to the acquisition date.

In analyzing the business combination for proper accounting treatment, management utilized ASC 805 & ASU 2017-01. ASU 2017-01 created a new framework that companies must use to evaluate whether an integrated set of assets and activities is a business and should be accounted for as a business acquisition. FASB defines a business as a set of activities and assets that include an input and a substantive process; however, the fair value of the set is not usually concentrated in single or multiple assets. This set of inputs and processes usually provides goods and services to customers and return to stakeholders (ASC 805-10-55-3A and ASC 805-10-55-4). The new guidance requires an initial screening test to determine if substantially all of the fair value of the assets acquired is concentrated in one asset or a group of similar assets.

126

ASC 805 also provides a screen test to assess whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets and allows organizations to assess whether acquired activities or assets are considered a business. The screen test reduces the number of transactions that might otherwise be considered a business combination by providing a method for aggregating similar assets into one acquired asset group. This aggregation provides that substantially all of the assets in the transaction be part of this asset group to qualify under the practical screen.

The acquisition of Grace Systems by Gedi Cube Int LTD was treated as an asset acquisition.

Leases

In accordance with ASC Topic 842, GEDi Cube determined the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter. The lease terms include any renewal options and termination options that GEDi Cube is reasonably assured to exercise, if applicable. The present value of lease payments is determined by using the implicit interest rate in the lease, if that rate is readily determinable; otherwise, GEDi Cube develops an incremental borrowing rate based on the information available at the commencement date in determining the present value of the future payments. Rent expense for operating leases is recognized on a straight-line basis, unless the operating lease right of use assets have been impaired, over the reasonably assured lease term based on the total lease payments and is included in operating expenses in the consolidated statements of operations. For operating leases that reflect impairment, GEDi Cube will recognize the amortization of the operating lease right-of-use assets on a straight-line basis over the remaining lease term with rent expense still included in selling, general and administrative expenses in the unaudited consolidated statements of operations. GEDi Cube has elected the practical expedient to not separate lease and non-lease components. GEDi Cube’s non-lease components are primarily related to property maintenance, insurance, and taxes, which vary based on future outcomes, and thus are recognized in selling, general and administrative expenses when incurred.

127

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the proposed Transaction.

The unaudited pro forma condensed combined balance sheet information as of September 30, 2023, is based upon and derived from the unaudited historical financial information of Renovaro and GEDi Cube and gives effect to the Transaction as if such acquisition had occurred on July 1, 2023.

The unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2023, combines the historical audited consolidated statement of operations of Renovaro for the twelve months ended June 30, 2023, with GEDi Cube’s unaudited financial results for the twelve months ended June 30, 2023, and give effect to the Transaction as if it occurred on July 1, 2022. Renovaro and GEDi Cube have different fiscal years. Renovaro’s fiscal year ends on June 30, whereas GEDi Cube’s ends on December 31. GEDi Cube’s unaudited financial results for the twelve months ended June 30, 2023, have been derived from (i) its unaudited statement of operations for the six months ended June 30, 2023, and (ii) its audited statement of operations for the year ended December 31, 2022 removing its results of operations for the six months ended June 30, 2022 derived from its unaudited statement of operations for the six months ended June 30, 2022. In addition, the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2023, are also based upon and derived from the historical financial information of Grace Systems BV or Grace (Predecessor), which was acquired by GEDi Cube (Successor) on August 24, 2023, and give effect to the Grace acquisition as if it occurred on July 1, 2022.

The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2023, combines the historical unaudited consolidated statement of operations of Renovaro for the three months ended September 30, 2023, with GEDi Cube’s unaudited financial results for the three months ended September 30, 2023.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

●	Renovaro’s audited consolidated financial statements and accompanying notes as of and for the year ended June 30, 2023, as contained in its Annual Report on Form 10-K filed on October 2, 2023, with the SEC.

●	Renovaro’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three-month period ended September 30, 2023, as contained in its Quarterly Report on Form 10-Q filed on November 14, 2023, with the SEC.

●	GEDi Cube’s Predecessor’s audited consolidated financial statements and accompanying notes as of and for the years ended December 31, 2021, and 2022, and the Predecessor’s unaudited consolidated financial statements and the accompanying notes for the year ended June 30, 2023, included elsewhere in this proxy statement/prospectus;

●	GEDi Cube’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended September 30, 2023, included elsewhere in this proxy statement/prospectus;

Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, Renovaro allocated the purchase price using its best estimates of fair value (using a 10-day volume-weighted average price preceding December 10, 2023). The closing price will be used on the date of acquisition. Accordingly,

128

the pro forma Transaction price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies, or cost savings that may result from the Transaction or any integration costs. The unaudited pro forma condensed combined statements of operations do not reflect certain amounts resulting from the Transaction that were determined to be of a non-recurring nature.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. Renovaro has accounted for the Transaction using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification, or ASC, Topic 805 “Business Combinations”, or ASC 805. Renovaro preliminarily determined that the Transaction constitutes a business combination.

After the closing of the Transaction, Renovaro will complete the valuations necessary to finalize the required purchase price allocation based upon the fair market values as of the actual closing date of the Transaction, at which time the final allocation of the purchase price will be determined. The pro forma financial information contained in this joint proxy statement/prospectus is also based upon certain assumptions with respect to the number of shares of Renovaro common stock to be issued to GEDi Cube shareholders at the closing of the Transaction. Differences between preliminary estimates in the pro forma financial information presented herein and the final acquisition accounting will occur and could have a material impact on the pro forma financial information. In this regard, differences between those preliminary estimates and the number of shares of Renovaro common stock ultimately issued to GEDi Cube shareholders at closing of the Transaction would result in changes to various components of the unaudited pro forma condensed combined balance sheet, including intangible assets, common stock and additional paid-in capital, and various components of the unaudited pro forma condensed combined statements of operations, including net loss per share and weighted-average shares used in computing net loss per share.

The unaudited pro forma condensed combined financial information has been prepared by Renovaro in accordance with SEC Regulation S-X Article 11 and is not necessarily indicative of the condensed combined financial position or results of operations that would have been realized had the Transaction been completed as of the dates indicated above, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that Renovaro will experience after the Transaction is completed. In addition, the accompanying unaudited pro forma condensed combined statements of operations do not include any pro forma adjustments to reflect expected cost savings or restructuring actions which may be achievable or the impact of any non-recurring expenses and one-time transaction-related costs that may be incurred as a result of the Transaction.

The Transaction and Effective Time of the Transaction

The Stock Purchase Agreement provides that, at the Effective Time, the Sellers will sell and transfer to Renovaro, and Renovaro will purchase and acquire from the Sellers all of the GEDi Cube Shares owned by the Sellers that are issued and outstanding as of immediately prior to the Effective Time in exchange for the Exchange Consideration, as described below. The Closing will occur as soon as practicable but no later than three (3) business days after the satisfaction or waiver of the last to be fulfilled of the closing conditions set forth in the Stock Purchase Agreement or at such other date and place as Renovaro, GEDi Cube, and the Sellers may agree to in writing. The Transaction will be deemed effective as of the closing of business on the Closing Date (which is referred to herein as the “Effective Time”). Renovaro expects that the Closing will take place during the first half of 2024, subject to satisfying the closing conditions set forth in the Stock Purchase Agreement, including the approval by Renovaro’s stockholders of the Share Issuance Proposal and the Authorized Share Proposal. Because the Closing is subject to such conditions, Renovaro cannot predict if or exactly when the Closing will occur.

129

Exchange Consideration

If the Transaction is consummated, in exchange for the sale and transfer of the issued and outstanding GEDi Cube Shares to Renovaro, the Sellers shall become entitled to receive from Renovaro (i) an aggregate number of shares of Common Stock equal to a specified percentage of the shares of Common Stock issued and outstanding as of the Effective Time (minus (a) 1 million shares of Common Stock issued to a consultant assisting with the Transaction and (b) 1 million shares of Common Stock issued to Avram Miller prior to the Closing pursuant to the Miller Consulting Agreement), which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time (which is referred to herein as the “Closing Consideration”), and (ii) earn-out shares of Common Stock to be issued pro rata to the Sellers upon the exercise or conversion of any of Renovaro’s derivative securities (subject to certain exceptions) which are outstanding at the Effective Time (which is referred to herein as the “Earnout Shares” and, together with the Closing Consideration, the “Exchange Consideration”). The aggregate number of Earnout Shares to be issued to the Sellers will be equal to a percentage of the shares of Common Stock issued upon exercise or conversion of Renovaro’s derivative securities, which percentage shall be a ratio of the aggregate number of GEDi Cube Shares owned by the Sellers divided by the aggregate number of GEDi Cube Shares issued and outstanding, in each case, as of the Effective Time. Each Seller will receive its pro rata portion of the Exchange Consideration based on such Seller’s pro rata ownership of the GEDi Cube Shares transferred to Renovaro.

Table 1 – Earnout Share Breakdown:	Amount
Estimated Conversion of 561,010 Preferred Shares at a 10:1 ratio	5,610,100
Estimated outstanding warrants at the closing date	5,827,407
Estimated Stock options outstanding at closing date	5,130,110
Estimated Common Stock issuance related to Convertible Notes	598,014
Estimated Earnout Shares related to outstanding Renovaro Derivatives	17,165,631

Table 2 – Estimated Exchange Consideration	Amount
GEDi Cube Common Stock outstanding as of September 30, 2023	2,157
Estimated total GEDi Cube Common Stock	2,157
Exchange ratio	38,174
Estimated Closing Consideration	65,224,089
Estimated Earnout Shares (see Table 1 above)	17,165,631
Estimated Renovaro Common Stock to be issued	82,389,720
Estimated closing price (10-day average VWAP[1])	$3.34
Estimated Exchange Consideration	$275,181,665

[1] The estimated closing price was calculated using a 10-day Volume Weighted Average Price (VWAP) for Renovaro that preceded December 10, 2023. On the acquisition date, the closing price of the Renovaro shares.

130

Accounting for the Transaction

The Transaction is expected to be accounted for as a business combination using the acquisition method with Renovaro as the accounting acquirer in accordance with ASC 805. Under this method of accounting, the Transaction consideration will be allocated to GEDi Cube’s assets acquired and liabilities assumed based on their estimated fair values at the date of completion of the Transaction, which is expected to close in the first half of 2024. The process of valuing the net assets of GEDi Cube immediately prior to the Transaction, as well as evaluating accounting policies for conformity, is preliminary.

In addition, the acquisition method of accounting requires the acquirer to recognize the consideration transferred at fair value. Because this is an all-stock transaction, the fair value of the Transaction consideration fluctuates with changes in the market price of Renovaro. That consideration is fixed on the date of completion of the Transaction. Any differences between the estimated fair value of the Transaction consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Alternatively, any excess of the estimated fair value of such assets and liabilities over the Transaction consideration would be recorded as bargain purchase gain. Accordingly, the Transaction consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value. Refer to Note 1, “Basis of Presentation” for more information.

As a result of the foregoing, the unaudited pro forma condensed combined financial information is based on the preliminary information available and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed and the preliminary value of the consideration transferred. The actual accounting may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly in regard to indefinite-lived intangible assets, which could be material. Renovaro will finalize the accounting for the Transaction as soon as practicable within the measurement period in accordance with ASC 805 but in no event later than one year from the closing of the Transaction.

131

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

	Renovaro Biosciences Inc.	GEDi Cube Intl Ltd
	September 30,	September 30,
	2023	2023	Adjustments	Notes	Pro-Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$523,474	$359,840			883,314
Notes receivable	1,057,875	—	(1,057,875)	[A]	—
Prepaids and other assets	324,966	131,585			456,551
Total Current Assets	1,906,315	491,425	(1,057,875)		1,339,865

Property and equipment, net	482,510	15,355	—		497,865

OTHER ASSETS:
Definite life intangible assets, net	37,641	—			37,641
Indefinite life intangible assets	42,611,000	—	218,010,768	[B]	317,795,928
			57,174,160	[B]

Goodwill	11,640,000	—			11,640,000
Deposits and other assets	21,742	—			21,742
Operating lease right-of-use assets	863,598	651,931			1,515,529
Total Other Assets	55,173,981	651,931	275,184,928		331,010,840

TOTAL ASSETS	$57,562,806	$1,158,711	274,127,053		332,848,570

LIABILITIES
CURRENT LIABILITIES:
Accounts payable – trade	$5,421,126	$97,967			5,519,093
Accrued expenses	797,778	571,124			1,368,902
Other current liabilities	—	—	—		—
Current portion of operating lease liabilities	214,061	262,586			476,647
Notes payable, net	2,909,987	1,057,376	(1,057,376)	[A]	2,909,987
Convertible notes payable	752,741	—			752,741.0
Total Current Liabilities	10,095,693	1,989,053	(1,057,376)		11,027,370

NON-CURRENT LIABILITIES:

Contingent Consideration	—	—	57,174,160	[B]	57,174,160
Operating lease liabilities, net of current portion	720,801	389,345			1,110,146
Total Non-Current Liabilities	720,801	389,345	57,174,160		58,284,306
Total Liabilities	10,816,494	2,378,398	56,116,784		69,311,676

Commitments and Contingencies	—	—	—		—

STOCKHOLDERS’ EQUITY:
Preferred stock	56	—	—		56
Common Stock	6,571	2,634	19,251	[B][D]	28,456
Additional paid-in capital	300,008,449	(2,634)	219,093,536	[B][D]	519,099,351
Accumulated deficit	(253,204,281)	(1,219,687)	(1,102,019)	[B][C][D]	(252,525,987)
Accumulated other comprehensive loss	(64,483)	—	(499)	[A]	(64,982)
Total Stockholders’ Equity	46,746,312	(1,219,687)	218,010,269		263,536,894

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$57,562,806	$1,158,711	274,127,053		332,848,570

See notes to unaudited pro forma condensed combined financial statements

132

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2023

	(Audited)	(Unaudited)	(Unaudited)		(Unaudited)
	Renovaro Biosciences Inc.	GEDi Cube Intl Ltd	Adjustments	Notes	Combined
Operating Expenses
General and administrative	$15,318,198	$616,092	$2,364,562	[C][D]	$18,298,852
Research and development	4,165,197	—			4,165,197
Indefinite life intangible assets impairment charge	18,960,000	—			18,960,000
Depreciation and amortization	113,496	10,231			123,727
Total Operating Expenses	38,556,891	626,323	2,364,562		41,547,776
LOSS FROM OPERATIONS	(38,556,891)	(626,323)	(2,364,562)		(41,547,776)

Other Income (Expenses)
Loss on extinguishment of contingent consideration liability	(419,182)	—			(419,182)
Change in fair value of contingent consideration	—	—			—
Interest expense	(580,344)	—			(580,344)
Gain (loss) on foreign currency transactions	(1,019)	—			(1,019)
Interest income and other income (expense)	(126,620)	184,636			58,016
Total Other Income (Expenses)	(1,127,165)	184,636	—		(942,529)

Loss Before Income Taxes	(39,684,056)	(441,687)	(2,364,562)		(42,490,305)

Income Tax (Expense) Benefit	—	—	—		—

NET LOSS	$(39,684,056)	$(441,687)	$(2,364,562)		$(42,490,305)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.71)	$(3,681)			$(0.35)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	56,265,362	120			121,310,755

See notes to unaudited pro forma condensed combined financial statements

133

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Three Months Ended September 30, 2023

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Renovaro Biosciences Inc.	GEDi Cube Intl Ltd	Adjustments	Notes	Combined
Operating Expenses
General and administrative	$8,290,210	$710,564	$2,717,144	[C][D]	$11,717,918
Research and development	566,644	505,391	—		1,072,035
Depreciation and amortization	27,260	432	—		27,692
Total Operating Expenses	8,884,114	1,216,387	2,717,144		12,817,6455
LOSS FROM OPERATIONS	(8,884,114)	(1,216,387)	2,717,144		(12,817,645)

Other Income (Expenses)
Loss on extinguishment of debt	(120,018)	—	—		(120,018)
Loss on extinguishment of contingent consideration liability	—	—	—		—
Interest expense	(179,271)	(7,996)	7,875	[A]	(179,392)
Interest income and other income (expense)	8,375	(29,897)	(7,875)	[A]	(29,397)
Total Other Income (Expenses)	(290,914)	(37,893)	—		(328,807)

Loss Before Income Taxes	(9,175,028)	(1,254,280)	(2,717,144)		(13,146,452)

Income Tax (Expense) Benefit	—	—	—		—

NET LOSS	$(9,175,028)	$(1,254,280)	$(2,717,144)		$(13,146,452)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.14)	$(581.49)			$(0.10)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	64,480,753	2,157			129,704,842

See notes to unaudited pro forma condensed combined financial statements

134

1.	Basis of Presentation

The historical consolidated financial information of Renovaro has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations and comprehensive loss, are expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the Transaction might have affected the historical financial statements. The unaudited pro forma condensed combined financial information set forth herein is based upon the unaudited historical consolidated financial statements of Renovaro and GEDi Cube. The unaudited pro forma condensed combined financial statements is presented as if the Transaction had been completed on September 30, 2023, with respect to the unaudited pro forma condensed combined balance sheet as of September 30, 2023, and as of July 1, 2022, with respect to the unaudited pro forma condensed combined statements of operations for the twelve months ended June 30, 2023 and the three months ended September 30, 2023 for the Transaction.

Renovaro’s combined financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, as issued by the Financial Accounting Standards Board, or FASB. GEDi Cube’s financial information has been historically prepared in accordance with GAAP.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transaction. To the extent there are significant changes to the combined company’s business following the completion of the Transaction, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly.

Renovaro determined the Transaction constitutes a business combination and is accounting for the Transaction using the acquisition method.

2.	Pro Forma Adjustments

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial statements are based on preliminary estimates that may change significantly as additional information is obtained. are as follows:

A.	The elimination of intercompany Notes and related interest income and expense between Renovaro GEDi Cube.

B.	To record the 100% acquisition of GEDi Cube through the issuance of 65,224,089 shares of common stock at the estimated $3.34 per share price and establish contingent consideration for potential Earnout Shares of 17,165,631 common shares (see Table 1 for details) at the estimated share price of $3.34, and to eliminate the net stockholders’ equity accounts of GEDi Cube prior to the acquisition.

C.	To eliminate management fees paid by GEDi Cube that are not being carried forward to the combined company.

D.	To record one-time consulting fees of $2.760,000 related to the Transaction that was paid in shares at 10/23/2023 closing price of $2.76.

135

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Grace Systems BV

Unaudited Consolidated Interim Financial Statements

Unaudited Consolidated Balance Sheets as of September 30, 2023 (Successor) and December 31, 2022 (audited) (Predecessor)	137
Unaudited Consolidated Statements of Operations for the Period from August 24, 2023 to September 30, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and Nine Months Ended September 30, 2022 (Predecessor)	138
Unaudited Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the Period from August 24, 2023 to September 30, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and the Nine Months Ended September 30, 2022 (Predecessor)	139
Unaudited Consolidated Statements of Cash Flows for the Period from August 24, 2023 to September 30, 2023 (Successor), the Period from January 1, 2023 to August 23, 2023 (Predecessor), and the Nine Months Ended September 30, 2022 (Predecessor)	140
Notes to the Unaudited Consolidated Financial Statements	141

Audited Consolidated Financial Statements

136

Gedi Cube Intl Ltd
Unaudited Consolidated Balance Sheets (In Euros)

	Successor	Predecessor
	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash	€339,985	€1,583
VAT receivable	54,193	2,189
Deposits	45,348	—
Prepaid expenses	24,784	—
Total current assets	464,310	3,772
Operating lease right-of-use assets	615,959	—
Property, plant, and equipment, net	14,508	37,552
Total assets	€1,094,777	€41,324

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	92,561	77,340
Accrued expenses	494,795	284,038
Due to related parties	44,818	14,608
Current portion of operating lease liabilities	248,097	—
Notes payable	999,032	—
Total current liabilities	1,879,303	375,986
Operating lease liabilities, net of current portion	367,862	—
Total liabilities	€2,247,165	€375,986

Stockholders’ Deficit:
Predecessor Common shares, €0.01 par value; 120 shares authorized; 120 shares issued and outstanding as of December 31, 2022
Successor Common shares, £1.00 par value; 2,157 shares authorized; 2,157 shares issued and outstanding as of September 30, 2023	2,489	1
Additional paid-in capital	(2,489)	100
Accumulated Deficit	(1,152,388)	(334,763)
Total stockholders’ deficit	(1,152,388)	(334,662)
Total liabilities and stockholders’ deficit	€1,094,777	€41,324

The accompanying notes are an integral part of these unaudited consolidated financial statements.

137

Gedi Cube Intl Ltd
Unaudited Consolidated Statements of Operations (In Euros)

	Successor	Predecessor
	Period from August 24, 2023 to September 30, 2023	Period from January 1, 2023 to August 23, 2023	Nine months ended September 30, 2022

Revenue	€—	€—	€—
Cost of Revenue	—	—	—
Gross Loss	—	—	—

Operating expenses:

Selling, general and administrative	242,910	23,193	100,077
Depreciation	397	1,733	10,913
Management fees	39,375	244,441	290,104
In process research and development expense	464,335	—	—
Advisory Fees	133,888	6,021	1,975
Salaries and wages	236,669	30,450	65,359
Total operating expenses	1,117,574	305,838	468,427

Loss from operations	(1,117,574)	(305,838)	(468,427)

Other (expense) income
Gain from deconsolidation	—	176,266	—
Interest expense	(7,346)	—	—
Loss on exchange	(27,468)	—	—
Total other (expense) income	(34,814)	176,266	—

Loss before income taxes	(1,152,388)	(129,572)	(468,427)

Provision for income taxes	—	—	—

Loss from operations	(1,152,388)	(129,572)	(468,427)

Net loss	€(1,152,388)	€(129,572)	€(468,427)

Basic and diluted loss per share	€(534)	€(1,080)	€(3,904)

Weighted Average number of shares of common stock outstanding - Basic and diluted	2,157	120	120

The accompanying notes are an integral part of these unaudited consolidated financial statements.

138

Gedi Cube Intl Ltd
Unaudited Consolidated Statements of Changes in Stockholders' Deficit (In Euros)

Predecessor
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance at January 1, 2022	120	€1	€100	€289,219	€289,320
Net loss	—	—	—	(623,982)	(623,982)
Balance at December 31, 2022	120	€1	€100	€(334,763)	€(334,662)
Net loss	—	—	—	(129,572)	(129,572)
Balance at August 23, 2023	120	€1	€100	€(464,335)	€(464,234)

Successor
	Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at August 24, 2023	1,100	€1,269	€(1,269)	€—	€—
Net Loss	—	—	—	(1,152,388)	(1,152,388)
Shares issued as part of acquisition	1,057	1,220	(1,220)	—	—
Balance at September 30, 2023	2,157	€2,489	€(2,489)	€(1,152,388)	€(1,152,388)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

139

Gedi Cube Intl Ltd
Unaudited Consolidated Statements of Cash Flows (In Euros)

	Successor	Predecessor
	Period from August 24, 2023 to September 30, 2023	Period January 1 2023 to August 23, 2023	Nine months ended September 30, 2022
Cash flows from operating activities:
Net loss	€(1,152,388)	€(129,572)	€(468,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	397	1,733	10,913
Amortization of ROU Asset	17,575
Effect of exchange rates on cash	27,468	—	—
Gain from deconsolidation	—	(176,266)	—
Write off of in process research & development intangible asset	464,335	—	—
Changes in assets/liabilities:
Prepaid expenses	(24,784)	—	(2,279)
Deposits	(45,348)	—	—
Accounts payable	71,662	24,305	43,942
Operating lease liabilities	(17,575)	—	—
Accrued Liabilities	100,449	183,243	177,948
Due to related parties	(14,065)	99,728	12,000
VAT receivable	(49,978)	(4,721)	(13,531)
VAT payable	—	—	(7,409)
Net cash used in operating activities	(622,252)	(1,550)	(246,842)

Cash flows from investing activities:
Property, plant, and equipment, net	(1,982)	—	(1,057)
Net cash used in investing activities	(1,982)	—	(1,057)

Cash flows from financing activities:
Proceeds from loan payable	964,218	—	—
Net cash provided by financing activities	964,218	—	—

Cash:
Net change during the period	339,985	(1,550)	(247,900)
Balance, beginning of period	—	1,583	248,797
Balance, end of period	€339,985	€33	€897

Supplemental disclosure of cash flow information:
Interest paid in cash	2,038	—	—
Income taxes	—	—	—

Supplemental disclosure of non-cash activity:
Non-cash amounts of lease liabilities arising from obtaining right-of-use assets	633,534	—	—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

140

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 1. Organization

Gedi Cube Intl Ltd, formed June 14, 2023, and its subsidiaries (Grace Systems B.V. and GEDi Cube B.V.) (collectively, the ”Company”), headquartered in the United Kingdom, specialize in data science and data mining and plan to be disruptive in the industry with a broad range of cutting edge software, services, methods, and models to tackle big data challenges. The Company provides services in the field of software development and maintenance, data mining, and data science. The Company focuses on the high-end of advanced and predictive analytics which contributes to our ability to combine big data stores, execute scientific algorithms and visualize analytics to business users. The Company aims to provide and accelerate precision, personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better targeted treatments and drug discovery. As of the report date, the Company is in the development stage of its lifecycle and has not yet commenced operations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Gedi Cube Intl Ltd and its subsidiaries. All material inter-company balances and transactions have been eliminated.

In the opinion of Gedi Cube Intl Ltd , all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results for the period from August 24, 2023 to September 30, 2023 are not necessarily indicative of the results for the full year ending December 31, 2023. These interim unaudited consolidated financial statements should be read in conjunction with the Grace Systems B.V. audited consolidated financial statements and notes for the years ended December 31, 2022 and 2021.

In June 2023 Grace Systems B.V. (“Grace”), (“Predecessor”) and Gedi Cube Intl Ltd (“GEDiCube Int”), (“Successor”) entered into a Binding Head of Terms for the acquisition of 100% of the share capital in Grace. On August 23, 2023, Grace and GEDiCube Int executed a Share Purchase Agreement (“Agreement”) for the acquisition of 100% of the share capital in Grace, involving a €1 million investment into the Company by GEDiCube Int. In exchange, existing shareholders of Grace were allocated 49% ownership in GEDiCube Int through a share-exchange transaction, ensuring their continued involvement in the development and commercialization of Grace’s underlying Intellectual Property (“IP”) and Trade Secrets.

The unaudited consolidated financial statements of Successor and Predecessor are not comparable due to the acquisition described above. Gedi Cube Int. was incorporated in June 2023 with no operational history and has no prior comparative period financial statements presented. Therefore, the reporting period has been separated by a black line in the consolidated financial statements with the Predecessor representing the pre-Closing Date period (January 1, 2023 through August 23, 2023) and the Successor representing the post-Closing Date period (August 24, 2023 through September 30, 2023). The Company noted that the Predecessor includes financial information related to the Grace Systems (as defined in Note 12), while the Successor includes financial information related to the newly formed company after the asset acquisition.

Business Combinations

The Company accounts for business combinations under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805 “Business Combinations” using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. All acquisition costs are expensed as incurred. Upon acquisition, the accounts and results of operations are included as of and subsequent to the acquisition date.

141

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

In analyzing the business combination for proper accounting treatment, management utilized ASC 805 & ASU 2017-01. ASU 2017-01 created a new framework that companies must use to evaluate whether an integrated set of assets and activities is a business and should be accounted for as a business acquisition. FASB defines a business as a set of activities and assets that include an input and a substantive process; however, the fair value of the set is not usually concentrated in single or multiple assets. This set of inputs and processes usually provides goods and services to customers and return to stakeholders (ASC 805-10-55-3A and ASC 805-10-55-4). The new guidance requires an initial screening test to determine if substantially all of the fair value of the assets acquired is concentrated in one asset or a group of similar assets.

ASC 805 also provides a screen test to assess whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets and allows organizations to assess whether acquired activities or assets are considered a business. The screen test reduces the number of transactions that might otherwise be considered a business combination by providing a method for aggregating similar assets into one acquired asset group. This aggregation provides that substantially all of the assets in the transaction be part of this asset group to qualify under the practical screen.

As discussed in Note 3, the acquisition of Grace Systems by Gedi Cube Int LTD was treated as an asset acquisition.

Proposed Transaction

On September 29, 2023 the Company and Renovaro Biosciences, Inc. (“Renovaro”) executed a definitive agreement to combine (the “Proposed Transaction”). The Proposed Transaction is being structured as a stock-for-stock acquisition and is subject to Renovaro shareholder approval which is still pending as of the date of issuance of these financial statements.

Going Concern

As of September 30, 2023 (Successor), the Company had cash of approximately €339,985. For the year ended September 30, 2023 (Successor), the Company used €(622,252) in cash from operating activities and had an accumulated deficit of €1,152,388. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of one year from the issuance of these financials. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured. These accompanying audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates. The most significant estimates and judgments include those related to the asset acquisition, valuation allowance for deferred taxes and the discount rates used in determining right of use assets and related lease liabilities.

Cash and Cash Equivalents

As of September 30, 2023 and December 31, 2022 the Company’s cash balances were €339,985 and €1,583, respectively. Cash is recorded at cost, which approximates fair value. As of September 30, 2023 and December 31, 2022, cash consisted of checking and savings deposits.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives of the assets, all of which are 5 years.

142

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Impairment of Long Lived Assets

Long-lived assets, such as property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectations that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use are their respective fair values.

Revenue Recognition

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by following a five-step process: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation. There was no revenue recognized during the 12 months ending December 31, 2022 and the nine months ending September 30, 2023.

Value Added Tax

The company collects value added tax (“VAT”) on sales (“VAT payable”) and offsets it with deducted VAT from eligible purchases (“VAT receivable”). The standard rate is 21%, with reduced rates applicable to specific goods and services. Amounts are reported quarterly to the tax authorities in April, July, October, and January directly via an online platform or through the use of certain software. In the case of a net payable VAT, the company pays directly to the tax authorities within the month, and if the net VAT is receivable, the company receives a letter from the tax office with a refund date and details, usually within 5 weeks. Periodic VAT returns offer a comprehensive breakdown of both output and input taxes. Submitting a VAT return is mandatory for all companies registered with the Chamber of Commerce in the Netherlands (“KVK”) and the United Kingdom.

Leases

In accordance with ASC Topic 842, the Company determined the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter. The lease terms include any renewal options and termination options that the Company is reasonably assured to exercise, if applicable. The present value of lease payments is determined by using the implicit interest rate in the lease, if that rate is readily determinable; otherwise, the Company develops an incremental borrowing rate based on the information available at the commencement date in determining the present value of the future payments. Rent expense for operating leases is recognized on a straight-line basis, unless the operating lease right of use assets have been impaired, over the reasonably assured lease term based on the total lease payments and is included in operating expenses in the consolidated statements of operations. For operating leases that reflect impairment, the Company will recognize the amortization of the operating lease right-of-use assets on a straight-line basis over the remaining lease term with rent expense still included in selling, general and administrative expenses in the unaudited consolidated statements of operations. The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to property maintenance, insurance, and taxes, which vary based on future outcomes, and thus are recognized in selling, general and administrative expenses when incurred.

143

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Functional Currency

The local currency, Euros, is the functional currency for all of the Company’s activity. Gains and losses from foreign currency transactions are included in net loss for the period.

Income Taxes

Income taxes provide for the tax effects of transactions reported in the consolidated financial statements and consist of primarily deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating losses. The future realization of deferred tax assets is subject to the existence of sufficient future taxable income. Currently, management believes that it is not more likely than not that the Company will realize the benefits of any tax loss carryforwards.

Due to the historical net loss position of the Company, and the lack of sufficient taxable income to realize the deferred tax asset, the Company recorded a full valuation allowance €201,616 and €128,760 as of September 30, 2023 and December 31, 2022.

Segment Information

The Company has one operating segment with one planned business activity as described in Note 1 The Company’s chief operating decision maker is its Chief Executive Officer, who manages operations and reviews financial information on a consolidated basis for the purpose of assessing performance and allocating resources.

Net Loss Per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. No potentially dilutive debt or equity instruments were issued or outstanding during the period from August 24, 2023 to September 30, 2023 (Successor), for the nine months ended September 30, 2022, and the period from January 1, 2023 to August 23, 2023.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (i) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (ii) eliminates most real estate specific lease provisions, and (iii) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard is effective for fiscal years beginning after December 15, 2021, with early adoption permitted, based on the FASB effective date deferral per ASU 2020-05. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The company utilized the effective date and adopted the provisions of this standard on January 1, 2021.

144

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 3. Share Purchase Agreement- Asset Acquisition

On August 24, 2023, Grace Systems B.V. (“Seller”) and Gedi Cube Int Ltd (“Buyer”) executed a Share Purchase Agreement (the “Agreement”). Existing shareholders of Grace Systems exchanged their shares for a 49% interest of the Buyer. Additionally, Gedi Cube Int Ltd made an investment in the Company totaling €1,000,000.

The Buyers acquisition of Grace Systems B.V encompasses the transfer of a vital research and development project focused on an AI platform designed for early cancer detection. This project, known as In-Process Research and Development (“IPR&D”), includes not only the current research but also historical expertise, protocols, designs, and procedures required to facilitate Gedi’s subsequent testing phase, ultimately bringing the project to a revenue-generating stage.

In evaluating the nature of this transaction and the relevant accounting guidance, management evaluated the guidance in paragraphs ASC 805-10-55-5A through 55-5C. As such, management concluded that that the IPR&D AI project qualifies as an identifiable intangible asset within the context of a business combination and represents over 90% of the fair value of the assets acquired, therefore accounting for the acquisition as an asset acquisition. The Company allocated substantially all of the value to the IPR&D asset of date of acquisition noting that the amount was expensed as incurred as it was determined that there is no alternative future use which represents the amount of the assumed net liabilities of the Company of €464,335.

Note 4. Prepaid Expenses

Prepaid expenses consisted of the following:

	Successor	Predecessor
	September 30, 2023	December 31, 2022
Prepaid audit expenses	€13,778	€—
Prepaid legal expenses	7,031	—
Prepaid rent expense	3,975	—
Total prepaid expenses	€24,784	€—

145

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 5. Property, Plant, and Equipment, net

Property, plant, and equipment consisted of the following:

	Successor	Predecessor
	September 30, 2023	December 31, 2022
Computer equipment and software	€4,809	€5,866
Computer hardware	10,096	50,665
Machines and installations	—	21,196
	14,905	77,727
Less: Accumulated depreciation	(397)	(40,175)
Property, plant, and equipment, net	€14,508	€37,552

The Company uses the straight line method to calculate depreciation expense. Depreciation expense totaled €397 and €14,591 for the period from August 24, 2023 to September 30, 2023 (Successor) and for the year ended December 31, 2022 (Predecessor), respectively. On April 24, 2023, Grace Datascience B.V., a subsidiary of Gedi Cube Intl Ltd, entered into bankruptcy proceedings and was deconsolidated from the group financials. The balance of Property, Plant, and Equipment, net on the Grace Datascience B.V. balance sheet immediately prior to the bankruptcy was €22,894. Refer to Note 12 for additional information related to the bankruptcy.

146

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 6. Accrued Expenses

Accrued expenses consisted of the following:

	Successor	Predecessor
	September 30, 2023	December 31, 2022
Accrued payroll	€48,369	€32,038
Accrued management fees	401,625	252,000
Other accrued expenses	44,801	—
Total accrued expenses	€494,795	€284,038

The other accrued expenses seen in the table above relate to accruals for normal operating expenses. On April 24, 2023, Grace Datascience B.V., a subsidiary of Gedi Cube Intl Ltd, entered into bankruptcy proceedings and was deconsolidated from the group financials. The balance of Accrued Expense on the Grace Datascience B.V. balance sheet immediately prior to the bankruptcy was €65,656 and the total amount was related to accrued payroll. Refer to Note 12 for additional information related to the bankruptcy.

147

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 7. Commitments and Contingencies

Operating Lease

The Company leases an office facility in Amsterdam, Netherlands, under a 30 month operating lease agreement commencing on September 1, 2023 with a maturity date of February 28, 2026. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase.

The Company leases an apartment in Amsterdam, Netherlands, under a 23.4 month operating lease agreement commencing on September 19, 2023 with a maturity date of August 31, 2025. In determining lease asset values, the Company considers fixed and variable payment terms, prepayments, incentives, and options to extend, terminate or purchase.

Right-of-use asset and lease liability for operating leases were recorded in the combined and consolidated balance sheets as follows:

	Successor	Predecessor
	Period from August 24, 2023 to September 30, 2023	December 31, 2022
Operating leases:
Operating lease right-of-use asset, net	€615,959	€—

Lease liability, current	248,097	—
Lease liability, long term	367,862	—
Total operating lease liability	€615,959	€—

The weighted average remaining lease term for the operating lease is 2.35 years and the incremental borrowing rate is 6.75% as of September 30, 2023.

As of September 30, 2023, future minimum lease payments required under operating leases are as follows:

	Successor	Predecessor
	Period from August 24, 2023 to September 30, 2023	December 31, 2022
2023	€68,925	€—
2024	281,400	—
2025	272,511	—
2026	40,314	—
Total minimum lease payments	663,150	—
Less: effects of discounting	(47,191)	—
Present value of future minimum lease payments	€615,959	€—

148

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 8. Stockholder’ Equity (Deficit)

Common Stock - Predecessor

The Predecessor was formed as a partnership and incorporated on June 3, 2013. Upon the Predecessor’s formation, the Company issued capital in the amount of 120 regular common stock shares with a par value of €0.01. Each common share affords the holder general voting rights as defined in the Shareholders Agreement and summarized below.

Common Stock - Successor

On August 24, 2023, Grace Systems B.V. and Gedi Cube Int Ltd executed a Share Purchase Agreement. Existing shareholders of Grace Systems exchanged their shares for a 49% interest of Gedi Cube Int Ltd where the remaining controlling interest was purchased by Gedi Cube in exchange for consideration.

Common stock of the Successor and Predecessor are outlined below:

	Successor	Predecessor
	September 30, 2023	December 31, 2022
Common Stock shares outstanding as of August 24, 2023 and January 1, 2022, respectively	1,100	120
Shares issued as part of acquisition	1,057	—
Common Stock shares outstanding as of September 30, 2023 and December 31, 2022, respectively	2,157	120

Note 9. Income Taxes

During the nine months ended September 30, 2023, the Company did not record an income tax provision or benefit due to net operating losses. The Company recorded a full valuation allowance against its deferred tax assets due to the lack of taxable income needed to realize the deferred tax assets. The Company has used a discrete effective tax rate method to calculate taxes for the period from August 24, 2023 to September 30, 2023 (Successor), for the nine months ended September 31, 2022, and the period from January 1, 2023 to August 23, 2023. The Company believes that, at this time, the use of the discrete method is more appropriate than the estimated annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pre-tax earnings.

149

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 10. Risks and Uncertainties

The Company prepares consolidated financial statements in conformity with U.S. GAAP. It is possible that future requirements could change the current application of U.S. GAAP, resulting in a material adverse impact on the Company’s balance sheets or results of operations. In addition, the future effective tax rates could be unfavorably affected by changes in tax laws or the interpretation of tax laws or by changes in the valuation of our deferred tax assets and liabilities. The Company regularly assess the implementation of applicable accounting principles and the adequacy of provision for income taxes. The final determination of any tax authority, upon examination of the Company’s tax returns, could have an adverse effect on the Company’s operating results and balance sheets.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The Company’s future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. The Company’s lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Note 11. Related Parties

Related party balances consisted of the following:

	Successor	Predecessor
	September 30, 2023	December 31, 2022
Imbott Group BV	€—	€500
RC Grace Bio Omics / formerly Linkin Data	(182)	13,608
SEPA Beheer BV	—	500
van Kalken	45,000	—
	€44,818	€14,608

Related parties include Imbott Group BV, SEPA Beheer BV and C.K. van Kalken Beheer B.V., all of which are stockholders of the Successor, Gedi Cube Int Ltd and former stockholders of the Predecessor, Grace Systems B.V. and Grace Bio Omics B.V., is an affiliated entity by way of mutual owners. The nature of the transactions making up this balance relates to short term loans. The loan related party balances were non-interest bearing.

Note 12. Deconsolidation

Grace Datascience B.V. Bankruptcy

In April 2023, the Grace Systems B.V. entered into a bankruptcy agreement with the Dutch courts for its wholly owned subsidiary, Grace Datascience B.V. As of the bankruptcy date, Grace Systems is no longer authorized to manage and dispose of Grace Data’s assets where these rights have been transferred to the curator appointed by the Dutch courts to oversee the liquidation of these assets and satisfaction of outstanding liabilities. Based on the guidance prescribed in ASC 810 - Consolidation, Grace Systems elected to deconsolidate Grace Data as of the effective date of bankruptcy which is determined to be April 24, 2023. Grace Systems operations from January 1, 2023 to April 23, 2023 include the operations of Grace Datascience B.V..

The following tables reflect the balance sheet immediately prior to submission of the subsidiary into bankruptcy in addition to the activity of the subsidiary for the period controlled by Grace Systems.

150

Grace Datascience B.V.
Balance Sheet
April 23, 2023

Cash	€38
Property, plant and equipment, net	22,894
Tax Assets	2,694
Total Assets	25,626

Accounts payable	80,746
Intercompany	55,491
Accrued payroll	65,656
Total Liabilities	201,892

Common Stock	100
Current Year Accumulated Deficit	(41,526)
Accumulated Deficit	(134,840)
Total Stockholders Deficit	(176,266)
Total Liabilities and Stockholders Deficit	€25,626

151

Grace Datascience B.V.
Statement of Operations

Period January 1 2023 to April 23, 2023

Revenue	€—
Cost of Revenue	—
Gross Profit	—

Advisory Fees	6,021
Salaries and wages	30,450
Selling, general and administrative	3,197
Depreciation Expense	1,858
Total Operating Expense	41,526

Net Loss	€(41,526)

152

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 13. Notes Payable

During August 2023, the Company entered into two Promissory Notes (“Notes”). The first note was for $550,000, which translates to €515,601. The second note was for $500,000, which translates to €476,085. The Company received a total of $1,050,000, which translates to €991,686, from Renovaro to further develop the Company’s IP and technology. Pursuant to the Notes, the Company promised to pay Renovaro the outstanding principal and related accrued interest at a rate of 6% per annum on the maturity date of February 11 and February 18 of 2024, respectively. For the period from August 24, 2023 to September 30, 2023, the Company accrued interest of €7,346 and is included in interest expense within other expense (income) on the Statements of Operations. The total amount of the Notes and the interest owed to Renovaro is €999,032.

Note 14. Subsidies

The Dutch government has previously implemented the Emergency Bridging Measure for Job Opportunities (NOW) wage subsidy as emergency funding for all companies as a result of the COVID-19 outbreak where qualifying expenses are reimbursed by the authorities. During the nine months ended September 30, 2022, the Company received and was rewarded €45,333 which was recorded as a reduction to salaries and wages in the Statement of Operations.

153

Gedi Cube Intl Ltd
Notes to the Unaudited Consolidated Financial Statements

Note 15. Subsequent Events

On November 22, 2023, the Company entered into a loan agreement (the “DMZ Facility”) with DMZ Invest I APS (“DMZ”) pursuant to which DMZ agreed to loan the Company up to £500,000 (€572,775 as of November 22, 2023), which will be used to fund the Company’s operations through the Closing. The DMZ Facility has a repayment date occurring the first business day after the first anniversary of the draw down of the loan. The first draw down of the loan occurred on November 27, 2023, resulting in a repayment date of November 28, 2024. The Company will pay interest on the loan at the rate of 10% per annum. Interest is accrued quarterly in arrears on the last business day of March, June, September and December and is payable on the repayment date.

154

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Grace Systems BV:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Grace Systems BV (“the Company”) as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2022 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has negative cash flows from operations and an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

155

Critical Audit Matters

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/Sadler Gibb & Associates, LLC

We have served as the Company’s auditor since 2023.

Draper, UT December 4, 2023

156

Grace Systems BV

Consolidated Balance Sheets (in Euros)

	December 31,
	2022	2021
Assets
Current assets:
Cash	€1,583	€248,797
VAT receivable	2,189	—
Total current assets	3,772	248,797
Property, plant and equipment, net	37,552	51,086
Total assets	€41,324	299,883

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	77,340	375
Accrued payroll	284,038	2,672
Due to related parties	14,608	108
VAT payable	—	7,408
Total current liabilities	375,986	10,563
Total liabilities	€375,986	€10,563

Stockholders’ (Deficit) Equity:
Common Stock
Common stock, €0.01 par value; 120 shares authorized and 120 shares issued as of December 31, 2022, and 2021	1	1
Additional paid-in capital	100	100
(Accumulated Deficit) Retained Earnings	(334,763)	289,219
Total stockholders’ (deficit) equity	(334,662)	289,320
Total liabilities and stockholders’ (deficit) equity	€41,324	€299,883

The accompanying notes are an integral part of these audited consolidated financial statements.

157

Grace Systems BV

Consolidated Statements of Operations

	Year Ended December 31,
	2022	2021

Revenue	€—	€1,041,660
Cost of Revenue	—	147,782
Gross Profit	—	893,878

Operating expenses:

Selling, general and administrative	135,398	166,287
Depreciation expense	14,591	12,270
Management fees	378,000	372,275
Advisory Fees	13,455	4,481
Salaries and wages	82,538	207,149
Total operating expenses	623,982	762,462

(Loss) income from operations	(623,982)	131,416

(Loss) income before income taxes	(623,982)	131,416

Provision for income taxes	—	—

Net (loss) income	€(623,982)	€131,416

Basic and diluted (loss) earnings per share	(5,200)	1,095

Weighted average number of shares of common stock outstanding - Basic and diluted	120	120

The accompanying notes are an integral part of these audited consolidated financial statements.

158

Grace Systems BV

Consolidated Statements of Changes in Stockholders' Equity (Deficit)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	(Accumulated Deficit) Retained Earnings	Total Stockholders’ Equity (Deficit)
Balance at January 1, 2021	120	€1	€100	€157,803	€157,904

Net income				131,416	€131,416

Balance at December 31, 2021	120	€1	€100	€289,219	€289,320

Net loss				(623,982)	€(623,982)

Balance at December 31, 2022	120	€1	€100	€(334,763)	€(334,662)

The accompanying notes are an integral part of these audited consolidated financial statements.

159

Grace Systems BV

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	€(623,982)	€131,416
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	14,591	12,270
Changes in assets/liabilities:
Accounts payable	76,965	(47,407)
Accrued payroll	281,366	1,507
Due to related parties	14,500	68,082
VAT receivable	(2,189)	—
VAT payable	(7,408)	(11,492)
Net cash (used in) provided by operating activities	(246,157)	154,376

Cash flows from investing activities:
Purchases of property and equipment	(1,057)	(42,867)
Net cash used in investing activities	(1,057)	(42,867)

Cash flows from financing activities:
Net cash provided by financing activities	—	—

Cash:
Net change during the year	(247,214)	111,508
Balance, beginning of year	248,797	137,288
Balance, end of year	€1,583	€248,796

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for
Interest	€—	€—
Income Taxes	€—	€—

The accompanying notes are an integral part of these audited consolidated financial statements.

160

Grace Systems BV

Notes to the Consolidated Financial Statements

Note 1. Organization

Grace Systems BV and its subsidiary (Grace Datascience BV) (collectively, the ”Company”), headquartered in the Netherlands, specialize in data science and data mining and plan to be disruptive in the industry with a broad range of cutting edge software, services, methods, and models to tackle big data challenges. Grace Systems BV focuses on the high-end of advanced and predictive analytics which contributes to our ability to combine big data stores, execute scientific algorithms and visualize analytics to business users. As of the report date, the Company is in the development stage of its lifecycle and has not yet commenced operations.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Grace Systems BV and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Going Concern

As of December 31, 2022, the Company had cash of approximately €1,583. For the year ended December 31, 2022, the Company used €246,157 in cash for operating activities and had an accumulated deficit of €334,763. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for one year from the issuance of these financials.

The continuation of the Company as a going concern is dependent upon the continued financial support from its members and debt holders. Specifically, continuation is contingent on the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to generate profit from sales and positive operating cash flows, which is not assured.

The Company’s plans include dissolving the entity, Grace Datascience BV, as well as obtaining associated debt and equity financing. If the Company is unsuccessful in completing these planned transactions, it may be required to reduce its spending rate to align with expected revenue levels and cash reserves, although there can be no guarantee that it will be successful in doing so. Accordingly, the Company may be required to raise additional cash through debt or equity transactions. It may not be able to secure financing in a timely manner or on favorable terms, if at all.

These accompanying audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2022 and 2021 the Company’s cash balances were €1,583 and €248,797, respectively. Cash is recorded at cost, which approximates fair value. As of December 31, 2022 and 2021, cash consisted of checking and savings deposits.

161

Grace Systems BV

Notes to the Consolidated Financial Statements

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives of the assets, all of which are 5 years.

Impairment of Long Lived Assets

Long-lived assets, such as property and equipment, definite and indefinite life intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectations that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell and would no longer be depreciated. The depreciable basis of assets that are impaired and continue in use are their respective fair values.

Revenue Recognition

Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services by following a five-step process: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation. The revenue recognized in 2021 does not relate to the Company’s planned core operations and is not recurring.

Value Added Tax

The company collects value added tax (“VAT”) on sales (VAT payable) and offsets it with deducted VAT from eligible purchases (VAT receivable). The standard rate is 21%, with reduced rates applicable to specific goods and services. Amounts are reported quarterly to the tax authorities in April, July, October, and January directly via an online platform or through the use of certain software. In the case of a net payable VAT, the company pays directly to the tax authorities within the month, and if the net VAT is receivable, the company receives a letter from the tax office with a refund date and details, usually within 5 weeks. Periodic VAT returns offer a comprehensive breakdown of both output and input taxes. Submitting a VAT return is mandatory for all companies registered with the Chamber of Commerce in the Netherlands (KVK).

Leases

The Company had one active lease in 2022 for an office space that commenced in June 2022 and was terminated in November 2022. The Company recognizes rent expense for the periods in which rent payments were made. As of December 31, 2022, the Company has no active leases. The Company paid €24,071 and €10,454 during the years ended December 31, 2022 and 2021 respectively.

Functional Currency

The local currency, Euros, is the functional currency for all of the Company’s activity. Gains and losses from foreign currency transactions are included in net income for the period.

162

Grace Systems BV

Notes to the Consolidated Financial Statements

Income Taxes

Income taxes provide for the tax effects of transactions reported in the consolidated financial statements and consist of deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating losses. The future realization of deferred tax assets is subject to the existence of sufficient future taxable income. Currently, management believes that it is not more likely than not that the Company will realize the benefits of any tax loss carryforwards.

Due to the historical net loss position of the Company, and the lack of sufficient taxable income to realize the deferred tax asset, the Company recorded a full valuation allowance of €128,760 and €1,207 as of December 31, 2022 and 2021, respectively.

Segment Information

The Company has one operating segment with one planned business activity as described in Note 1. The Company’s chief operating decision maker is its Chief Executive Officer, who manages operations and reviews financial information on a consolidated basis for the purpose of assessing performance and allocating resources.

Net Loss Per Share Calculation

Basic earnings (loss) per common share (“EPS”) is computed by dividing net income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. No potentially dilutive debt or equity instruments were issued or outstanding for the years ended December 31, 2022 and December 31, 2021.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (i) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (ii) eliminates most real estate specific lease provisions, and (iii) aligns many of the underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard is effective for fiscal years beginning after December 15, 2021, with early adoption permitted, based on the FASB effective date deferral per ASU 2020-05. A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application. An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application. If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date. The Company adopted the provisions of this standard on January 1, 2021 noting the Company does not have any leases that qualify under this standard.

Note 3. Property, Plant and Equipment, net

Property, plant and equipment consisted of the following:

	December 31,
	2022	2021
Computer equipment and software	€5,866	€4,809
Computer hardware	50,665	50,665
Machines and installations	21,196	21,196
	77,727	76,670
Less: Accumulated depreciation	(40,175)	(25,584)
Property, plant and equipment, net	€37,552	€51,086

163

Grace Systems BV

Notes to the Consolidated Financial Statements

The Company uses the straight line method to calculate depreciation expense. Depreciation expense totaled €14,591and €12,270 for the years ended December 31, 2022 and 2021.

Note 4. Stockholder’ Equity

Common Stock

The Company was formed as a partnership and incorporated on June 3, 2013. Upon Company formation, the Company issued capital in the amount of 120 regular common stock shares with a par value of €0.01. Each common share affords the holder general voting rights as defined in the Shareholders Agreement in addition to providing for the right for dividends to be declared, to which none have been declared to date.

Note 5. Income Taxes

The Company’s net deferred tax assets are as follows:

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	€128,760	€1,207
Total deferred tax assets	128,760	1,207
Valuation allowance	(128,760)	(1,207)
Deferred tax assets, net of valuation allowance	€—	€—

The income tax provisions for the year ended December 31, 2022 and 2021 consists of the following:

	December 31,
	2022	2021
Foreign	€—	€—
Current	—	—
Deferred	(127,553)	(1,207)
Change in valuation allowance	127,553	1,207
Income tax provision	€—	€—

As of December 31, 2022, and December 31, 2021, the Company had available an operating loss carry forward of approximately $499,070 and $4,677, respectively, that may be carried forward indefinitely for years beginning after January 2022. The net operating loss incurred for the period ending December 31, 2021 was fully utilized on an amended return for the year 2020.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. As of December 31, 2022 and 2021, the valuation allowance was $128,760 and $1,207, respectively.

A reconciliation of the statutory income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

164

Grace Systems BV

Notes to the Consolidated Financial Statements

	December 31,
	2022	2021
Statutory income tax rate	25.8%	25.8%
Non-deductible costs	-3.94%	-24.03%
Previous tax year adjustment	-0.20%	0.00%
Small-scale investment deduction	0.00%	-2.90%
Change in valuation allowance	-21.66%	1.13%
Income tax provision	0.00%	0.00%

The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates primarily due to changes in non-deductible costs and the recording of full valuation allowances on deferred tax assets. The Company files income tax returns in the Netherlands, which remains open and subject to examination.

Note 6. Risks and Uncertainties

The Company prepares consolidated financial statements in conformity with U.S. GAAP. It is possible that future requirements could change the current application of US GAAP, resulting in a material adverse impact on the Company’s balance sheets or results of operations. In addition, the future effective tax rates could be unfavorably affected by changes in tax laws or the interpretation of tax laws or by changes in the valuation of our deferred tax assets and liabilities. The Company regularly assess the implementation of applicable accounting principles and the adequacy of provision for income taxes. The final determination of any tax authority, upon examination of the Company’s tax returns, could have an adverse effect on the Company’s operating results and balance sheets.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. The Company’s future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a pre-revenue business. The Company’s lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

Note 7. Related Parties

Related party transactions consisted of the following:

	December 31,
	2022	2021
Imbott Group BV	€500	€—
RC Grace Bio Omics / formerly Linkin Data	13,608	108
SEPA Beheer BV	500	—
Total due to related parties	€14,608	€108

165

Grace Systems BV

Notes to the Consolidated Financial Statements

Related parties include Imbott Group BV and SEPA Beheer BV all of which are stockholders of Grace Systems B.V. RC Grace Bio Omics, formerly Linkin Data, is an affiliated entity by way of mutual owners. The nature of the related party transactions related to short term loans. There is no interest on these loans which have maturity dates less than a year.

Note 8. Subsequent Events

Grace Datascience B.V. Bankruptcy

In April 2023, the Company entered into a bankruptcy agreement with the Dutch courts for its wholly owned subsidiary, Grace Datascience B.V.. As of the bankruptcy date, the Company is no longer authorized to manage and dispose of the Company’s assets where these rights have been to the Curator appointed by the Dutch courts to oversee the liquidation of these assets and satisfaction of outstanding liabilities. As of the report date, the Grace Datascience B.V. bankruptcy is still ongoing. The Company will no longer consolidate this entity as of the bankruptcy date and will record a gain on the deconsolidation of this entity.

Gedi Health Group LTD Share Purchase Agreement

In August 2023, The Company and its shareholders, (the “Seller”), entered into a share purchase agreement with Gedi Health Group LTD (the “Buyer”). The capital contribution made by the buyer of €1,000,000 included shareholders of the Company and are for shares in Gedi Health.

Renovaro Transaction

On September 29, 2023 the Company and Renovaro executed a definitive agreement to merge (the “Proposed Transaction”). The Proposed Transaction is being structured as a stock-for-stock acquisition and is subject to shareholder approval which is still pending as of the date of issuance of these financial statements.

166

PRINCIPAL STOCKHOLDERS OF RENOVARO

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the Record Date by:

●	each person known by Renovaro to be the beneficial owner of more than 5% of outstanding shares of Common Stock;

●	each of Renovaro’s named executive officers for the 2023 fiscal year;

●	each of Renovaro’s directors; and

●	all of Renovaro’s current executive officers and directors as a group.

Beneficial ownership of the Common Stock is determined in accordance with the rules of the SEC and includes any shares of Common Stock over which a person exercises sole or shared voting or dispositive power, or of which a person has a right to acquire ownership at any time within sixty (60) days. Except as otherwise indicated, Renovaro believes that the persons named in this table have sole voting and dispositive power with respect to all shares of Common Stock held by them. Applicable percentage ownership in the following table is based on 67,224,089 shares of Common Stock outstanding as of the Record Date, plus any securities that the individuals included in this table have the right to acquire within sixty (60) days of the Record Date.

To Renovaro’s knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them. Unless indicated otherwise, the address for the beneficial holders is c/o Renovaro Biosciences Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, 90067 U.S.A.

	Renovaro Biosciences Inc.
Name of Beneficial Owner	Number of Shares	% Ownership

Directors/Officers:
Renè Sindlev, Chairman of the Board (1)	14,945,971	21.43%
Mark R. Dybul, M.D., Chief Executive Officer (2)	2,279,271	3.28%
Luisa Puche, Chief Financial Officer & Corporate Secretary (3)	217,933	*	%
François Binette, PhD, Chief Operating Officer and Executive Vice President for Research & Development (4)	143,334	*	%
Carol Brosgart, Director (5)	107,759	*	%
Gregg Alton, Director (6)	107,759	*	%
James Sapirstein, Director (7)	85,895	*	%
Jayne McNicol, Director (8)	43,390	*	%
Henrik Grønfeldt-Sørensen, Director (9)	136,889	*	%
Leni Boeren, Director (10)	—	*	%
Ruud Hendriks, Director (10)	—	*	%
Avram Miller, Director (11)	1,000,000	1.49%
Directors/Officers Total (12 persons):	19,068,201	26.22%
5% Shareholders who are not Directors or Officers:
RS Bio ApS	14,866,223	21.34%
Serhat Gümrükcü (12)	12,438,431	18.50%
Anderson Wittekind (13)	6,517,945	9.70%
Paseco ApS (14)	11,157,444	15.09%
5% Shareholders who are not Directors or Officers Total:	44,980,043	58.91%

*	Indicates less than 1%.

167

(1) Includes 12,432,338 shares of Common Stock, 70,126 of Series A Convertible Preferred Stock that are presently convertible into 701,260 shares of Common Stock, and warrants exercisable into 1,732,625 shares of Common Stock owned of record by RS Bio ApS, a Danish entity, and options to purchase 79,748 shares of Common Stock exercisable within sixty (60) days of the Record Date, owned of record by Mr. Sindlev. Mr. Sindlev, the Chairman of the Renovaro Board, holds the sole voting and dispositive power of the shares owned by RS Bio ApS.

(2) Includes 66,481 shares of Common Stock and options to purchase 2,212,790 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(3) Includes 16,266 shares of Common Stock and options to purchase 201,667 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(4) Includes options to purchase 143,334 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(5) Represents options to purchase 107,759 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(6) Represents options to purchase 107,759 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(7) Represents options to purchase 85,895 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(8) Represents options to purchase 43,390 shares of Common Stock exercisable within sixty (60) days of the Record Date.

(9) Includes 50,000 shares of Common Stock and options to purchase 86,889 shares of Common Stock exercisable within sixty (60) days of the Record Date. Mr. Grønfeldt-Sørensen, a director of Renovaro, holds the sole voting and dispositive power of the shares of Common Stock owned by Greenfield Holding ApS. Excludes 12,432,338 shares of Common Stock, 70,126 of Series A Convertible Preferred Stock that are presently convertible into 701,260 shares of Common Stock, and warrants exercisable into 1,732,625 shares of Common Stock owned of record by RS Bio ApS, a Danish entity, of which Mr. Grønfeldt-Sørensen is an officer, but Mr. Grønfeldt-Sørensen exercises no voting or dispositive power with respect to such shares.

(10) Each of Ms. Boeren and Mr. Hendriks was appointed to the Renovaro Board effective as of October 4, 2023, to fill a vacancy.

(11) Includes 1,000,000 shares of restricted stock issued to Mr. Miller under the Advisory Agreement, dated October 10, 2023, by and between Renovaro and Mr. Miller, under which 166,667 of such shares will vest in 2024, 444,444 of such shares will vest in 2025, and 388,889 of such shares will vest in 2026, subject to Mr. Miller’s continued service through each applicable vesting date. Mr. Miller was appointed to the Renovaro Board effective as of October 11, 2023, to fill a vacancy.

(12) All such shares are owned by Gumrukcu (as defined below).

(13) Based on the Schedule 13D/A filed on November 3, 2023, by William Anderson Wittekind (“Wittekind”), which reported shared voting and dispositive power of 12,526,552 shares and sole voting and dispositive power of 6,429,824 shares. Consists of (i) 3,615,757 shares owned by Wittekind; (ii) 1,313,499 shares owned by Weird Science LLC (“Weird Science”); (iii) 633,921 shares owned by the William Anderson Wittekind 2020 Annuity Trust, a grantor retained annuity trust of which Wittekind is the sole trustee (the “Wittekind 2020 Annuity Trust”); (iv) 450,568 shares owned by the Dybul 2020 Angel Annuity Trust, a grantor retained annuity trust of which Wittekind is the sole trustee (the “Dybul 2020 Annuity Trust”); (v) 50,000 shares owned by the Ty Mabry 2021 Annuity Trust, a grantor retained annuity trust of which Wittekind is sole trustee (the “Mabry 2021 Annuity Trust”); (vi) 366,079 shares owned by the William Anderson Wittekind 2021 Annuity Trust, a grantor retained annuity trust of which Wittekind is the sole trustee (the “Wittekind 2021 Annuity Trust”, and, together with the Wittekind 2020 Annuity Trust, the Dybul 2020 Annuity Trust and the Mabry 2021 Annuity Trust, the “Trusts”); and (vii) 88,121 shares owned by Wittekind and Serhat Gumrukcu, Wittekind’s spouse (“Gumrukcu”), Wittekind’s spouse, as joint tenants with a right of survivorship. In addition, Wittekind may be deemed a beneficial owner of 12,438,431 shares owned by Gumrukcu (as reported in the table above), of which Wittekind shares voting power and dispositive power through a power of attorney dated June 24, 2022. In his capacity as the sole manager of Weird Science, Wittekind has sole voting and dispositive power over the shares owned by Weird Science. In his capacity as the sole trustee of the Trusts, Wittekind has sole voting and dispositive power over the shares owned by the Trusts.

(14) Includes (i) 4,462,292 shares of Common Stock, (ii) 343,619 shares of Series A Preferred Stock convertible into 3,436,190 shares of Common Stock, and (iii) warrants exercisable into 3,258,965 shares of Common Stock.

168

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS OF RENOVARO

Renovaro’s named executive officers for the year ended June 30, 2023, which consisted of its principal executive officer and its two next most highly compensated executive officers, are:

●	Mark R. Dybul, M.D., Renovaro’s Chief Executive Officer;

●	François Binette, PhD, Renovaro’s Chief Operating Officer and Executive Vice President for Research & Development; and

●	Luisa Puche, Renovaro’s Chief Financial Officer and Corporate Secretary.

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the years ended June 30, 2023 and June 30, 2022, respectively earned by or paid to the named executive officers of Renovaro. During such periods, no compensation, other than salary, cash bonuses, stock awards and option awards, was earned by any named executive officer of Renovaro.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)(1)	Non-equity incentive plan compensation ($)	Other Compensation ($)	Total ($)
Mark R. Dybul, M.D. (2)	2023	$664,583	$100,000	$—	$640,850	$—	$—	$1,405,433
Chief Executive Officer	2022	$850,000	$100,000	$—	$9,801,000	$—	$—	$10,751,000
François Binette, PhD (3)	2023	$389,375	$115,000	$—	$377,195	$—	$—	$881,570
Chief Operating Officer & EVP for Research & Development	2022	$—	$—	$—	$—	$—	$—	$—
Luisa Puche	2023	$325,000	$185,000	$—	$130,000	$—	$—	$640,000
Chief Financial Officer & Corporate Secretary	2022	$293,750	$110,000	$9,812	$375,780	$—	$—	$789,342

(1) The amounts shown do not reflect compensation actually received by the executive officer. Instead, the amounts shown are the total grant date valuations of stock option grants awarded during the year as determined pursuant to ASC Topic 718. The valuations are expensed for financial reporting purposes over the vesting period of the grant. The performance-based options awarded to Mr. Dybul in the fiscal year ended June 30, 2022, have been completely forfeited as of June 30, 2023.

(2) Effective January 1, 2023, Mr. Dybul took a reduction in base salary from $850,000 to $550,000.

(3) Mr. Binette was appointed as Chief Operating Officer of Renovaro, effective November 1, 2022.

Narrative to Summary Compensation Table

The Compensation Committee of the Renovaro Board (the “Renovaro Compensation Committee”) reviews compensation annually for all of Renovaro’s executive officers. Compensation awarded to Renovaro’s named executive officers in 2023 and 2022 generally consisted of base salary, cash bonuses, stock awards and option awards.

169

The Renovaro Compensation Committee considered compensation for comparable positions in the market, the historical compensation levels of the executives, individual performance as compared to its expectations and objectives, the desire to motivate employees to achieve short- and long-term results that are in the best interests of the Renovaro stockholders, and a long-term commitment to Renovaro. Renovaro does not target a specific competitive position or a specific mix of compensation among elements of compensation.

Employment Agreements and Potential Payments upon Termination or Change in Control Provisions

Mark R. Dybul, M.D. Since January 7, 2019, when Dr. Dybul became Renovaro’s principal executive officer by virtue of his appointment as Executive Vice-Chair of the Renovaro Board, Dr. Dybul received compensation as Executive Vice Chair of the Renovaro Board under his Amended and Restated Director’s Agreement, as amended on May 1, 2019 (the “Director Agreement”), which called for cash compensation of $430,000 per annum, and the grant of options to purchase 300,000 shares of Common Stock, which was granted on November 21, 2018. The Director Agreement did not provide for any payments or other benefits upon a change in control. Dr. Dybul was given a one-time grant of options to purchase 450,000 shares of Common Stock at a strike price of $8.00 per share on June 11, 2020.

On October 30, 2019, the Renovaro Compensation Committee approved and presented to the Renovaro Board an employment agreement whereby Dr. Dybul would serve as Renovaro’s Chief Executive Officer (the “Employment Agreement”) which was recommended by the Renovaro Board for approval by the Renovaro stockholders. On October 31, 2019, the Renovaro stockholders approved the Employment Agreement via written consent. Effective July 1, 2021, Dr. Dybul and Renovaro entered into the Employment Agreement in connection with his appointment to Chief Executive Officer. The Employment Agreement was subsequently amended on December 12, 2022, effective January 1, 2023. The following is a summary of the material terms of the Employment Agreement, as amended.

Term. Dr. Dybul will serve as Chief Executive Officer of Renovaro for a term of three (3) years with automatic yearly renewal terms thereafter unless terminated at least 90 days before the expiry of the term.

Duties. Dr. Dybul will perform duties consistent with the position of Chief Executive Officer, as directed by and reporting to the Renovaro Board, where he shall remain a director but without further compensation for Board service. Dr. Dybul will devote a substantial majority of his business time and attention to the performance of his duties with Renovaro, but he will be able to hold positions with charitable organizations approved by the Renovaro Board, and serve on boards of up to five (5) non-competitive entities, with prior approval by the Renovaro Board required for publicly traded companies.

Place of Employment and Expenses. Dr. Dybul shall work out of Renovaro’s headquarters in Los Angeles, commuting as needed. Dr. Dybul shall be reimbursed for reasonable expenses for accommodations in Los Angeles and a company car.

Cash Compensation. Dr. Dybul shall be entitled to a base salary of $550,000 per year. Dr. Dybul shall be eligible for a bonus of up to $800,000 per year at the sole discretion of the Renovaro Compensation Committee and in accordance with any short-term incentive plan adopted by Renovaro.

Benefits. Dr. Dybul shall receive benefits provided to similarly situated employees of Renovaro and five (5) weeks of vacation per year.

Termination. The Employment Agreement may be terminated by Renovaro for “Cause” or by Dr. Dybul without “Good Reason” (each as defined therein), in which case Dr. Dybul will only receive accrued compensation and benefits. In the event Renovaro terminates the Employment Agreement without Cause or Dr. Dybul terminates the Employment Agreement with Good Reason, Dr. Dybul will receive his base salary for one (1) year and vesting of one (1) year’s worth of unvested options.

170

Change in Control. Upon a change in control, the option grant described below shall immediately vest, and Dr. Dybul shall have the right to terminate the Employment Agreement for Good Reason.

Restrictive Covenants. Dr. Dybul shall be subject to restrictive covenants set forth in that certain Confidential and Proprietary Information Agreement attached to the Employment Agreement, which are independent of the obligations set forth in the Employment Agreement. The restrictive covenants include non-compete, non-solicitation and non-disparagement obligations for one (1) year, provided that Renovaro shall continue to pay his base salary for such one (1) year period.

Description of the Option Grant. Upon appointment to Chief Executive Officer of Renovaro, Dr. Dybul was awarded an option to purchase 3,000,000 shares of Common Stock at an exercise price equivalent to the closing price per share quoted on Nasdaq on the trading day prior to the grant date. The option has a ten-year term, subject to continued employment, and the option vests with respect to 2,000,000 shares ratably on July 1, 2022, July 1, 2023 and July 1, 2024. As granted, the option vested with respect to one-third of the remaining 1,000,000 shares at the end of each of the three (3) years beginning with the year ending June 30, 2022, based upon the achievement by Renovaro of certain benchmarks. However, of these 1,000,000 shares underlying the option, 333,333 shares were forfeited as of June 30, 2022, and the remaining balance of 666,667 shares was forfeited as of June 30, 2023.

François Binette, PhD. Pursuant to his offer letter from Renovaro, dated February 22, 2022, Mr. Binette was hired as Renovaro’s Executive Vice President for Research & Development starting April 2022 with an annual base salary of $375,000, and is eligible for a discretionary cash bonus, with a target of 40% of his base salary. Mr. Binette also received a grant of options to purchase 65,000 shares of Common Stock, vesting on the first anniversary of the date of hire. On October 18, 2022, Mr. Binette was appointed as Chief Operating Officer of Renovaro, effective November 1, 2022, and pursuant to an amendment to his offer letter, received an increase in base salary to $420,000 and 40,000 options, vesting in equal increments over three (3) years.

Luisa Puche. Pursuant to her offer letter from Renovaro, dated December 28, 2018 (the “Puche Offer Letter”), Ms. Puche received an annual base salary of $200,000, and is eligible for a discretionary cash bonus, with a target of 40% of her base salary. Ms. Puche also received a grant of options to purchase 60,000 shares of Common Stock and 15,000 restricted stock units, each vesting in equal increments over three (3) years. The Puche Offer Letter provides for at-will employment; provided however, that upon termination of Ms. Puche’s employment by Renovaro without “Cause” (as defined in the Puche Offer Letter), or for a termination of employment by Ms. Puche for Good Reason (as defined in the Puche Offer Letter), she will receive six (6) months’ salary and COBRA eligibility. Additionally, if the termination without Cause or for Good Reason occurs within twelve (12) months of a change in control, Ms. Puche will also be entitled to a pro-rata bonus and immediate vesting of any unvested options or restricted stock units. Ms. Puche had a base salary of $300,000 for the 2023 fiscal year. Effective October 18, 2022, Ms. Puche received an increase in base salary to $350,000 following the completion of the 2023 fiscal year and 80,000 options, vesting in equal increments over three (3) years.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards held by Renovaro’s named executive officers as of June 30, 2023.

171

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)
Mark R. Dybul, M.D.,	7,563	—	$8.00	02/27/2028	—	—
Chief Executive Officer(1)	5,226	—	$5.74	09/18/2028	—	—
	300,000	—	$6.50	11/21/2028	—	—
	450,000	—	$8.00	06/11/2030	—	—
	666,666	1,333,334	$4.57	07/19/2031	—	—
	—	350,000	$2.60	08/25/2032	—	—
François Binette, PhD,	65,000	—	$8.40	02/22/2032	—	—
Chief Operating Officer	39,000	26,000	$2.38	07/22/2032	—	—
& EVP for Research & Development	—	40,000	$2.15	10/18/2032	—	—
Luisa Puche, Chief Financial Officer	60,000	—	$6.15	06/06/2029	—	—
& Corporate Secretary	20,000	40,000	$8.58	10/26/2031	—	—
	75,000	—	$2.38	07/22/2032	—	—
	—	80,000	$2.15	10/18/2032	—	—

(1) The performance-based options awarded to Mr. Dybul in the fiscal year ended June 30, 2022, have been completely forfeited as of June 30, 2023.

Renovaro Board Compensation

The table below sets forth the compensation earned by Renovaro’s non-employee directors for services during the fiscal year ended June 30, 2023:

	Fees Earned or Paid in		Option	All Other
	Cash	Stock Awards	Awards	Compensation	Total
Name	($)	($)	($)(1)	($)	($)

René Sindlev	$100,000	$—	$53,707	$—	$153,707
James Sapirstein	77,500	—	56,121	—	133,621
Carol Brosgart	69,000	—	55,706	—	124,706
Gregg Alton	77,500	—	55,706	—	133,206
Henrik Grønfeldt- Sørensen	60,000	—	55,091	—	115,091
Jayne McNicol	75,000	—	56,250	—	131,250
Total	$459,000	$—	$332,581	$—	$791,581

172

(1)	The amounts shown are not intended to reflect the value actually received by the non-employee directors. Instead, the amounts shown are the total fair value of option awards granted in the fiscal year ended June 30, 2023 for financial statement reporting purposes, as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. These values are amortized as equity compensation expense over the vesting period of the grants.

Narrative to Director’s Compensation Table

Renovaro’s director compensation program reflects competitive practices for a Nasdaq-listed company. The resulting compensation package for Renovaro’s non-employee directors and for committee service (for non-employee members) for the fiscal year ended June 30, 2023, is set forth in the table below. In addition, Renovaro’s directors are awarded annual options to purchase Common Stock valued at $75,000.

Compensation Element	Value
Retainer-Board Chair	$100,000
Retainer-Board Members	$60,000
Audit Committee Chair Fee	$15,000
Compensation Committee Chair Fee	$10,000
Nominating Committee Chair Fee	$10,000
Audit Committee Member Fee	$7,500
Compensation Committee Member Fee	$5,000
Nominating Committee Member Fee	$4,000

Pay Versus Performance

The following table and supporting narrative contain information regarding “compensation actually paid” to our named executive officers and the relationship to company performance.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)	Value of $100 fixed investment	Net Income ($mm)
					Total Shareholder Return ($)
2023	$1,405,433	$(1,079,918)	$760,785	$547,183	$11	$(40)
2022	$10,751,000	$4,176,667	$789,342	$503,762	$39	$(113)

(1)	Reflects compensation for our Chief Executive Officer, Dr. Mark Dybul, who served as our Principal Executive Officer (PEO) in FY2022 and FY2023.

(2)	Reflects compensation for Luisa Puche in FY2022 and Luisa Puche and Francois Binette in FY2023, as shown in the Summary Compensation Table for each respective year.

To calculate “compensation actually paid” for our PEO and other NEOs the following adjustments were made to Summary Compensation Table total pay.

173

Adjustments	PEO - Dybul		Other NEO Average
	2023	2022	2023	2022
Summary Compensation Table Total	$1,405,433	$10,751,000	$760,785	$789,342
Deduction for amount reported in “Stock Awards and Option Awards” column of the Summary Compensation Table	$(640,850)	$(9,801,000)	$(253,598)	$(385,592)
Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained unvested	$115,500	$3,226,667	$25,160	$66,000
Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY	$0	$0	$47,310	$9,812
Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained unvested	$(1,280,001)	$0	$(17,800)	$0
Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY	$126,667	$0	$(14,675)	$24,200
Reduction of fair value of awards granted during prior FY that were forfeited during applicable FY, determined as of prior FY end	$(806,667)	$0	$0	$0
Compensation Actually Paid	$(1,079,918)	$4,176,667	$547,183	$503,762

The equity awards included above comprise of stock options granted from 2021 through 2022. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Stock options are valued using a Black-Scholes Model. Performance stock options are valued using a Monte Carlo simulation.

Compensation Actually Paid Versus Company Performance

The following charts provide a clear, visual description of the relationships between “compensation actually paid” to our PEOs and the average “compensation actually paid” for our non-PEO NEOs to aspects of our financial performance.

174

175

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at Renovaro’s 2024 annual meeting of stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a Renovaro stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at Renovaro’s corporate headquarters no later than January 17, 2024 or, if the date of Renovaro’s 2024 annual meeting of stockholders changes by more than 30 calendar days from the date of its 2023 annual meeting of stockholders (July 21, 2023), such notice must be delivered no later than a reasonable period of time before Renovaro begins to print and send its proxy materials for the 2024 annual meeting of stockholders. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement.

Other stockholder proposals may be raised at Renovaro’s 2024 annual meeting of stockholders (but not considered for inclusion in the proxy statement and form of proxy relating to that meeting) if notice of such proposal is delivered to the Corporate Secretary at Renovaro’s corporate headquarters no later than April 1, 2024 or, if the date of Renovaro’s 2024 annual meeting of stockholders changes by more than 30 calendar days from the date of its 2023 annual meeting of stockholders (July 21, 2023), such notice must be delivered no later than a reasonable period of time before Renovaro begins to print and send its proxy materials for the 2024 annual meeting of stockholders.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our director nominees for Renovaro’s 2024 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 22, 2024 or, if the date of Renovaro’s 2024 annual meeting of stockholders changes by more than 30 calendar days from the date of its 2023 annual meeting of stockholders (July 21, 2023), such notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made by Renovaro.

Renovaro reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to Renovaro’s stockholders on the Record Date under the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the By-laws in connection with Proposals 1, 2, 3, 4 or 5.

OTHER MATTERS

Transaction of Other Business

Renovaro knows of no other matters to be submitted to the Renovaro stockholders at the Special Meeting. If any other matters properly come before the Renovaro stockholders at the Special Meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

Available Information

Renovaro will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Renovaro 2023 Form 10-K, as filed with the SEC, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through Renovaro’s website, http://www.renovarobio.com, by clicking on Financials and then SEC Filings. A request for a copy of such report should be directed to Renovaro Biosciences Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, Attention: Chief Financial Officer. A copy of any exhibit to the Renovaro 2023 Form 10-K, as amended, will be forwarded following receipt of a written request to us.

176

SPECIAL MEETING PROXY MATERIALS RESULTS

Copies of this proxy statement, the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q may be found on Renovaro’s website at http://www.renovarobio.com and at http://www.viewproxy.com/Renovaro/2024. Renovaro intends to publish final results from the Special Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days from the Special Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge at or the SEC at (800) 732-0330 or http://www.sec.gov.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one proxy statement is being delivered to two or more Renovaro stockholders who share an address, unless Renovaro has received contrary instruction from one or more of such stockholders. Renovaro will promptly deliver, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the proxy statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct Renovaro by writing to us at Renovaro Biosciences Inc., 2080 Century Park East, Suite 906, Los Angeles, CA, Attention: Chief Financial Officer.

177

WHERE YOU CAN FIND MORE INFORMATION

Accompanying this proxy statement are copies of the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q. Such reports include Renovaro’s audited consolidated financial statements for the fiscal years ended June 30, 2023 and June 30, 2022 and Renovaro’s unaudited condensed consolidated financial statements for the quarter ended September 30, 2023 and certain other financial information, which are incorporated by reference herein. See “Information Incorporated by Reference” for further information.

Renovaro is subject to the information requirements of the Exchange Act. Accordingly, Renovaro files annual, quarterly and current reports, proxy statements as may be required and other information with the SEC. You can review Renovaro’s filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

In addition to the foregoing, Renovaro maintains a website at http://www.renovarobio.com. Information contained in this website is not part of, nor incorporated by reference into, this proxy statement. Renovaro makes available free of charge, on or through its website, the annual, quarterly, and current reports and any amendments to those reports filed or furnished by Renovaro pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after it electronically files such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

This proxy statement incorporates by reference the Renovaro 2023 Form 10-K and the Renovaro First Quarter 2024 Form 10-Q, which Renovaro has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) and copies of which have been delivered with this proxy statement. They contain important information about Renovaro.

Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in those documents, the information in the latest filed document should be considered correct.

Renovaro has supplied all information contained in this proxy statement relating to Renovaro, and GEDi Cube has supplied all information contained in this proxy statement relating to GEDi Cube.

If you would like to request documents from Renovaro or GEDi Cube, please send a request in writing or by telephone to either Renovaro or GEDi Cube at the following addresses:

Renovaro Biosciences Inc.

Investor Relations

2080 Century Park East, Suite 906

Los Angeles, CA 90067

Telephone: (305) 918-1980

Email: ir@renovarobio.com

GEDi Cube Intl Ltd.

71-75 Shelton Street

Covent Garden

London

WC2H 9JQ

E-mail: info@gedicube.com

178

Annex A-I

Stock Purchase Agreement

Renovaro Biosciences Inc., as Buyer,

GEDi Cube Intl Ltd., as Company

The Sellers SIGNATORIES Hereto

and

Yalla Yalla Ltd., in its capacity as Sellers’ Representative

Stock Purchase AGREEMENT

Dated as of September 28, 2023

A-I-i

A-I-ii

A-I-iii

A-I-iv

A-I-v

A-I-vi

A-I-vii

A-I-viii

A-I-ix

A-I-x

STOCK PURCHASE AGREEMENT

This stock purchase AGREEMENT (this “Agreement”), dated September 28, 2023 (the “Effective Date”), is by and among Renovaro Biosciences Inc., a Delaware corporation (“Buyer”), GEDi Cube Intl Ltd., a private company formed under the laws of England and Wales (“Company”), each of the shareholders of the Company that are named on signature pages hereto that have executed and delivered a copy of this Agreement as of the date hereof (collectively the “Signing Sellers”), each of the other shareholders of the Company that after the Effective Date execute and deliver to the Buyer, the Company and the Seller Representative (as defined below) a joinder agreement in substantially the form attached as Exhibit A hereto (each a “Seller Joinder”) to become a party to this Agreement which Seller Joinder is accepted in writing and executed and delivered by Buyer, the Company and the Seller Representative (collectively, the “Joining Sellers” and, together with the Signing Sellers, each a “Seller” and collectively, the “Sellers”), and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta with company registration number C 103531 (“Yalla”), in its capacity as representative to the Sellers (the “Sellers’ Representative”). Buyer, Company, Sellers and the Sellers’ Representative are each referred to as a “Party” or collectively as the “Parties.”

WHEREAS, the Signing Sellers own the issued shares and other equity interests in or of Company set forth opposite such Signing Seller’s name in Exhibit B hereto (the “Company Shares”);

WHEREAS, Company holds the legal and beneficial title to all issued and outstanding shares, with a nominal value of EUR 0.01 (one euro cent) each, in the capital of Grace Systems B.V., a private limited liability company (een besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, with address at Park Oosterspaarn 48, 2036MB Haarlem, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 58062203 (“Grace”), which such shares constitute the only issued and outstanding equity interests of Grace;

WHEREAS, Company holds the legal and beneficial title to all issued and outstanding shares, with a nominal value of EUR 0.01 (one euro cent) each, in the capital of Gedi Cube B.V., a private limited liability company (een besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, with address at Park Oosterspaarn 48, 2036MB Haarlem, the Netherlands, registered with the Trade Register of the Dutch Chamber of Commerce under number 91275237, “GC Sub”), which such shares constitute the only issued and outstanding equity interests of GC Sub;

Whereas, Grace and GC Sub are engaged in the business of artificial intelligence machine learning technology with validation in humans for early diagnosis of lung cancers, as well as silico detection for additional cancers;

A-I-1

WHEREAS, Buyer is a biotechnology company committed to developing advanced cell and gene therapies to promote stronger immune system responses potentially for long-term or life-long cancer remission in some of the deadliest cancers, and potentially to treat or cure serious infectious diseases such as Human Immunodeficiency Virus and potentially Hepatitis B virus infection;

Whereas, the Signing Sellers, and upon their execution and delivery of this Agreement, the Joining Sellers, desire to sell to Buyer, and Buyer desires to purchase from the Signing Sellers, and upon their execution and delivery of this Agreement, from the Joining Sellers, all of the issued and outstanding shares and any other equity interests in or of the Company in exchange for newly issued shares of Buyer Common Stock (the “Share Exchange”), on the terms and conditions set forth in this Agreement.

NOW, Therefore, in consideration of the premises and the mutual representations, warranties, covenants, and agreements in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:

Article I
DEFINITIONS

1.1 Certain Defined Terms. The terms below are defined as follows:

“Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction.

“AI” collectively means the AI Inputs, AI Outputs and AI Technology;

“AI Inputs” means any and all of the following generated by or derived from AI Technology which are, in whole or in part, used or relied upon, or licensed, sold, otherwise provided or accessed, by or to Company or its subsidiaries, including but not limited to, data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, audio or visual content, or materials of any nature or description;

“AI Outputs” means any and all services, products, data, writings, works of authorship, graphics, pictures, recordings, any electronic or other information, text or numerals, audio or visual content, or materials of any nature or description generated or derived by or on behalf of Company or its subsidiaries, from any AI Technology or AI Inputs, where such outputs are licensed, sold, provided to, or otherwise made available or accessible by Company or its subsidiaries to any third party;

“AI Technology” means any and all training, self-improving, or machine learning software, algorithms, hardware or other artificial intelligence tools or aids of any kind.

A-I-2

“Accounting Principles” means, (i) with respect to Buyer and the other Renovaro Group members, US GAAP, (ii) with respect to Company, UK GAAP, and (iii) with respect to the Company’s subsidiaries, Dutch GAAP.

“Applicable Percentage” means an amount, expressed as a percentage and calculated as of the Closing Date immediately prior to Closing, equal to the ratio of (a) the aggregate number of Company Shares held by all Sellers, divided by (b) the aggregate Company Ordinary Shares issued and outstanding.

“as converted basis” means, as of any date of determination, all issued and outstanding shares of Buyer Common Stock and all Buyer Common Stock issuable upon the conversion of any outstanding Convertible Securities of Buyer as of such date, whether or not such Buyer Convertible Security is at the time convertible.

“Assets” of any Person means all assets and properties of every kind, nature, character and description, that are owned, leased or licensed by such Person.

“Buyer Common Stock” means the common stock of Buyer, par value $0.0001 per share.

“Buyer IP Rights” shall mean Buyer Patent Rights, Buyer Know-How Rights, Trade Secrets and any other Intellectual Property in or to the Buyer Technology.

“Buyer Know-How Rights” shall mean all Know-How Rights in and to Buyer Technology.

“Buyer Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Buyer and the Renovaro Group, taken as a whole; or (b) the ability of Buyer to timely perform its obligations under this Agreement or consummate the Transactions contemplated hereby on a timely basis; provided, however, that a Buyer Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, or consummation of the Transactions contemplated by this Agreement (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery or consummation of this Agreement); (iii) any changes in applicable Law or Accounting Principles or other applicable accounting standards; (iv) acts of war or terrorism or the escalation thereof; (v) natural disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which Buyer operates; (vii) any failure, in and of itself, by Buyer to meet any internal or published projections, forecasts, estimates,

A-I-3

or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Buyer Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of Buyer’s securities (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Buyer Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Company’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Buyer Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Buyer or the Renovaro Group, taken as a whole, compared to other participants in the industries in which Buyer conducts its businesses.

“Buyer Patent Rights” shall mean any and all current and future Patent Rights that claim or Cover Company Technology related to Buyer’s business, including, but not limited to the Patent Rights set forth on Section 3.2.18(a) of the Buyer Disclosure Schedule.

“Buyer Special Representations” means the representations and warranties set forth in Section 3.2.17 and Section 3.2.18.

“Buyer Technology” shall mean all Technology that relates to Buyer’s business that is (i) owned by Renovaro Group or licensed to a Renovaro Group member immediately prior to the Effective Date or (ii) conceived, created, generated, made, derived, developed, reduced to practice or acquired by or on behalf of Renovaro Group, solely or jointly with any other Person.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company IP Rights” shall mean Company Patent Rights, Company Know-How Rights, Trade Secrets and any other Intellectual Property in or to the Company Technology.

“Company Know-How Rights” shall mean all Know-How Rights in and to Company Technology.

“Company Loan Proceed Shares” means any Renovaro Group Securities issued prior to Closing, the proceeds of which are used to finance the operations of the Company; provided; however; that in the event any such loan made by Buyer to the Company is prepaid by the Company prior to the Closing, such Renovaro Group Securities underlying the proceeds of such prepaid loan shall be reduced from the Company Loan Proceed Shares.

A-I-4

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of Target Companies, taken as a whole; or (b) the ability of Company or Sellers to timely perform their obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis; provided, however, that a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, or consummation of the transactions contemplated by this Agreement (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery or consummation of this Agreement); (iii) any changes in applicable Law or Accounting Principles or other applicable accounting standards (iv) acts of war or terrorism or the escalation thereof; (v) natural disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus), public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which any Target Company operates; (vii) any failure, in and of itself, by any Target Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (viii) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Buyer’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on Target Companies, taken as a whole, compared to other participants in the industries in which any Target Company conducts its business.

“Company Ordinary Shares” means the 2,157 ordinary shares of £1.00 each in the capital of Company.

“Company Patent Rights” shall mean any and all current and future Patent Rights that claim or Cover Company Technology related to Target Companies’ businesses.

“Company Securities” means, collectively, the Company Ordinary Shares and any Convertible Securities of the Company.

“Company Special Representations” means the representations and warranties set forth in Section 3.1.16.

“Company Technology” shall mean all Technology that is (i) owned by any Target Company or licensed to any Target Company (including by any Seller) immediately prior to the Effective Date or (ii) conceived, created, generated, made, derived, developed, reduced to practice or acquired by or on behalf of any Target Company, solely or jointly with any other Person.

A-I-5

“Confidential Information” means any and all confidential or proprietary Information, whether communicated in writing or orally or by any other method, which is provided by or on behalf of one Party to the other Party in connection with this Agreement or the Transactions, and which is designated in writing as confidential at the time of such communication or which should, given the facts and circumstances surrounding the communication reasonably be understood as confidential by the receiving Party, excluding any information that (i) was in the public domain at the time of disclosure, (ii) is published or otherwise comes into the public domain after its disclosure through no violation of this Agreement, (iii) is disclosed to the recipient by a third party not under an obligation of confidence, or (iv) is already known by the recipient at the time of its disclosure as evidenced by written documentation of the recipient existing prior to such disclosure.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Entity or any other Person.

“Contract” means any legally binding written or oral contract, lease, sublease, license, sublicense, loan agreement, master services agreement, mortgage, security agreement, indemnity agreement, surety agreement, trust indenture or other agreement or instrument.

“Control”, “Controls”, or “Controlled by” means, with respect to any Person, the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Convertible Securities” means, with respect to a Person, collectively, any options, warrants, convertible notes, convertible preferred stock (including, in the case of Buyer, Preferred Stock) or other rights to subscribe for or purchase any capital stock of such Person or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity interest of such Person. For the avoidance of doubt, Convertible Securities shall include any securities, rights and/or profits interests, issued by any Affiliate, plan, holding company, or other entity which, directly or indirectly, holds equity interests in such Person, and which can cause the revaluation, valuation, issuance, profits or payment compensation in connection with, or conversion, exercise or exchange of, any equity interests of such Person.

“Cover” means, (a) with respect to Know-How Rights, that such Know-How Rights were used in making, having made, using, selling, offering to sell, importing, having sold, exporting or making improvements to the product, and (b) with respect to a Patent Right, a Valid Patent Claim would (absent a license thereunder or ownership thereof) be infringed by making, having made, using, selling, offering to sell, importing, having sold, exporting or making improvements to the product, in each case, including research and development. Grammatical variations of the word “Cover”, including “Covered”, shall have correlative meanings.

“Dutch GAAP” means, the provisions of Title 9 of Book 2 of the Dutch Civil Code (Burgerlijk wetboek) and the Regulations for annual reporting (Richtlijnen voor de Jaarverslaggeving).

A-I-6

“equity interest” means (i) with respect to a corporation, any and all classes or series of shares of capital stock, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership/limited liability company interests and (iii) with respect to any other entity, any other security representing ownership interest, equity or participation in such entity.

“Environmental Laws” means any Law, required permit, license or other authorization relating to: (i) releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials; (ii) the presence, manufacture, refining, production, generation, handling, transport, use, treatment, recycling, storage, importing, labeling, testing, disposal, cleanup or control of Hazardous Materials or materials containing Hazardous Materials; (iii) pollution or protection of the environment or natural resources; or (iv) public health and safety or, as it relates to the handling of or exposure to Hazardous Materials, worker/occupational health and safety.

“Environmental Professional” means an individual licensed by a Governmental Entity to act on behalf of such Governmental Entity to oversee environmental site investigation and remediation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fraud” means common law fraud under Delaware Law, including the elements of scienter and reliance, with respect to a representation or warranty (i) that was untrue, (ii) which the Person making the representation knew to be untrue at the time such representation was made, (iii) with the intent to deceive and for the purpose of inducing the recipient to act upon it.

“Governmental Entity” means any federal, state, local or foreign government or political subdivision thereof, or any agency, commission, governmental authority, or instrumentality of such government or political subdivision, or court, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority.

“Hazardous Material” means: (i) any substance, material or waste which is regulated by, or for which liability or standards of conduct may be imposed under, any Environmental Law, including any substance, material or waste which is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “pollutant,” “contaminant,” “toxic substance,” “toxic waste” or other similar term or phrase under any applicable Environmental Law; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, natural gas liquids, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and asbestos-containing materials, urea formaldehyde, toxic mold, and radon; and (v) per- or polyfluoroalkyl substances.

A-I-7

“Healthcare Law” means any Law relating to the regulation of the healthcare or clinical laboratory industry or to the payment for services rendered by healthcare providers, including, without limitation: Title XVIII of the SSA (Medicare); Title XIX of the SSA (Medicaid); Title 10, Chapter 55 of the U.S.C. (TRICARE); the Federal Anti-Kickback Law (42 U.S.C. § 1320a-7b); the Stark Law (42 U.S.C. § 1395nn); the Federal False Claims Act (31 U.S.C. §§ 3729, et seq.); the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); the Federal Health Care Fraud law (18 U.S.C. § 1347); the criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001); the Medicare Secondary Payor Statute (32 U.S.C. § 1395y(b)); the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 321 et seq.) and all regulations promulgated thereunder; the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and their implementing regulations and any state health care privacy, security or confidentiality Laws; the Patient Protection and Affordable Care Act (Pub. L 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152) and the regulations adopted thereunder; Laws pertaining to licensure, certification, registration or operation requirements of healthcare facilities, services or equipment, including, but not limited to, the Clinical Laboratory Improvement Amendments, as amended; CMS manual guidance, and applicable Medicare administrative contractor guidance pertaining to coding, coverage, reimbursement, claims submission, billing and collections; state certificate of need or similar Laws governing the establishment of healthcare facilities or service or the making of healthcare capital expenditures; state Laws relating to fee-splitting, patient brokering or the corporate practice of medicine; and any state physician self-referral prohibition or state anti-kickback Laws.

“In-License” means all licenses and other agreements under which (i) any Target Company or (ii) any member of the Renovaro Group has been granted a license to any Intellectual Property (other than for “shrink wrapped,” “click-through,” or other form license-based “off-the-shelf” third party Intellectual Property that is otherwise commercially available on standard, nondiscriminatory terms, for an annual or one-time license fee of no more than $50,000).

“Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (ii) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (iii) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (iv) all obligations of such Person under leases that should be classified as finance leases in accordance with its Accounting Principles, (v) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (vi) all obligations of such Person in respect of acceptances issued or created, (vii) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (viii) all obligations secured by a Lien on any property of such Person, (ix) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (x) all obligations described in clauses (i) through (ix) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

A-I-8

“Information” shall mean any and all data, information, materials and know-how (whether patentable or not), including, (a) ideas, discoveries, inventions, improvements, Technology or trade secrets, (b) pharmaceutical, chemical and biological materials, products, components, or compositions, (c) methods, procedures, formulas, processes, tests, assays, techniques, regulatory requirements, business plans, marketing plans, and competitive strategies, (d) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing, process and quality control data and information related thereto, (e) technical and non-technical data and other information related to the foregoing, and (f) drawings, plans, designs, diagrams, sketches, specifications, invention disclosures, patent applications or other documents containing or relating to such data, information, materials or know-how.

“Infringe” means any infringement as determined by applicable law, including, without limitation, direct infringement, contributory infringement or any inducement to infringe.

“Intellectual Property” means any and all of the following and all rights in, relating to, arising out of, or associated with (whether provisional or non-provisional) intellectual property and proprietary rights, whether protected, created, or arising under any Law or jurisdiction throughout the world (including all applications or rights to apply for any of the following, and all registrations, renewals, extensions, future equivalents, and restorations, now or hereafter in force and effect), including: all United States, international, and foreign: (1) issued patents and patent applications, and all substitutions, reissues, divisions, reexaminations, provisionals, continuations, continuations-in-part, revalidations, extensions, supplementary protection certificates, results of inter parties, post grant or covered business method patent reviews and derivation proceedings, and equivalent or similar rights anywhere in the world in inventions, discoveries, and designs, including invention disclosures or restorations of any of the foregoing, and other Governmental Entity-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (2) all Trade Secrets; (3) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (4) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing and all other rights corresponding thereto, (including moral rights), throughout the world; (“Copyrights”); (5) mask works, and all registrations, applications for registration, and renewals thereof; (6) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof, whether or not Copyrights; (7) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (8) rights of publicity, privacy and personality; (9) all rights in World Wide Web addresses, URLs, domain names, social media accounts and handles, other similar designations, and contract rights therein and (10) all other intellectual or industrial property, proprietary rights, and any similar, corresponding, or equivalent rights to any of the foregoing in items (1) through (10) above, anywhere in the world.

A-I-9

“Intellectual Property Rights” means, collectively, Patent Rights, Know-How Rights, and any other Intellectual Property.

“IP Assignment” means all agreements under which any Person has sold, conveyed, transferred, assigned or delivered any Intellectual Property to (i) any Target Company or (ii) the Renovaro Group, as applicable.

“Know-How Rights” means all Trade Secrets and other know-how rights (whether at law, in equity or otherwise) including, but not limited to, rights in Confidential Information.

“Knowledge” means, with respect to (i) Company, the actual knowledge of the executive officers or directors of any Target Company, including, for the avoidance of a doubt, Frank Van Asch, after reasonable inquiry, or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.

“Liabilities” means any and all liabilities, Indebtedness, Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under Accounting Principles or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under any Law.

“Nasdaq” shall mean The Nasdaq Stock Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Entity.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patent Rights” shall mean (i) Patents (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention); (ii) any protection certificates, results of inter parties, post-grant, or covered business method patent reviews and derivation proceedings, and the like of any such patents and patent applications; and (iii) any and all foreign equivalents of the foregoing throughout the world.

A-I-10

“Permits” means all permits, licenses, franchises, approvals, consents, permissions, clearances, exceptions, authorizations, registrations, qualifications certificates, variances and similar rights obtained, or required to be obtained, from Governmental Entities.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, estate, joint venture, een besloten vennootschap met beperkte aansprakelijkheid, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Personal Information” means all information that is defined as “personal information,” “personal data,” “personally identifiable information,” “non-public information,” “protected health information,” or any similar term under applicable Privacy Laws, including as applicable, names, addresses, telephone numbers, email addresses, financial information, biometric information, personal health information, government-issued numbers, Internet Protocol addresses, device identifiers, or other persistent identifiers, and other such information that identifies, can be used to identify or is otherwise associated with an individual natural person or device.

“Pre-Closing Straddle Period” means the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.

“Pre-Closing Taxes” means (a) all Taxes imposed upon a Target Company (or for which such Target Company is liable) with respect to any Pre-Closing Tax Period; (b) with respect to any Straddle Period, all Taxes imposed on any Target Company (or for which such Target Company is liable) which are allocable, pursuant to Section 8.11, to a Pre-Closing Straddle Period; (c) all Taxes of any member of an affiliated, consolidated, combined, or unitary group of which any Target Company (or any predecessor of any Target Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar Law; (d) all Taxes of any Person imposed on any Target Company (or for which such Target Company is liable) as a transferee or successor, by contract or pursuant to any Law, which Taxes relate to an event, transaction, or agreement occurring or entered into before the Closing.

“Privacy Laws” means all applicable Laws, Orders, guidance issued by any Governmental Authority concerning the privacy, security, or Processing of Personal Information and contractual and fiduciary obligations related to data privacy, biometric data, data protection, data security or marketing.

“Proceeding” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

A-I-11

“Product” shall mean any product or process that is Covered by, (i) in the case of Company, Company IP Rights, or that practices Company Technology, or (ii) in the case of Buyer, Buyer IP Rights, or that practices Buyer Technology.

“Pro Rata Share” means an amount, expressed as a percentage and calculated as of the Closing Date immediately prior to Closing, equal to the ratio of (a) the aggregate number of Company Shares held by such Seller, divided by (b) the aggregate number of Company Shares held by all Sellers.

“Regulatory Authority” shall mean any country, federal, regional, supranational, state or local regulatory agency, department, bureau or other governmental or regulatory authority having the administrative authority to regulate the development or marketing of pharmaceutical products in any country or other jurisdiction, including, to the extent applicable, the United States Food and Drug Administration.

“Renovaro Denmark” means Renovaro Biosciences Denmark ApS, a Danish limited company.

“Renovaro Group” means, collectively, Buyer, Renovaro Denmark, Renovaro Biopharma, Inc., a Delaware corporation, and Renovaro Technologies, Inc., a Nevada corporation.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Stockholder Approval” means the approval of Buyer’s stockholders: (i) to amend its certificate of incorporation to increase the number of authorized shares of Buyer Common Stock to allow for the issuance of the Exchange Consideration, (ii) as contemplated by Nasdaq Rule 5635(a) with respect to the issuance of Buyer Common Stock in excess of the limitations imposed by such rule pursuant to this Agreement and (iii) as contemplated by Nasdaq Rule 5635(c) with respect to the repricing of outstanding stock options.

“Straddle Period” means, with respect to the Target Companies, any Tax period that begins before the Closing Date and ends after the Closing Date.

“Target Company” means each of Company and its direct and indirect subsidiaries.

A-I-12

“Taxes” (each, a “Tax”) means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, abandoned and unclaimed property, escheat, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges, in each case together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes, including any schedule or attachment thereto or any amendment thereof.

“Technology” means all discoveries, inventions (whether or not protectable under patent Laws), designs, developments, works of authorship, data, information, methods of manufacture or use, know-how, procedures, protocols, techniques, results of experimentation and testing, and other technology.

“Tax Contests” any demand, claim, or notice of commencement of a claim, proposed adjustment, assessment, examination or other administrative or court proceeding with respect to Taxes of the Target Companies for which Buyer may be liable.

“Trade Secrets” means all trade secrets, know-how and confidential or proprietary ideas and information, including such rights in inventions (whether or not), discoveries, improvements, Technology, and customer and supplier lists, business and technical information, proprietary information, processes, formulae, databases and data compilations and collections, tools, methods, protocols, results, technical data, methodologies, practices, techniques, and other confidential and proprietary information and rights therein.

“Transaction Documents” means each agreement, instrument or document attached hereto as an exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement, including the Seller Registration Rights Agreement, and the non-competition agreements to be entered into between certain Sellers and the Company.

“Treasury Regulations” means the US Department of Treasury regulations promulgated under the Code.

“UK GAAP” means United Kingdom generally accepted accounting principles, as consistently applied.

“US GAAP” means United States generally accepted accounting principles, as consistently applied.

A-I-13

“Valid Patent Claim” shall mean a claim of an issued and unexpired patent included within (i) Company Patent Rights, with respect to Company, or (ii) Buyer Patent Rights, with respect to Buyer, which claim has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

“VWAP” means the volume-weighted average price per share, rounded to the nearest four decimal points, of Buyer Common Stock on the Nasdaq (as reported on Bloomberg L.P. under the function “VWAP”), for the relevant period.

1.2 Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location

“Additional SEC Documents”	5.1.3(a)
“Affiliate”	11.4
“Agreement”	Preamble
“Alternative Transaction”	4.1.3
“Amended Buyer Organizational Documents”	2.3
“Approved Indemnification Claim”	9.2
“Authorizations”	3.2.10(a)
“beneficial ownership”	11.4
“beneficially owned”	11.4
“Benefit Plan”	3.2.13
“business day”	11.4
“Buyer”	Preamble
“Buyer Disclosure Schedule”	3.2
“Buyer Employees”	5.1.1(a)
“Buyer Indemnified Person”	8.1
“Buyer Lease”	3.2.14
“Buyer Material Contracts”	3.2.16(a)
“Buyer Post-Closing Representation”	11.15
“Buyer Stock”	3.2.2

A-I-14

“Buyer Stockholder Meeting”	5.5.1
“Claim”	9.1
“Closing”	2.7
“Closing Date”	2.7
“Closing Derivative Securities”	2.2.1(a)
“Closing Filing”	6.4.2
“Closing Press Release”	6.4.2
“Company”	Preamble
“Company Certificates”	2.4
“Company Disclosure Schedule”	3.1
“Company Financials”	3.1.5
“Company Lease”	3.1.13
“Company Material Contracts”	3.1.15(a)
“Company Shares”	Recitals
“Confidentiality Agreement”	6.1
“Copyrights”	1.1
“Directors”	6.5
“Dispute Period”	9.2
“D&O Indemnified Persons”	6.6
“D&O Policy”	3.2.22
“Earnout Stock”	2.2.1(b)
“Effect”	1.1
“Effective Date”	Preamble
“Employees”	4.1.1(a)
“Exchange Consideration”	2.2
“Exchange Shares”	2.2
“Federal Securities Laws”	4.1.4(c)
“hereof,” “herein,” “hereto,” and “hereunder”	11.4
“include,” “includes,” and “including”	11.4
“Indemnification Dispute Notice”	9.2
“Indemnified Persons”	8.2

A-I-15

“Indemnifying Seller”	8.1
“Latest Balance Sheet Date”	3.1.5
“Losses”	8.1
“made available” or “provided to”	11.4
“Majority Sellers”	11.14.5
“Notice of Claim”	9.1
“Notice of Meeting and Preliminary Proxy Statement”	5.5.1
“OFAC”	3.1.10(c)
“Outside Date”	10.1.2
“Party” and “Parties”	Preamble
“Patents”	1.1
“PCAOB”	4.1.4(a)
“Post-Closing Board of Directors”	6.5
“Preferred Stock”	3.2.2(a)
“Pro Rata Share”	2.2
“Proxy Statements”	5.5.1
“Record Date”	5.5.2
“Record Stockholders”	5.5.1
“Renovaro Group Securities”	2.2.1(a)
“Rules”	9.3
“SEC Documents”	3.2.6
“Security Breach”	3.1.11(b)
“Seller” and “Sellers”	Preamble
“Seller Indemnified Persons”	8.2
“Seller Registration Rights Agreement”	6.12
“Sellers’ Representative”	Preamble
“Share Exchange”	Recitals
“Signing Filing”	6.4.2
“Signing Press Release”	6.4.2
“subsidiary” and “subsidiaries”	11.4
“Target Company Benefit Plan”	3.1.12

A-I-16

“Third Party Claim”	8.3
“Threshold Amount”	8.6.1(a)
“Transfer Taxes”	6.7.4
“Trigger Date”	2.2.1(b)
“Transactions”	3.1.4
“Violation”	3.1.4
“Union”	3.1.11(b)
“Waiving Parties”	11.15
“Yalla”	Preamble
“2022 Company Financials”	4.1.4(a)
“2023 Equity Incentive Plan”	3.2.2(f)

“2023 Interim Company Financials”	4.1.4(a)

Article II
Purchase and Sale; Closing

2.1 Purchase and Sale of Shares. At the Closing and subject to and upon the terms and conditions of this Agreement, Sellers shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Sellers, all of the Company Shares, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws).

2.2 Exchange Consideration. At the Closing, subject to and upon the terms and conditions of this Agreement, as consideration for the Company Shares, Sellers collectively shall be entitled to have issued to them by Buyer, in the aggregate, (i) a number of shares of Buyer Common Stock equal to (the “Exchange Shares”) the Applicable Percentage of the total number of issued and outstanding shares of Buyer Common Stock as of the Closing Date (minus 1,000,000 shares of Buyer Common Stock representing shares issued by Buyer to a consultant assisting the Parties on the Transaction (the “Consultant”)) and (ii) the right to receive from Buyer shares of Buyer Common Stock which may become issuable as Earnout Stock in accordance with Section 2.2.1 below, if any (together with the Exchange Shares, the “Exchange Consideration”). Each Seller shall receive its pro rata portion of the Exchange Consideration based on such Seller’s Pro Rata Share. Notwithstanding anything to the contrary contained herein, no fraction of a share of Buyer Common Stock will be issued by Buyer by virtue of this Agreement or the Transactions contemplated hereby, and each Seller who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock that would otherwise be received by such Seller) shall instead have the number of shares of Buyer Common Stock issued to such Seller rounded down in the aggregate to the nearest whole share of Buyer Common Stock.

A-I-17

2.2.1 Earnout; Earnout Stock.

(a) Attached hereto as Exhibit 2.2.1 is a complete list of all outstanding shares of Buyer Common Stock, Renovaro Group equity interests, Convertible Securities of Renovaro Group, and any other subscriptions, calls, Contracts, commitments, understandings, restrictions, arrangements, rights or phantom equity, including any rights plan, and any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Renovaro Group entity to issue, deliver, or sell, or cause to be issued, delivered or sold, equity interests of any Renovaro Group entity or obligating any Renovaro Group entity to grant, extend, or enter into any such agreement or commitment (collectively, “Renovaro Group Securities”). Buyer represents and warrants that there are no Renovaro Group Securities, or other securities or other instruments outstanding that are convertible into or exercisable for Buyer Common Stock or Renovaro Group equity interests, and there are no other obligations to issue Buyer Common Stock, Renovaro Group equity interests or securities convertible into or exercisable for Buyer Common Stock or Renovaro Group equity interests, and there will not be any such obligations at Closing except as listed on the certified list of Closing Derivative Securities as defined below. On the Closing Date, Buyer shall deliver to the Sellers’ Representative an updated certified list of all shares of Buyer Common Stock and Buyer Convertible Securities, including the name of the holder, the exercise price, and the term (the “Closing Derivative Securities”).

(b) Upon the issuance of any shares of Buyer Common Stock upon the exercise or conversion of any Closing Derivative Securities (other than any Company Loan Proceed Shares) (each, a “Trigger Date”), Buyer shall issue to Sellers, excluding Consultant to the extent Consultant becomes a Joining Seller (without the payment of any further consideration by Sellers) in the aggregate a number of shares of Buyer Common Stock equal to the Applicable Percentage of such shares of Buyer Common Stock issued upon the exercise or conversion of such Closing Derivative Securities on such Trigger Date (“Earnout Stock”), to be distributed proportionately to such Sellers so that each such Seller receives his, her or its Pro Rata Share of such Earnout Stock (calculated without taking into account Consultant’s Company Shares).

(c) The right of each Seller to receive Earnout Stock pursuant to this Section 2.2.1 may only be assigned by operation of law, shall not be evidenced by negotiable certificates of any kind and shall not be readily marketable.

(d) Delivery of Earnout Stock shall be made on or before (i) the 10th full trading day following the Trigger Date if the Sellers’ Representative gives Buyer notice that the Sellers wish to receive certificates representing such shares, or (ii) the 5th trading day following the Trigger Date if the Sellers’ Representative gives Buyer notice that such shares are to be delivered via the Deposit Withdrawal at Custodian (DWAC) process of the Depository Trust Company.

2.3 Amended Buyer Organizational Documents. Effective upon the Closing, Buyer shall amend and restate its Organizational Documents to be in a form to be mutually agreed upon by Buyer and Company, each acting reasonably (together, the “Amended Buyer Organizational Documents”), which shall, among other matters, amend the Buyer’s Organizational Documents to (i) increase the number of authorized shares of Buyer Common Stock to allow for the issuance of the Exchange Consideration, (ii) provide that the name of Buyer shall be changed to “Renovaro AI”, or such other name as mutually agreed to by Buyer and Company and (iii) provide for the size and structure of the Post-Closing Buyer Board in accordance with Section 6.5.

A-I-18

2.4 Surrender of Purchased Shares. At the Closing, each Seller will deliver to Buyer, a duly executed share transfer form in respect of its Company Ordinary Shares that are Company Shares, and the certificate(s) representing Company Ordinary Shares (“Company Certificates”) for such Company Shares. In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to Buyer, Seller may instead deliver to Buyer a statutory declaration of lost certificate and indemnity of loss in form and substance reasonably acceptable to Buyer and Company; which at the reasonable discretion of Buyer may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer or Company with respect to Company Shares represented by Company Certificates alleged to have been lost, stolen or destroyed.

2.5 Termination of Certain Agreements. Company and Sellers hereby agree that, effective at the Closing, any agreement containing pre-emptive and special rights conferred to shareholders/stockholders, or shareholders’/stockholders’, voting or similar agreement among Company and any of Sellers or among Sellers with respect to Company’s capital stock shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect. Further, each Seller and Company hereby waive any obligations of the parties under any of the foregoing agreements or Company’s Organizational Documents with respect to the transactions contemplated by this Agreement and the Transaction Documents, and any failure of the parties to comply with the terms thereof in connection with the Transactions and the Transaction Documents.

2.6 Taking of Necessary Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Target Companies, the officers and directors of Buyer are fully authorized in the name and on behalf of Company or any of its subsidiaries, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.7 Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will take place as soon as practicable but no later than three (3) business days after satisfaction or waiver of the last to be fulfilled of the conditions in Article VII (the date of such Closing, the “Closing Date”), at the offices of K&L Gates LLP at 200 South Biscayne Boulevard, Suite 3900, Miami, Florida 33131, or remotely via electronic exchange of signature counterparts, unless another date or place is agreed to in writing by the Parties. The Closing will be deemed effective as of the closing of business on the Closing Date.

A-I-19

Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties Relating to Target Companies. Except as provided in a correspondingly numbered disclosure schedule delivered by Company and Sellers to Buyer pursuant to Section 6.10 (the “Company Disclosure Schedule”), Company and each Seller, severally and not jointly, represent to Buyer as follows:

3.1.1 Organization, Standing, and Power. Company is a corporation duly incorporated, validly existing and in good standing under the Laws of England and Wales, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each subsidiary of Company is a private limited liability company (een besloten vennootschap met beperkte aansprakelijkheid) duly incorporated and validly existing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates, to the extent applicable under the Laws of such jurisdictions and to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified has not and would not have a Company Material Adverse Effect. Section 3.1.1 of the Company Disclosure Schedule lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. Company has provided to Buyer accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

3.1.2 Capital Structure.

(a) The Company Ordinary Shares comprise all of the issued shares of the Company. No Company Ordinary Shares are held in treasury. All of the issued Company Ordinary Shares have been duly authorized and validly issued, are fully paid except as set forth on Disclosure Schedule 3.1.2, and have not been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the laws of England and Wales, any other applicable Law, the Company Organizational Documents or any contract to which Company is a party or by which it or its securities are bound. The legal (registered) and beneficial owners of all of the issued and outstanding Company Ordinary Shares are set forth on Section 3.1.2 of the Company Disclosure Schedule, all of which Company Shares are owned by the Persons set forth therein free and clear of any Liens, other than those imposed under applicable securities Laws. No other class of shares or equity interests of Company is authorized or will be outstanding at Closing.

A-I-20

(b) There are no Convertible Securities of the Company, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which Company or, to the Knowledge of Company, any of its stockholders is a party or bound relating to any equity interests of Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to Company. There are no voting trusts, proxies, shareholder/stockholder agreements or any other agreements or understandings with respect to the voting of Company’s equity interests. Except as set forth in the Company Organizational Documents, there are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any equity interests or securities of Company, nor has Company granted any registration rights to any Person with respect to Company’s equity interests. All of Company Securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the Transactions contemplated by this Agreement, no equity interests of Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials, since its inception, Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of Company, and the board of directors of Company has not authorized any of the foregoing.

(d) Section 3.1.2(d) of the Company Disclosure Schedule sets forth the name of each subsidiary of Company, and with respect to each subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under applicable non-U.S. Tax laws, if any. All of the outstanding equity interests of each subsidiary of Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of Company or its subsidiaries free and clear of all Liens, other than those imposed under applicable securities Laws. There are no Contracts to which Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any subsidiary of Company other than the Organizational Documents of any such subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any subsidiary of Company is a party or which are binding upon any subsidiary of Company providing for the issuance or redemption of any equity interests of any subsidiary of Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any subsidiary of Company. Except as set forth in Section 3.1.2(d) of the Company Disclosure Schedules, no subsidiary of Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the subsidiaries of the Company listed on Section 3.1.2(d) of the Company Disclosure Schedule, Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of Company or its subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of Company or its subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

A-I-21

3.1.3 Authority. Company has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is a party, to perform Company’s obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Transaction Document to which Company is a party and the consummation of the Transactions contemplated hereby and thereby, (a) have been duly and validly authorized by Company’s board of directors in accordance with the Company’s Organizational Documents, any applicable Law or any Contract to which Company or any of its shareholders/stockholders is a party or by which it or its securities are bound and (b) no other corporate proceedings on the part of Company are necessary to authorize the execution and delivery of this Agreement and each Transaction Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Transaction Document to which Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by Company and assuming the due authorization, execution and delivery of this Agreement and any such Transaction Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability may be limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and (b) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.1.4 No Conflicts; Consents, Notices and Approvals. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the Transactions contemplated hereby and thereby (the “Transactions”), do not and will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or the creation of a Lien on assets (any such conflict, violation, default, right, loss, or creation, a “Violation”), and no Target Company has received written notice that it would be, with the passage of time, in Violation under: (a) any provision of their respective Organizational Documents; (b) any loan or credit agreement, note, bond, mortgage, indenture, or other agreement or instrument including, without limitation each Company Material Contract; or (c) any Law applicable to any Target Company or their properties or assets. Except as set forth in Section 3.1.4 of the Company Disclosure Schedule, no Consent of or with any Governmental Entity on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or any Transaction Documents or the consummation by Company of the Transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement or (b) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

A-I-22

3.1.5 Financial Statements.

(a) As used herein, the term “Company Financials” means (i) when delivered in accordance with Section 4.1.4 of this Agreement, the 2022 Company Financials, and (ii) the 2023 Interim Company Financials. When delivered to Buyer pursuant to Section 4.1.4, the Company Financials (i) shall accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with US GAAP, consistently applied throughout and among the periods involved, (iii) comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the financial position of the Target Companies as of the respective dates thereof. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)   Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past three (3) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any Indebtedness other than the Indebtedness owed to Buyer.

3.1.6 Litigation. Except as set forth in Section 3.1.6 of the Company Disclosure Schedule, there: (a) are no Proceedings of any nature currently pending or, to Company’s Knowledge, threatened (and no such Proceeding has been brought or, to Company’s Knowledge, threatened in the past three (3) years); or (b) is no Order now pending or outstanding or that was rendered by a Governmental Entity, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. In the past five (5) years, none of the current or former officers or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving Fraud.

A-I-23

3.1.7 Absence of Undisclosed Liabilities. No Target Company is subject to any Liabilities or obligations which would be required to be reflected on or reserved against in the Company Financials under applicable Law or Accounting Principles, except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of Company and its subsidiaries as of the Latest Balance Sheet Date contained in Company Financials or (ii) not material and that were incurred after the Latest Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

3.1.8 No Violations.

(a) No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 1, 2020, any written or, to the Knowledge of Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(b) All Permits required for the Target Companies to conduct their respective businesses have been obtained by them and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.1.8(b) of the Company Disclosure Schedule lists all current Permits issued to Target Company, including the names of the Permits and their respective dates of issuance and expiration. No loss or expiration of any such Permit is pending or, to the Knowledge of the Target Companies, threatened, other than expiration in accordance with the terms thereof.

3.1.9 Compliance with Healthcare Laws.

(a) The Target Companies are and have been since January 1, 2020, in compliance in all material respects with all applicable Healthcare Laws.

(b) To the extent that any Target Company is participating in any research or clinical trials project, such research or clinical trials project is performed in compliance in all material respects with applicable Healthcare Laws.

3.1.10 Ethical Practices.

(a) No Target Company, nor, to the Target Company’s Knowledge, any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor, to the Knowledge of the Target Companies, any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

A-I-24

(b) The operations of each Target Company are and have been conducted in compliance with anti-money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, and no Proceeding involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and no Target Company has in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar, Russia or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.1.11 Employment Matters.

(a) Section 3.1.11(a) of the Company Disclosure Schedule contains a list of all persons who are employees of any Target Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; and (v) commission, bonus or other incentive-based compensation. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of any Target Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of any Target Company with respect to any compensation, commissions, bonuses or fees.

A-I-25

(b) No Target Company is, nor has been for the past three (3) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past three (3) years, any Union representing or purporting to represent any employee of a Target Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting a Target Company or any of their employees. No Target Company has a duty to bargain with any Union.

(c) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of Company, oral notice that there is any pending Proceeding involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Proceedings pending or, to the Knowledge of Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Entity, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(d) Section 3.1.11(d) of the Company Disclosure Schedule contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention, date of expiration and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Section 3.1.11(d) of the Company Disclosure Schedule, all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Section 3.1.11(d) of the Company Disclosure Schedule, each such independent contractor has entered into customary covenants regarding confidentiality, non-solicitation and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to Buyer by Company.

3.1.12 Employee Benefit Plans. Section 3.1.12 of the Company Disclosure Schedule, contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation,

A-I-26

paid time off (PTO), medical, vision, dental, disability, welfare, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, which is or has been maintained, sponsored, contributed to, or required to be contributed to by any Target Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of any Target Company or any spouse or dependent of such individual, or under which any Target Company has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.1.12 of the Company Disclosure Schedule, each, a “Target Company Benefit Plan”).  Each Target Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects.

3.1.13 Real Property; Leases. No Target Company owns, or has ever owned, real property. Section 3.1.13 of the Company Disclosure Schedule sets forth each lease and sublease in effect on the date of this Agreement under which any Target Company leases or subleases (a) real property (as either a tenant or subtenant), or (b) personal property (in case of either clause (a) or (b), a “Company Lease”). No default by any Target Company, or to Company’s Knowledge, by lessor or sublessor, exists under any Company Lease, and all payments of rent, operating expenses, and other sums due under each Company Lease are current as of the date hereof. No Company Lease is terminable because of the execution of this Agreement or the consummation of the Transactions. Each Company Lease is in full force and effect in accordance with its respective terms. No consent is required from any party under any Company Lease in connection with the completion of the Transactions, and no Target Company has received written notice that a party to any Company Lease intends to cancel, terminate, or refuse to renew any Company Lease or to exercise any option or other right under such Company Lease, except where the failure to receive such consent, or where such cancellation, termination, or refusal, would not result, or reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect.

3.1.14 Environmental.

(a) Each Target Company has complied in all material respects with all applicable Environmental Laws in effect on or before the date hereof in respect of any real property leased or subleased by any Target Company.

(b) No Proceeding is pending and, to Company’s Knowledge, no Proceeding has been threatened by any Governmental Entity against any Target Company concerning any Environmental Law with respect to any real property leased or subleased at any point in time by any Target Company.

A-I-27

3.1.15 Company Material Contracts.

(a) Section 3.1.15(a) of the Company Disclosure Schedule lists all of the following Contracts to which a Target Company is a party (the “Company Material Contracts”):

(i) any Contract with an annual payment obligation by the Buyer of more than $300,000 (A) relating to the performance of services by, any employee, consultant, or other Person, (B) in accordance with which a Target Company is or may become obligated to make any severance, termination, incentive, or similar payment to any current or former officer, director, or employee, or (C) in accordance with which a Target Company may be required to provide, or accelerate the vesting of, any payments, benefits, or equity rights upon the occurrence of any of the Transactions;

(ii) any Contract imposing any restriction on the right or ability of any Target Company, or that, after consummation of the Transactions, would impose a restriction on the right or ability of Buyer, to compete in any line of business or in any geographic region with any other Person or to transact business or deal in any other manner with any other Person;

(iii) any Contract that provides for indemnification of any officer, director, employee, agent of any Target Company, except for Contracts containing standard indemnification provisions entered into in the ordinary course of business;

(iv) any Contract with a third party in accordance with which any Target Company (A) has paid or received $300,000 or more annually;

(v) any Contract or agreement of partnership or joint venture, limited liability company or operating agreement that would give rise to an obligation on the part of any Target Company to form a joint venture or to acquire securities of, or any other equity interest in, a third party;

(vi) any Company Lease;

(vii) any Contract providing for the development of any Technology or other Intellectual Property, independently or jointly, by or for any Target Company (other than agreements with employees and independent contractors of any Target Company);

(viii) any settlement, conciliation or similar agreement under which any Target Company or any counterparty to any such agreement has any outstanding obligations in excess of $200,000;

(ix) any Contract relating to the distribution, reselling, whole selling, advertising, marketing or sales of any Target Company’s services or products, if any;

(x) any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of any Target Company to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of its assets and properties or their respective businesses;

A-I-28

(xi) any Contract entered into since the Latest Balance Sheet Date providing for the acquisition or sale, directly or indirectly, by merger or otherwise of all or substantially all of the assets of another Person, the equity interests of another Person, or a business or division of another Person;

(xii) any Contract between any Target Company, on the one hand, and an Affiliate, on the other hand that provides for consideration in excess of $120,000;

(xiii) any Contract with any Governmental Entity;

(xiv) any Contract with a vendor to which total amounts payable exceed $300,000 annually;

(xv) except for trade indebtedness incurred in the ordinary course of business and except as disclosed in the Company Financials, any instrument evidencing or related in any way to indebtedness for borrowed money (either owed by or to any Target Company) by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise; and

(xvi) Any In-Licenses or IP Assignments.

(b) Each Company Material Contract is in full force and effect and is a valid and binding obligation of the applicable Target Company, and, to Company’s Knowledge, against any other party to such Company Material Contract, except to the extent that enforceability may be limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and (b) general equitable principles, regardless of whether enforceability is considered in a Proceeding at law or in equity. No Target Company, nor, to Company’s Knowledge, any other party to the Company Material Contract, is in material breach of or default under, any Company Material Contract. None of the parties to the Company Material Contracts has expressed intent in writing to cancel, terminate, or refuse to renew any Company Material Contract. Company has made available to Buyer complete copies of all Company Material Contracts.

3.1.16 Taxes.

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld and remitted, or caused to be paid, collected or withheld and remitted, all Taxes required to be paid, collected or withheld and remitted (whether or not shown on any Tax Return), other than such Taxes for which adequate reserves in the Company Financials have been established and which are not yet due and payable.

A-I-29

(b) There is no Proceeding currently pending or, to the Knowledge of Company, threatened against any Target Company by a Governmental Entity in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, suits, assessments or, to the Knowledge of Company, audits, examinations, investigations or other Proceedings, pending against any Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Liens with respect to Taxes not yet due and payable or Taxes being contested in good faith and for which adequate reserves in the Company Financials when delivered to Buyer have been established.

(e) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(f)  No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(g)   No Target Company has any Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreements, closing agreements or other agreements relating to Taxes with any Governmental Entity) that will be binding on any Target Company with respect to any period following the Closing Date.

A-I-30

(h) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Entity with respect to any Taxes, nor is any such request outstanding.

3.1.17 Intellectual Property Rights.

(a) Section 3.1.17(a) of the Company Disclosure Schedule attached hereto contains a true and complete list of (i) the Company Patent Rights existing on the Effective Date that are registered and applied-for with a Governmental Entity and owned by a Target Company and (ii) In-Licenses relating to the Company Technology as of the Effective Date, excluding any licenses or sublicenses entered with any Target Company’s suppliers or customers. The Company Patent Rights listed in Section 3.1.17(a) of the Company Disclosure Schedule include all of the Patent Rights owned by the Target Companies and licenses relating to the Company Technology as of the Effective Date that relate to the business and its operations.

(b) The Target Companies are the owner or exclusive licensee of all Company Patent Rights listed in Section 3.1.17(b) of the Company Disclosure Schedule and, to Company’s Knowledge as of the Effective Date, and Company has no knowledge that the Company Patent Rights are not unpatentable or unenforceable.

(c) Company (i) is, as of the Effective Date, the sole and exclusive owner or licensee of all right, title and interest in and to Company IP Rights and as of the Effective Date free and clear of any Liens; (ii) has not granted to any third party any license or other right with respect to Company IP Rights that conflicts with or limits in any way the licenses and rights granted to Company in or by any license; and (iii) to the Company’s Knowledge has not disclosed to any third party any confidential Trade Secrets or Know-how listed in Section 3.1.17(c) of the Company Disclosure Schedule.

(d) The manufacture, use, sale, offer for sale or import of any Company Technology does not, to Company’s Knowledge as of the Effective Date, Infringe any Patent Rights, Trade Secret, or any other Intellectual Property or proprietary right of any third party, and no Target Company has received written, oral or other notice from any third party claiming that the manufacture, use, sale, testing, offer for sale or import of any Product to the extent practicing Company Technology Infringes any Patent or other Intellectual Property rights of any third party, nor to Company’s Knowledge as of the Effective Date is there any reasonable basis for such a claim.

(e) There are no claims, judgments or settlements against or owed by Company or Sellers (or any of their Affiliates) with respect to Company IP Rights, and neither Company nor any Seller is a party to any legal action, suit or proceeding relating to Company IP Rights, nor has Company received any written, oral or other communication from any third party, including, without limitation, any Regulatory Authority or other Governmental Entity, threatening such action, suit or proceeding or any other claim or proceeding alleging the unpatentability or unenforceability of any Company Patent Rights; in each case, as of the Effective Date.

A-I-31

3.1.18 Artificial Intelligence.

(a) The Parties acknowledge that Section 3.1.18(a) of the Company Disclosure Schedule sets forth all (a) AI Technologies, the owners or licensors thereof, and the Contracts pursuant to which the Target Companies have a license to use or access such AI Technologies; (b) AI Inputs, the owners or licensors thereof, and the Contracts pursuant to which the Target Companies have a license to use or access such AI Inputs; and (c) AI Outputs, the recipients thereof, and the Contracts pursuant to which each such recipient have a license to use or access such AI Outputs, and the means by which the AI Outputs have been provided to such recipient, including whether by remote access, software as a service or on premises.

(b) The Target Companies are not, and will not, be subject to any obligations that conflict with any terms in any contained herein which govern any Target Company’s use or ownership of AI Inputs or AI Technology or its AI Outputs;

(c) The Target Companies own or possess all rights and licenses required under applicable Law to use the AI Technology and AI Inputs and to generate the AI Outputs, all as currently used and generated in its business;

(d) The Target Companies’ current use of the AI, does not Infringe any Intellectual Property rights or rights of likeness or publicity, and Target Companies have acquired proper Consent from individuals where such Consent is necessary or required by applicable Privacy Laws;

(e) The Target Companies’ use of AI complies with all Laws and regulations (including those pertaining to Privacy Laws) as applicable to the Target Companies;

(f) Target Companies use of AI and generation of AI Outputs conform to prevalent industry standards and practices;

(g) The consummation of the contemplated Transactions will not adversely affect Target Companies rights in or use of any AI, and Target Companies will be able to use the AI in a materially similar manner as prior to the Effective Date and Closing Date as it has prior to the Agreement.

(h) There have been no errors, defects, failures or interruptions in the AI Technology or AI Inputs that have had a material effect on the , or to Company’s Knowledge, in any Personal Information that may have been used to train the AI, or in the performance of its intended purpose, and the AI has materially performed in accordance with its specifications and intended purpose.

(i) Target Companies maintain commercially reasonable security measures, including access controls for the AI. There has been no unauthorized use of or access to AI and, to the Company’s Knowledge, no AI has been used in violation of any applicable Laws.

A-I-32

3.1.19 Privacy and Information Security.

(a) Target Companies are in compliance with all Privacy Laws in the Processing of Personal Information (including employee information) applicable to the Target Companies’ business;

(b) Target Companies have not experienced any unauthorized access to: (i) any Personal Information Processed by the Targeted Companies; (ii) any databases, computers, servers, storage media (e.g.) backup tapes, network devices or other devices or systems that collect or Process Personal Information owned or maintained by the Target Companies (each, a “Security Breach”), where such Security Breach resulted in the provision of notice to any Person as required by applicable Privacy Laws;

(c) Target Companies are not subject to any contractual requirements or other legal obligations that, following the Closing of this Agreement, would prohibit the Buyer from Processing any Personal Information in the manner in which the Target Companies Processed such Personal Information;

(d) Target Companies maintain commercially reasonable security measures, controls, technologies, policies and safeguards designed to protect Personal Information and any proprietary information in possession of the Target Companies.

(e) Target Companies have established one or more incident response and disaster recovery and business continuity plans to address any actual or threatened Security Breach or other security incident or data breach.

3.1.20 Brokers and Other Fees. Neither Target Companies, nor their stockholders, officers, directors, or employees has employed any investment banker, broker, finder, or other intermediary that has been retained by, or is authorized to act on behalf of, any Target Company that would be entitled to any fee or commission from any of the Target Companies, or the holders of Company Shares in connection with or upon consummation of the Transactions.

3.1.21 Insurance.

(a) Section 3.1.21(a) of the Company Disclosure Schedule lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by any Target Company relating to a Target Company or a Target Company’s business, properties, assets, directors, officers and employees, copies of which have been provided to Buyer. All premiums due and payable under all such insurance policies have been paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding,

A-I-33

enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past three (3) years, no Target Company has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) The Target Companies maintain and shall continue to maintain commercially reasonable insurance coverage for claims or losses pertaining to the AI. The AI has not been subject to any claims, suits, demands, rulings, judgements, threats, fines, penalties, or a cease and desist letter asserted against, or brought by, any Target Company pertaining to intellectual property or any other rights, violation or breach of any applicable Law.

3.1.22 Affiliate Transactions. Except for (a) relationships with any Target Company as an officer, director, employee or consultant (and compensation by a Target Company in consideration of such services which is included in the Company Financials), (b) relationships with Target Companies as holders of equity interests and (c) as disclosed in Section 3.1.22 of the Company Disclosure Schedule, none of the officers, directors, consultants or equity interest holders, or to Company’s or Seller’s Knowledge, any member of any of their immediate families, is presently a party to, or was a party to since inception of such Target Company, any transaction with a Target Company, including any Contract, agreement, or other arrangement (x) providing for the furnishing of services to or by, (y) providing for lease or sublease of real or personal property to or from, or (z) otherwise requiring payments to or from, any such Person or any corporation, partnership, trust, or other entity in which any such Person has or had a 5% or more interest (as a member, partner, beneficiary, or otherwise) or is or was an officer, director, employee, consultant, vendor or customer of any Target Company.

3.1.23 Absence of Certain Changes. Except as set forth in Section 3.1.23 of the Company Disclosure Schedule, since the Latest Balance Sheet Date, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Company Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 4.1.1 of this Agreement if such action were taken on or after the date hereof without the consent of Buyer.

3.1.24 Disclosure. No representation or warranty made by any Target Company in this Agreement or the other Transaction Documents contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading. Company and Sellers have provided to Buyer or its counsel each document listed in the Company Disclosure Schedule.

3.1.25 Independent Investigation. Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Buyer, and acknowledges that it has been provided adequate

A-I-34

access to the personnel, properties, assets, premises, books and records, and other documents and data of Buyer for such purpose. Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Buyer set forth in this Agreement (including the related portions of the Buyer Disclosure Schedule and the SEC Documents), and in any certificate delivered to Company pursuant hereto; and (b) neither Buyer nor any of its Representatives have made any representation or warranty as to Buyer or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Buyer Disclosure Schedule and the SEC Documents), or in any certificate delivered to Company pursuant hereto.

3.1.26 Information Supplied. None of the information supplied or to be supplied by Company expressly for inclusion or incorporation by reference, and ultimately included or incorporated by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Entity or stock exchange with respect to the Transactions contemplated by this Agreement; (b) the Proxy Statements; or (c) in the mailings or other distributions to Buyer’s stockholders and/or prospective investors with respect to the consummation of the Transactions contemplated by this Agreement, or in any amendment to any of the documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that neither Company, nor any Seller, make any representation with respect to any forward-looking statements. None of the information supplied or to be supplied by Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Buyer or its Affiliates.

3.2 Representations and Warranties of Buyer. Except: (a) as disclosed in SEC Documents and to the extent that is reasonably apparent on the face of such disclosure to be applicable to the representation and warranty set forth herein (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk,” and any other disclosures contained or referenced therein of information, factors, or risks that are predictive, cautionary, or forward-looking in nature) (it being acknowledged that nothing disclosed in such an SEC Documents will be deemed to modify or qualify the Buyer Fundamental Representations); or (b) as provided in a correspondingly numbered disclosure schedule delivered by Buyer to Company pursuant to Section 6.10 (the “Buyer Disclosure Schedule”), Buyer, represents to Company as follows:

A-I-35

3.2.1 Organization; Standing and Power.

(a) Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Each other member of the Renovaro Group is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization. Each member of the Renovaro Group has all requisite corporate power and authority to own, lease, hold its Assets, and operate its properties and to carry on its business as now being conducted. Each member of the Renovaro Group is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified has not and would not have a Buyer Material Adverse Effect. Section 3.2.1(a) of the Buyer Disclosure Schedule lists all jurisdictions in which any member of the Renovaro Group is qualified to conduct business and all names other than its legal name under which any member of the Renovaro Group does business.

(b) Buyer has provided to Sellers and Company correct and complete copies of Buyer’s Organizational Documents, and minute books and the comparable governing instruments and minutes, as amended as of the date of this Agreement. The minute books of Buyer contains correct and materially complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of the stockholders and its board of directors, and the stock records of Buyer contain correct and complete records of all original issuances, transfers, repurchases, and cancellations of Buyer Common Stock. Except for Buyer’s ownership of other Renovaro Group members, neither Buyer nor other Renovaro Group members own or Control, directly or indirectly, shares of capital stock of any other corporation, or any interest in any partnership, joint venture, or other non-corporate business entity or enterprise. No member of the Renovaro Group is in violation of any provision of its Organizational Documents in any material respect.

3.2.2 Capitalization.

(a) The authorized capital stock of Buyer consists of (i) 100,000,000 shares of Buyer Common Stock, with a par value of $0.0001 per share, of which 65,698,144 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of Buyer’s preferred stock, par value $0.0001 per share, of which 1,000,000 shares have been classified as Series A Convertible Stock (the “Preferred Stock”, and together with the Buyer Common Stock, the “Buyer Stock”), of which 561,010 shares are issued and outstanding as of the date of this Agreement. All of the outstanding Buyer Stock has been duly authorized, validly issued, fully paid, nonassessable, have not been issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Buyer Organizational Documents or any contract to which Buyer is a party or by which it or its securities are bound, and are not subject to any preemptive rights or similar rights or Liens under applicable law, Buyer’s Organizational Documents, or any agreement to which Buyer is a party or by which Buyer may be bound. Section 3.2.2(a) of the Buyer Disclosure Schedule sets forth a list of all instruments that describe the rights of the holders of Buyer Stock. True and complete copies of all instruments describing the rights of all holders of Buyer Stock have been provided to or made available to Company.

A-I-36

(b) Buyer owns all of the equity interest in Renovaro Denmark, organized under the Danish Act on Limited Companies of the Kingdom of Denmark, and all of the share capital of the Renovaro Biopharma, Inc., a Delaware corporation, organized under the laws of Delaware, and Renovaro Technologies, Inc., a Nevada corporation, organized under the laws of Nevada, in each case free and clear of any Liens. Other than as reflected in the previous sentence, Buyer has no other direct or indirect subsidiary, Buyer does not own or Control, directly or indirectly, an interest in any Person, Buyer does not have any rights to acquire, directly or indirectly, any equity interests of any Person, and Buyer is not a participant in any joint venture, partnership, or limited liability company. There are no outstanding contractual obligations of Buyer or its subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c) Except as disclosed in the Buyer’s financial statements included in the SEC Documents, since June 30, 2021, Buyer has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of Buyer, and the board of directors of Company has not authorized any of the foregoing.

(d) All of the outstanding equity securities of each subsidiary of Buyer are duly authorized and validly issued, fully paid and non-assessable, and were offered, sold and delivered in compliance with all applicable securities Laws. There are no Contracts to which Buyer or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any subsidiary of Buyer other than the Organizational Documents of any such subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any subsidiary of Buyer is a party or which are binding upon any subsidiary of Buyer providing for the issuance or redemption of any equity interests of any subsidiary of Buyer. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any subsidiary of Buyer. No subsidiary of Buyer has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another member of the Renovaro Group.

(e) Other than Buyer, the Renovaro Group members do not (i) own, directly or indirectly, any outstanding securities or other equity interests in, any other Person or (ii) hold the right to acquire any security or interest in any other person.

(f) Buyer has reserved 4,000,000 shares of Buyer Common Stock for issuance pursuant to its 2019 Equity Incentive Plan duly adopted by Buyer’s Board of Directors and approved by Buyer’s stockholders (the “2019 Equity Incentive Plan”).

A-I-37

(g) Except as set forth on Section 3.2.2(g) of the Buyer Disclosure Schedule, there are no Convertible Securities of Buyer, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, orally or in writing, arrangements or restrictions to which Buyer is a party or bound relating to any equity interests of Buyer, whether or not outstanding. To Buyer’s Knowledge, there are no voting trusts, proxies, shareholder/stockholder agreements or any other agreements or understandings with respect to the voting of Buyer’s equity interests. Except as set forth in the Buyer Organizational Documents, the SEC Documents or Section 3.2.2(g) of the Buyer Disclosure Schedule, there are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any equity interests or securities of Buyer, nor has Buyer granted any registration rights to any Person with respect to Buyer’s equity interests. All of Buyer’s securities (including Buyer Stock) have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the Transactions contemplated by this Agreement, no equity interests of Buyer are issuable and no rights in connection with any interests, warrants, rights, options or other securities of Buyer accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). There are no accrued and unpaid dividends with respect to any outstanding shares of Buyer Common Stock. There are no accrued and unpaid dividends with respect to any outstanding Buyer Stock. To Buyer’s Knowledge, the Buyer Stock is free and clear of any Liens.

(h) All outstanding Buyer Stock are duly authorized, validly issued, fully paid, and not subject to any preemptive rights or similar rights or Liens under applicable Law, Buyer’s Organizational Documents, or any agreement to which Buyer is a party or by which Buyer may be bound.

(i) Except as set forth on Section 3.2.2(i) of the Buyer Disclosure Schedule, Buyer does not have outstanding:

(i) any debt, the holders of which (A) have the right to vote (or are convertible or exercisable into securities having the right to vote) with Buyer stockholders on any matter, or (B) are or will become entitled to receive any payment as a result of the execution of this Agreement or the completion of the Transactions; or

(ii) any restricted stock units, stock appreciation rights, stock performance awards, dividend equivalents, or other stock-based or equity-linked securities of a similar nature.

3.2.3 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents have been duly and validly authorized by all requisite corporate action on the part of Buyer and upon receipt of Stockholder Approval, no other proceedings on the part of Buyer are necessary for Buyer to perform its obligations under this Agreement and the Transaction Documents and to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and upon execution and delivery thereof, the other Transaction Documents will be, duly and validly executed and

A-I-38

delivered by Buyer, and (assuming due authorization, execution and delivery thereof by the other parties hereto and thereto) this Agreement constitutes, and upon execution and delivery thereof, the other Transaction Documents will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and (b) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

3.2.4 Valid Issuance of Shares. The Exchange Consideration being issued in accordance with this Agreement when issued, sold, and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid, and nonassessable, and free and clear of any Liens (other than those imposed by applicable securities Laws and the Amended Buyer Organizational Documents). Assuming the accuracy of the representations and warranties of Sellers herein and subject to any filings described in Section 3.2.5 of this Agreement, the Exchange Consideration being issued in accordance with this Agreement will be issued in compliance with all Federal Securities Laws and state securities Laws.

3.2.5 No Conflicts; Consents, Notices and Approvals. The execution and delivery of this Agreement and the other Transaction Documents do not, and after receipt of Stockholder Approval, the consummation of the Transactions will not cause a Violation, and Buyer has not received written notice that it would be, with the passage of time, in Violation under: (a) any provision of Buyer’s Organizational Documents (b) any loan or credit agreement, note, bond, mortgage, indenture, or other agreement or instrument including, without limitation each Buyer Material Contract; or (c) Law applicable to any Renovaro Group member or its respective properties or assets. Except as set forth in Section 3.2.5 of the Buyer Disclosure Schedule and for the Stockholder Approval, no Consent of or with any (y) third party or (z) Governmental Entity is required by or with respect to Buyer in connection with the execution, delivery or performance of this Agreement, the Transaction Documents or the consummation by Buyer of the Transactions other than any filings under any applicable state securities laws.

3.2.6 SEC Documents; Financial StatementsIn the two (2) years preceding the date hereof, Buyer has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by Buyer with or to the SEC, including pursuant to Section 13(a) or 15(d) of the Exchange Act, together with any amendments, restatements or supplements thereto (collectively referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Buyer (including, in each case, any notes thereto) included in the SEC Documents comply in all material respects with applicable

A-I-39

accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such consolidated financial statements have been prepared in accordance with US GAAP during the periods involved (except as may be otherwise specified in such financial statements or the notes thereto, or, in the case of unaudited financial statements may not contain all footnotes required by US GAAP), and fairly present in all material respects the financial position of Buyer and its consolidated subsidiaries as of and for the respective dates thereof and the results of operations and cash flows for the respective periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as set forth in Section 3.2.6 of the Buyer Disclosure Schedule, Buyer has received no notices or correspondence from the SEC for the two (2) years preceding the date hereof.

(b) As of the date of this Agreement, except as set forth on Section  3.2.6(b) of the Buyer Disclosure Schedule, (A) the Buyer Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “RENB”, (B) Buyer has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Buyer Common Stock, (C) there are no Proceedings pending or, to the Knowledge of Buyer, threatened against Buyer by Nasdaq, the SEC or the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Buyer Common Stock on the Nasdaq Capital Markets, and (D) Buyer is in compliance with all of the applicable corporate governance rules of the Nasdaq. None of Buyer or any of its Affiliates has taken any action in an attempt to terminate the registration of the Buyer Common Stock under the Exchange Act.

3.2.7 Litigation. Except as disclosed in SEC Documents or on Section 3.2.7 of the Buyer Disclosure Schedule, there is no (a) Proceeding of any nature currently outstanding or, to the Buyer’s Knowledge, threatened (and no such Proceeding has been brought or, to the Buyer’s Knowledge, threatened since June 30, 2021); or (b) Order now pending or outstanding or that was rendered by a Governmental Entity, in either case of (a) or (b) by or against any member of the Renovaro Group, any of its current or former directors, officers or equity holders, except for any Proceeding or Order involving any such director, officer or equity interest holder of a member of the Renovaro Group that is not related to a Renovaro Group member’s business, equity interests or assets. In the past five (5) years, none of the current or former officers or directors of any member of the Renovaro Group have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving Fraud.

3.2.8 Absence of Undisclosed Liabilities. Except as disclosed in SEC Documents, no Renovaro Group member is subject to any Liabilities or obligations which would be required to be reflected or reserved against in Buyers consolidated financial statements prepared in accordance with US GAAP, except for those that are either (i) adequately reflected or reserved on or provided for in the financial statements included in the SEC Documents or (ii) not material and that were incurred after the date of the most recent financial statements included in the SEC Documents in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

A-I-40

3.2.9 No Violations.

(a) No Renovaro Group member is or has not been in material conflict or material non-compliance with, or in material default or violation of, nor has any Renovaro Group member received, since June 30, 2021, any written or, to the Knowledge of Buyer, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

(b) All Permits required for the Renovaro Group members to conduct their respective business have been obtained by them and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.2.9(b) of the Buyer Disclosure Schedule lists all current Permits issued to the Renovaro Group members, including the names of the Permits and their respective dates of issuance and expiration. No loss or expiration of any such Permit is pending or, to the Knowledge of the Buyer, threatened, other than expiration in accordance with the terms thereof.

3.2.10 Compliance with Healthcare Laws.

(a) The Renovaro Group members are and have been since June 30, 2021, in compliance in all material respects with all applicable Healthcare Laws. The Renovaro Group members (i) have not received any material written notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration or any other Governmental Entity alleging or asserting material noncompliance with any Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Laws (“Authorizations”); (ii) possess all material Authorizations and such material Authorizations are valid and in full force and effect and, to Buyer’s knowledge, are not in violation of any term of any such material Authorizations; (iii) have not received written notice of any Proceeding or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Laws or Authorizations and Buyer has no Knowledge that any such Governmental Entity or third party is considering any such Proceeding; (iv) have not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and Buyer has no Knowledge that any such Governmental Entity is considering such action; and (v) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Laws or material Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). During the two year period immediately preceding the date hereof, to Buyer’s Knowledge, the studies, tests and preclinical studies conducted by or on behalf of the Renovaro Group were and, if still pending, are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable Laws, including, without limitation, the United States Federal Food, Drug, and Cosmetic Act or any other federal, state, local or foreign Governmental.

A-I-41

Entity or quasi-governmental body exercising comparable authority. The descriptions of the results of such studies and tests contained in the SEC Documents are accurate and complete in all material respects and fairly present the data derived from such studies and tests in all material respects; and to Buyer’s Knowledge there are no other studies whose results are materially inconsistent with or otherwise materially call into question the results described or referred to in the SEC Documents. Buyer uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical studies that are described in the SEC Documents and, based upon (i) the information provided the Renovaro Group members by the third parties conducting such studies, tests, and preclinical studies and Buyer’s review of such information, and (ii) Buyer’s Knowledge, Buyer believes that the descriptions of the results of such studies, tests, and preclinical studies are accurate and complete in all material respects.

3.2.11 Ethical Practices.

(a) No Renovaro Group member, nor, to the Knowledge of Buyer, any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or any other local or foreign anti-corruption or bribery Law, or (iii) made any other unlawful payment. No Renovaro Group member, nor, to the Knowledge of Buyer, any of their respective Representatives acting on their behalf has, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder a Renovaro Group member or assist any Renovaro Group member in connection with any actual or proposed transaction.

(b) The operations of the Renovaro Group are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, and no Proceeding involving the Renovaro Group with respect to any of the foregoing is pending or, to the Knowledge of Buyer, threatened.

(c) No Renovaro Group member, nor any of its directors or officers, or, to the Knowledge of Buyer, any other Representative acting on behalf of Buyer is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and Buyer has not in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar, Russia or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

A-I-42

3.2.12 Employment Matters.

(a) Section 3.2.12(a) of the Buyer Disclosure Schedule contains a list of all persons who are employees of any Renovaro Group member as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; and (v) commission, bonus or other incentive-based compensation. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Renovaro Group for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Renovaro Group with respect to any compensation, commissions, bonuses or fees.

(b) No Renovaro Group member is, nor has been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a Union, and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of the Renovaro Group, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting a Renovaro Group member or any of its employees. No Renovaro Group member has a duty to bargain with any Union.

(c) Each Renovaro Group member (i) is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees, volunteers, interns, consultants and independent contractors of such Renovaro Group member, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by the Renovaro Group as independent contractors or consultants are properly treated as independent contractors under all applicable Laws (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). All employees of the Renovaro Group classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified in all material respects. Each Renovaro Group member is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory “E-Verify” obligations. There are no Proceedings against any Renovaro Group member pending, or to Buyer’s Knowledge, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in

A-I-43

connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Renovaro Group, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.

(d) Section 3.2.12(d) of the Buyer Disclosure Schedule contains a list of all independent contractors (including consultants) currently engaged by any Renovaro Group member, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Section 3.2.12(d) of the Buyer Disclosure Schedule, all of such independent contractors are a party to a written Contract with a Renovaro Group member. Except as set forth on Section 3.2.12(d) of the Company Disclosure Schedule, each such independent contractor has entered into customary covenants regarding confidentiality, non-solicitation and assignment of inventions and copyrights in such Person’s agreement with a Renovaro Group member, a copy of which has been provided to Company by Buyer.

3.2.13 Employee Benefit Plans. Section 3.2.13 of the Buyer Disclosure Schedule, contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA (each a “Benefit Plan”), which is or has been maintained, sponsored, contributed to, or required to be contributed to by Buyer or any of its subsidiaries for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of Buyer, or any of its subsidiaries, or any spouse or dependent of such individual, or under which Buyer, any of its subsidiaries, or any of its ERISA Affiliates has or may have any Liability.  Each Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects.

3.2.14 Real Property; Lease. Neither Buyer nor any Renovaro Group member own, or have ever owned, real property. Section 3.2.14 of the Buyer Disclosure Schedule sets forth each lease and sublease in effect on the date of this Agreement under which any Renovaro Group member leases or subleases (a) real property (as either a tenant or subtenant), or (b) personal property (in case of either clause (a) or (b), a “Buyer Lease”). No default by any Renovaro Group member, or to Buyer’s Knowledge, by any lessor, or sublessor, exists under any Buyer Lease, and all payments of rent, operating expenses, and other sums due under each Buyer Lease are current as of the date hereof. No Buyer Lease is terminable because of the execution of this Agreement or

A-I-44

the consummation of the Transactions. Each Buyer Lease is in full force and effect in accordance with its respective terms. No consent is required from any party under any Buyer Lease in connection with the completion of the Transaction. Buyer has not received notice that a party to any Buyer Lease intends to cancel, terminate, or refuse to renew any Buyer Lease or to exercise any option or other right under such Buyer Lease, except where the failure to receive such consent, or where such cancellation, termination, or refusal, would not result, or reasonably be expected to result, individually or in the aggregate, in a Buyer Material Adverse Effect.

3.2.15 Environmental.

(a) Each Renovaro Group member has complied in all material respects with all Environmental Law in effect on or before the date hereof in respect of any real property leased or subleased by any Renovaro Group member.

(b) No Proceeding is pending and, to Buyer’s Knowledge, no Proceeding has been threatened by any Governmental Entity against any Renovaro Group member concerning any Environmental Law in respect of any real property leased or subleased at any point in time by any Renovaro Group member.

3.2.16 Buyer Material Contracts.

(a) Section 3.2.16(a) of the Buyer Disclosure Schedule lists all of the following Contracts to which Buyer or which a Renovaro Group member is a party (the “Buyer Material Contracts”):

(i) any Contract with an annual payment obligation by the Buyer of more than $300,000 (A) relating to the performance of services by, any employee, consultant, or other Person, (B) in accordance with which Buyer or any Renovaro Group member is or may become obligated to make any severance, termination, incentive, or similar payment to any current or former officer, director, or employee, or (C) in accordance with which Buyer or a Renovaro Group member may be required to provide, or accelerate the vesting of, any payments, benefits, or equity rights upon the occurrence of any of the Transactions;

(ii) any Contract imposing any restriction on the right or ability of Buyer or any Renovaro Group member, or that, after consummation of the Transactions, would impose a restriction on the right or ability of Buyer or any Renovaro Group member, to compete in any line of business or in any geographic region with any other Person or to transact business or deal in any other manner with any other Person;

(iii) any Contract that provides for indemnification of any officer, director, employee, agent of Buyer or any Renovaro Group member;

(iv) any Contract with a third party in accordance with which Buyer (A) has paid or received $300,000 or more annually;

A-I-45

(v) any Contract or agreement of partnership or joint venture, limited liability company or operating agreement that would give rise to an obligation on the part of Buyer or any Renovaro Group member to form a joint venture or to acquire securities of, or any other equity interest in, a third party;

(vi) any Buyer Lease;

(vii) any Contract providing for the development of any Technology or other Intellectual Property, independently or jointly, by or for Buyer or any Renovaro Group member (other than agreements with employees and independent contractors of Buyer or any Renovaro Group member);

(viii) any settlement, conciliation or similar agreement under which Buyer, any Renovaro Group member or any counterparty to any such agreement has any outstanding obligations in excess of $200,000;

(ix) any Contract relating to the distribution, reselling, whole selling, advertising, marketing or sales of Buyer’s or any Renovaro Group member’s services or products, if any;

(x) any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Buyer or any Renovaro Group member to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of its assets and properties or their respective businesses;

(xi) any Contract entered into since the date of Buyer’s most recent financial statements included in the SEC Documents providing for the acquisition or sale, directly or indirectly, by merger or otherwise of all or substantially all of the assets of another Person, the equity interests of another Person, or a business or division of another Person;

(xii) any Contract between Buyer or any Renovaro Group member, on the one hand, and an Affiliate, on the other hand that provides for consideration in excess of $120,000;

(xiii) any Contract with any Governmental Entity;

(xiv) any Contract with a vendor to which total amounts payable exceed $300,000;

(xv) except for trade indebtedness incurred in the ordinary course of business and except as disclosed in the financial statements included in the SEC Documents, any instrument evidencing or related in any way to indebtedness for borrowed money (either owed by or to Buyer or any Renovaro Group member) by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise; and

A-I-46

(xvi) Any In-Licenses or IP Assignments.

(b) Each Buyer Material Contract is in full force and effect and is a valid and binding obligation of Buyer or such Renovaro Group member, and, to Buyer’s Knowledge, against any other party to such Buyer Material Contract, except to the extent that enforceability may be limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and (b) general equitable principles, regardless of whether enforceability is considered in a Proceeding at law or in equity. Neither Buyer, any Renovaro Group member, nor, to Buyer’s Knowledge, any other party to any Buyer Material Contract, is in material breach of or default under, any Buyer Material Contract. None of the parties to the Buyer Material Contracts has expressed intent in writing to cancel, terminate, or refuse to renew any Buyer Material Contract. Buyer has made available to Company complete copies of all Buyer Material Contracts.

3.2.17 Tax Returns and Payments.

(a) Buyer has or will have filed, or caused to be filed, all income and other material Tax Returns required to be filed by it or any Renovaro Group member (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) There is no Proceeding currently pending or, to the Knowledge of Buyer, threatened against a member of the Renovaro Group by a Governmental Entity in a jurisdiction where a Renovaro Group member does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No member of the Renovaro Group is being audited by any Tax authority or has been notified in writing by any Tax authority that any such audit is contemplated or pending. There are no claims, suits, assessments or, to the Knowledge of Buyer, audits, examinations, investigations or other Proceedings, pending against a member of the Renovaro Group in respect of any Tax, and no member of the Renovaro Group has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the financial statements included in the SEC Documents have been established).

(d) There are no Liens with respect to any Taxes upon any Renovaro Group member’s assets, other than Liens with respect to Taxes not yet due and payable or Taxes being contested in good faith and for which adequate reserves in Buyer’s financial statements included in the SEC Documents have been established.

(e) No Renovaro Group member has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by any Renovaro Group member for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

A-I-47

(f) No Renovaro Group member has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(g) No Renovaro Group member has any Liability for the Taxes of another Person (other than another member of the Renovaro Group) that are not adequately reflected in the financial statements included in the SEC Documents (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by Contract or indemnity (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No member of the Renovaro Group is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreements, closing agreements or other agreements relating to Taxes with any Governmental Entity) that will be binding on any member of the Renovaro Group with respect to any period following the Closing Date.

(h) No Renovaro Group member has requested, or is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Entity with respect to any Taxes, nor is any such request outstanding.

3.2.18 Intellectual Property Rights.

(a) Section 3.2.18(a) of the Buyer Disclosure Schedule attached hereto contains a true and complete list of (i) the Buyer Patent Rights existing on the Effective Date that are registered and applied-for with a Governmental Entity and owned by a Renovaro Group member and (ii) In-Licenses relating to the Buyer Technology as of the Effective Date, excluding any licenses or sublicenses entered with any Renovaro Group member’s suppliers or customers. The Buyer Patent Rights listed in Section 3.2.18(a) of the Buyer Disclosure Schedule include all of the Patent Rights owned by the Renovaro Group members and licenses relating to the Buyer Technology as of the Effective Date that relate to the Renovaro Group’s business and its operations.

(b) Buyer is the owner or exclusive licensee of all Buyer Patent Rights listed in Section 3.2.18(b) of the Buyer Disclosure Schedule and, to Buyer’s Knowledge as of the Effective Date, and Buyer has no Knowledge that the Buyer Patent Rights are not unpatentable or unenforceable.

A-I-48

(c) Buyer (i) is, as of the Effective Date, the sole and exclusive owner or licensee of all right, title and interest in and to Buyer IP Rights and as of the Effective Date free and clear of any Liens; (ii) has not granted to any third party any license or other right with respect to Buyer IP Rights that conflicts with or limits in any way the licenses and rights granted to Buyer in or by any license; and (iii) to the Buyer’s Knowledge has not disclosed to any third party any confidential Trade Secrets or Know-how listed in Section 3.1.17(b) of the Buyer Disclosure Schedule.

(d) The manufacture, use, sale, offer for sale or import of any Buyer Technology does not, to Buyer’s Knowledge as of the Effective Date, Infringe any Patent, Trade Secret, or any other Intellectual Property or proprietary right of any third party, and no Renovaro Group member has received written, oral or other notice from any third party claiming that the manufacture, use, sale, testing, offer for sale or import of any Product to the extent practicing Buyer Technology Infringes any Patent or other Intellectual Property rights of any third party, nor to Buyer’s Knowledge as of the Effective Date is there any reasonable basis for such a claim.

(e) There are no claims, judgments or settlements against or owed by Buyer (or any of their Affiliates) with respect to Buyer IP Rights, and Buyer is not a party to any legal action, suit or proceeding relating to Buyer IP Rights, nor has Company received any written, oral or other communication from any third party, including, without limitation, any Regulatory Authority or other Governmental Entity, threatening such action, suit or proceeding or any other claim or proceeding alleging the unpatentability or unenforceability of any Buyer Patent Rights; in each case, as of the Effective Date.

3.2.19 Privacy and Information Security.

(a) The Renovaro Group members are in compliance with all Privacy Laws in the Processing of Personal Information (including employee information) applicable to the its business;

(b) The Renovaro Group members have not experienced any Security Breach, where such Security Breach resulted in the provision of notice to any Person as required by applicable Privacy Laws;

(c) The Renovaro Group members maintain commercially reasonable security measures, controls, technologies, policies and safeguards designed to protect Personal Information and any proprietary information in possession of the Renovaro Group members.

(d) The Renovaro Group members have established one or more incident response and disaster recovery and business continuity plans to address any actual or threatened Security Breach or other security incident or data breach.

3.2.20 Brokers and Other Fees. Neither Buyer, nor any of its officers, directors, or employees has employed any investment banker, broker, finder, or other intermediary that has been retained by, or is authorized to act on behalf of, Buyer that would be entitled to any fee or commission from any of the Renovaro Group members in connection with or upon consummation of the Transactions.

A-I-49

3.2.21 Insurance. Section 3.2.21 of the Buyer Disclosure Schedule lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Renovaro Group members relating to the Renovaro Group or its business, properties, assets, directors, officers and employees, copies of which have been provided to Company. All premiums due and payable under all such insurance policies have been timely paid and the Renovaro Group members are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No the Renovaro Group member has any self-insurance or co-insurance programs. Since June 30, 2021, no the Renovaro Group member has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

3.2.22 D&O Policy. Buyer has previously provided to Company (through counsel) a copy of its current directors and officers insurance policy (“D&O Policy”). Neither Buyer nor any of its subsidiaries is in default with respect to its obligations under any such insurance policy. Such policy is in full force and effect, all premiums due and payable thereon have been paid, and no notice of cancellation or termination has been received with respect to such policy and, to the Knowledge of Buyer, no cancellation or termination of such policy is pending or threatened by the current insurer. All of Buyer’s officers and directors (including those who shall assume such positions in accordance with this Agreement and/or the other Transaction Documents) shall be covered by the D&O Policy, as amended prior to Closing pursuant to Section 5.7 hereof.

3.2.23 Affiliate Transactions. Except for (a) relationships with any Renovaro Group member as an officer, director, employee or consultant (and compensation by a Renovaro Group member in consideration of such services), (b) relationships with Buyer as an equity interest holder and (c) except as set forth in Section 3.2.24 of the Buyer Disclosure Schedule or as disclosed in the SEC Documents, none of the officers, directors, consultants or equity interest holders, or to Buyer’s Knowledge, any member of any of their immediate families, is presently a party to, or was a party to since June 30, 2021, any transaction with Buyer or Renovaro Group, including any Contract, agreement, or other arrangement (x) providing for the furnishing of services to or by, (y) providing for lease or sublease of real or personal property to or from, or (z) otherwise requiring payments to or from, any such Person or any corporation, partnership, trust, or other entity in which any such Person has or had a 5% or more interest (as a member, partner, beneficiary, or otherwise) or is or was an officer, director, employee, Buyer vendor.

3.2.24 Absence of Certain Changes. Except as set forth in Section 3.2.24 of the Buyer Disclosure Schedule, since the date of the most recent financial statements included in the SEC Document, each Renovaro Group member has (a) conducted its business only in the ordinary course of business consistent with past practice,

A-I-50

(b) not been subject to a Buyer Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.1.1 if such action were taken on or after the date hereof without the consent of Company.

3.2.25 Compliance with Regulation S. Neither Buyer, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any form of general solicitation, general advertising or “directed selling efforts” (as defined in Rule 902 of Regulation S promulgated under the Securities Act) in connection with the offering of the Exchange Consideration. Buyer has complied and will comply with the offering restrictions requirement of Regulation S promulgated under the Securities Act.

3.2.26 Disclosure. No representation or warranty made by Buyer in this Agreement or the other Transaction Documents contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances under which they were made, not misleading. Buyer has made available to Company or its counsel each document listed in the Buyer Disclosure Schedule.

3.2.27 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Company and Sellers set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Buyer pursuant hereto, and the information provided by or on behalf of Company or Sellers for any registration statement; and (b) none of Company, Sellers nor any of their respective Representatives have made any representation or warranty as to the Target Companies, Sellers or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Buyer pursuant hereto, or with respect to the information provided by or on behalf of Company for any registration statement.

3.2.28 Liens on Company and Company Shares. The purchase of the Company Shares by Buyer and the consummation of the Transactions contemplated hereby shall not result in the creation of any Lien on any assets of the Target Companies or on any Company Shares under the terms of any loan or credit agreement, note, bond, mortgage, indenture, or other agreement or instrument including, without limitation each Buyer Material Contract, to which any Renovaro Group member is a party, or any Order or decree by any Governmental Authority imposed on any Renovaro Group member.

3.2.29 Information SuppliedNone of the information supplied by Buyer expressly for inclusion or incorporation by reference, and ultimately included or incorporated by reference in any of the Proxy Statements, Signing Press Release,

A-I-51

Signing Filing, Closing Press Release and Closing Filing will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that Buyer makes no representation with respect to any forward-looking statements supplied by or on behalf of Buyer for inclusion in, or relating to information to be included in the Proxy Statements, Signing Press Release, Signing Filing, Closing Press Release or Closing Filing. Notwithstanding the foregoing, Buyer makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, Sellers or their Affiliates.

3.3 Representations and Warranties with respect to Sellers. Each Seller represents to Buyer, with respect to such Seller and not with respect to any Seller, as follows:

3.3.1 Organization, Standing, and Power. Such Seller, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3.3.2 Authority.

(a) Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by Seller of this Agreement and any other Transaction Document to which said Seller is a party and the performance of any Seller’s obligations under this Agreement and the other Transaction Documents to which such Seller is a party have been duly and validly authorized by all necessary action on the part of said Seller and no other action on the part of Seller, or its members or manager, are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer and Company) constitutes a valid and binding obligation of said Seller enforceable in accordance with its terms, except to the extent that enforceability may be limited by the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors rights generally, and (b) general equitable principles, regardless of whether enforceability is considered in a Proceeding at law or in equity.

(b) The execution and delivery of this Agreement and compliance with the provisions of this Agreement do not and will not (i) conflict with, or result in any material violation or breach of, or default (with or without notice) under, any provision of the Organizational Documents of such Seller, (ii) violate any Law or Order to which such Seller is subject, or (iii) violate any agreement or instrument to which said Seller is a party or by which said Sellers assets are bound, except, in the case of items (ii) and (iii) above, for any violation that individually or in the aggregate, would not materially and adversely affect the ability of such Seller to consummate the Transactions contemplated hereby, and discharge its obligations under, this Agreement and the Transaction Documents to which such Seller is a party.

A-I-52

(c) Such Seller owns good, valid and marketable title to the Company Shares set forth opposite such Seller’s name on Exhibit B, free and clear of any and all Liens, other than those imposed under applicable securities Laws. There are no proxies, voting rights, shareholders’/stockholders’ agreements or other agreements or understandings, to which such Seller is a party or by which such Seller is bound, with respect to the voting or transfer of any of such Seller’s Company Shares other than this Agreement. Upon delivery of such Seller’s Company Shares to Buyer on the Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Company Shares and good, valid and marketable title to such Company Shares, free and clear of all Liens (other than those imposed under applicable securities Laws or those incurred by Buyer), will pass to Buyer.

(d) There is no Proceeding pending or, to the Knowledge of such Seller, threatened, nor any Order is outstanding, against or involving such Seller, whether at law or in equity, before or by any Governmental Entity, which would reasonably be expected to materially and adversely affect the ability of such Seller to consummate the Transactions contemplated by, and discharge its obligations under, this Agreement and the Transaction Documents to which such Seller is a party.

3.3.3 Investment Representations. Such Seller, as identified on the signature pages hereto: (a) either is (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) not a “U.S. person” as such term is defined in Rule 902 of Regulation S promulgated under the Securities Act, is not acquiring the Exchange Shares for the account or benefit of any U.S. person, is not, at the time of the execution of this Agreement, and will not be at the time of Closing, in the United States and is not a “distributor” (as defined in Regulation S); (b) is acquiring its portion of the Exchange Shares for itself for investment purposes only, and not with a view towards any resale or distribution of such Exchange Shares; (c) has been advised and understands that the Exchange Shares (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws and (ii) have not been and shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such Exchange Shares are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available; (d) is aware that an investment in Buyer is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that except as set forth in the Seller Registration Rights Agreement, Buyer is under no obligation hereunder to register the Exchange Shares under the Securities Act. Such Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Exchange Shares. By reason of such Seller’s business or financial experience, or by reason of the business or financial experience of such Seller’s “purchaser representatives” (as that term is defined in Rule 501(i) under the Securities Act), such Seller is capable of evaluating the risks and merits of an investment in Buyer and of protecting its interests in connection with this investment. Such Seller has carefully read and understands all materials provided by or on behalf of Buyer or its Representatives to such Seller or such Seller’s Representatives pertaining to an investment in Buyer and has consulted, as such Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for such Seller.

A-I-53

Such Seller acknowledges that the Exchange Shares are subject to dilution for events not under the control of such Seller. Such Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the Transactions contemplated hereby and the suitability of this Agreement and the Transactions contemplated hereby for such Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Buyer or its Representatives. Such Seller acknowledges and agrees that, except as set forth in Section 3.2 (including the related portions of the Buyer Disclosure Schedules and the SEC Documents), no representations or warranties have been made by Buyer or any of its Representatives, and that such Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Buyer or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. Such Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with such Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to it or him by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

Article IV
COVENANTS OF COMPANY AND SELLER

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article X or the Closing, Company agrees (except as expressly contemplated by this Agreement or as otherwise consented to in advance in writing by Buyer, which consent shall not be unreasonably delayed, conditioned or withheld) as follows:

4.1 Conduct of Business.

4.1.1 Ordinary Course. Company shall, and shall cause each of the other Target Companies to, carry on its business in the ordinary course consistent with past practice, will continue to observe its obligations to comply with the requirements of all applicable Laws and regulations, and will use commercially reasonable efforts to (i) preserve intact its present business organization and its assets, (ii) keep available the services of its officers, consultants, and employees (other than termination of such services for cause), (iii) maintain and preserve the goodwill and relationships with manufacturers, customers, suppliers, contractors, distributors, and others having business relationships with it and (iv) maintain its books, records and financials in accordance with applicable Accounting Principles. Company will promptly notify Buyer of any event or occurrence not in the ordinary course of business of any Target Company that would result, or could reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. Without limiting the above, prior to the earlier of the termination of this Agreement pursuant to Article X or the Closing Date, the Company shall not, and shall cause its

A-I-54

subsidiaries to not (except as (i) expressly contemplated by this Agreement, (ii) as required by applicable Law, or (iii) as otherwise consented to in advance in writing by Buyer, which consent shall not be unreasonably delayed, conditioned or withheld):

(a) except as required under the terms of any agreement existing as of the date of this Agreement as disclosed in the Company Disclosure Schedule, (i) increase the compensation or benefits of any of the current or former directors, officers, employees or consultants of any Target Company (collectively, “Employees”), (ii) establish or amend any Benefit Plan, (iii) terminate the employment of any Employee (other than due to terminations for cause), or (iv) grant any severance or termination pay to any Employee, other than in such Target Company’s ordinary course of business and consistent with past practices;

(b) assign, transfer, dispose of, or license ownership of Company IP Rights or any other assets;

(c) authorize for issuance, issue, grant, sell, dispose of or propose to issue, grant, sell or dispose of any of its equity interests, Convertible Securities or any commitments, subscriptions or rights of any kind to acquire or sell any of its equity interests, Convertible Securities or other securities, including any securities convertible into or exchangeable for any of its shares or other equity interests or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(d) abandon or permit to lapse any Company IP Rights;

(e) disclose any of Company’s Trade Secrets to any third party, other than pursuant to confidentiality agreements;

(f) declare, set aside, or pay any distribution with respect to any Company Shares, or repurchase, redeem, or acquire any outstanding Company Shares or other ownership interests in Company, or otherwise change the capitalization of any Target Company in any manner from the way it existed on the date of this Agreement;

(g) amend Company’s Organizational Documents or comparable charter or governance documents of any Target Company;

(h)    incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(i) commence a lawsuit, or settle, compromise, or otherwise terminate any litigation, claim, investigation, or other settlement negotiation;

(j) make any payments to any third parties in excess of $100,000;

A-I-55

(k) extend an offer of employment to a candidate whose annual compensation shall be in excess of $300,000;

(l) enter into any joint venture, partnership, limited liability company, or operating agreement with any Person;

(m) enter into any Company Material Contract or breach, modify, amend, or terminate any Company Material Contracts (including insurance policies covering Company’s properties or assets), or waive, release, or assign any rights or claims under any Company Material Contracts, except as expressly required or permitted by this Agreement;

(n)  voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $300,000 individually or $600,000 in the aggregate other than pursuant to the terms of a Company Material Contract;

(o) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

(p) acquire or dispose of capital stock of any third party or merge or consolidate with any third party;

(q) establish any subsidiary or enter into any new line of business;

(r) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(s)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(t) knowingly take any action that would or is reasonably likely to (i) make any representation or warranty of Company contained in this Agreement inaccurate, (ii) result in any of the conditions in Article VII not being satisfied, or (iii) impair the ability of Company to consummate the Transactions in accordance with the terms of this Agreement; or

(u) authorize, commit, or agree to take any of the foregoing actions.

4.1.2 Seller Transfers. Without limiting Section 4.1.1, except as set forth in Section 4.1.2 of the Company Disclosure Schedule, prior to Closing or termination of this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld, delayed, or conditioned (i) Company shall not issue any Company Securities, and (ii) no Seller shall sell, transfer or dispose of any Company Securities owned by such Seller, in either case of clauses (i) and (ii), unless the recipient or transferee of such Company Securities (A) becomes a Joining Seller hereunder by executing and delivering to Buyer and Company a Seller

A-I-56

Joinder, which Seller Joinder is accepted in writing and executed and delivered by Buyer, Company and Seller Representative, and (B) executes and delivers to Buyer and Company any Transaction Documents which such transferee would have been required to be a party or bound if such transferee were a Signing Seller on the date of this Agreement or to which the transferring Seller is otherwise bound. Notwithstanding anything to the contrary in this Agreement, the Parties shall make any appropriate adjustments to Exhibit B and each Seller’s Pro Rata Share and Earnout Stock to account for any such new Seller.

4.1.3 Exclusivity; Acquisition Proposals.

(a) For purposes of this Agreement, an “Alternative Transaction” means (A) with respect to Company, Sellers and their respective Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to Buyer and its Affiliates, a transaction (other than the Transactions contemplated by this Agreement) concerning a merger, consolidation or other business combination involving Buyer, the issuance of equity interests in Buyer resulting in a change of Control of Buyer, or the sale of all or a substantial portion of the assets of the Renovaro Group.

(b) Prior to the earlier of the termination of this Agreement pursuant to Article X or the Closing, in order to induce Buyer to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, the Target Companies and Sellers shall not, and shall cause their Representatives to not, without the prior written consent of Buyer, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding the Target Companies or their Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group of Persons (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, other than as required by applicable Law, (iii) engage or participate in discussions or negotiations with any Person or group of Persons with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Company and any Seller shall notify Buyer as promptly as practicable (and in any event within three (3) business days) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers,

A-I-57

requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to the Target Companies or their Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. Prior to Closing, each Target Company shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

4.1.4 Company Financial Statements.

(a)  Company shall deliver to Buyer as promptly as reasonably practicable (but in any event no later than October 30, 2023) following the date of this Agreement, (i) the audited consolidated financial statements of the Target Companies (including any related notes thereto) for the years ended December 31, 2022 and 2021, consisting of the audited consolidated balance sheets of the Target Companies as of December 31, 2022 and 2021, and the related audited consolidated income statements, changes in shareholder/stockholder equity and statements of cash flows for the fiscal years then ended, audited by a Public Company Accounting Oversight Board (“PCAOB”) qualified auditor in accordance with US GAAP and PCAOB standards (the “2022 Company Financials”), and (ii) interim unaudited consolidated financial statements of the Target Companies for the six months ended June 30, 2023 and 2022, consisting of the interim unaudited consolidated balance sheet of the Target Companies as of June 30, 2023 and 2022, prepared in accordance with US GAAP and PCAOB standards, subject to year-end audit adjustments and excluding footnotes (the “2023 Interim Company Financials”). Company shall cause (A) the 2022 Company Financials and the 2023 Interim Company Financials to be prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be specifically indicated in the notes thereto), (B) the 2022 Company Financials to be audited in accordance with the standards of the PCAOB and to contain a report of Company’s auditor and (C) the 2022 Company Financials and the 2023 Interim Company Financials to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of date of delivery (including Regulation S-X or Regulation S-K, as applicable).

(b) In the event the Closing does not occur prior to November 15, 2023, the Company shall deliver to Buyer as promptly as reasonably practicable (but in any event no later than November 15, 2023) interim unaudited consolidated financial statements of the Target Companies for the nine months ended September 30, 2023 and 2022, consisting of the interim unaudited consolidated balance sheet of the Target Companies as of September 30, 2023 and 2022, prepared in accordance with US GAAP and PCAOB standards, subject to year-end audit adjustments and excluding footnotes (the “September Company Financials”).

A-I-58

The Parties agree the term “2023 Interim Company Financials” shall be modified to include the September Company Financials if their delivery is required prior to Closing. As used herein, the defined term “Latest Balance Sheet Date” shall mean the date of the balance sheet contained in the 2023 Interim Company Financials, as modified by the previous sentence.

(c) Prior to Closing, and beginning with the month ended October 31, 2023, within thirty (30) calendar days following the end of each calendar month and within thirty (45) calendar days following the end of each three-month quarterly period, Company shall deliver to Buyer an interim unaudited consolidated income statement and an interim unaudited consolidated balance sheet of the Target Companies for the period from the Latest Balance Sheet Date through the end of such calendar month or quarterly period and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with US GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, Company will also promptly deliver to Buyer copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

4.1.5 No Trading. Each of Company and Sellers acknowledges and agrees that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Buyer, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq (or other applicable national exchange) promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each of Company and Sellers hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Buyer (other than to engage in the Transactions contemplated by this Agreement), communicate such information to any third party, take any other action with respect to Buyer in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

4.2 Notification; Access to Information.

4.2.1 Cooperation. From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement in accordance with Article X, Company will (i) confer with Buyer and its Representatives, at such times as they may request, during normal business hours and upon reasonable advance notice, about operational and integration matters to the extent permitted by Law, (ii) in the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute a material breach of any of the representations and warranties in Section 3.1, give detailed written notice to Buyer and use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy, (iii) promptly notify Buyer if it fails to comply with or satisfy any covenant, condition or agreement

A-I-59

to be complied with or satisfied by it or its Affiliates or any Seller hereunder in any material respect; and (iv) promptly notify Buyer of any change in the normal course of any business, operations, or financial condition of the Target Companies or their respective Assets or properties, or any emergency related to the same.

4.2.2 Access to Information. Company will, subject to applicable Law, afford Buyer and its Representatives reasonable access during normal business hours during the period before the Closing to all information concerning the business, properties, and personnel of the Target Companies, as Buyer may reasonably request that is necessary to complete the Transactions and prepare for an orderly transition of operations after the Closing; provided that such access does not disrupt the normal operations of the Target Companies and does not contravene applicable Law.

4.3 Consents and Notices. Company will use its commercially reasonable efforts, and each Seller will cooperate with Buyer and Company, to promptly (a) apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents included in Section 3.1.4 of the Company Disclosure Schedule (if any), (b) provide all notices included in Section 3.1.4 of the Company Disclosure Schedule (if any), and (c) make all filings required with respect to any Target Company for the consummation of the Transactions (if any).

4.4 Commercially Reasonable Efforts. Each Target Company will use commercially reasonable efforts to effect the Transactions applicable to such Party, including the satisfaction of the respective conditions set forth in Article VII, applicable to Company, and including to execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of the Transactions applicable to Company (including making all filings (if any), giving all notices (if any) required to be made and given by Company in connection with the Transactions and using commercially reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law, Contract or otherwise) by such Party in connection with the Transactions).

4.5 Proxy Statement. Company and Sellers shall, and shall cause the Target Companies to, furnish all information concerning the Target Companies and Sellers as Buyer may reasonably request in connection with the preparation of the Proxy Statements, including, without limitation, any information in response to comments received from the SEC, if applicable.

4.6 Issuance of Company Ordinary Shares to Consultant. Immediately prior to Closing, Company shall (i) issue to Consultant that number of Company Ordinary Shares that would result in Consultant receiving 1,000,000 Exchange Shares at Closing pursuant to Section 2.2 and (ii) use commercially reasonable efforts to cause the Consultant to become a Joining Seller.

A-I-60

Article V
COVENANTS OF BUYER

During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Article X or the Closing, Buyer agrees (except as expressly contemplated by this Agreement or as otherwise consented to in advance in writing by Company, which consent shall not be unreasonably delayed, conditioned or withheld) as follows:

5.1 Conduct of Business.

5.1.1 Ordinary Course. Buyer shall, and shall cause each of the other Renovaro Group members to, carry on its business in the ordinary course consistent with past practice, will continue to observe its obligations to comply with the requirements of all applicable Laws and regulations, and will use commercially reasonable efforts to (i) preserve intact its present business organization and its assets, (ii) keep available the services of its officers, consultants, and employees (other than termination of such services for cause), (iii) maintain and preserve the goodwill and relationships with manufacturers, customers, suppliers, contractors, distributors, and others having business relationships with it and (iv) maintain its books, records and financials in accordance with US GAAP. Buyer will promptly notify Sellers and Company of any event or occurrence not in the ordinary course of business of any Renovaro Group member that would result, or could reasonably be expected to result, individually or in the aggregate, in a Buyer Material Adverse Effect. Without limiting the above, prior to the earlier of the termination of this Agreement pursuant to Article X or the Closing Date, Buyer shall not, and shall cause its subsidiaries to not (except as (i) expressly contemplated by this Agreement, (ii) as required by applicable Law, or (iii) as otherwise consented to in advance in writing by Company and Sellers, which consent shall not be unreasonably delayed, conditioned or withheld):

(a) except as required under the terms of any agreement existing as of the date of this Agreement as disclosed in the Buyer Disclosure Schedule, (i) increase the compensation or benefits of any of the current or former directors, officers, or employees of any Renovaro Group member (collectively, “Buyer Employees”), (ii) establish or amend any Benefit Plan, (iii) terminate the employment of any Buyer Employee (other than due to terminations for cause) or (iv) grant any severance or termination pay to any Buyer Employee, other than in Buyer’s ordinary course of business and consistent with past practices;

(b) assign, transfer, dispose of, or license ownership of Buyer IP Rights or any other assets;

(c) abandon or permit to lapse any Buyer IP Rights;

(d) disclose any Buyer’s Trade Secrets to any third party, other than pursuant to confidentiality agreements;

(e) declare, set aside, or pay any distribution with respect to any Buyer Common Stock, or repurchase, redeem, or acquire any outstanding Buyer Common Stock or other ownership interests in Buyer, or otherwise change the capitalization of Buyer in any manner from the way it existed on the date of this Agreement;

A-I-61

(f) amend the Organizational Documents of Buyer;

(g)   incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(h) commence a lawsuit, or settle, compromise, or otherwise terminate any litigation, claim, investigation, or other settlement negotiation;

(i) make any payments to any third parties in excess of $100,000 outside of the ordinary course of business;

(j) extend an offer of employment to a candidate whose annual compensation shall be in excess of $300,000;

(k) enter into any joint venture, partnership, limited liability company, or operating agreement with any Person;

(l) enter into any Buyer Material Contract or breach, modify, amend, or terminate any Buyer Material Contracts (including insurance policies covering Buyer’s properties or assets), or waive, release, or assign any rights or claims under any Buyer Material Contracts, except as expressly required or permitted by this Agreement;

(m)  voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $300,000 individually or $600,000 in the aggregate other than pursuant to the terms of a Company Material Contract;

(n) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization;

(o) acquire or dispose of capital stock of any third party or merge or consolidate with any third party;

(p) establish any subsidiary or enter into any new line of business;

(q) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

A-I-62

(r)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(s) knowingly take any action that would or is reasonably likely to (i) make any representation or warranty of Buyer contained in this Agreement inaccurate, (ii) result in any of the conditions in Article VII not being satisfied, or (iii) impair the ability of Buyer to consummate the Transactions in accordance with the terms of this Agreement; or

(t) authorize, commit, or agree to take any of the foregoing actions.

5.1.2 Exclusivity; Acquisition Proposals.

(a) Prior to the earlier of the termination of this Agreement pursuant to Article X or the Closing, in order to induce Company and Sellers to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, Buyer shall not, and shall cause its Representatives to not, without the prior written consent of Company, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding Buyer or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group of Persons (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, other than as required by applicable Law, (iii) engage or participate in discussions or negotiations with any Person or group of Persons with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(b) Buyer shall notify Company and the Sellers’ Representative as promptly as practicable (and in any event three (3) business days) in writing of the receipt by Buyer or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to Buyer or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. Prior to Closing, Buyer shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

A-I-63

5.1.3 Buyer Public Filings

(a) From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement in accordance with Article X, Buyer will keep current and timely file all of the forms, reports, schedules, statements and other documents required to be filed by Buyer with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable securities Laws (the “Additional SEC Documents”). All such Additional SEC Documents (including any financial statements or schedules included therein) shall be prepared in all material respects in accordance with either the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder. As used in this Section 5.1.3, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq. Any Additional SEC Documents which discuss or refer to this Agreement or the Transactions shall be subject to the prior review and approval of Company (not to be unreasonably withheld, delayed or conditioned).

(b) From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, Buyer shall promptly notify the Sellers’ Representative of the filing of any Additional SEC Documents.

(c) From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement in accordance with Article X, Buyer shall use its best efforts to maintain the listing of the Buyer Common Stock on the Nasdaq.

5.2 Notification; Access to Information.

5.2.1 Cooperation. From the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement in accordance with Article X, Buyer will (i) confer with Company, Sellers, and their Representatives, at such times as they may request, during normal business hours and upon reasonable advance notice, about operations and integration matters to the extent permitted by Law, (ii) in the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event that would cause or constitute a material breach of any of the representations and warranties in Section 3.2, Buyer will give detailed written notice to Company and will use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy; (iii) promptly notify Company if it fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; and (iv) promptly notify the Sellers’ Representative of any change in the normal course of any business, operations, or financial condition of the Renovaro Group or their respective Assets or properties, or any emergency related to the same.

A-I-64

5.2.2 Access to Information. Buyer will, subject to applicable Law, afford Company and Sellers and their respective Representatives reasonable access during normal business hours during the period before the Closing to all information concerning the business, properties, and personnel of Buyer, as Company and any Seller may reasonably request that is necessary to complete the Transactions and prepare for an orderly transition of operations after the Closing; provided that such access does not disrupt the normal operations of the Renovaro Group and does not contravene applicable Law.

5.3 Consents and Notices. Buyer will use its commercially reasonable efforts, and will cooperate with Company and Seller, to promptly (a) apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents included in Section 3.2.5 of the Buyer Disclosure Schedule, including Stockholder Approval, (b) provide all notices included in Section 3.2.5 of the Buyer Disclosure Schedule (if any), and (c) make all filings required with respect to Buyer for the consummation of the Transactions (if any).

5.4 Commercially Reasonable Efforts. Buyer will use commercially reasonable efforts to effect the Transactions and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement, including the satisfaction of the respective conditions set forth in Article VII, applicable to Buyer, and including to execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary for effecting completely the consummation of the Transactions applicable to Buyer (including making all filings (if any), giving all notices (if any) required to be made and given by Buyer in connection with the Transactions and using commercially reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law, Contract or otherwise) by such Party in connection with the Transactions).

5.5 Proxy Statements; Buyer Stockholder Meeting.

5.5.1 Proxy Statements As promptly as practicable after the date of this Agreement and in any event no later than fifteen (15) days from the delivery of the 2022 Company Financials and the 2023 Company Interim Financials, Buyer shall prepare and file with the SEC a notice of meeting and preliminary proxy statement (“Notice of Meeting and Preliminary Proxy Statement”) relating to a meeting of Buyer’s stockholders (the “Buyer Stockholder Meeting”) to be held for the purpose of voting on the matters requiring Stockholder Approval. As promptly as practicable after filing such Notice of Meeting and Preliminary Proxy Statement, but in any event subject to the rules and regulations of the SEC, Buyer shall prepare and file with the SEC, and mail to its stockholders of record as of the close of business on the Record Date (the “Record Stockholders”), a notice of meeting and definitive proxy statement relating to the Buyer Stockholder Meeting (the “Notice of Meeting and Definitive Proxy Statement”). The Notice of Meeting and Preliminary Proxy Statement and Notice of Meeting and Definitive Proxy Statement are hereinafter referred to as the “Proxy Statements.”

5.5.2 Buyer Stockholder Meeting The Buyer Stockholder Meeting shall be called for a date which, after taking into consideration the provisions of the Buyer Organizational Documents, the Delaware General Corporation Law,

A-I-65

the rules and regulations of the SEC and the NASDAQ Listing Rules and the recommendations of any proxy solicitor engaged by Buyer with respect to the Buyer Stockholder Meeting and the Transactions, is as prompt as practicable after the Notice of Meeting and Definitive Proxy Statement is filed with the SEC and mailed to the Record Stockholders. Buyer shall consult with Company in fixing the record date for the Buyer Stockholder Meeting (the “Record Date”) and the date of the Buyer Stockholder Meeting, give notice to Company of the Buyer Stockholder Meeting and allow Company’s Representatives to attend the Buyer Stockholder Meeting. Buyer shall use its reasonable best efforts to obtain the approval of the holders of Buyer Common Stock at Buyer Stockholder Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the matters to be approved by the Stockholder Approval, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders therefor. Buyer shall provide the Company with updates with respect to the tabulated vote counts received by Buyer; provided, however, that Buyer shall not be permitted to postpone the Buyer Stockholder Meeting more than the earlier of (i) ten (10) business days prior to the Outside Date and (ii) ten (10) calendar days from the date of the first Buyer Stockholder Meeting without the prior written consent of Company (not to be unreasonably withheld, delayed or conditioned), and (c) the right to review and comment on all communication sent to holders of Buyer Common Stock and/or proxy solicitation firms.

5.5.3 Stockholder Approval of Amendment If the Buyer’s stockholders approve the matters to be approved by the Stockholder Approval at the Buyer Stockholder Meeting, then promptly after the Buyer Stockholder Meeting and prior to the Closing, Buyer shall amend the Buyer’s Organizational Documents in accordance with the amendments contemplated by the Proxy Statements as described in Section 2.3.

5.6 Fairness Opinion. Buyer will use its commercially reasonable efforts to cause an investment bank to issue to Buyer an opinion to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of this Agreement is fair, from a financial point of view, to Buyer.

5.7 D&O Policy. Buyer shall amend the D&O Policy in form reasonably satisfactory to Company in order to provide the members of the Post-Closing Buyer Board and any new officers of Buyer appointed after the date hereof with at least as favorable terms and scope of coverage as those of the D&O Policy covering Buyer’s officers and directors on the date hereof.

Article VI
ADDITIONAL AGREEMENTS

Buyer and Company each agree to take the following actions after the execution of this Agreement:

6.1 Confidentiality Agreement. Company and Buyer agree that the Confidential Disclosure Agreement dated July 17, 2023, by and between Gedi Health Group, Ltd. and Buyer (“Confidentiality Agreement”) will continue in full force and effect and will be applicable to all “Confidential Information” (as such term is defined in the Confidentiality Agreement) exchanged in connection with this Agreement and the Transactions.

A-I-66

6.2 Expenses. All costs and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such cost or expense; provided, however, that Buyer shall pay for all costs and expenses of the Company in connection with the preparation and audit of the 2022 Company Financials, including engaging an accounting firm to assist the Company in the preparation of the 2022 Company Financials and the 2023 Interim Company Financials. For the avoidance of doubt, all expenses in connection with the Signing Press Release, the Signing Filing, the Closing Press Release, the Closing Filing, the Buyer Stockholder Meeting and all Buyer related disclosure included in the Proxy Statements shall be borne by Buyer.

6.3 Further Assurances. Prior to Closing, Buyer, Company, and Sellers, as applicable, shall sign and deliver any documents and instruments and take any further action that is reasonably necessary or desirable to effect the Closing and to carry out the purposes of this Agreement.

6.4 Public Announcements.

6.4.1 Prior Written Consent The Parties agree that prior to Closing, no public release, filing or announcement concerning this Agreement or the Transaction Documents or the Transactions contemplated hereby or thereby, including the existence or status thereof, shall be issued by any Party or any of their respective Affiliates without the prior written consent of Buyer and Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of Nasdaq, in which case the applicable Party shall promptly notify Buyer and Company (as applicable) of such obligations and shall use its commercially reasonable efforts to allow Buyer and Company (as applicable) reasonable time to review and comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

6.4.2 Press Releases and Filings Buyer and Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) business days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Buyer shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement and the Transaction Documents as required by Federal Securities Laws, which Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) business day after the execution of this Agreement, provided that Company receive a substantially complete draft of the Signing Press Release and Signing Filing no more than one (1) business day after the date of this Agreement). Buyer, Company and the Sellers’ Representative shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) business days thereafter), issue a press release announcing the consummation of the Transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the

A-I-67

Closing Press Release, Buyer shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Sellers’ Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Entity or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Entity in connection with the Transactions contemplated hereby.

6.5 Post-Closing Board of Directors. The Parties shall take all necessary action, including causing certain directors of Buyer to resign, so that effective as of the Closing, Buyer’s board of directors (the “Post-Closing Buyer Board”) will consist of nine (9) individuals (such persons, the “Directors”): (i) one (1) of which shall be the Chief Executive Officer of Buyer, (ii) the four (4) persons that are designated by Buyer prior to the Closing, at least three (3) of whom shall qualify as an “independent director” under NASDAQ Listing Rule 5605(a), and (iii) the four (4) persons that are designated by Company prior to the Closing, at least two (2) of whom shall be required to qualify as an “independent director” under NASDAQ Listing Rule 5605(a); provided that the Post-Closing Buyer Board will meet all diversity and other requirements under applicable Law and the NASDAQ Listing Rules. The board of directors of Company immediately after the Closing shall be the same as the Post-Closing Buyer Board. At or prior to the Closing, Buyer will provide each Director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Director, to be effective upon the Closing (or if later, such Director’s appointment).

6.6 Indemnification of Company’s Board and Officers The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of Buyer or Company and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Buyer or Company (the “D&O Indemnified Persons”) as provided in its Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and Buyer or Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, Buyer and Company shall cause the Organizational Documents of Buyer and Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of, as applicable, Buyer or Company to the extent permitted by applicable Law. The provisions of this Section 6.6 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

A-I-68

6.7 Post-Closing Tax Matters.

6.7.1 Returns Filed. Following the Closing, Buyer will prepare and timely file, or cause to be prepared and timely filed, any Tax Return with respect to a Pre-Closing Tax Period with a due date (including any applicable extensions) after the Closing Date (including any Tax Returns with respect to a Straddle Period). Such Tax Returns will be prepared in a manner consistent with past practice, except to the extent otherwise required under applicable law. Buyer will provide all such Tax Returns that are income Tax Returns to the Sellers’ Representative for review at least fifteen (15) days prior to the due date for such Tax Returns (including any applicable extensions), and Buyer will reasonably and in good faith consider any comments made by the Sellers’ Representative before the due date for such Tax Returns with respect to such Tax Returns that are consistent with the standard set forth in the preceding sentence.

6.7.2 Tax Cooperation. Each of Buyer and each Seller will cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Tax Contest with respect to Pre-Closing Tax Periods.

6.7.3 No Amendments. Following the Closing Date, Buyer will not amend or cause to be amended any Tax Return, make or change any Tax election, agree to the extension or waiver of the statute of limitations period or take any other action that has the effect of extending the period of assessment or collection, initiate discussions or examinations with any Governmental Entity, or make any voluntary disclosures, in each case with respect to Taxes of Company that relates to a Pre-Closing Tax Period, and in each case except (i) as required by applicable law as mutually agreed by Buyer and Sellers, (ii) with the consent of the Sellers’ Representative, which consent will not be unreasonably withheld, delayed, or conditioned, or (iii) if the Buyer, in its sole and absolute discretion, makes or causes to be made any Section 338 Election.

6.7.4 Transfer Taxes. All Taxes and fees (including any penalties and interest) incurred in connection with the Transactions shall be borne and paid by the Party to which it accrues under applicable Law.

6.7.5 Election Under Section 338 of the Code. Each Party hereto acknowledges and agrees that the Buyer, in its sole and absolute discretion, may (but is not obligated to) make or cause to be made an election under Section 338(g) of the Code (and any comparable provision of applicable U.S. state or local Tax Law) with respect to the purchase of the equity interests of one or more of the Target Companies and if the Buyer so makes, or causes to be made, such an election, each party hereto shall cooperate with each other and take all actions necessary and appropriate (including filing such additional forms, returns, elections schedules and other documents as may be required) to effect and preserve a timely election, in accordance with Section 338(a) of the Code and the applicable Treasury Regulations promulgated thereunder (each such election, a “Section 338 Election”).

A-I-69

6.8 Efforts to Consummate; Regulatory Matters and Approvals.

6.8.1 Defense of Proceedings. Except as otherwise provided in this Agreement, each of the Parties agrees to use its commercially reasonable efforts to defend against any Proceedings challenging this Agreement or the consummation of the Transactions, seeking to have any preliminary injunction, temporary restraining order, stay or other legal restraint or prohibition entered or imposed by any court or other Governmental Entity that is not yet final and nonappealable vacated or reversed, and executing any additional instruments reasonably requested by another Party (without cost or expense to the executing Party) necessary to carry out the Transactions and to fully carry out the purposes of this Agreement.

6.9 Securities Laws Compliance. Buyer covenants to take all actions, make all filings and transmit all documents required under all Federal Securities Laws and state securities laws and regulations with respect to the Transactions contemplated by this Agreement, the Transaction Documents and all related agreements.

6.10 Delivery of Disclosure Schedules. Buyer shall deliver the Buyer Disclosure Schedules and Exhibit 2.2.1 to Sellers and Company, and Sellers and Company shall deliver the Company Disclosure Schedules to Buyer, within ten (10) Business Days from the date of this Agreement.

6.11 Additional Sellers. Company and the Signing Sellers shall use commercially reasonable efforts to cause all other holders of Company Ordinary Shares to become Parties to this Agreement as a “Joining Seller” by executing and delivering to Buyer and Company (i) a Seller Joinder to this Agreement, which joinder is accepted in writing and executed and delivered by Buyer and Company, and (ii) any Transaction Documents which such transferee would have been required to be a party or bound if such transferee were a Seller on the date of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parties shall make any appropriate adjustments to Exhibit B and each Seller’s Pro Rata Share and Earnout Stock to account for any such new Seller.

6.12 Seller Registration Rights Agreement. Sellers and Buyer shall enter into a Registration Rights Agreement, in the form attached as Exhibit C hereto (the “Seller Registration Rights Agreement”), which Seller Registration Rights Agreement shall become effective as of the Closing.

6.13 Issuance of Company Ordinary Shares to Employee. Immediately prior to Closing, pursuant to its contractual obligation, Company shall (i) issue to an employee that number of Company Ordinary Shares required to be issued pursuant to such contractual obligation, and (ii) use commercially reasonable efforts to cause such employee to become a Joining Seller. Upon the exchange of Company Shares for Exchange Shares pursuant to Section 2.2, Buyer shall cause any reverse vesting, forfeiture provision or any other restrictions applicable to such Company Ordinary Shares issued to such employee prior to Closing to apply to such Exchange Shares received by such employee.

A-I-70

Article VII
CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligations of each Party to consummate the Transactions are subject to the satisfaction, or to the extent permitted by applicable law, the written waiver at or before Closing, of each of the following conditions:

7.1.1 Buyer Stockholder Approval. Buyer shall have received Stockholder Approval at the Buyer Stockholder Meeting in accordance with the Proxy Statements.

7.1.2 Consents. Each Consent listed on Section 3.1.4 of the Company Disclosure Schedule (if any) and Section 3.2.5 of the Buyer Disclosure Schedule will have been obtained or provided, other than such Consents (a) as Buyer and Company agree Company will not seek to obtain, or (b) the failure of which to obtain would not result, or reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, Buyer Material Adverse Effect, or as a result of the Transactions, a Buyer Material Adverse Effect or Company Material Adverse Effect.

7.1.3 No Order. No Governmental Entity of competent jurisdiction will have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other Order (whether temporary, preliminary, or permanent) that (a) is in effect and (b) has the effect of making the Transactions illegal or otherwise prohibiting consummation of the Transactions (which illegality or prohibition would have a Company Material Adverse Effect or Buyer Material Adverse Effect if the Transactions were consummated).

7.1.4 Nasdaq Listing. Buyer shall have received evidence reasonably satisfactory to Buyer, the Sellers’ Representative and Company that immediately after the Closing and after giving effect to the issuance of the Exchange Shares and any of the other Transactions contemplated by this Agreement, the shares of Buyer Common Stock shall remain listed on Nasdaq.

7.2 Conditions to Obligations of Buyer. In addition to the conditions specified in Section 7.1, the obligations of Buyer to consummate the Share Exchange and the other Transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Buyer) of the following conditions:

7.2.1 Representations and Warranties of Company and Sellers.

A-I-71

(a) The representations and warranties of Company and Sellers contained in Section 3.1.1, Section 3.1.2, Section 3.1.3, Section 3.1.4(a), Section 3.1.17, Section 3.1.18 and Section 3.1.20 (the “Company Fundamental Representations”) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date). All other representations and warranties of Company and Sellers in this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date), except where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The representations and warranties of Sellers contained in Section 3.3.1, Section 3.3.2(a), Section 3.3.2(b), and Section 3.3.2(c) (the “Seller Fundamental Representations”) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date). All other representations and warranties of Sellers in this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date), except where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

7.2.2 Agreements and Covenants. Company and Sellers shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

7.2.3 No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred with respect to the Target Companies since the date of this Agreement which is continuing and uncured.

7.2.4 Return of All Distributions. All distributions made by any Target Company to any Affiliate since August 1, 2023, shall have been repaid to the Target Company.

7.2.5 Certain Transaction Documents. Each (i) Seller shall have duly executed and delivered to Buyer the Seller Registration Rights Agreement, and (ii) Seller that Buyer and Company mutually agree upon, in good faith, that is to be a party to a non-competition agreement shall have duly executed and delivered to Buyer a non-competition agreement.

7.2.6 Seller’s and Company’s Closing Deliverables(a) Officer’s Certificate. Buyer will have received from Company a certificate, dated the Closing Date, signed by an executive officer of Company certifying as to the Company’s satisfaction of the conditions specified in Sections 7.2.1(a), 7.2.2, 7.2.3 and 7.2.4.

A-I-72

(b) Sellers’ Certificates. Buyer will have received a certificate from each Seller, dated the Closing Date, signed by such Seller, certifying as to such Seller’s satisfaction of the conditions specified in Sections 7.2.1(b), and 7.2.2.

(c) Secretary’s Certificate. Company shall have delivered to Buyer a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Closing), (B) the requisite resolutions of Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which Company is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, and (C)  the incumbency of officers of Company authorized to execute this Agreement or any Transaction Document to which Company is or is required to be a party or otherwise bound.

(d) Good Standing. Company shall have delivered to Buyer good standing certificates (or similar documents applicable for such jurisdictions, in the case of the Netherlands, such similar document being an excerpt of the Trade Register of the Dutch Chamber of Commerce) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Entity of the Target Company’s jurisdiction of organization, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(e) Share Certificates and Transfer Instruments. Buyer shall have received from each Seller share certificates representing the Company Shares (or duly executed affidavits of lost share certificates in form and substance reasonably acceptable to Buyer and consistent with the Laws of England and Wales), if applicable, together with executed instruments of transfer in respect of Company Shares in favor of Buyer and in form reasonably acceptable for transfer on the books of Company.

7.2.7 Legal Action. Since the date of this Agreement, there will not be pending or threatened any Proceeding (a) challenging or seeking to restrain or prohibit the consummation of the Transactions, or seeking to obtain any material damages, or any award of attorney fees in connection with the Transactions; or (b) seeking to prohibit or impose any material limitations on Buyer’s ownership or operation of all or any portion of any Target Company’s respective businesses, or to compel Buyer to dispose of or hold separate all or any material portion of the assets of Target Company as a result of the Transactions.

7.2.8 Financial Statements. Company shall have delivered to Buyer the 2022 Company Financials and 2023 Interim Company Financials in the form required for Buyer’s independent public accounting firm to prepare financial statements in accordance with Buyer’s filing requirements with the SEC in respect to the Transactions.

A-I-73

7.2.9 Fairness Opinion. The board of directors of Buyer shall have received an opinion from an investment bank to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of this Agreement is fair, from a financial point of view, to Buyer.

7.2.10 Termination of Certain Agreements. All agreements listed in Section 7.2.10 of the Company Disclosure Schedule (if any) will have been terminated by the parties thereto, if any.

7.2.11 Joinder to this Agreements. All holders of Company Ordinary Shares immediately prior to the Closing shall have become Parties to this Agreement as a “Signing Seller” or a “Joining Seller” by executing and delivering to Buyer and Company a Seller Joinder to this Agreement so that immediately following the Closing, Buyer shall be the sole holder of Company Ordinary Shares.

7.3 Conditions to Obligation of Company and Sellers. In addition to the conditions specified in Section 7.1, the obligations of Company and Sellers to consummate the Share Exchange and the other Transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Company) of the following conditions:

7.3.1 Representations and Warranties of Buyer. The representations and warranties of Buyer contained in Section 3.2.1, Section 3.2.2, Section 3.2.3, Section 3.2.4, Section 3.2.5(a) and Section 3.2.20 (the “Buyer Fundamental Representations”) shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date, except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date. All other representations and warranties of Buyer in this Agreement shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on the Closing Date (except to the extent that any such representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such date), except where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect qualifiers set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

7.3.2 Agreements and Covenants. Buyer shall have performed, in all material respects, all of Buyer’s obligations and complied, in all material respects, with all of Buyer’s agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

7.3.3 No Buyer Material Adverse Effect. No Buyer Material Adverse Effect shall have occurred with respect to Buyer since the date of this Agreement which is continuing and uncured.

A-I-74

7.3.4 Certain Transaction Documents. Buyer shall have duly executed and delivered to the Sellers’ Representative: (i) the Seller Registration Rights Agreement, and (ii) each non-competition agreement.

7.3.5 Buyer Organizational Documents. Buyer shall have amended its Organizational Documents to reflect the Stockholder Approval as described in Section 2.3.

7.3.6 Appointment to the Board. The members of the Post-Closing Buyer Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 6.5.

7.3.7 Buyer Closing Deliverables.

Officer’s Certificate. Company will have received from Buyer a certificate, dated the Closing Date, signed by an executive officer of Buyer certifying as to the satisfaction of the conditions specified in Sections 7.3.1, 7.3.2 and 7.3.3.

Secretary’s Certificate. Buyer shall have delivered to Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Buyer’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of Buyer’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Transaction Document to which Buyer is or is required to be a party or otherwise bound.

Good Standing. Buyer shall have delivered to Company a good standing certificate (or similar documents applicable for such jurisdictions) for Buyer certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Entity of Buyer’s jurisdiction of organization.

(d) Exchange Shares. Buyer shall have delivered to each Seller, such Seller’s Exchange Shares, in book entry form, in the name of such Seller, and promptly thereafter on the Closing Date a copy of the records of Securities Transfer Corporation, transfer agent for Buyer, showing such Seller as the owner of such Exchange Shares.

7.4 Frustrations of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to Company, any Target Company or any Seller) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

A-I-75

Article VIII
INDEMNIFICATION

8.1 Indemnification by Sellers. Subject to the limitations in this Article VIII, if the Closing of the Transactions occurs, from and after Closing, each Seller (the “Indemnifying Seller”) will defend, indemnify, and hold Buyer and its respective officers, directors, agents, consultants, advisors, Representatives and equity holders (each of the foregoing being referred to individually as a “Buyer Indemnified Person” and collectively as “Buyer Indemnified Persons”) harmless from and reimburse Buyer (on behalf of Buyer Indemnified Persons), without duplication, for all documented and out-of-pocket costs or expenses (including without limitation, reasonable attorney’s fees), judgments, levies, losses, damages, fines, Liens, Taxes and penalties, except for any punitive, consequential, indirect or exemplary damages (except, in each case, to the extent reasonably foreseeable) or losses or damages on account of loss of future opportunities (collectively, “Losses”), incurred by Buyer Indemnified Persons arising out of, relating to or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Company or Sellers contained in Section 3.1 of this Agreement (as modified by the Company Disclosure Schedule);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by such Seller under this Agreement (other than as a direct result of the failure of Buyer to perform its agreements under this Agreement);

(c) any inaccuracy in or breach of any representation or warranty of such Seller contained in Section 3.3 of this Agreement (as modified by the Company Disclosure Schedule);

(d) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed on or prior to Closing by the Company under this Agreement (other than as a direct result of the failure of Buyer to perform its agreements under this Agreement);

(e) any claims by (A) any then current or former holder or alleged then-current or former holder of any Company Securities, arising out of, resulting from or in connection with (I) the Transactions or this Agreement, or (II) such Persons status or alleged status as a holder of Company Securities at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise or (B) any Person to the effect that such Person is entitled to any Company Securities or any payment in connection with the Transactions by virtue of such Company Securities; and

(f) any Pre-Closing Taxes;

provided, that (i) and in the case of Sections 8.1(a), (b), (c) or (d) above, without giving effect to any “materiality” limitations or references to “Company Material Adverse Effect” in determining Losses (but not in determining whether any breaches of representations and warranties have occurred); and (ii) each Seller shall only be liable to Buyer Indemnified Persons for indemnification under Sections 8.1(a), (d) and (e) above in proportion to such Seller’s Pro Rata Share of such Losses. Notwithstanding the foregoing, in no event shall any Indemnifying Seller have any liability to a Buyer Indemnified Person with respect to a breach of representation, warranty or covenant under this Agreement to the extent that Buyer knew of such breach as of the Closing Date.

A-I-76

8.2 Indemnification by Buyer. Subject to the limitations in this Article VIII, if the Closing of the Transactions occurs, from and after Closing, Buyer will defend, indemnify, and hold each Seller and its respective officers, directors, agents, consultants, advisors, Representatives, equity holders, and successors and assigns (each of the foregoing being referred to individually as a “Seller Indemnified Person” and collectively as “Seller Indemnified Persons”, and together with Buyer Indemnified Persons, “Indemnified Persons”) harmless from and reimburse Seller Indemnified Persons, without duplication, for all Losses incurred by Sellers Indemnified Persons arising out of, relating to or resulting from any of the following:

(a) any inaccuracy in or breach of any representation or warranty of Buyer contained in Section 3.2 of this Agreement (as modified by the Buyer Disclosure Schedule);

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer or the Renovaro Group members under this Agreement (other than as a direct result of the failure of Company or Seller to perform its agreements under this Agreement);

(c) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed following the Closing by the Company under this Agreement (other than as a direct result of the failure of Seller to perform its agreements under this Agreement);

(d) any claims by (A) any then current or former holder of any Buyer equity interests or Convertible Security, arising out of, resulting from or in connection with the Transactions or this Agreement or (B) any Person to the effect that such Person is entitled to any Buyer equity interests or Convertible Securities or any payment in connection with the Transactions by virtue of such Buyer equity interests or Convertible Securities;

(e) any action, claim or Proceeding arising out of or relating to Serhat Gumrukcu, William Anderson Wittekind, their Affiliates, or their relationship with Buyer or the other Renovaro Group members as current or former stockholders;

(f) any legal Proceeding relating to any inaccuracy, breach, claim or expense of the type referred to in the preceding clauses (a) through (e) (including, without limitation, any legal Proceeding commenced by a Seller for the purpose of enforcing its rights under this Article VIII if Seller is the prevailing party in any such legal Proceeding);

provided, that in the case of Sections 8.2(a), (b) or (c) above, without giving effect to any “materiality” limitations or references to “Buyer Material Adverse Effect” in determining Losses (but not in determining whether any breaches of representations and warranties have occurred). Notwithstanding the foregoing, in no event shall Buyer have any liability to a Seller Indemnified Person with respect to a breach of representation, warranty or covenant under this Agreement to the extent that Sellers knew of such breach as of the Closing Date.

A-I-77

8.3 Third Party Claims.

(a) Whenever an Indemnified Person receives a written notice that a claim or demand has been asserted or threatened by any Person who is not a Party to this Agreement for which such Indemnified Person may seek indemnification under Article VIII of this Agreement (other than claims or demands covered by Section 8.4) (a “Third Party Claim”), the Indemnified Person shall notify the Indemnifying Party of such Third Party Claim and of the related facts within the Indemnified Person’s knowledge within a reasonable time after receiving such written notice; provided that no delay on the part of the Indemnified Person in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article VIII, except and only to the extent such delay actually prejudices the Indemnifying Party.

(b) The Indemnifying Party shall have the right to participate in the defense of any Third Party Claim that is the subject of a notice given by or on behalf of any Indemnified Person pursuant to this Section 8.3. In addition, the Indemnifying Party will have the right to defend the Indemnified Person against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Person so long as (i) the Indemnifying Party gives written notice to the Indemnified Person within fifteen (15) business days after the Indemnified Person has given notice of the Third Party Claim under to this Section 8.3 stating that it has elected to assume the defense of such Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Person with evidence reasonably acceptable to the Indemnified Person that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Person, (iv) the Indemnified Person has not been advised by counsel that an actual or probable conflict exists between the Indemnified Person and the Indemnifying Party in connection with the defense of the Third Party Claim, (v) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement Proceeding and (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently at its expense. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.3(c), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Person. The Indemnified Person may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided that the Indemnifying Party will pay the fees and expenses of separate counsel retained by the Indemnified Person that are incurred prior to the Indemnifying Party’s assumption of control of the defense of the Third Party Claim.

A-I-78

(c) Notwithstanding any other provision of this Agreement, the Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Person unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of all Indemnified Persons from all liabilities arising or relating to, or in connection with, the Third Party Claim from the Person with which such settlement is made and (iii) involves no finding or admission of any violation of Laws or the rights of any Persons.

(d) If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, or otherwise at any time fails to conduct the defense of such Third Party Claim actively and diligently, the Indemnified Person may defend the Third Party Claim and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate. The Indemnifying Party shall remain responsible for any Losses of the Indemnified Person the Indemnifying Party would be responsible for pursuant to this Article VIII in the event that (i) the Indemnifying Party does not elect to defend such Third Party Claim pursuant to Section 8.3(b) or (ii) the Indemnifying Party and the Indemnified Person are parties to or subject to such Third Party Claim and conflicts of interest exist between the Indemnified Person and the Indemnifying Party.

8.4 Tax Contests. Notwithstanding anything to the contrary in this Agreement (including Section 8.3), following the Closing Date, Buyer will have the right, in Buyer’s sole and absolute discretion, to conduct and control, through counsel of Buyer’s choosing, the defense of any Tax Contest; provided, however, that to the extent that any Tax Contest could reasonably give rise to an indemnification claim by Buyer under Article VIII Buyer will (i) provide notice of such Tax Contest to the Sellers’ Representative within thirty (30) days after receiving written notice of the commencement of such Tax Contest from the relevant Governmental Entity (provided that any failure by Buyer to provide such notice to the Sellers’ Representative within such period will not relieve Sellers of any obligation or liability to Buyer, except and only to the extent such delay actually prejudices the Sellers), (ii) provide to the Sellers’ Representative all information reasonably requested by the Sellers’ Representative regarding such Tax Contest, (iii) permit Sellers to evaluate and comment on such Tax Contest at Sellers’ sole expense, and (iv) reasonably and in good faith consider any such comments of the Sellers’ Representative. Buyer may settle, adjust, or compromise any such Tax Contest, in Buyer’s sole and absolute discretion, without the consent of Sellers. In the event that Sellers consent in writing to any settlement, adjustment, or compromise of any Tax Contest, Sellers will not have any power or authority to object under any provision of Article VIII to the amount of any claim by Buyer for indemnification under Article VIII with respect to such settlement, adjustment, or compromise.

8.5 Survival. All representations, warranties, covenants, and agreements set forth in this Agreement will survive the Closing, subject to the following:

(a) (i) The Company Fundamental Representations and the Seller Fundamental Representations shall survive the Closing until the date that is six (6) years from the Closing Date; (ii) the representations and warranties of the Sellers contained in Section 3.1.16 (Tax Matters) shall survive until 90 days after the expiration of the applicable statute of limitations; and (iii) all other representations and warranties of the Company and Sellers contained in Section 3.1 and Section 3.3 shall survive the Closing until the date that is twenty four (24) months from the Closing Date.

A-I-79

(b) (i) The Buyer Fundamental Representations shall survive the Closing until the date that is six (6) years from the Closing Date; (ii) the representations and warranties of the Buyer contained in Section 3.2.17 (Tax Returns and Payments) shall survive until 90 days after the expiration of the applicable statute of limitations; and (iii) all other representations and warranties of Buyer contained in Section 3.2 shall survive the Closing until the date that is twenty four (24) months from the Closing Date.

(c) The covenants and other agreements of the Parties set forth herein (other than the covenants which by their terms are to be performed prior to the Closing) shall survive the Closing until the date that is five (5) years from the Closing Date or for the period explicitly specified therein.

(d) Notwithstanding anything in this Section 8.5 to the contrary, in the event a Notice of Claim is asserted by the Buyer Indemnified Persons or the Seller Indemnified Persons related to or arising out of an inaccuracy or breach in any representation, warranty, covenant or claim during the time periods provided for in Sections 8.5(a), (b), and (c), such representation, warranty, covenant or claim will continue to survive until such matter has been resolved by settlement, litigation (including all appeals related thereto), arbitration or otherwise. For purposes of clarity, only a Notice of Claim needs to be given during the applicable time period, without a requirement to commence Proceedings.

(e) Notwithstanding anything in this Section 8.5 to the contrary, in the event a claim is asserted by a Buyer Indemnified Person or Seller Indemnified Person related to or arising out of an inaccuracy or breach in any representation or warranty that results from or constitutes Fraud by Sellers or Buyer, respectively, such representation or warranty will survive without any time limitation.

8.6 Limitations. Indemnified Persons will be entitled to indemnification under Article VIII only if the following conditions included in this Section 8.6 are met.

8.6.1 Threshold Amounts.

(a) Sellers shall not be liable for any Losses pursuant to Section 8.1 (a) or Section 8.1 (c) which, individually considered, are lower than an amount equal to $250,000 (the “Threshold Amount”). Any Losses pursuant to Section 8.1 (a) or Section 8.1 (c) not exceeding the Threshold Amount shall be considered non-indemnifiable Losses under this Agreement; provided, however, that a series of claims or multiple claims for Losses arising out of the same or substantially the same set of facts or circumstances shall be deemed to have arisen from a single event subject to indemnification for purposes of determining the foregoing Threshold Amount. Notwithstanding anything contained in this Agreement to the contrary, the Threshold Amount limitation shall not apply to (i) claims for Losses made by the Buyer Indemnified Persons pursuant to any of the Company Fundamental Representations or Seller Fundamental Representations, (ii) claims for Losses made by the Buyer Indemnified Persons pursuant to Section 8.1 (b), Section 8.1 (d) and Section 8.1 (e), and (iii) claims for Losses arising out of Fraud.

A-I-80

(b) Buyer shall not be liable for any Losses pursuant to Section 8.2 (a) which, individually considered, are lower than the Threshold Amount. Any Losses pursuant to Section 8.2 (a) not exceeding the Threshold Amount shall be considered non-indemnifiable Losses under this Agreement; provided, however, that a series of claims or multiple claims for Losses arising out of the same or substantially the same set of facts or circumstances shall be deemed to have arisen from a single event subject to indemnification for purposes of determining the foregoing Threshold Amount. Notwithstanding anything contained in this Agreement to the contrary, the Threshold Amount limitation shall not apply to (i) claims for Losses made by the Seller Indemnified Persons pursuant to any of the Buyer Fundamental Representations, (ii) claims for Losses made by the Seller Indemnified Persons pursuant to Section 8.2 (b), Section 8.2 (c), Section 8.2 (d), Section 8.2 (e) and Section 8.2 (e), and (iii) claims for Losses arising out of Fraud.

8.6.2 Caps.

(a) The Indemnifying Sellers shall always have the right to satisfy any claim for indemnification hereunder with shares of Buyer Common Stock issued to it hereunder, and other than in respect of Fraud, shall never be required to make a cash payment to satisfy the indemnification claims, unless the Indemnifying Seller so elects. Notwithstanding anything herein to the contrary, other than in respect of Fraud:

(i) the maximum aggregate amount of indemnifiable Losses which may be recovered from any Seller for indemnification by the Buyer Indemnified Persons pursuant Section 8.1(a) and Section 8.1(c) shall be an amount equal to such Seller’s Pro Rata Share of fifteen percent (15%) of the Exchange Consideration received at Closing, calculated as of the Closing Date in accordance with Section 8.8 (the “General Cap”); provided, however, that the General Cap will not apply to claims for Losses made by the Buyer Indemnified Persons for any breaches of, or inaccuracies in, any of the Company Fundamental Representations, Company Special Representations or the Seller Fundamental Representations;

(ii) the maximum aggregate amount of indemnifiable Losses which may be recovered from any Seller for indemnification by the Buyer Indemnified Persons pursuant any breach or inaccuracy in any of the Company Special Representations shall be an amount equal to such Seller’s Pro Rata Share of fifty percent (50%) of the Exchange Consideration received at Closing, calculated as of the Closing Date in accordance with Section 8.8 (the “Special Cap”); provided, however, that Sellers’ liability for Losses under Section 8.1(a) and Section 8.1(c) (excluding for any breaches of, or inaccuracies in, any of the Company Fundamental Representations or the Seller Fundamental Representations) collectively, shall not exceed the Special Cap in the aggregate; and

A-I-81

(iii) no Seller shall have any Liability under Section 8.1 in excess of a maximum aggregate amount equal to such Seller’s Pro Rata Share of the Exchange Consideration received at Closing, calculated as of the Closing Date in accordance with Section 8.8.

(b) Notwithstanding anything herein to the contrary, other than in respect of Fraud:

(i) the maximum aggregate amount of indemnifiable Losses which may be recovered from Buyer for indemnification by the Seller Indemnified Persons pursuant Section 8.2(a) shall be an amount equal to General Cap; provided, however, that the General Cap will not apply to claims for Losses made by the Seller Indemnified Persons for any breaches of, or inaccuracies in, any of the Buyer Special Representations or Buyer Fundamental Representations;

(ii) the maximum aggregate amount of indemnifiable Losses which may be recovered from Buyer for indemnification by the Seller Indemnified Persons pursuant any breach or inaccuracy in any of the Buyer Special Representations shall be an amount equal to the Special Cap; provided, however, that Buyer’s liability for Losses under Section 8.2(a) (excluding for any breaches of, or inaccuracies in, any of the Buyer Fundamental Representations) shall not exceed the Special Cap in the aggregate; and

(iii) Buyer shall not have any Liability under Section 8.2 in excess of a maximum aggregate amount equal to the Exchange Consideration received at Closing, calculated as of the Closing Date in accordance with Section 8.8.

(c) Notwithstanding anything herein to the contrary, no limitations on indemnification set forth in this Article VIII, including with respect to time limits, the Threshold Amount, the General Cap and the Special Cap shall apply to any claims for Losses arising out of Fraud.

8.7 Exclusive Remedy. Subject to Section 11.10, with the exception of claims based upon Fraud, the Parties acknowledge and agree that their sole and exclusive remedy with respect to claims for any breach of any representation, warranty, covenant or agreement set forth herein or otherwise relating to the subject matter of this Agreement from and after the Closing Date shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, subject to Section 11.10, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant or agreement set forth herein that it may have against the other Parties hereto arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Notwithstanding the foregoing, nothing in this Section 8.7 or elsewhere in this Agreement will affect an Indemnified Person’s right to equitable remedies to the extent available or to seek any remedy on account of Fraud.

A-I-82

8.8 Value of Shares. If a Buyer Indemnified Person makes a claim directly against the Indemnifying Seller for indemnifiable Losses under this Article VIII, the Indemnifying Seller may elect, at the Indemnifying Sellers sole and absolute discretion, to satisfy such claim with cash or Buyer Common Stock beneficially owned by the Indemnifying Seller. To the extent any claim for indemnifiable Losses under this Article VIII is to be satisfied by the return and cancellation of any Buyer Common Stock paid to the Indemnifying Seller, the per share value of any such Buyer Common Stock at the time of satisfaction, release and cancellation shall be an amount in U.S. dollars, equal to the Buyer Common Stock’s VWAP for the period of thirty (30) consecutive trading days ending on the trading day immediately prior to such date of payment. The Buyer Indemnified Persons’ sole recourse against the Indemnifying Seller in respect of any finally resolved indemnification obligations of the Indemnifying Sellers shall be to seek return and cancellation of a portion of the Buyer Common Stock then held by the Indemnifying Seller, pursuant to the pricing terms and subject to the limitations of this Article VIII. Notwithstanding the immediately preceding sentence to the contrary, if an Indemnifying Seller, at the time of payment of a claim for which it is liable hereunder, does not hold a sufficient number of shares to satisfy the claim because it has previously sold shares of Buyer Common Stock acquired hereunder, then such Indemnifying Seller may be liable hereunder in cash for an amount up to the lesser of (i) the net proceeds actually received by him for the sale of its shares of Buyer Common Stock acquired hereunder and (ii) the amounts remaining under the General Cap or Special Cap to the extent applicable to such indemnifiable claim.

8.9 Losses Net of Insurance Coverage. In calculating amounts payable to an Indemnified Person, the amount of any indemnified Losses shall be computed net of (i) payments actually recovered by such Person under any insurance policy, with respect to such Losses, less any increase in the corresponding premium, and (ii) any prior recovery by such Person from any third party with respect to such Losses.

8.10 No Duplicative Recovery. Where substantially the same events or circumstances qualify under one or more single or multiple claims or under one or more provisions of this Agreement, the Indemnified Person shall not be entitled to double or duplicative recovery of Losses arising out of such events or circumstances, or to calculate its Losses by duplicating or double counting its Losses arising out of such events or circumstances. For the avoidance of doubt, if the Indemnified Person is entitled to bring the claim under more than one provision of this Agreement, such Indemnified Person may choose at its sole and absolute discretion the provision or provisions under which it seeks indemnification.

8.11 Straddle Period. In the case of a Straddle Period: (a) the amount of any property or similar ad valorem Taxes of any Target Company for a Straddle Period that relate to the portion of such Straddle Period through the end of the Closing Date will be deemed to be the total amount of such Taxes for the Straddle Period multiplied by a fraction, (i) the numerator of which is the number of days in the Straddle Period up to and including the Closing Date, and (ii) the denominator of which is the total number of days in such Straddle Period, and (b) the amount of any Taxes based on or measured by income, gains, or receipts of any Target Company for the portion of such Straddle Period through the end of the Closing Date will be determined based on an interim closing of the books as of the close of business on the Closing Date.

A-I-83

8.12 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Exchange Consideration for Tax purposes unless otherwise required by applicable law.

Article IX
CLAIMS

9.1 Notice of Claims and Expenses. Promptly after the receipt by Buyer (on behalf of a Buyer Indemnified Person) or the Sellers’ Representative (on behalf of a Seller Indemnified Person) of notice or discovery of any Proceeding or other Loss that such Party believes gives rise to a claim for indemnification (a “Claim”) under Article VIII, such Party will give the other Party (which will be Buyer or the Sellers’ Representative, as the case may be) (the “Indemnifying Party”) written notice of such Claim (a “Notice of Claim”). Each Notice of Claim will include the following: (i) a statement that such Party believes that an Indemnified Person is entitled to indemnification under Article VIII, (ii) the actual Losses being claimed, and (iii) a summary of known, relevant facts with respect to such Claim; provided that no defect in the information contained in such Notice of Claim will relieve the Indemnifying Party from any obligation under Article VIII, except to the extent such failure to include information actually prejudices such Indemnifying Party.

9.2 Resolution of Claims. Following timely provided notice of a Claim under this Agreement in accordance with Section 9.1 (other than a Third Party Claim which is governed by Section 8.3), the Indemnifying Party will have thirty (30) days from the date notice was provided of such Claim (the “Dispute Period”) to make such investigation of the Claim as the Indemnifying Party deems necessary or advisable. For purposes of such investigation, the Indemnified Person will make available to the Indemnifying Party all the information reasonably related to such Claim relied upon by, or in the possession or control of, the Indemnified Person to substantiate such Claim. If the Indemnifying Party disagrees with the validity or amount of all or a portion of such Claim made by the Indemnified Person, the Indemnifying Party will provide to the Indemnified Person written notice thereof (the “Indemnification Dispute Notice”) prior to the expiration of the Dispute Period. If the Indemnifying Party provides notice that it does not have a dispute with respect to such Claim for indemnification, then such Claim will be deemed approved and consented to by the Indemnifying Party (such Claim being referred to herein as an “Approved Indemnification Claim”). The Indemnifying Party will pay the amount of the Approved Indemnification Claim by wire transfer of immediately available funds (or, in the case of an Indemnifying Seller, by delivery of its shares of Buyer Common Stock to the extent applicable under Article VIII) within five (5) business days after such Claim is determined to be an Approved Indemnification Claim. If no Indemnification Dispute Notice is timely provided to the Indemnified Person within the Dispute Period or if an Indemnification Dispute Notice is provided to the Indemnified Person within the Dispute Period and the Indemnifying Party and the Indemnified Person do not agree to the validity and/or amount of such disputed Claim, the Indemnifying Party and the Indemnified Person shall negotiate in good faith for a period of at least sixty (60) days to resolve the dispute. If the Indemnifying Party and the Indemnified Person are unable to come to an agreement regarding such disputed Claim during such sixty (60) day period, such dispute shall be resolved in accordance with Section 9.3.

A-I-84

9.3 Arbitration. If there is a dispute with respect to a Claim and no settlement agreement is reached despite negotiations between the Parties in accordance with Section 9.2, then either Party may, by written notice to the other, submit such dispute to binding arbitration to the American Arbitration Association in Wilmington, Delaware, which will administer the arbitration in accordance with the American Arbitration Association Commercial Arbitration Rules in effect on the date of the execution of this Agreement (the “Rules”). Arbitration in accordance with this Section 9.3 will be conducted by a sole arbitrator mutually selected by the Parties; provided that if the Parties fail to mutually select an arbitrator within fifteen (15) business days after such dispute is submitted to the American Arbitration Association, then Buyer or Seller will follow the arbitrator selection procedures in accordance with the Rules. The arbitrators’ authority will be confined to determining (a) whether the Indemnified Person is entitled to recover any indemnifiable Losses and (b) the prevailing party and any award of fees or costs (or both). The final decision of the arbitrator will include the dollar value of the award to the Indemnified Person, if any, and will be furnished to both parties in writing. The prevailing party, as determined by the arbitrator, will be entitled to an award of reasonable attorneys’ fees and costs, and responsibility for all costs of arbitration paid or payable by the prevailing party, as determined by the arbitrator, will be allocated among the parties in the discretion of the arbitrator and specified in the arbitrators award. The arbitrator will not have the power to alter, amend, or otherwise affect the terms of these arbitration provisions or any other provision of this Agreement or any other documents that are executed in connection with this Agreement. The final decision of the arbitrator will constitute the conclusive determination of the issues in question, binding upon both parties. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

Article X
TERMINATION, AMENDMENT, AND WAIVER

10.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time before the Closing:

10.1.1 Mutual Written Consent. By mutual written consent of Buyer and Company (on behalf of itself and Sellers);

10.1.2 Written Notice by Buyer or Sellers’ Representatives. By written notice by Buyer or the Sellers’ Representative if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by February 28, 2024 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 10.1.2 shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to Company, any Seller) of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

A-I-85

10.1.3 Written Notice of Order. By written notice by either Buyer or Company if a Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1.3 shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to Company, any Seller) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Entity;

10.1.4 Written Notice of Breach by Buyer. By written notice by Company to Buyer, if (i) there has been a breach by Buyer of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Buyer shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3.1 or Section 7.3.2 to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Buyer or (B) the Outside Date; provided, that Company shall not have the right to terminate this Agreement pursuant to this Section 10.1.4 if at such time Company or any Seller is in material uncured breach of this Agreement;

10.1.5 Written Notice of Breach by Company or Seller. By written notice by Buyer to Company, if (i) there has been a breach by Company or any Seller of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2.1 or Section 7.2.2 to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Company or (B) the Outside Date; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 10.1.5 if at such time Buyer is in material uncured breach of this Agreement;

10.1.6 Written Notice of Company Material Adverse Effect. By written notice by Buyer to Company, if there shall have been a Company Material Adverse Effect on the Target Companies taken as a whole following the date of this Agreement which is uncured and continuing;

10.1.7 Written Notice of Buyer Stockholder Meeting. By written notice by either Buyer or Company to the other, if the Buyer Stockholder Meeting is held (including any adjournment or postponement thereof) and has concluded, Buyer’s stockholders have duly voted, and the Stockholder Approval was not obtained;

10.1.8 Written Notice of Unsatisfactory Buyer Due Diligence. By written notice by Buyer to the Sellers’ Representative if Buyer reasonably determines that there has been a material adverse change to the Target Companies’ AI Technologies, Company IP Rights or capital structure,

A-I-86

except as contemplated by this Agreement on or prior to the date that is five (5) Business Days following the date of the delivery of the Company Disclosure Schedules to Buyer pursuant to Section 6.10; provided, that Buyer shall not have the right to terminate this Agreement pursuant to this Section 10.1.8 if at such time Buyer is in material uncured breach of this Agreement; or

10.1.9 Written Notice of Unsatisfactory Seller Due Diligence. By written notice by the Sellers’ Representative to Buyer if the Sellers reasonably determined that there has been a material adverse change to the Buyer IP Rights or capital structure, except as contemplated by this Agreement on or prior to the date that is five (5) Business Days following the date of the delivery of the Buyer Disclosure Schedules to the Sellers pursuant to Section 6.10; provided, that Sellers shall not have the right to terminate this Agreement pursuant to this Section 10.1.9 if at such time Company or any Seller is in material uncured breach of this Agreement.

10.2 Effect of Termination. In the event of termination of this Agreement by either Company or Buyer, this Agreement will become void and have no effect, and there will be no liability or obligation on the part of Buyer, Company, any Seller, or, as applicable, their respective officers or directors, except that (a) the provisions of Sections 6.1 (Confidentiality Agreement), 6.4 (Public Announcements), 10.2 (Effect of Termination), Article XI (General Provisions), and the Confidentiality Agreement will survive any termination, and (b) no Party will be relieved of any liability or damages arising from Fraud or the willful breach by such Party of any of its representations, warranties, or covenants included in this Agreement. Without limiting and subject to the foregoing, and except as provided in this Section 10.2 and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 11.10, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the Transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1.

Article XI
GENERAL PROVISIONS

11.1 Notices. All notices, requests, demands, or other communications required or permitted to be given under this Agreement will be in writing and deemed given and received upon (a) personal delivery, (b) one business day after being sent, if sent by reputable, nationally recognized overnight courier service, (c) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice), or (d) affirmative confirmation of a receipt of an email:

A-I-87

(i)	if to Buyer, or to Company after Closing:	Renovaro Biosciences Inc. Attention: Luisa Puche, Chief Financial Officer 9480 NE 2nd Avenue, #73 Miami, FL 33138 Email: lpuche@renovarobio.com
	With a copy (which will not constitute notice) to:	K&L Gates LLP 200 South Biscayne Boulevard Suite 3900 Miami, Florida 33131-2399 Attention: Clayton E. Parker, Esq. Facsimile No.: 305-358-7095 Email: clayton.parker@klgates.com
(ii)	if to Company (before Closing), to:	GEDi Cube Intl Ltd 71-75 Shelton Street Covent Garden London WC2H 9JQ Attn.: Karen Brink, Statutory Director E-mail: karen@gedicube.com
	With a copy (which will not constitute notice) to:	Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, FL 33131 Attention: John D. Owens, III, Esq. Email: owensjohn@gtlaw.com
(iii)	if to Sellers’ Representative to:	Yalla Yalla Ltd. Q2, Level 7, Quad Central, Triq L-Esporaturi Central Business District, Birkirkara, CBD 1040, Malta Attention: Karen Brink E-mail: kbri@mac.com

11.2 Disclosure Schedule. Certain information set forth in the schedules to the Buyer Disclosure Schedule and the Company Disclosure Schedule is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with or expand the representations and warranties made by Buyer, Company, or Seller, as applicable,

A-I-88

in this Agreement or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, Buyer, Company, or any Seller, as applicable. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any of the schedules to the Buyer Disclosure Schedule or the Company Disclosure Schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party may use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any of the schedules is or is not in the ordinary course of business for purposes of this Agreement. The section number headings in the schedules to the Buyer Disclosure Schedule and the Company Disclosure Schedule correspond to the section numbers in this Agreement and any information disclosed in any section of the schedules shall be deemed to be disclosed and incorporated into any other section of the schedules (and, for the avoidance of doubt, for purposes of any other representations and warranties in this Agreement) where the relevance of such disclosure is reasonably apparent on its face. The Parties do not assume any responsibility to any third person other than to the extent provided in the Agreement for the form or accuracy of any information herein. In disclosing information in the schedules included in the Buyer Disclosure Schedule and the Company Disclosure Schedule, Buyer, Company, and Sellers have not and do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

11.3 Supplements to Disclosure Schedule. From time to time before the Closing, Buyer will promptly supplement or amend the Buyer Disclosure Schedule, and Company and each Seller will promptly supplement or amend the Company Disclosure Schedule, with respect to any matter, condition, or occurrence arising, which if existing or occurring at the date of this Agreement that would have been required to be included in such respective Company Disclosure Schedule or Buyer Disclosure Schedule. No supplement or amendment to the Buyer Disclosure Schedule or Seller Disclosure Schedule, or filing of any Additional SEC Document, will (a) cure any breach of any representation or warranty made in this Agreement for the purpose of determining satisfaction of the closing conditions in Article VIII or Article VII, respectively, or (b) be taken into account for purposes of determining indemnification obligations in Article VIII. No amendment or supplement to such respective Company Disclosure Schedule or Buyer Disclosure Schedule will be permitted without the written consent of Company or Buyer, respectively.

11.4 Interpretation. As used in this Agreement, the term (a) “subsidiary” or “subsidiaries” means with respect to any Person, any entity or entities of which such Person directly or indirectly owns an amount of the voting securities or other voting ownership interests sufficient to elect a majority of its board of directors or other governing body (or, if there are no such interests, 50% or more of the equity interests); (b) “Affiliate” has the meaning included in Rule 12b-2 promulgated under the Exchange Act; (c) “business day” means any day other than a Saturday, Sunday, or a day on which banking institutions in New York,

A-I-89

New York, the Netherlands or the United Kingdom are permitted or obligated by law to be closed for regular banking business; (d) “beneficially owned” or “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act; (e) the words “include,” “includes,” and “including” when used in this Agreement will be treated in each case as followed by the words “without limitation”; and (f) The respective Parties to this Agreement and their attorneys have negotiated this Agreement and any ambiguity or uncertainty in the language of this Agreement will not be presumptively construed for or against a Party as drafter. The table of contents and headings in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. A reference to a section, schedule, or an exhibit means a section in, or schedule or exhibit to, this Agreement unless otherwise explicitly provided. A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule and the Buyer Disclosure Schedule. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by Company to Buyer shall mean posted to the electronic data room established in respect to the Transactions at least two business days prior to the date of this Agreement.

The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.5 Counterparts. This Agreement may be executed (a) in one or more partially or fully executed counterparts, each of which will be deemed an original and will bind the signatory, but all of which together will constitute the same instrument, and (b) by facsimile or electronic mail. The execution and delivery of a signature page in the form annexed to this Agreement by any Party who will have been furnished the final form of this Agreement will constitute the execution and delivery of this Agreement by such Party.

11.6 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Confidentiality Agreement, and the Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement (a) is not intended to confer upon any other Person any rights or remedies under this Agreement (except as otherwise expressly provided in this Agreement); and (b) will not be assigned by operation of law or otherwise except as otherwise specifically provided.

A-I-90

11.7 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof.

11.8 Amendment; Waiver. Except as may otherwise be provided in this Agreement and by applicable law, any provision, exhibit, or schedule of this Agreement may be amended or modified by the Parties before the Closing Date, if and only if such amendment or modification is in writing and signed on behalf of each of the Parties to this Agreement. This Agreement may not be amended, modified or supplemented after the Closing Date except by written agreements of the Parties. No waiver by any Party of any of the provisions of this Agreement will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver nor will any single or partial exercise of any right, remedy, power or privilege arising from this Agreement preclude any other or further exercise of this Agreement or the exercise of any other right, remedy, power, or privilege.

11.9 Successors and Assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Buyer and Company (and after the Closing, Buyer and Sellers), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective permitted successors and assigns.

11.10 Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any Party hereto of any right to specific performance or injunctive relief. Except as otherwise provided herein and specifically subject to Section 8.7, the Parties acknowledge and agree that any breach of the terms of this Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy. Except as otherwise provided herein, the Parties agree that, in addition to any other remedies, each will be entitled to an injunction to prevent breaches of this Agreement and to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy or posting a bond.

11.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

A-I-91

11.12 Submission to Jurisdiction. Subject to the provisions of Section 9.3, for the purpose of any action arising out of or relating to this Agreement brought by any Party against another Party arising out of or relating to this Agreement or any of the Transactions (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, if (and only if) the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if (and only if) the Superior Court of the State of Delaware (Complex Commercial Division) declines to accept jurisdiction over a particular matter, any federal court sitting in the State of Delaware, and any appellate courts therefrom, (b) irrevocably waives any objection that it may now or hereafter have to the venue of any such action, dispute or controversy in any such court or that such legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (c) agrees that it shall not bring any legal Proceeding relating to this Agreement or the Transactions in any court other than the aforesaid courts, and (d) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 11.1; provided, however, that the foregoing shall not limit the right of a Party to effect service of process on the other Party by any other legally available method.

11.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY ARISING UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. AS A RESULT EACH PARTY TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY TO THIS AGREEMENT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND MAKES THIS WAIVER VOLUNTARILY.

11.14 Sellers’ Representative.

11.14.1 Appointment of Seller’s Representative. Each Seller does hereby irrevocably appoint the Sellers’ Representative as its true and lawful attorney-in-fact and agent, with full power of substitution or re-substitution, to act on behalf of such Seller with respect to this Agreement and the Transaction Documents in accordance with the terms and provisions of this Agreement, and to take any and all actions and make any decisions required or permitted to be taken by the Sellers’ Representative pursuant to this Agreement or the Transaction Documents, including the power:

A-I-92

(a) to give and receive notices and communications;

(b) agree to, negotiate, enter into settlements and compromises of, and comply with orders or otherwise handle any other matters described in Section 6.7;

(c) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and the Transaction Documents;

(d) make all elections or decisions contemplated by this Agreement and the Transaction Documents;

(e) engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist the Sellers’ Representative in complying with his duties and obligations;

(f) to receive funds, make payments of funds and give receipts for funds;

(g) to receive funds for the payment of expenses of Sellers and apply such funds in payment for such expenses; and

(h) take all actions necessary or appropriate in the good faith judgment of the Sellers’ Representative for the accomplishment of the foregoing.

Notwithstanding the above, in case any of the aforementioned actions need to be executed locally in the jurisdictions involved, the Sellers are obliged to grant the necessary documents, instruments and/or powers of attorney in accordance with the formalities and requirements established by the correspondent legislation. The appointment of the Sellers’ Representative to act on behalf of Sellers shall be deemed coupled with an interest and shall be irrevocable, and Buyer, Company and any other Person may conclusively and absolutely rely, without inquiry, upon any action of the Sellers’ Representative in all matters referred to herein. All notices required to be made or delivered by Buyer to Sellers shall be made to the Sellers’ Representative for the benefit of Sellers and shall discharge in full all notice requirements of Buyer to Sellers with respect thereto. The Sellers’ Representative shall act for Sellers on all of the matters set forth in this Agreement in the manner the Sellers’ Representative believes to be in the best interest of Sellers and consistent with the obligations of Sellers under this Agreement, but the Sellers’ Representative shall not be responsible to Sellers for any Losses which Sellers may suffer by the performance of the Sellers’ Representative’s duties under this Agreement, other than Losses arising from Fraud in the performance of such duties under this Agreement. The Sellers’ Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Sellers’ Representative.

11.14.2 Reliance by the Sellers’ Representative. The Sellers’ Representative shall be entitled to rely, and shall be fully protected in relying, upon any statements furnished to him by Sellers or Buyer or any other evidence reasonably deemed by the Sellers’ Representative to be reliable, and the Sellers’ Representative shall be entitled to act on the advice of counsel selected by him.

A-I-93

11.14.3 Expenses of the Sellers’ Representative. The Sellers’ Representative shall be entitled to retain counsel and to incur such expenses (including court costs and reasonable attorneys’ fees and expenses) as the Sellers’ Representative deems to be necessary or appropriate in connection with his performance of his obligations under this Agreement. All fees and expenses incurred by the Sellers’ Representative in performing his duties shall be borne by the Sellers.

11.14.4 Indemnification of the Sellers’ Representative. Each Seller hereby agrees to indemnify the Sellers’ Representative (in its capacity as such) against, and to hold the Sellers’ Representative (in its capacity as such) harmless from any and all liabilities of whatever kind which may at any time be imposed upon, incurred by or asserted against the Sellers’ Representative in such capacity in any way relating to or arising out of the Sellers’ Representative’s action or failure to take action pursuant to this Agreement or in connection herewith or therewith in such capacity; provided, that Sellers shall not be liable for the payment of any portion of such liabilities to the extent resulting from the Fraud of the Sellers’ Representative. Sellers hereby authorize the Sellers’ Representative to apply proceeds otherwise distributable to Sellers pursuant to this Agreement to satisfy any of Sellers’ obligations under this Section 11.14.4.

11.14.5 Resignation of the Sellers’ Representative. The Sellers’ Representative may resign at any time, and may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Sellers according to each Seller’s Pro Rata Share (the “Majority Sellers”); provided, however, in no event shall the Sellers’ Representative resign or be removed without the Majority Sellers having first appointed a new Sellers’ Representative who shall assume such duties immediately upon the resignation or removal of the Sellers’ Representative. In the event of the death, incapacity, resignation or removal of the Sellers’ Representative, a new Sellers’ Representative shall be appointed by the vote or written consent of the Majority Sellers. Notice of such vote or a copy of the written consent appointing such new Sellers’ Representative shall be sent to Buyer, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Buyer; provided, that until such notice is received, Buyer, shall be entitled to rely on the decisions and actions of the prior Sellers’ Representative as described in Section 11.14.1.

11.15 Legal Representation Each Party, on its own behalf and on behalf of its directors, managers, officers, owners, employees and Affiliates and each of their successors and assigns (all such parties, the “Waiving Parties”), hereby agrees that. K&L Gates LLP (or any successor thereto) may represent Buyer or any direct or indirect director, manager, officer, owner, employee or Affiliate thereof, in connection with any dispute, claim, Proceeding or Liability arising out of or relating to this Agreement, any Transaction Document or the transactions contemplated hereby or thereby (any such representation, the “Buyer Post-Closing Representation”) notwithstanding its representation (or any continued representation) of Buyer in connection with the transactions contemplated by this Agreement, and each Party on behalf of itself and the applicable Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto, even though the interests of the Buyer Post-Closing Representation may be directly adverse to the applicable Waiving Parties.

[remainder of page intentionally blank]

A-I-94

IN WITNESS WHEREOF, the Parties hereto have signed or caused their respective duly authorized officers to sign this Agreement, all as of the date first written above.

BUYER:

RENOVARO BIOSCIENCES INC.

By:	/s/ Mark Dybul_
Name:	Mark Dybul, M.D.
Title:	Chief Executive Officer

COMPANY:

GEDI CUBE INTL LTD.

By:	/s/ Frank Van Asch
Name:	Frank Van Asch
Title:	Director

SIGNING SELLERS:

YALLA YALLA LTD.

By:	/s/ Karen Brink
Name:	Karen Brink
Title:	Authorized Signature

SEPA BEHEER BV

By:	/s/ F.Y. Van Asch
Name:	F.Y. Van Asch
Title:	Director

CK VA KALKEN BEHEER BV

By:	/s/ CK Van Kalken
Name:	CK Van Kalken
Title:	Director

SELLERS’ REPRESENTATIVE:

YALLA YALLA LTD.

By:	/s/ Karen Brink
Name:	Karen Brink
Title:	Authorized Signature

A-I-95

ANNEX A-II

FIRST AMENDMENT TO Stock Purchase Agreement

This First Amendment (this “Amendment”) to the Stock Purchase Agreement, dated as of September 28, 2023 (the “Agreement”), by and among Renovaro Biosciences Inc., a Delaware corporation (“Buyer”), Gedi Cube Intl Ltd., a private limited company incorporated under the laws of England and Wales (“Company”), each of the shareholders of the Company signatory thereto (collectively, the “Sellers”) and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta with company registration number C 103531, in its capacity as representative to the Sellers, is dated December 20, 2023. Capitalized terms used herein, which are not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the undersigned desire to amend the Agreement pursuant to the terms of and subject to the conditions set forth in this Amendment; and

Whereas, pursuant to Section 11.8 of the Agreement, the Agreement may be amended or modified by the Parties before the Closing Date, if the amendment or modification is in writing and signed on behalf of each of the Parties to the Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Recitals. The foregoing recitals are hereby incorporated herein to the same extent as if hereinafter fully set forth in herein.

2.           Amendments for Common Stock Issued to Avram Miller. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Exchange Consideration. At the Closing, subject to and upon the terms and conditions of this Agreement, as consideration for the Company Shares, Sellers collectively shall be entitled to have issued to them by Buyer, in the aggregate, (i) a number of shares of Buyer Common Stock equal to (the “Exchange Shares”) the Applicable Percentage of the total number of issued and outstanding shares of Buyer Common Stock as of the Closing Date (minus (a) 1,000,000 shares of Buyer Common Stock representing shares issued by Buyer to a consultant assisting the Parties on the Transaction (the “Consultant”) and (b) 1,000,000 shares of Buyer Common Stock representing shares issued to Avram Miller pursuant to his Advisory Agreement with the Company dated October 11, 2023) and (ii) the right to receive from Buyer shares of Buyer Common Stock which may become issuable as Earnout Stock in accordance with Section 2.2.1 below, if any (together with the Exchange Shares, the “Exchange Consideration”). Each Seller shall receive its pro rata portion of the Exchange Consideration based on such Seller’s Pro Rata Share. Notwithstanding anything to the contrary contained herein,

A-II-1

no fraction of a share of Buyer Common Stock will be issued by Buyer by virtue of this Agreement or the Transactions contemplated hereby, and each Seller who would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock that would otherwise be received by such Seller) shall instead have the number of shares of Buyer Common Stock issued to such Seller rounded down in the aggregate to the nearest whole share of Buyer Common Stock.”

3.           Amendment to the definition of “Stockholder Approval.” The definition of “Stockholder Approval” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘Stockholder Approval’ means the approval of Buyer’s stockholders: (i) to amend its certificate of incorporation to increase the number of authorized shares of Buyer Common Stock to allow for the issuance of the Exchange Consideration and (ii) as contemplated by Nasdaq Rule 5635(a) with respect to the issuance of Buyer Common Stock in excess of the limitations imposed by such rule pursuant to this Agreement.”

4.           No Other Amendment. Except as specifically amended by the terms herein agreed to by the Parties, the Agreement, and all other provisions thereof, shall be unchanged and shall remain in full force and effect.

5.           Miscellaneous. The provisions of Sections 11.1, 11.3 to 11.13, and 11.15 of the Agreement are hereby incorporated into this Amendment as if fully set forth herein and each reference to “Agreement” therein shall be deemed a reference to this Amendment.

[Remainder of Page Intentionally Left Blank;

Signature Pages Follow]

A-II-2

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amendment as of the date first above written.

Buyer:

RENOVARO BIOSCIENCES INC.

By:	/s/ Mark Dybul, M.D.
Name:	Mark Dybul, M.D.
Title:	Chief Executive Officer

Company:

Gedi Cube Intl LTD.

By:	/s/ Karen Brink
Name:	Karen Brink
Title:	Director

Sellers’ Representative

Yalla Yalla LTD.

By:	/s/ Matthijs van Kranenburg
Name:	Matthijs van Kranenburg
Title:	Authorized Signatory

Sellers:

Yalla Yalla LTD.

By:	/s/ Matthijs van Kranenburg
Name:	Matthijs van Kranenburg
Title:	Authorized Signatory

A-II-3

SEPA BEHEER BV

By:	/s/ Frank van Asch
Name:	Frank van Asch
Title:	Director

CK VA KALKEN BEHEER BV

By:	/s/ CK Van Kalken
Name:	CK Van Kalken
Title:	Director

DMZ INVEST i APS

By:	/s/ Flemming Segerlund
Name:	Flemming Segerlund
Title:	CEO

A-II-4

Annex B

Proposed Certificate of Amendment to Renovaro’s Certificate of Incorporation Regarding Increase of Authorized Common Stock

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

RENOVARO BIOSCIENCES INC.

Renovaro Biosciences Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

1.                   This Certificate of Amendment to the Certificate of Incorporation of the Corporation, as amended to date (the “Certificate of Incorporation”), was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 228 of the DGCL.

2.                   This Certificate of Amendment hereby amends the Certificate of Incorporation by deleting the first paragraph of Article 5 in its entirety and replacing it with the following:

“The total number of shares of capital stock which the Corporation shall have the authority to issue is three hundred sixty million (360,000,000). These shares shall be divided into two classes with three hundred fifty million (350,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this _______day of _________, 2024.

RENOVARO BIOSCIENCES INC.

By:
Name:	Mark R. Dybul, M.D.
Title:	Chief Executive Officer

B-1

Annex C

Proposed Renovaro BioSciences Inc. 2023 Equity Incentive Plan, As Amended

RENOVARO BIOSCIENCES INC.

2023 EQUITY INCENTIVE PLAN

 (as proposed to be amended)

[NOTE: Strike-out text herein indicates deletions, and underlined and bolded text herein indicates additions]

Renovaro BioSciences Inc. (the “Company”) sets forth herein the terms and conditions of its 2023 Equity Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly-qualified employees, Consultants and Non-Employee Directors, and to motivate such employees, Consultants, and Non-Employee Directors to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, other stock-based awards, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms and conditions hereof. Upon becoming effective, the Plan replaces, and no further awards may be made under, the Prior Plans. Stock options granted under the Plan may be non-qualified stock options or incentive options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

“Acquiror” shall have the meaning set forth in Section 15.3(ii).

“Affiliate” means any company or other trade or business that “controls,” is “controlled by,” or is “under common control with,” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

“Award” means a grant, under the Plan, of an Option, SAR, Restricted Shares, RSUs, Other Stock-based Award or cash award.

“Award Agreement” means a written agreement (including an agreement transmitted electronically) between the Company and a Grantee, or notice from the Company or an Affiliate to a Grantee that evidences and sets out the terms and conditions of an Award.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Board” means the Board of Directors of the Company.

“Cause” shall be defined as that term is defined in the Grantee’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company and unless otherwise provided in an applicable Award Agreement: (i) the Grantee’s willful failure to perform the Grantee’s duties and responsibilities; (ii) the Grantee’s commission of any act of fraud, embezzlement, dishonesty or willful misconduct; (iii) unauthorized use or disclosure by the Grantee of any proprietary information of the Company or any Affiliate; or (iv) Grantee’s willful breach of any of the Grantee’s obligations under any agreement with the Company or any Affiliate. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to the existence of Cause.

“Change in Control” shall mean, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” the occurrence of any of the following events:

(i)       An acquisition (whether directly from the Company or otherwise) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities.

(ii)       Consummation of any definitive agreement, the consummation of which would cause to occur:

(A)       A merger, consolidation or reorganization involving the Company, where either or both of the events described in clause (i) above would be the result;

(B)       A liquidation or dissolution of or appointment of a receiver, rehabilitator, conservator or similar person for, or the filing by a third party of an involuntary bankruptcy against, the Company; or

(C)       An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to an Affiliate).

Solely to the extent required by Section 409A, an event described above shall not constitute a Change in Control for purposes of the payment (but not vesting) terms and conditions of any Award that is determined to be subject to Section 409A unless such event also constitutes a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets within the meaning of Section 409A (a “409A Change in Control Event”); provided, however, that if an event described in clause (ii) above would be a 409A Change in Control Event upon consummation of the event described therein rather than upon approval by the Board, then the consummation of such event rather than approval by the Board shall constitute a Change in Control.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or promulgated thereunder.

“Committee” means a committee of members of the Board appointed by the Board to administer the Plan in accordance with Section 3. The Board shall cause the Committee to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

“Company” shall have the meaning set forth in the preamble.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“Consultant” means any person, other than an employee or Non-Employee Director, engaged by the Company or any Affiliate to render bona fide services to such entity, including as an advisor, and who qualifies as a consultant or advisor under Rule 701 of the Securities Act (during any period in which the Company is not a public company subject to the reporting requirements of the Exchange Act) or Form S-8 (during any period in which the Company is a public company subject to the reporting requirements of the Exchange Act).

“Corporate Transaction” means a recapitalization, reorganization, merger, consolidation, combination, exchange, consolidation, sale of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its Affiliates.

“Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).

“Effective Date” means July 21, 2023, the date the Plan was approved by the Company’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as not in effect or as hereafter amended.

“Fair Market Value” of a Share as of a particular date shall mean (i) if the Common Stock (A) is listed on a national securities exchange or (B) is not listed on a national securities exchange, but is quoted by the OTC Markets Group, Inc. (www.otcmarkets.com) or any successor or alternative recognized over-the-counter market or another inter-dealer quotation system, on a last sale basis, the closing or last price of the Common Stock reported on such national securities exchange or other inter-dealer quotation system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date; or (ii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Common Stock in good faith in its sole discretion.

“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.

“GAAP” means U.S. Generally Accepted Accounting Principles.

“Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6, or (iii) such other date as may be specified by the Board in the Award Agreement.

“Grantee” means a person who receives or holds an Award under the Plan.

“Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Code Section 422.

“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Awards (including without limitation, outstanding Restricted Shares prior to or after vesting and shares issued in connection with the exercise of an Option or SAR or the settlement of an RSU).

“Non-Employee Director” means a member of the Board who is not an employee.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase one or more Shares under the Plan, including an Incentive Stock Option and a Nonstatutory Stock Option.

“Option Price” means the exercise price for each Share subject to an Option.

“Other Stock-based Award” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Common Stock, other than Options, SARs, Restricted Shares, and RSUs.

“Plan” shall have the meaning set forth in the preamble.

“Prior Plans” means the Enochian BioSciences, Inc. 2019 Equity Incentive Plan and the Dandrit Biotech USA, Inc. 2014 Stock Incentive Plan.

“Purchase Price” means the purchase price for each Share under a grant of Restricted Shares.

“Restricted Period” shall have the meaning set forth in Section 10.1.

“Restricted Shares” means restricted Shares awarded to a Grantee under Section 10.

“RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Grantee under Section 10.

“SAR” means a right granted to a Grantee under Section 9.

“SAR Exercise Price” means the per Share exercise price of a SAR granted under Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” means Code Section 409A.

“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

“Separation from Service” means the termination of the applicable Grantee’s employment with, and performance of services for, the Company and each Affiliate. Unless otherwise determined by the Company, if a Grantee’s employment or service with the Company or an Affiliate terminates but the Grantee continues to provide services to the Company or an Affiliate in a non-employee director capacity or as an employee, officer, or consultant, as applicable, such change in status shall not be deemed a Separation from Service. Approved temporary absences from employment because of illness, vacation, or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.

“Service Provider” means an employee, officer, Non-Employee Director, or Consultant of the Company or an Affiliate.

“Share” means one share of Common Stock.

“Stockholder” means a stockholder of the Company.

“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than 50% of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Board as a Subsidiary for purposes of the Plan.

“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

“Termination Date” means the date that is ten years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.

3.	ADMINISTRATION OF THE PLAN

3.1.     General

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s articles of incorporation, bylaws and applicable law, and as further described in Section 3.3. To the extent permitted by applicable law, the Board shall have the power and authority to delegate its powers and responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter (as in effect from time to time), and with respect to the authority of the Board to act hereunder. All references to the Board shall be deemed to include a reference to the Committee, to the extent such power or responsibilities of the Board have been delegated. The Committee shall administer the Plan; provided that the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed.

3.2.     Committee Composition

Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of SEC Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. To the extent permitted by applicable law, the Board or the Committee may delegate its authority to grant Awards to any individual or committee of individuals who are not Non-Employee Directors with respect to Awards that do not involve insiders within the meaning of SEC Rule 16. To the extent that the Board delegates its authority to make Awards as provided by this Section 3.1, all references in the Plan to the Board’s authority to make Awards and determinations with respect thereto shall be deemed to include the Board’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by the Board. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.3.     Authority of Board

Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement, or the articles of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations, including determinations of fact, not inconsistent with the specific terms and conditions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Board of the Plan, any Award, or any Award Agreement shall be final, binding, and conclusive. Without limitation, the Board shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i)	construe and interpret the Plan and apply its provisions;

(ii)	designate Grantees;

(iii)	determine the type or types of Awards to be made to a Grantee and the applicable Grant Date;

(iv)	determine the number of Shares to be subject to an Award;

(v)	establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(vi)	prescribe the form of each Award Agreement;

(vii)	amend, modify, or supplement the terms and conditions of any outstanding Award, including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom;

(viii)	promulgate, amend and rescind rules and regulations relating to the administration of the Plan;

(ix)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and

(x)	to modify the Option Price or SAR Exercise Price of any outstanding Option or SAR, provided that if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.4.	Separation from Service for Cause; Clawbacks

3.4.1.	Separation from Service for Cause

The Company may annul an Award if the Grantee incurs a Separation from Service for Cause.

3.4.2.	Clawbacks

All awards, amounts, or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company clawback or similar policy (“Clawback Policy”) or any applicable law related to such actions. In addition, a Grantee may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement in accordance with the Clawback Policy. A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Grantee, whether adopted before or after the Effective Date and whether before or after the Grant Date of an Award, and any applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Grantee’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, without further consideration or action.

3.5.	Deferral Arrangement

The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include terms and conditions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred units.

3.6.	No Liability

No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or Award Agreement.

3.7.	Book Entry

Notwithstanding any other term or condition of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book-entry.

4.	shares SUBJECT TO THE PLAN

4.1.	Authorized Number of Shares

Subject to adjustment under Section 15, the total number of Shares authorized to be awarded under the Plan shall not exceed the sum of (i) ~~4,000,000~~ 9,000,000 and (ii) the number of Shares available for the grant of awards as of the Effective Date under the Prior Plans. In addition, Shares underlying any outstanding award granted under the Prior Plans that, after the Effective Date, expires, or is terminated, surrendered, or forfeited for any reason without issuance of Shares shall be available for the grant of new Awards. As provided in Section 1, no new awards shall be granted under the Prior Plans after the Effective Date. Shares issued under the Plan shall consist in whole or in part of authorized but unissued Shares, treasury Shares, or Shares purchased on the open market or otherwise, all as determined by the Company from time to time. All of the Shares available under this 4.1 shall be available for issuance under Incentive Stock Options.

4.2.	Share Counting

4.2.1.	General

Each Share granted in connection with an Award shall be counted as one Share against the limit in Section 4.1, subject to this Section 4.2.

4.2.2.	Cash-Settled Awards

Any Award settled in cash shall not be counted as Shares for any purpose under the Plan.

4.2.3.	Expired or Terminated Awards

If any Award under the Plan expires, or is terminated, surrendered, or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.

4.2.4.	Repurchased, Surrendered, or Forfeited Awards

If Issued Shares are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.

4.2.5.	Payment of Option Price or Tax Withholding in Shares

Notwithstanding anything to the contrary contained herein: Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (i) Shares tendered in payment of an Option, (ii) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, (iii) Shares covered by a Share-settled SAR or other Shares that were not issued upon the settlement of the SAR.

4.2.6.	Substitute Awards

In the case of any Substitute Award, such Substitute Award shall not be counted against the number of Shares reserved under the Plan.

5.	EFFECTIVE DATE, DURATION, AND AMENDMENTS

5.1.	Term

The Plan shall be effective as of the Effective Date, provided that it has been approved by the Stockholders. The Plan shall terminate automatically on the ten-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.

5.2.	Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards that have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law, or required by applicable securities exchange listing requirements. No Awards may be granted after the Termination Date. The applicable terms and conditions of the Plan, and any terms and conditions applicable to Awards granted before the Termination Date shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, materially impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1.	Service Providers

Awards may be made to any Service Provider, as the Board may determine and designate from time to time, in its discretion, subject to Section 8.7 in the case of an Incentive Stock Option. The Board may grant an Award to a person who is reasonably expected to become a Service Provider provided that such grant is contingent upon such person becoming a Service Provider.

6.2.	Successive Awards

Service Providers may receive more than one Award, subject to such restrictions as are provided herein.

6.3.	Stand-Alone, Additional, Tandem, and Substitute Awards

The Board may grant Awards either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. Subject to Section 3.3(ix), and the requirements of applicable law, the Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value to the cash compensation (for example, RSUs or Restricted Shares).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice that provides that acceptance of the Award constitutes acceptance of all terms and conditions of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar terms and conditions but shall be consistent with the terms and conditions of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonstatutory Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonstatutory Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1.	Option Price

The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. Each Option shall be separately designated in the Award Agreement as either an Incentive Stock Option or Nonqualified Option. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value of a Share on the Grant Date; provided, however, that in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2.	Vesting

Subject to Section 8.3, each Option shall become exercisable at such times and under such terms and conditions (including, without limitation, performance requirements) as may be determined by the Board and stated in the Award Agreement. No Option may be exercised for a fraction of a Share. The Board may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

8.3.	Term

8.3.1       General

Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term determined by the Board and stated in the Award Agreement not to exceed ten years from the Grant Date, or under such circumstances and on any date before ten years from the Grant Date as may be set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.

8.3.2       Separation from Service

Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Board, in the event a Grantee has a Separation from Service (other than upon the Grantee’s death or Disability), the Grantee may exercise any Option (to the extent that the Grantee was entitled to exercise such Option as of the date of Separation from Service) but only within such period of time ending on the earlier of (i) the date three months following the Grantee’s Separation from Service or (ii) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the Separation from Service is by the Company for Cause or if the Grantee’s Separation from Service is due to resignation, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Grantee does not exercise the Option within the time specified in the Award Agreement, the Option shall terminate.

8.3.3       Extension of Termination Date

A Grantee’s Award Agreement may also provide that if the exercise of the Option following the Grantee’s Separation from Service for any reason would be prohibited at any time because the issuance of Shares would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option in accordance with Section 8.3.1 or (ii) the expiration of a period after the Grantee’s Separation from Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

8.3.4       Disability of Grantee

Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Separation from Service as a result of the Grantee’s Disability, the Grantee may exercise any Option (to the extent that the Grantee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination or (ii) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Grantee does not exercise the Option within the time specified herein or in the Award Agreement, the Option shall terminate.

8.3.5       Death of Grantee

Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Separation from Service as a result of the Grantee’s death, then the Option may be exercised (to the extent the Grantee was entitled to exercise such Option as of the date of death) by the Grantee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Grantee’s death, but only within the period ending on the earlier of (i) the date 12 months following the date of death or (ii) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Grantee’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

8.4.	Limitations on Exercise of Option

Notwithstanding any other term or condition of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event that results in termination of the Option.

8.5.	Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

8.6.	Rights of Holders of Options

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to the Grantee. Except as provided in Section 15 or the related Award Agreement, no adjustment shall be made for dividends, distributions, or other rights for which the record date is before the date of such issuance.

8.7.	Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of the Option is an employee of the Company or any Subsidiary; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonstatutory Stock Option unless and until such approval is obtained.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)

9.1.	Right to Payment

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the SAR Exercise Price. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value of a Share on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option after the Grant Date of such Option shall have a SAR Exercise Price that is equal to the Option Price; provided, however, that the SAR Exercise Price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR to the extent required by Section 409A.

9.2.	Other Terms

The Board shall determine at the Grant Date, or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable after Separation from Service or upon other terms or conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3.	Term of SARs

The term of a SAR granted under the Plan shall be determined by the Board, in its sole discretion, and stated in the related Award Agreement; provided, however, that such term shall not exceed ten years.

9.4.	Payment of SAR Amount

Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company (in cash or Shares) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii)	the number of Shares with respect to which the SAR is exercised.

10.	TERMS AND CONDITIONS OF RESTRICTED SHARES AND RSUs

10.1.	Restrictions

At the time of grant, the Board may, in its sole discretion, establish a period of time (a “Restricted Period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Shares or RSUs. Each Award of Restricted Shares or RSUs may be subject to a different Restricted Period and additional restrictions. Neither Restricted Shares nor RSUs may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other applicable restrictions.

10.2.	Restricted Share Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Shares have been granted, stock certificates or other evidence of ownership representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as any Restricted Shares are forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3.	Rights of Holders of Restricted Shares

Unless the Board otherwise provides in an Award Agreement and subject to Section 17.10, holders of Restricted Shares shall have rights as Stockholders, including voting and dividend rights.

10.4.	Rights of Holders of RSUs

10.4.1.	Settlement of RSUs

RSUs may be settled in cash or Shares, as determined by the Board and set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified for “short term deferrals” under Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled.

10.4.2.	Voting and Dividend Rights

Unless otherwise stated in the applicable Award Agreement and subject to Section 17.10, holders of RSUs shall not have rights as Stockholders, including no voting or dividend or dividend equivalents rights.

10.4.3.	Creditor’s Rights

A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the applicable Award Agreement.

10.5.	Purchase of Restricted Shares

The Grantee shall be required, to the extent required by applicable law, to purchase Restricted Shares from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if permitted by the Board, in consideration for past services rendered.

10.6.	Delivery of Stock Certificates

Upon the expiration or termination of any Restricted Period and the satisfaction of any other terms and conditions prescribed by the Board, the restrictions applicable to Restricted Shares or RSUs settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES

11.1.	General Rule

Payment of the Option Price for an Option or the Purchase Price for Restricted Shares shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11. Notwithstanding any provision of this Section 11, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system) an exercise by a Non-Employee Director or officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

11.2.	Surrender of Stock

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender to, or withholding by, the Company of Shares that shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Shares has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares may be authorized only at the time of grant.

11.3.	Cashless Exercise

With respect to an Option only (and not with respect to Restricted Shares), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.

11.4.	Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations, and rules, including the Company’s withholding of Shares otherwise due to the exercising Grantee.

12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions.

13.	other sTOCK-based awards

13.1.	Grant of Other Stock-based Awards

Other Stock-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Stock-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company. Subject to the terms and conditions of the Plan, the Board shall have the sole and complete authority to determine the persons to whom and the time or times at which such Awards may be made, the number of Shares to be granted under such Awards, and all other terms and conditions of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such terms and conditions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.

13.2.	Terms of Other Stock-based Awards

Any Shares subject to Awards made under this Section 12 may not be sold, assigned, transferred, pledged, or otherwise encumbered before the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

14.	REQUIREMENTS OF LAW

14.1.	General

The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual, or the Company of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Company determines that the listing, registration, or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a term or condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual exercising an Option unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any terms and conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such Shares under an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall not be obligated to, register any securities covered hereby under the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares under the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Board may require the Grantee to sign such additional documentation, make such representations, and furnish such information as the Board may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws.

14.2.	California Grantees

The Plan is intended to comply with Section 25102(o) of the California Corporations Code, to the extent applicable. In that regard, to the extent required by Section 25102(o), (1) the terms of any Options or SARs, to the extent vested and exercisable upon a Grantee’s Separation from Service, shall include any minimum exercise periods following Separation from Service specified by Section 25102(o) and (2) any repurchase right of the Company with respect to Issued Shares shall include a minimum 90-day notice requirement. Any Plan term that is inconsistent with Section 25102(o) shall, without further act or amendment by the Company or the Board, be reformed to comply with the requirements of Section 25102(o).

14.3	Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted to officers and directors hereunder shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

14.4	Non-Exempt Employees.

No Option granted to a Grantee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Grantee’s death or Disability, upon a Change in Control in which the vesting of such Options accelerates, or upon the Grantee’s retirement (as such term may be defined in the Grantee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option shall be exempt from the Grantee’s regular rate of pay.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1.	Changes in Common Stock

If (i) the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the Effective Date or (ii) there occurs any spin-off, split-up, extraordinary cash dividend, or other distribution of assets by the Company, (A) the number and kinds of shares for which grants of Awards may be made (including the per-Grantee maximums set forth in Section 4), (B) the number and kinds of shares for which outstanding Awards may be exercised or settled, and (C) the performance goals relating to outstanding Awards, shall be equitably adjusted by the Company; provided that any such adjustment shall comply with Section 409A. In addition, in the event of any such increase or decease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which Awards are outstanding and the Option Price per share of outstanding Options and SAR Exercise Price per share of outstanding SARs shall be equitably adjusted; provided that any such adjustment shall comply with Section 409A.

15.2.	Effect of Certain Transactions

Except as otherwise provided in an Award Agreement, in the event of a Corporate Transaction, the Plan and the Awards shall continue in effect in accordance with their respective terms, except that after a Corporate Transaction either (i) each outstanding Award shall be treated as provided for in the agreement entered into in connection with the Corporate Transaction or (ii) if not so provided in such agreement, each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Awards, upon exercise or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each Stockholder was entitled to receive in the Corporate Transaction in respect of one Share; provided, however, that, unless otherwise determined by the Board, such stock, securities, cash, property or other consideration shall remain subject to all of the terms and conditions (including performance criteria) that were applicable to the Awards before such Corporate Transaction. Without limiting the generality of the foregoing, the treatment of outstanding Options and SARs under this Section 15.2 in connection with a Corporate Transaction in which the consideration paid or distributed to the Stockholders is not entirely shares of common stock of the acquiring or resulting corporation may include the cancellation of outstanding Options and SARs upon consummation of the Corporate Transaction as long as, at the election of the Board, (A) the holders of affected Options and SARs have been given a period of at least 15 days before the date of the consummation of the Corporate Transaction to exercise the Options or SARs (to the extent otherwise exercisable) or (B) the holders of the affected Options and SARs are paid (in cash or cash equivalents) in respect of each Share covered by the Option or SAR being canceled an amount equal to the excess, if any, of the per Share price paid or distributed to Stockholders in the Corporate Transaction (the value of any noncash consideration to be determined by the Board) over the Option Price or SAR Exercise Price, as applicable. For avoidance of doubt, (i) the cancellation of Options and SARs under clause (B) of the preceding sentence may be effected notwithstanding any other term or condition of the Plan or any Award Agreement and (ii) if the amount determined under clause (B) of the preceding sentence is zero or less, the affected Option or SAR may be cancelled without any payment therefore. The treatment of any Award as provided in this Section 15.2 shall be conclusively presumed to be appropriate for purposes of Section 15.1.

15.3.	Change in Control

Subject to the requirements and limitations of Section 409A, if applicable, the Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Grantees:

(i)	Accelerated Vesting. Unless otherwise provided in any Award Agreement, upon a Grantee’s Separation from Service immediately prior to, upon, or following a Change in Control for any reason other than Cause, the exercisability, vesting and/or settlement of an Award shall immediately accelerate.

(ii)	Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.3, if so determined by the Board, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(iii)	Cash-Out of Awards. The Board may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award. If any portion of such consideration may be received by holders of Shares pursuant to the Change in Control on a contingent or delayed basis, the Board may, in its sole discretion, determine such Fair Market Value per share as of the time of the Change in Control on the basis of the Board’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Grantees in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. The Board may, in its discretion, without payment of any consideration to the Grantee, cancel any outstanding Award to the extent not vested or exercised immediately prior to the Change in Control and not otherwise assumed or continued by the Acquiror in accordance with Section 15.3(ii) above.

15.4.	Adjustments

Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued under any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

16.	No Limitations on Company

The grant of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

17.	TERMS APPLICABLE GENERALLY TO AWARDS

17.1.	Disclaimer of Rights

No term or condition of the Plan or any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding any other term or condition of the Plan, unless otherwise stated in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider. The obligation of the Company to pay any benefits under the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the terms and conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the Plan.

17.2.	Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of Options as the Board determines desirable.

17.3.	Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company or the Affiliate, as the case may be, may require or permit the Grantee to satisfy such obligations, in whole or in part, (A) by causing the Company or the Affiliate to withhold up to the maximum required number of Shares otherwise issuable to the Grantee as may be necessary to satisfy such withholding obligation or (B) by delivering to the Company or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. To the extent applicable, a Grantee may satisfy any withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

17.4.	Other Terms and Conditions; Employment Agreements

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion. In the event of any conflict between the terms and conditions of an employment agreement and the Plan, the terms and conditions of the employment agreement shall govern.

17.5.	Severability

If any term or condition of the Plan or any Award Agreement is determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining terms and conditions hereof and thereof shall be severable and enforceable, and all terms and conditions shall remain enforceable in any other jurisdiction.

17.6.	Governing Law

The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of law that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises under the Plan, each Grantee, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of Florida and to have agreed that any related litigation shall be conducted solely in the courts of Miami-Dade County or the federal courts for the U.S. for the Southern District of Florida, where the Plan is made and to be performed, and no other courts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974.

17.7.	Section 409A

The Plan is intended to comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. For purposes of Section 409A, each installment payment under the Plan shall be treated as a separate payment. Notwithstanding any other term or condition of the Plan, to the extent required to avoid accelerated taxation or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan during the six-month period immediately after the Grantee’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Separation from Service (or the Grantee’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Board shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Grantee under Section 409A and neither the Company nor the Board shall have any liability to any Grantee for such tax or penalty.

17.8.	Separation from Service

The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the appropriate Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, the actions that may be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.

17.9.	Transferability of Awards and Issued Shares

17.9.1.	Transfers in General

Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Grantee, only the Grantee personally (or the Grantee’s personal representative) may exercise rights under the Plan.

17.9.2.	Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer that is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. After a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms and conditions as were applicable immediately before transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Grantee in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.

17.10.	Dividend Equivalent Rights

If specified in the Award Agreement, the recipient of an Award may be entitled to receive dividend equivalent rights with respect to the Shares or other securities covered by an Award. The terms and conditions of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Grantee may be paid in cash or deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, dividends or dividend equivalents shall not be paid on any Award or portion thereof that is unvested or on any Award that is subject to the achievement of performance criteria before the Award has become earned and payable.

17.11.	Data Protection

A Grantee’s acceptance of an Award shall be deemed to constitute the Grantee’s acknowledgement of and consent to the collection and processing of personal data relating to the Grantee so that the Company can meet its obligations and exercise its rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased, or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Grantee and the Grantee’s participation in the Plan.

17.12.	Disqualifying Dispositions

Any Grantee who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Shares acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

17.13.	Plan Construction

In the Plan, unless otherwise stated, the following uses apply:

(i)	references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions, and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time;

(ii)	in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

(iii)	indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(iv)	the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively;

(v)	all references to articles and sections are to articles and sections in the Plan;

(vi)	all words used shall be construed to be of such gender or number as the circumstances and context require;

(vii)	the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan;

(viii)	any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(ix)	all accounting terms not specifically defined shall be construed in accordance with GAAP.

PROXY

RENOVARO BIOSCIENCES INC.

Special Meeting of Stockholders
January 25, 2024 at 12:00 p.m. (EST)

The stockholder(s) hereby appoint(s) Mark Dybul and Luisa Puche or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and/or Series A Convertible Preferred Stock of Renovaro Biosciences Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 p.m. EST at K&L Gates LLP, 200 S Biscayne Blvd., Suite 3900, Miami, FL 33131 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice & Proxy Statement are available at
http://www.viewproxy.com/Renovaro/2024

Please mark your votes like this ☒

The Board of Directors recommends you vote FOR the following:

Proposal 1. *Issuance of Common Stock under Stock Purchase Agreement.* To approve the issuance of shares of the Company's common stock pursuant to the Stock Purchase Agreement, dated September 28, 2023, by and among the Company, GEDi Cube Intl Ltd., the sellers party thereto and Yalla Yalla Ltd., as the sellers' representative.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3. *Approval of Repricing With Respect to Outstanding Options under Equity Incentive Plans.* To approve a decrease in the exercise price of the outstanding stock options held by the Company's employees and consultants under the Enochian BioSciences Inc. 2019 Equity Incentive Plan and the Renovaro BioSciences Inc. 2023 Equity Incentive Plan with current exercise prices above the closing price of the Company's common stock as reported on The Nasdaq Stock Market on the date of the closing the transaction under the Stock Purchase Agreement to such reported closing price.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

☐ Change of Address — Please print new address below:

____

____

____

Date ______________________________

Signature ______________________________

Signature (if held jointly) ______________________________

Please sign exactly as name(s) appear(s) hereon. When signing as an attorney, executor, administrator, trustee, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

→ ☐

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Renovaro Biosciences Inc., you have the option of voting your shares prior to the Special Meeting electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted prior to the Special Meeting electronically over the Internet or by telephone must be received by 11:59 p.m. EST on January 24, 2024.

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALvote.com/RENBSM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.